Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-288366

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 5, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated July 9, 2025)

The Export-Import Bank of Korea

(A statutory juridical entity established under The Export-Import Bank of Korea Act of 1969, as amended, in the Republic of Korea)

US$      % Green Notes due 20

US$      % Notes due 20

US$      % Notes due 20

US$    Floating Rate Notes due 20

Our US$    aggregate principal amount of green notes due 20  (the “20  Green Notes”) will bear interest at a rate of   % per annum, our US$    aggregate principal amount of notes due 20  (the “20  Notes”) will bear interest at a rate of   % per annum, our US$    aggregate principal amount of notes due 20  (the “20  Notes”) will bear interest at a rate of   % per annum and our US$    aggregate principal amount of floating rate notes due 20  (the “Floating Rate Notes,” and together with the 20  Green Notes, the 20  Notes and the 20  Notes, the “Notes”) will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus   % per annum. Interest on the 20  Green Notes is payable semi-annually in arrear on January   and July   of each year, beginning on July  , 2026. Interest on the 20  Notes is payable semi-annually in arrear on January   and July   of each year, beginning on July  , 2026. Interest on the 20  Notes is payable semi-annually in arrear on January   and July   of each year, beginning on July  , 2026. Interest on the Floating Rate Notes is payable quarterly in arrear on January  , April  , July   and October   of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”). The first interest payment on the Floating Rate Notes will be made on the Floating Rate Notes Interest Payment Date falling on or nearest to April  , 2026 in respect of the period from (and including) January  , 2026 to (but excluding) the Floating Rate Notes Interest Payment Date falling on or nearest to April  , 2026. The Floating Rate Notes will mature on the Floating Rate Notes Interest Payment Date falling on or nearest to January  , 20 .

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	20 Green Notes		20 Notes		20 Notes		Floating Rate Notes
	Per Note	Total	Per Note	Total	Per Note	Total	Per Note	Total
Public offering price	%	US$	%	US$	%	US$	%	US$
Underwriting discounts	%	US$	%	US$	%	US$	%	US$
Proceeds to us, before expenses	%	US$	%	US$	%	US$	%	US$

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from (and including) January  , 2026.

Applications will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes on the SGX-ST. There can be no assurance that we will obtain or be able to maintain a listing of the Notes on the SGX- ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. In addition, application for listing of the Notes will be made to the International Securities Market of the London Stock Exchange. Application will also be made for listing of the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained.

The underwriters expect to deliver the Notes to investors through the book-entry facilities of DTC, in each case on or about January  , 2026.

Joint Bookrunners and Lead Managers

Citigroup
Deutsche Bank
HSBC
Mizuho
Morgan Stanley
MUFG
Wells Fargo Securities

Joint Lead Manager

Mirae Asset Securities

Prospectus Supplement Dated January  , 2026

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

Prospectus Supplement

Prospectus

CERTAIN DEFINED TERMS

All references to “we” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. References to “~~W~~,” “Won” or “Korean won” are to the lawful currency of Korea and references to “US$” or “U.S. dollars” are to the lawful currency of the United States. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Our financial information included in this prospectus supplement was prepared under International Financial Reporting Standards as adopted by Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and/or information are to financial statements and/or information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

IMPORTANT NOTICES

MiFID II product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

UK MiFIR product governance / Professional investors and ECPs only target market — Solely for the purposes of the manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook, and professional clients, each as defined in Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturer’s target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturer’s target market assessment) and determining appropriate distribution channels.

ADDITIONAL INFORMATION

The information in this prospectus supplement is in addition to the information contained in our accompanying prospectus dated July 9, 2025. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-288366, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

WE ARE RESPONSIBLE FOR THE ACCURACY OF THE INFORMATION IN THIS DOCUMENT

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The address of our registered office is 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus, and assumes no liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

NOTE TO INVESTORS

No assurance is given by us or the Underwriters or any of their affiliates that investing in the 20  Notes or the use of proceeds by us will satisfy, whether in whole or in part, any present or future investor expectations or requirements with respect to artificial intelligence (“AI”)-related financing, including related criteria or goals. See “Artificial Intelligence Transformation Program.” No independent verification as to the accuracy or completeness or lack thereof of the information contained in the “Artificial Intelligence Transformation Program” section of this prospectus supplement has been done by the Underwriters or any of their affiliates. The information contained in the “Artificial Intelligence Transformation Program” section of this prospectus supplement (a) is not a substitute for an investor’s independent evaluation and analysis and (b) should not be considered as a recommendation by the Underwriters or any of their affiliates that any transactions or related projects described in the “Artificial Intelligence Transformation Program” section of this prospectus supplement achieve any particular criteria or requirement related to AI financing to which the investor may be subject. The “Artificial Intelligence Transformation Program” section has been prepared, in part, based on certain forward-looking statements and projections provided by us. Any such statements and projections reflect various estimates and assumptions by us concerning anticipated results. No representations or warranties are made by the Underwriters or any of their affiliates as to the accuracy of any such statements or projections. Whether or not any such forward-looking statements or projections are in fact achieved will depend upon future events, some of which may not be within our control. See “Forward-Looking Statements” in the accompanying prospectus. Accordingly, actual results may vary from the projected results and such variations may be material. No fiduciary duties are owed to any party by the Underwriters or any of their affiliates.

IMPORTANT NOTICE TO PROSPECTIVE INVESTORS

Prospective investors should be aware that certain intermediaries in the context of this offering of the Notes, including certain underwriters, are “capital market intermediaries” (“CMIs”) subject to Paragraph 21 of the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission of Hong Kong (the “SFC Code”). This notice to prospective investors is a summary of certain obligations the SFC Code imposes on such CMIs, which require the attention and cooperation of prospective investors. Certain CMIs may also be acting as “overall coordinators” (“OCs”) for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of The Export-Import Bank of Korea (the “Issuer”), a CMI or its group companies would be considered under the SFC Code as having an association (“Association”) with the Issuer, the CMI or the relevant group company. Prospective investors associated with the Issuer or any CMI (including its group companies) should specifically disclose this when placing an order for the Notes and should disclose, at the same time, if such orders may negatively impact the price discovery process in relation to this offering.

Prospective investors who do not disclose their Associations are hereby deemed not to be so associated. Where prospective investors disclose their Associations but do not disclose that such order may negatively impact the price discovery process in relation to this offering, such order is hereby deemed not to negatively impact the price discovery process in relation to this offering. Prospective investors should ensure, and by placing an order prospective investors are deemed to confirm, that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e., two or more corresponding or identical orders placed via two or more CMIs). If a prospective investor is an asset management arm affiliated with any underwriter, such prospective investor should indicate when placing an order if it is for a fund or portfolio where the underwriter or its group company has more than a 50 per cent. interest, in which case it will be classified as a “proprietary order” and subject to appropriate handling by CMIs in accordance with the SFC Code and should disclose, at the same time, if such “proprietary order” may negatively impact the price discovery process in relation to this offering. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a “proprietary order”. If a prospective investor is otherwise affiliated with any underwriter, such that its order may be considered to be a “proprietary order” (pursuant to the SFC Code), such prospective investor should indicate to the relevant underwriter when placing such order. Prospective investors who do not indicate this information when placing an order are hereby deemed to confirm that their order is not a

“proprietary order”. Where prospective investors disclose such information but do not disclose that such “proprietary order” may negatively impact the price discovery process in relation to this offering, such “proprietary order” is hereby deemed not to negatively impact the price discovery process in relation to this offering.

Prospective investors should be aware that certain information may be disclosed by CMIs (including private banks) which is personal and/or confidential in nature to the prospective investor. By placing an order, prospective investors are deemed to have understood and consented to the collection, disclosure, use and transfer of such information by the underwriters and/or any other third parties as may be required by the SFC Code, including to the Issuer, any OCs, relevant regulators and/or any other third parties as may be required by the SFC Code, it being understood and agreed that such information shall only be used for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. Failure to provide such information may result in that order being rejected.

Notice to investors in Singapore: By accepting this prospectus supplement and the accompanying prospectus, if you are an investor in Singapore, you: (I) represent and warrant that you are either (1) an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore (the “SFA”)) pursuant to Section 274 of the SFA; or (2) an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA, and (II) agree to be bound by the limitations and restrictions described herein.

UK FINANCIAL PROMOTION LEGEND

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

NOT AN OFFER IF PROHIBITED BY LAW

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and it is prohibited to use them to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

INFORMATION PRESENTED ACCURATE AS OF DATE OF DOCUMENT

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. This prospectus supplement may only be used for the purposes for which it has been published. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$    aggregate principal amount of   % green notes due January  , 20  (the “20  Green Notes”), US$    aggregate principal amount of   % notes due January  , 20  (the “20  Notes”), US$    aggregate principal amount of   % notes due January  , 20  (the “20  Notes”) and US$    aggregate principal amount of floating rate notes due January  , 20  (the “Floating Rate Notes,” and together with the 20  Green Notes, the 20  Notes and the 20  Notes, the “Notes”).

The 20  Green Notes will bear interest at a rate of   % per annum, payable semi-annually in arrear on January   and July   of each year. The first interest payment on the 20  Green Notes will be made on July  , 2026 in respect of the period from (and including) January  , 2026 to (but excluding) July  , 2026. Interest on the 20  Green Notes will accrue from January  , 2026 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—20  Green Notes.”

The 20  Notes will bear interest at a rate of   % per annum, payable semi-annually in arrear on January   and July   of each year. The first interest payment on the 20  Notes will be made on July  , 2026 in respect of the period from (and including) January  , 2026 to (but excluding) July   , 2026. Interest on the 20  Notes will accrue from January  , 2026 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—20  Notes.”

The 20  Notes will bear interest at a rate of   % per annum, payable semi-annually in arrear on January   and July   of each year. The first interest payment on the 20  Notes will be made on July  , 2026 in respect of the period from (and including) January  , 2026 to (but excluding) July  , 2026. Interest on the 20  Notes will accrue from January  , 2026 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest—20  Notes.”

The Floating Rate Notes will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus   % per annum, payable quarterly in arrear on January  , April  , July   and October   of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”). The first interest payment on the Floating Rate Notes will be made on the Floating Rate Notes Interest Payment Date falling on or nearest to April  , 2026 in respect of the period from (and including) January  , 2026 to (but excluding) the Floating Rate Notes Interest Payment Date falling on or nearest to April  , 2026. Interest on the Floating Rate Notes will accrue from (and including) January  , 2026 and will be computed on the basis of the actual number of days in the applicable Floating Rate Notes Interest Period (as defined herein) divided by 360. See “Description of the Notes—Payment of Principal and Interest—Floating Rate Notes.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

We do not have any right to redeem the Notes prior to maturity.

Listing

Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. The SGX-ST assumes no responsibility for the correctness of any of the statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies). Accordingly, the Notes, if traded on the SGX-ST, will be traded in a minimum board lot size of US$200,000. In addition, application for listing of the Notes will be made to the International Securities Market of the London Stock Exchange. Application will also be made for listing of the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained.

Form and settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as the Notes in all respects so that such further issue shall be consolidated and form a single series with the Notes. We will not issue any such additional debt securities unless the issuance would constitute a “qualified reopening” for U.S. federal income tax purposes or such additional debt securities would otherwise be part of the same “issue” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January  , 2026, which we expect will be the     business day following the date of this prospectus supplement, referred to as “T+ .” You should note that initial trading of the Notes may be affected by the T+  settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

The Hongkong and Shanghai Banking Corporation Limited will offer the Notes in the United States through its registered broker-dealer affiliate in the United States, HSBC Securities (USA) Inc.

Mirae Asset Securities Co., Ltd. has agreed not to offer or sell any Notes in the United States or to any U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The 20  Green Notes

Use of Proceeds from the Sale of the 20  Green Notes

We will use an amount equal to the net proceeds from the sale of the 20  Green Notes to finance or refinance, in whole or in part, new or existing projects or assets related to the Eligible Green Projects or Assets (as defined below), as set forth in our Sustainable Finance Framework, which may be updated from time to time and is currently in alignment with the Green Bond Principles 2025 published by the International Capital Markets Association.

The net proceeds from the sale of the 20  Green Notes can be used for the re-financing of operating expenses with a look-back period of 36 months.

Eligible Green Projects or Assets include projects or assets related to: (i) renewable energy, (ii) energy efficiency, (iii) clean transportation, (iv) pollution prevention and control, (v) sustainable marine transportation and (vi) sustainable water and wastewater management, as more fully explained below:

•

Renewable energy: infrastructure dedicated to connecting renewable energy production and storage units to the grid (including powerlines and related infrastructure such as substations) and projects aimed at developing the generation and use of renewable energy, such as solar energy, wind energy, marine energy, hydro energy, bioenergy and geothermal energy for electricity generation, and fuel cell and other energy storage systems for renewable energy projects and assets, as well as supporting vessels that are needed for the installation and ongoing operation and maintenance of offshore winds;

•

Energy efficiency: projects aimed at developing and manufacturing infrastructure, equipment and technology that improve energy efficiency, including but not limited to battery facilities, energy storage facilities, smart grid technologies, waste heat recovery technologies and energy management systems, as well as developing technologies such as LED lighting, smart meters for households and replacement of boilers to improve energy performance;

•

Clean transportation: projects aimed at developing and manufacturing low-carbon passenger and freight transportation or related infrastructure, including but not limited to passenger non-public transportation, passenger public transportation, freight rail and road freight, as well as developing, manufacturing and recycling of rechargeable batteries and fuel cell for clean transportation;

•

Pollution prevention and control: projects aimed at developing and manufacturing infrastructure, equipment and technology for recycling of materials, reuse of materials and recycling of organic waste into biogas or biomass energy;

•

Sustainable marine transportation: projects aimed at investments and expenditures related to the construction, design and maintenance of clean and sustainable vessels (“CSVs”), with such CSVs attaining certain criteria established by the EU Taxonomy, the retrofitting of engines of existing vessels with alternative fuels and infrastructure (including ports) which is dedicated to refueling or recharging of CSVs; and

•

Sustainable water and wastewater management: projects aimed at developing and manufacturing infrastructure equipment and technology for provision of clean and/or drinking water, wastewater treatment, prevention of water pollution, increase of water-use efficiency, restoration of hydroecological systems and flooding mitigation such as urban drainage systems.

Project Evaluation and Selection Process

Under our project evaluation and selection process, the Eligible Green Projects or Assets will be identified and selected using the criteria indicated above by our Sustainable Finance Working Group, which is composed of representatives from our Treasury, ESG Management, Credit Policy, Engineering & Environment Advisory and Finance departments. The Sustainable Finance Working Group will review and monitor the allocation of net proceeds from the sale of the 20  Green Notes on an annual basis, and as necessary, to ensure that the proceeds are allocated to Eligible Green Projects or Assets in accordance with our Sustainable Finance Framework.

Management of Proceeds

An amount equal to the net proceeds from the issue of the 20  Green Notes will be deposited in our general funding accounts and earmarked for allocation to Eligible Green Projects or Assets. We will monitor and track the allocation of the net proceeds from the 20  Green Notes through our internal records. Any balance of the net proceeds from the 20  Green Notes not yet allocated to Eligible Green Projects or Assets may be managed in cash or cash equivalents or used to repay existing borrowings under our general credit facilities.

Reporting

We will publish a report on the allocation of the net proceeds from the sale of the 20  Green Notes within one year from the date of issuance of the 20  Green Notes and annually thereafter until the proceeds from the sale of the 20  Green Notes have been fully allocated, and as necessary in the event of any material developments. Such reports will include allocation information, such as the aggregate amount allocated to Eligible Green Projects or Assets, examples of such Eligible Green Projects or Assets (subject to our confidentiality obligations) and the remaining balance of unallocated proceeds. Impact reporting will be disclosed where possible and will include relevant environmental impacts associated with the Eligible Green Projects or Assets that were funded with the net proceeds from the sale of the 20  Green Notes (the “Impact Reports”).

External Review

DNV, an external consultant, has issued an opinion dated November 12, 2025 on our Sustainable Finance Framework (the “Second Party Opinion”). An independent verifier will also be issuing verification reports (“Verification Reports”) on the allocation of an amount equal to the net proceeds from the issue of the 20  Green Notes on an annual basis, and more frequently in case of any material changes, starting one year after the issuance of the 20  Green Notes until full allocation. Our Sustainable Finance Framework, the Second Party Opinion and the Impact Reports are, and the Verification Reports will be, publicly available on the following website: https://www.koreaexim.go.kr/he/HPHEOM033M01.

Investment Considerations

The 20  Green Notes may not be a suitable investment for all investors seeking exposure to “green” assets. We will allocate an amount equivalent to the net proceeds from the issuance of the 20  Green Notes to finance or refinance, in whole or in part, new or existing Eligible Green Projects or Assets as described in “Use of Proceeds from the Sale of the 20  Green Notes” above in accordance with our Sustainable Finance Framework, which may be updated from time to time and is currently in alignment with the Green Bond Principles 2025 published by the International Capital Markets Association. The examples of Eligible Green Projects or Assets provided in “Use of Proceeds from the Sale of the 20  Green Notes” above are for illustrative purposes only and no assurance can be provided by us or any of the Underwriters that disbursements for projects with these specific characteristics will be made by us during the term of the 20  Green Notes. Our Sustainable Finance Framework is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus.

There is currently no market consensus on what precise attributes are required for a particular project or series of notes to be defined as “green,” and therefore, no assurance can be provided by us or any of the Underwriters to potential investors that selected Eligible Green Projects or Assets will continue to meet the relevant eligibility criteria or any present or future investor expectations or requirements regarding environmental performance. Although Eligible Green Projects or Assets are expected to be selected in accordance with the categories recognized under our Sustainable Finance Framework and are expected to be developed in accordance with relevant legislation and standards, there can be no guarantee that the projects will deliver the environmental benefits as anticipated, or that adverse environmental impacts will not occur during the design, construction, commissioning and operation of any such projects. In addition, where any negative impacts are insufficiently mitigated, the projects may become controversial and may be criticized by activist groups or other stakeholders.

The Second Party Opinion may not reflect the potential impact of all risks related to the structure, market, additional risks discussed above and other factors that may affect the value of the 20  Green Notes. The Second Party Opinion is not a recommendation to buy, sell or hold securities and is only current as of the date that the Second Party Opinion was initially issued and may be updated, suspended or withdrawn at any time.

Currently, the providers of second party opinions and certifications are not subject to any regulatory regime or oversight. In addition, although we have agreed to certain reporting and use of proceeds obligations in connection with certain environmental criteria, our failure to comply with such obligations does not constitute a breach or an event of default under the 20  Green Notes. A withdrawal of the Second Party Opinion or any failure by us to use an amount equivalent to the net proceeds from the issuance of the 20  Green Notes on Eligible Green Projects or Assets or to meet or continue to meet the investment requirements of certain environmentally-focused investors with respect to the 20  Green Notes may affect the value of the 20  Green Notes and may have consequences for certain investors with portfolio mandates to invest in “green” assets. The Second Party Opinion is not incorporated into, and does not form a part of, this prospectus supplement or the accompanying prospectus.

In the event that the 20  Green Notes are included in any dedicated “green,” “environmental” or other similarly-labelled index, no assurance is given by us or any other person that such listing or admission, or inclusion in such index, satisfies any present or future investor expectations or requirements as regards to any investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by its own constitutive documents or other governing rules or investment portfolio mandates. Each potential investor should carefully consider the factors described in the Sustainable Finance Framework. None of us or the Underwriters make any representation as to whether the 20  Green Notes fulfil the relevant environmental criteria or that an amount equal to the net proceeds from the sale of the 20  Green Notes will be used for Eligible Green Projects or Assets. Moreover, no assurance can be provided with respect to the suitability or reliability of the Second Party Opinion or that the 20  Green Notes will fulfil the criteria to qualify as “green” bonds. The Underwriters have not undertaken, nor are they responsible for, any assessment of the eligibility of the projects within the definition of Eligible Green Projects or Assets or the monitoring of the use of proceeds from the offering of the 20  Green Notes. Each potential purchaser of the 20  Green Notes should determine for itself the relevance of the information contained in this prospectus supplement regarding the use of proceeds and its purchase of the 20  Green Notes should be based upon such investigation as it deems necessary.

The 20  Notes and the Floating Rate Notes

We will use the net proceeds from the sale of the 20  Notes, the 20  Notes and the Floating Rate Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

The 20  Notes

We will use the net proceeds from the sale of the 20  Notes for our general operations, which may include the implementation of our Artificial Intelligence Transformation Program, extending foreign currency loans and repayment of our maturing debt and other obligations. For further information, see “Artificial Intelligence Transformation Program.”

ARTIFICIAL INTELLIGENCE TRANSFORMATION PROGRAM

The information disclosed in this section is related to our overall business strategy and should not be construed as a representation related to the use of proceeds from the sale of the 20  Notes. Failure to achieve the targets referred to herein will not constitute an event of default under the 20  Notes, nor will any such failure have any other impact on the 20  Notes or the offering of the 20  Notes.

Overview

Established in 1976, we are Korea’s official export credit agency and one of Korea’s leading policy banks, with the mandate to facilitate the development of Korea’s economy and enhance economic cooperation with foreign countries through the provision of a broad range of financial products. Our financial support is mainly related to export and import transactions, overseas investment projects and the development of overseas natural resources, ranging from project financing for large-scale projects to loans and guarantees for small- and medium-sized enterprises (“SMEs”).

In alignment with Korea’s national policy agenda, we are supporting Korea’s transition to an “ultra-innovative economy” through our 4 eX-Initiatives focusing on:

1.	eXcelerated Export Growth: strengthening policy finance to boost export competitiveness across advanced industries;

2.	eXpansive Financial Diplomacy: deploying strategic finance to expand Korea’s global economic partnerships;

3.	eXtended Economic Security: financing resilient supply chains and securing critical resources; and

4.	eXcellence in Foundation: building a sustainable policy-finance platform through ESG leadership, digital innovation and advanced risk management.

Through these initiatives, we are implementing key programs with the objective to:

•	Launch AI-focused programs with preferential interest rates, borrowing capacity and expanded investment across the full value chain;

•	Reduce tariff-related risks and drive export market diversification with the Export Vitality ON financial support package;

•	Facilitate US$350 billion of investments in the United States via export financing incentives, tariff relief, and fast-track SME funding; and

•	Launch specialized programs to strengthen competitiveness in key sectors such as defense, nuclear energy and infrastructure.

Recently, the Government has articulated a policy direction aimed at revitalizing the economy and industry by leveraging Korea’s built-in strengths as an information technology (“IT”) leader and manufacturing powerhouse, while strengthening the foundation for sustainable growth. Under this agenda, policy initiatives are focused on accelerating AI transformation and innovation across the economy, including AI robotics, AI factories, AI semiconductors and AI applications, alongside strategic sectors such as shipbuilding, automobiles, energy, infrastructure and advanced manufacturing.

The new administration has designated AI competitiveness, alongside energy transition, as a top national growth agenda, and is pursuing the establishment and reorganization of related government bodies. These initiatives are designed to enhance productivity, expand market accessibility, revitalize corporations and support startups and SMEs, with the objective of positioning Korea among the world’s top three AI nations, strengthening economic resilience and supporting long term growth.

In this context, we aim to reinforce our role as a policy financial institution by supporting the development and adoption of AI-related technologies through appropriately structured financial instruments, including the launch of dedicated financial programs. As a key policy financier, we aim to support the development, deployment and global expansion of AI-related capabilities by providing financing across the AI value chain, including AI-adjacent industries and enabling infrastructure.

In December 2025, we announced the rollout of a comprehensive financial support package, titled the Artificial Intelligence Transformation Program (the “AX Program”), to provide ~~W~~20 trillion (~US$13.5 billion) in loans and guarantees to fund the AI industry over the next five years. This includes ~~W~~2 trillion (~US$1.35 billion) under a special preferential rate program for companies focusing on the development and manufacture of AI semiconductors, data center equipment (including power equipment), AI models, AI solutions, autonomous driving, robotics and smart factories. Another ~~W~~2 trillion (~US$1.35 billion) will be dedicated to nurturing 100 AI startups over the next five years, including in the form of indirect investment through venture capitals and similar channels in the short term, as well as direct investments in the medium- to long-term.

The package will also seek to provide a range of venture support tools for SMEs, such as:

•	Strategic loans guaranteed through special credit guarantee programs;

•	Loans based on technology evaluation and investment performance;

•	Expanded consulting support for AI-related SMEs and mid-sized firms; and

•	Preferential interest rates for overseas project financing in the AI industry.

In addition, we aim to enter into more partnership agreements with leading AI-related companies in order to help foster a robust AI ecosystem and promote mutually beneficial exports of relevant products. These efforts are expected to offer tailored financial support for exports of AI-related products, such as AI chips, sensors and energy solutions, as well as export financing and research and development (“R&D”) funding for SMEs participating in overseas projects undertaken by such companies.

Strategic objectives

As part of our AX Program, we intend to support the following objectives:

•	Supporting the strengthening of Korea’s AI foundations and strategic national drive for AI innovation;

•	Enhancing the competitiveness of high technology and strategic industries through AI adoption and innovation;

•	Accelerating the growth of exports of AI-enabled products, services and solutions;

•	Promoting economy-wide digital transformation, including among SMEs and mid-sized enterprises;

•	Strengthening economic security by supporting the AI value chain (from core technologies such as AI hardware to AI infrastructure, AI models, AI applications and deployment across industries); and

•	Supporting sustainable, long-term growth through productivity-enhancing technologies.

Scope of AI-related financing activities across the AI value chain

AI-related financing may include, but is not limited to, support for the following areas:

1.	AI hardware and core components

•	Advanced computing hardware supporting AI workloads, including graphics processing units (“GPUs”), high bandwidth memory (“HBM”), AI-specific processors, sensors and related semiconductor components;

•	Investment in R&D, pilot production and manufacturing facilities; and

•	Financing for technology development and initial market penetration.

2.	AI infrastructure and computing platforms

•	Data centers and AI computing facilities, including large-scale and high-performance domestic data centers;

•	Cloud, network and storage infrastructure supporting AI deployment;

•	Energy and power infrastructure required to support AI computing demand; and

•	Infrastructure-related export financing and overseas project support.

3.	AI models and systems

•	Development and commercialization of foundational and specialized AI models;

•	Financing for R&D, operating capital and scaling activities; and

•	Venture investment and support for SME and startup growth within the AI ecosystem.

4.	AI applications and industrial deployment

•	Deployment of AI solutions across manufacturing sites, logistics, mobility, energy, construction and service industries;

•	Support for AI model utilization and commercialization; and

•	Preferential financing for export-oriented AI products and services.

Examples of projects

In recent years, we have provided policy-based financial support across a broad range of AI-related and adjacent industries, including next-generation semiconductors, smart manufacturing, robotics and data center-related infrastructure, reflecting our role in supporting innovation-driven and export-oriented sectors in line with government policy priorities. In 2024, we extended an R&D loan to a domestic semiconductor manufacturer to support the development of next-generation HBM technology, which is designed to be integrated into products manufactured by leading global AI companies. Following an initial assessment based on the company’s standard R&D expenditure framework, the project was evaluated as a successful pilot, which prompted us to streamline our internal procedures and expand the availability of similar support for technology development in other key areas.

Investment considerations

The 20  Notes may not be a suitable investment for all investors seeking exposure to AI finance-related assets. There is currently no market consensus on what precise attributes are required for a particular project or financing to be considered as “AI finance-related,” and therefore, no assurance can be provided to investors that the use of proceeds from the sale of the 20  Notes, whether in whole or in part, will satisfy any present or future AI finance-related expectations or requirements of any investor. Neither we nor the Underwriters or any of their affiliates makes any representations or assurances as to whether (or is responsible for ensuring that) the characterization of the 20  Notes as AI finance-related or the expected impact of the 20  Notes will (i) comport with any investor’s definition of AI finance, (ii) meet any investor’s criteria and expectations with regard to the related impact or (iii) comport with the characterization or definitions used by any other institution in the public or private sectors. The 20  Notes are not subject to any formal thematic framework, and no second party opinion or external verification has been obtained. Each potential purchaser of the 20  Notes should determine for itself the relevance of the information contained in this prospectus supplement regarding the use of proceeds from the sale of the 20  Notes.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated July 9, 2025. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE EXPORT-IMPORT BANK OF KOREA

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with K-IFRS. Our financial information as of and for the nine months ended September 30, 2025 and 2024 in this prospectus supplement is presented based on our unaudited internal management accounts.

Overview

As of June 30, 2025, we had ~~W~~88,376 billion of outstanding loans, including ~~W~~37,993 billion of outstanding export credits, ~~W~~35,847 billion of outstanding overseas investment credits and ~~W~~12,115 billion of outstanding import credits, as compared to ~~W~~91,845 billion of outstanding loans, including ~~W~~38,964 billion of outstanding export credits, ~~W~~37,782 billion of outstanding overseas investment credits and ~~W~~12,640 billion of outstanding import credits as of December 31, 2024.

Capitalization

As of June 30, 2025, our authorized capital was ~~W~~25,000 billion and our capitalization was as follows:

	June 30, 2025(1)
	(billions of Won) (unaudited)
Long-Term Debt(2)(3)(4)(5)(6):
Borrowings in Korean Won	~~W~~	—
Borrowings in Foreign Currencies		2,329
Export-Import Financing Debentures		54,783

Total Long-term Debt	~~W~~	57,112

Capital and Reserves:
Capital Stock(7)	~~W~~	17,173
Additional Paid-in Capital		—
Capital Adjustments		(155)
Retained Earnings		3,690
Legal Reserve(8)		710
Voluntary Reserve(8)		2,271
Regulatory Reserve for Loan Losses(9)		14
Unappropriated Retained Earnings		695
Other Components of Equity(10)		3,126

Total Capital and Reserves	~~W~~	23,834

Total Capitalization	~~W~~	80,946

(1)	Except as described in this prospectus supplement, there has been no material adverse change in our capitalization since June 30, 2025.
(2)	Consists of borrowings and debentures with maturities of more than a year remaining.
(3)

We have translated borrowings in foreign currencies as of June 30, 2025 into Won at the rate of ~~W~~1,356.4 to US$1.00, which was the market average exchange rate as announced by the Seoul Money Brokerage Services Ltd., on June 30, 2025.

(4)

As of June 30, 2025, we had contingent liabilities totaling ~~W~~60,474 billion, which consisted of ~~W~~46,395 billion under outstanding guarantees and acceptances and ~~W~~14,079 billion under contingent guarantees and acceptances issued on behalf of our clients. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 36.”

(5)

As of June 30, 2025, we had entered into 713 interest rate related derivative contracts with a notional amount of ~~W~~79,655 billion and 483 currency related derivative contracts with a notional amount of ~~W~~33,922 billion in accordance with our policy to hedge interest rate and currency risks. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 20.”

(6)

See “The Export-Import Bank of Korea—Description of Assets and Liabilities—Sources of Funding” of the accompanying prospectus for an explanation of these sources of funds. All of our borrowings, whether domestic or international, are unsecured and unguaranteed.

(7)

As of June 30, 2025, our authorized ordinary share capital was ~~W~~25,000 billion and issued fully-paid ordinary share capital was ~~W~~17,173 billion. For more information, see “The Export-Import Bank of Korea—Business—Government Support and Supervision” of the accompanying prospectus.

(8)

See “The Export-Import Bank of Korea—Business—Government Support and Supervision” of the accompanying prospectus for a description of the manner in which annual net income is transferred to the legal reserve and may be transferred to the voluntary reserve.

(9)

If the estimated allowance for credit loss determined by K-IFRS for accounting purposes is lower than that for regulatory purposes as required by Regulation on Supervision of Banking Business, we reserve such difference as regulatory reserve for loan losses. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 23.”

(10)	See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 22.”

Selected Financial Statement Data

Recent Developments

The following tables present selected separate financial information as of September 30, 2025 and December 31, 2024 and for the first nine months of 2025 and 2024, which has been derived from our unaudited separate internal management accounts as of September 30, 2025 and for the first nine months of 2025 and 2024 prepared in accordance with K-IFRS.

	Nine Months Ended September 30,
	2025		2024
	(billions of Won)
	(unaudited)
Income Statement Data
Total Interest Income	~~W~~	3,969	~~W~~	4,623
Total Interest Expense		3,288		4,040
Net Interest Income		681		583
Operating Income		1,173		763
Income before Income Tax		1,176		764
Income Tax Expense		310		202
Net Income		866		563

	As of September 30, 2025 (unaudited)		As of December 31, 2024
	(billions of Won)
Balance Sheet Data
Total Loan Credits(1)	~~W~~	93,259	~~W~~	91,845
Total Borrowings(2)		97,928		100,049
Total Assets		129,248		131,340
Total Liabilities		105,195		110,015
Total Shareholders’ Equity		24,054		21,325

(1)

Gross amount, including domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currency, private placement corporate bonds in local currency and others and before deducting allowance for loan losses and net deferred loan origination fees and costs.

(2)	Includes debentures.

For the first nine months of 2025, we had net income of ~~W~~866 billion compared to ~~W~~563 billion for the corresponding period of 2024. The principal factors for the increase in net income included:

•

a change to a reversal of impairment loss on credit of ~~W~~264 billion for the first nine months of 2025 compared to an additional impairment loss on credit of ~~W~~90 billion for the corresponding period of 2024, mainly reflecting a general improvement in the overall asset quality of our loan portfolio, including in connection with our loans made to Hanwha Ocean Co., Ltd., in the first nine months of 2025; and

•

an increase in net interest income to ~~W~~681 billion for the first nine months of 2025 from ~~W~~583 billion for the corresponding period of 2024, due to a decrease in interest expense to ~~W~~3,288 billion for the first nine months of 2025 from ~~W~~4,040 billion for the corresponding period of 2024 which more than offset a decrease in interest income to ~~W~~3,969 billion for the first nine months of 2025 from ~~W~~4,623 billion for the corresponding period of 2024, resulting mainly from the lower level of interest rates applicable to our debentures.

The above factors were offset in part by an increase in income tax expenses to ~~W~~310 billion for the first nine months of 2025 from ~~W~~202 billion for the corresponding period of 2024, primarily due to an increase in income before income tax to ~~W~~1,176 billion for the first nine months of 2025 from ~~W~~764 billion for the corresponding period of 2024.

As of September 30, 2025, our total assets decreased to ~~W~~129,248 billion from ~~W~~131,340 billion as of December 31, 2024, primarily due to a decrease in cash and due from financial institutions to ~~W~~6,759 billion as of September 30, 2025 from ~~W~~12,916 billion as of December 31, 2024, the effect of which was largely offset by an increase in financial investments to ~~W~~22,606 billion as of September 30, 2025 from ~~W~~19,332 billion as of December 31, 2024.

As of September 30, 2025, our total liabilities decreased to ~~W~~105,195 billion from ~~W~~110,015 billion as of December 31, 2024, primarily due to a decrease in borrowings to ~~W~~4,828 billion as of September 30, 2025 from ~~W~~6,854 billion as of December 31, 2024, a decrease in hedging derivative liabilities to ~~W~~1,257 billion as of September 30, 2025 from ~~W~~2,378 billion as of December 31, 2024 and a decrease in financial liabilities at fair value through profit or loss to ~~W~~1,970 billion as of September 30, 2025 from ~~W~~3,014 billion as of December 31, 2024.

As of September 30, 2025, our total shareholders’ equity increased to ~~W~~24,054 billion from ~~W~~21,325 billion as of December 31, 2024, primarily due to an increase in other components of equity to ~~W~~3,174 billion as of September 30, 2025 from ~~W~~1,240 billion as of December 31, 2024, an increase in retained earnings to ~~W~~3,861 billion as of September 30, 2025 from ~~W~~3,365 billion as of December 31, 2024 and an increase in capital stock to ~~W~~17,173 billion as of September 30, 2025 from ~~W~~16,873 billion as of December 31, 2024.

Separate Financial Statement Data

You should read the following financial statement data together with our separate financial statements and notes included in this prospectus supplement. The following tables present selected separate financial information as of June 30, 2025 and December 31, 2024 and for the six months ended June 30, 2025 and 2024, which has been derived from our unaudited separate K-IFRS financial statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024 included in this prospectus supplement:

	Six Months Ended June 30,
	2025		2024

	(billions of Won) (unaudited)
Income Statement Data
Total Interest Income	~~W~~	2,689	~~W~~	3,083
Total Interest Expense		2,205		2,717
Net Interest Income		484		366
Operating Income		906		615
Income before Income Tax		912		617
Income Tax Expense		217		110
Net Income		695		507

	As of June 30, 2025 (unaudited)		As of December 31, 2024

	(billions of Won)
Balance Sheet Data
Total Loan Credits(1)	~~W~~	88,376	~~W~~	91,845
Total Borrowings(2)		95,024		100,049
Total Assets		126,421		131,340
Total Liabilities		102,587		110,015
Total Shareholders’ Equity		23,834		21,325

(1)

Gross amount, including domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currency, private placement corporate bonds in local currency and others and before deducting allowance for loan losses and net deferred loan origination fees and costs.

(2)	Includes debentures.

For the first half of 2025, we had net income of ~~W~~695 billion compared to ~~W~~507 billion for the corresponding period of 2024, primarily due to a change in net gain (loss) on hedging derivative assets to a net gain of ~~W~~2,380 billion for the first half of 2025 from a net loss of ~~W~~1,200 billion for the corresponding period of 2024, due to an increase in gain on hedging instruments to ~~W~~2,963 billion for the first half of 2025 from ~~W~~537 billion for the corresponding period of 2024 and a decrease in loss on hedging instruments to ~~W~~583 billion for the first half of 2025 from ~~W~~1,737 billion for the corresponding period of 2024, which in turn were primarily due to continued volatility in exchange rates (including USD and AUD) and interest rates (including the USD 3-Month London Interbank Offered Rate Fallback, the USD 6-Month London Interbank Offered Rate Fallback and the Secured Overnight Financing Rate) in the first half of 2025 (see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 28”).

These factors were mostly offset by a change in net gain (loss) on foreign exchange transactions to a net loss of ~~W~~1,109 billion for the first half of 2025 from a net gain of ~~W~~804 billion for the corresponding period of 2024, primarily due to continued volatility in exchange rates in the first half of 2025, and a change in net other operating income (expenses) to net expenses of ~~W~~943 billion for the first half of 2025 from net income of ~~W~~573 billion for the corresponding period of 2024, primarily due to a change in net gain (loss) on fair value hedged items to a net loss of ~~W~~942 billion for the first half of 2025 from a net gain of ~~W~~574 billion for the corresponding period of 2024 (see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 30”).

As of June 30, 2025, our total assets decreased to ~~W~~126,421 billion from ~~W~~131,340 billion as of December 31, 2024, primarily due to a decrease in cash and due from financial institutions to ~~W~~9,179 billion as of June 30, 2025 from ~~W~~12,916 billion as of December 31, 2024 and a decrease in loans at amortized cost to ~~W~~85,527 billion as of June 30, 2025 from ~~W~~88,726 billion as of December 31, 2024, the effects of which were offset in part by an increase in financial investments to ~~W~~22,105 billion as of June 30, 2025 from ~~W~~19,332 billion as of December 31, 2024.

As of June 30, 2025, our total liabilities decreased to ~~W~~102,587 billion from ~~W~~110,015 billion as of December 31, 2024, primarily due to a decrease in debentures to ~~W~~90,369 billion as of June 30, 2025 from ~~W~~93,195 billion as of December 31, 2024, a decrease in borrowings to ~~W~~4,655 billion as of June 30, 2025 from ~~W~~6,854 billion as of December 31, 2024, a decrease in hedging derivative liabilities to ~~W~~1,341 billion as of June 30, 2025 from ~~W~~2,378 billion as of December 31, 2024 and a decrease in financial liabilities at fair value through profit or loss to ~~W~~1,981 billion as of June 30, 2025 from ~~W~~3,014 billion as of December 31, 2024.

As of June 30, 2025, our total shareholders’ equity increased to ~~W~~23,834 billion from ~~W~~21,325 billion as of December 31, 2024, primarily due to an increase in other components of equity to ~~W~~3,126 billion as of June 30, 2025 from ~~W~~1,240 billion as of December 31, 2024, an increase in retained earnings to ~~W~~3,690 billion as of June 30, 2025 from ~~W~~3,365 billion as of December 31, 2024 and an increase in capital stock to ~~W~~17,173 billion as of June 30, 2025 from ~~W~~16,873 billion as of December 31, 2024.

Operations

Loan Operations

In the first half of 2025, we provided total loans of ~~W~~35,783 billion, an increase of 3.2% from the corresponding period of 2024.

Export Credits

As of June 30, 2025, export credits in the amount of ~~W~~37,993 billion represented 43.0% of our total outstanding Loan Credits. Our disbursements of export credits amounted to ~~W~~18,172 billion in the first half of 2025, a decrease of 7.8% from the corresponding period of 2024, which was mainly due to a decrease in demand for loan and trade financing from domestic exporters. The depreciation of the Won against the U.S. dollar (using the average exchange rate of the U.S. dollar and Won for the first half of 2025 compared to the corresponding period of 2024) partially offset the effect of the decrease in the volume of export credits in the first half of 2025, as a substantial portion of our export credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Overseas Investment Credits

As of June 30, 2025, overseas investment credits amounted to ~~W~~35,847 billion, representing 40.6% of our total outstanding Loan Credits. Our disbursements of overseas investment credits in the first half of 2025 increased by 15.3% to ~~W~~9,118 billion from the corresponding period of 2024. The depreciation of the Won against the U.S. dollar (using the average exchange rate of the U.S. dollar and Won for the first half of 2025 compared to the corresponding period of 2024) magnified the effect of the increase in the volume of overseas investment credits in the first half of 2025, as a majority of our overseas investment credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Import Credits

As of June 30, 2025, import credits in the amount of ~~W~~12,115 billion represented 13.7% of our total outstanding Loan Credits. Our disbursements of import credits amounted to ~~W~~8,493 billion in the first half of

2025, an increase of 20.1% from the corresponding period of 2024, which was mainly due to an increase in demand for financing in foreign currency for raw materials used for export and domestic consumption. The depreciation of the Won against the U.S. dollar (using the average exchange rate of the U.S. dollar and Won for the first half of 2025 compared to the corresponding period of 2024) magnified the effect of the increase in the volume of import credits in the first half of 2025, as a substantial portion of our import credits consisted of foreign currency credits (including a significant percentage in U.S. dollars).

Guarantee Operations

Guarantee commitments as of June 30, 2025 decreased to ~~W~~60,474 billion from ~~W~~63,590 billion as of December 31, 2024. Guarantees we had confirmed as of June 30, 2025 decreased to ~~W~~46,395 billion from ~~W~~49,007 billion as of December 31, 2024.

For further information regarding our guarantee and letter of credit operations, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 36”.

Description of Assets and Liabilities

Total Credit Exposure

The following table sets out our Credit Exposure as of June 30, 2025, categorized by type of exposure extended:

		June 30, 2025

		(billions of Won, except for percentages)
A	Loans in Won	~~W~~	28,794	22%
B	Loans in Foreign Currencies		55,821	42
C	Loans (A+B)		84,615	64
D	Other Loans(1)		3,761	3
E	Loan Credits (C+D)		88,376	67
F	Allowances for Loan Losses		2,401	2
G	Loan Credits (including allowance for loan losses) (E-F)		85,975	65
H	Confirmed Guarantees		46,395	35

I	Credit Exposure (G+H)	~~W~~	132,370	100%

(1)

Includes domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, inter-bank loans in foreign currencies and private placement corporate bonds in Won.

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits (including call loans and inter-bank loans in foreign currency) as of June 30, 2025, categorized by geographic area(1):

	June 30, 2025		As % of June 30, 2025 Total

	(billions of Won, except for percentages)
Asia(2)	~~W~~	74,023	84%
Europe		9,207	10
America		3,566	4
Africa		1,580	2

Total	~~W~~	88,376	100%

(1)

For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.

(2)	Includes Australia.

Individual Exposure

As of June 30, 2025, our largest Credit Exposure was to Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Marine Engineering Co., Ltd., or DSME) in the amount of ~~W~~7,070 billion. As of June 30, 2025, our second largest and third largest Credit Exposures, respectively, were to Samsung Heavy Industries Co., Ltd. in the amount of ~~W~~3,897 billion and to HD Hyundai Heavy Industries Co., Ltd. in the amount of ~~W~~3,639 billion.

The following table sets out our five largest Credit Exposures as of June 30, 2025(1):

Rank	Name of Borrower	Loan Credits		Guarantees		Total

		(billions of Won)
1	Hanwha Ocean Co., Ltd.	~~W~~	1,600	~~W~~	5,470	~~W~~	7,070
2	Samsung Heavy Industries Co., Ltd.		1,015		2,882		3,897
3	HD Hyundai Heavy Industries Co., Ltd.		—		3,639		3,639
4	HD Hyundai Samho Co., Ltd.		—		2,108		2,108
5	Hanwha Aerospace Co., Ltd.		115		1,753		1,868

(1)	Excludes loans and guarantees extended to affiliates.

Source: Internal accounting records.

Asset Quality

Asset Classifications

The following table provides information on our asset quality and loan loss reserves as of June 30, 2025:

	As of June 30, 2025
	Loan Amount(1)		Loan Loss Reserve(2)

Normal	~~W~~	183,504	~~W~~	2,411
Precautionary		427		61
Sub-standard		842		722
Doubtful		149		138
Estimated Loss		259		228

Total	~~W~~	185,181	~~W~~	3,560

(1)

These figures include loans (excluding inter-bank loans and call loans), domestic usance bills, bills bought, notes bought, advances for customers, confirmed and unconfirmed acceptances and guarantees and unused loan commitments, among others.

(2)	These figures include present value discount.

Reserves for Credit Losses

As of June 30, 2025, the amount of our non-performing assets was ~~W~~1,250 billion, a decrease of 9.8% from ~~W~~1,386 billion as of December 31, 2024. As of June 30, 2025, our non-performing asset ratio was 0.7%, which remained unchanged from December 31, 2024.

We cannot provide any assurance that our current level of exposure to non-performing assets will not increase in the future or that any of our borrowers (including our largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

The following table sets forth information regarding our loan loss reserves as of June 30, 2025:

	June 30, 2025

	(billions of Won, except for percentages)
Loan Loss Reserve (A)	~~W~~	3,560
NPA (B)(1)		1,250
Total Equity (C)		23,834
Reserve to NPA (A/B)		284.8%
Equity at Risk (B-A)/C		—

(1)	Non-performing assets, which are defined as assets that are classified as substandard or below.

Source: Internal accounting records.

Investments

As of June 30, 2025, our total investment in securities amounted to ~~W~~24,226 billion, representing 19.2% of our total assets.

The following table sets out the composition of our investment securities as of June 30, 2025:

Type of Investment Securities	Amount		%

	(billions of Won)
Financial Assets at FVOCI	~~W~~	20,920	86%
Securities at Amortized Cost		1,185	5
Investments in Associates and Subsidiaries		2,121	9

Total	~~W~~	24,226	100%

For further information relating to the classification guidelines and methods of valuation of our financial instruments (including securities), see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 5”.

Guarantees and Acceptances and Contingent Liabilities

As of June 30, 2025, we had issued a total amount of ~~W~~46,395 billion in confirmed guarantees and acceptances, of which ~~W~~46,203 billion, representing 99.6% of the total amount, was classified as normal, ~~W~~40 billion, representing 0.1% of the total amount, was classified as precautionary, and ~~W~~153 billion, representing 0.3% of the total amount, was classified as substandard or below.

Derivatives

As of June 30, 2025, our outstanding loans made at floating rates of interest totaled approximately ~~W~~65,085 billion, whereas our outstanding borrowings made at floating rates of interest (including foreign currency-denominated borrowings made at fixed rates and later swapped into U.S. dollar floating rate borrowings) totaled approximately ~~W~~62,278 billion. As of June 30, 2025, we had entered into 713 interest rate related derivative contracts with a notional amount of ~~W~~79,655 billion and had entered into 483 currency related derivative contracts with a notional amount of ~~W~~33,922 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024—Note 20”.

Sources of Funding

We raised a net total of ~~W~~34,153 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during the first half of 2025, an increase of 27.3% from ~~W~~26,834 billion in the corresponding period of 2024. Total loan repayments, including prepayments by our clients, during the first half of 2025 amounted to ~~W~~35,241 billion, an increase of 10.1% from ~~W~~31,999 billion during the corresponding period of 2024.

As of June 30, 2025, we had no outstanding borrowings from the Government. We issued Won-denominated domestic bonds in the aggregate amount of ~~W~~11,420 billion during the first half of 2025.

During the first half of 2025, we issued eurobonds in the aggregate principal amount of US$2,124 million in various types of currencies under our existing global medium term notes program, a 133.7% increase from US$909 million in the corresponding period of 2024. In addition, we issued global bonds during the first half of 2025 in the aggregate amount of US$3,000 million under our U.S. shelf registration statement compared with US$2,000 million in the corresponding period of 2024. As of June 30, 2025, the outstanding amounts of our notes and debentures were US$32,020 million, HKD 7,191 million, BRL 12,842 million, EUR 4,087 million, THB 2,000 million, CHF 450 million, AUD 4,920 million, INR 20,000 million, CNY 2,773 million, NZD 174 million, ZAR 1,915 million, GBP 336 million, CAD 65 million, MXN 12,000 million, PEN 68 million, PHP 2,400 million, JPY 114,745 million and PLN 160 million.

We also borrow from foreign financial institutions in the form of loans that are principally made bilaterally or by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from one to five years. As of June 30, 2025, the outstanding amount of such borrowings from foreign financial institutions was US$2,510 million.

As of June 30, 2025, our total paid-in capital amounted to ~~W~~17,173 billion, and the Government, The Bank of Korea and The Korea Development Bank owned 77%, 7% and 16%, respectively, of our paid-in capital.

As of June 30, 2025, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was ~~W~~95,024 billion, was equal to 15.7% of the authorized amount of ~~W~~605,049 billion.

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our debt outstanding as of June 30, 2025:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)	2025		2026		2027		2028		Thereafter

	(billions of won)
Won	~~W~~	11,650	~~W~~	12,980	~~W~~	1,650	~~W~~	1,050	~~W~~	1,250
Foreign(2)		8,632		15,240		12,413		9,393		20,898

Total Won Equivalent	~~W~~	20,282	~~W~~	28,220	~~W~~	14,063	~~W~~	10,443	~~W~~	22,148

(1)	Borrowings and debentures in foreign currency have been translated into Won at the market average exchange rate on June 30, 2025, as announced by the Seoul Money Brokerage Services Ltd.
(2)	This figure includes debentures, bank loans, commercial papers and repurchase agreements.

As of June 30, 2025, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$9,527 million, US$8,795 million and US$7,843 million, respectively. As of June 30, 2025, our total foreign currency liabilities exceeded our total foreign currency assets by US$1,635 million.

Capital Adequacy

As of June 30, 2025, our capital adequacy ratio, on a consolidated basis, was 17.2%, an increase from 15.4% as of December 31, 2024.

The following table sets forth our capital base and capital adequacy ratios (on a consolidated basis) reported as of June 30, 2025:

	June 30, 2025

	(billions of Won, except for percentages)
Tier I	~~W~~	24,097
Paid-in Capital (including capital adjustments)		17,020
Retained Earnings(1)		3,939
Accumulated other comprehensive income		3,246
Common shares issued by consolidated subsidiaries of the bank and held by third parties		1
Deductions from Tier I Capital		(109)
Capital Adjustments		—
Deferred Tax Asset		—
Others		(109)
Tier II (General Loan Loss Reserves)		2,275
Total Capital		26,372
Risk Adjusted Assets		153,718
Capital Adequacy Ratios
Tier I common equity		15.7%
Tier 1		15.7%
Tier I and Tier II		17.2%

(1)	Net amount after deducting regulatory reserve for bad loans.

Source: Internal accounting records.

Management and Employees

Management

The members of our Board of Directors are currently as follows:

Name	Board Member Since	Position
Kiyeon Hwang	October 1, 2023	Chairman and Chief Executive Officer
Jong-Hyuck Ahn	December 30, 2023	Deputy Chief Executive Officer
Yangho Ahn	October 2, 2024	Independent Director
Haesun Park	October 2, 2024	Independent Director
Chang Huh	April 10, 2023	Independent Director

Financial Statements and the Auditors

Our interim separate financial statements as of June 30, 2025 and December 31, 2024 and for the six months ended June 30, 2025 and 2024 appearing in this prospectus supplement were prepared in conformity with K-IFRS, as summarized in Note 2 of the notes to our unaudited separate financial statements as of June 30, 2025 and for the six months ended June 30, 2025 and 2024 included in this prospectus supplement.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF FINANCIAL POSITION

AS OF JUNE 30, 2025 AND DECEMBER 31, 2024

	Jun. 30, 2025 (Unaudited)		Dec. 31, 2024

	(Korean won in millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	~~W~~	9,179,268	~~W~~	12,915,754
Financial assets at fair value through profit or loss (“FVTPL”) (Notes 4, 5, 8 and 20)		4,360,981		5,137,067
Hedging derivative assets (Notes 4, 5 and 20)		662,059		71,450
Loans at amortized cost (Notes 4, 5, 10 and 37)		85,527,415		88,726,118
Financial investments (Notes 4, 5 and 9)		22,104,695		19,332,216
Investments in associates and subsidiaries (Note 11)		2,121,333		2,081,780
Property, plant and equipment, net (Note 12)		344,346		326,046
Intangible assets, net (Note 13)		59,259		58,554
Deferred tax assets (Note 34)		448,732		1,018,291
Net defined benefit assets (Note 18)		22,779		27,561
Other assets (Notes 4, 5, 14 and 37)		1,589,955		1,645,071

	~~W~~	126,420,822	~~W~~	131,339,908

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at FVTPL (Notes 4, 5 and 20)	~~W~~	1,981,494	~~W~~	3,013,553
Hedging derivative liabilities (Notes 4, 5 and 20)		1,341,372		2,377,955
Borrowings (Notes 4, 5 and 15)		4,655,208		6,853,985
Debentures (Notes 4, 5 and 16)		90,368,672		93,194,917
Provisions (Notes 17)		1,066,380		1,175,940
Other liabilities (Notes 4, 5, 19 and 37)		3,173,512		3,398,740

		102,586,638		110,015,090

SHAREHOLDERS’ EQUITY:
Capital share (Notes 1 and 21)		17,173,254		16,873,254
Capital adjustments		(154,990)		(153,539)
Other components of equity (Notes 20 and 22)		3,125,579		1,239,756
Retained earnings (Note 23) (Regulatory reserve for loan losses as of June 30, 2025 and December 31, 2024: ~~W~~13,727 million and ~~W~~11,365 million)		3,690,341		3,365,347

		23,834,184		21,324,818

	~~W~~	126,420,822	~~W~~	131,339,908

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2025 AND 2024

	Six months ended Jun 30, 2025 (Unaudited)		Six months ended Jun 30, 2024 (Unaudited)

	(Korean won in millions)
OPERATING INCOME:
Net interest income (Notes 24 and 37):
Interest income	~~W~~	2,688,780	~~W~~	3,082,847
Interest expenses		(2,204,742)		(2,716,622)

		484,038		366,225

Net commission income (Notes 25 and 37):
Commission income		206,786		242,088
Commission expenses		(12,251)		(21,152)

		194,535		220,936

Dividend income (Note 26)		54,687		54,445
Net gain (loss) on financial assets at FVTPL (Note 27)		(247,192)		12,594
Net gain (loss) on hedging derivative assets (Notes 20 and 28)		2,379,895		(1,200,013)
Net gain (loss) on financial investments (Note 29)		210		(388)
Net gain (loss) on foreign exchange transaction		(1,109,351)		804,342
Net other operating income (expenses) (Note 30)		(942,891)		572,756
Reversal of (additional) impairment loss on credit (Notes 31 and 37)		239,132		(72,159)
General and administrative expenses (Note 32)		(147,350)		(143,930)

Total operating income		905,713		614,808

NON-OPERATING INCOME (Note 33):
Net gain on investments in associates and subsidiaries (Note 26)		15,277		12,873
Net other non-operating expenses		(8,505)		(10,437)

		6,772		2,436

PROFIT BEFORE INCOME TAX		912,485		617,244
INCOME TAX EXPENSES (Note 34)		(217,203)		(109,901)

PROFIT FOR THE PERIOD		695,282		507,343

(Adjusted profit after regulatory reserve for loan losses for the six- month periods ended June 30, 2025 and 2024: ~~W~~696,458 million and ~~W~~506,793 million) (Note 23)
OTHER COMPREHENSIVE INCOME (LOSS) (Note 22)
Items that will not be subsequently reclassified to profit or loss:
Net gain on equity securities at fair value through other comprehensive income (“FVOCI”)		2,365,048		370,263
Income tax effect		(546,326)		(85,531)
Items that may be subsequently reclassified to profit or loss:
Net gain (loss) on debt securities at FVOCI		54,325		(37,507)
Net gain (loss) on valuation of cash flow hedge		32,932		(11,860)
Income tax effect		(20,157)		11,404

		1,885,822		246,769

TOTAL COMPREHENSIVE INCOME FOR THE PERIOD	~~W~~	2,581,104	~~W~~	754,112

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CHANGES IN EQUITY

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2025 AND 2024

					Other components of equity
	Capital share		Capital adjustments		Gain on valuation of financial assets at FVOCI		Gain (loss) on valuation of cash-flow hedge		Remeasurement, net of defined benefit assets		Gain on disposal of financial assets at FVOCI		Retained earnings		Total
		(Korean won in millions)
Balance at January 1, 2024	~~W~~	14,773,254	~~W~~	(143,446)	~~W~~	385,615	~~W~~	47,451	~~W~~	29,560	~~W~~	219,659	~~W~~	2,638,712	~~W~~	17,950,805
Paid-in capital increase		2,100,000		(10,093)		—		—		—		—		—		2,089,907
Payment of dividends		—		—		—		—		—		—		(252,963)		(252,963)
Total comprehensive income (loss)		—		—		242,844		(9,120)		—		13,045		507,344		754,113
Profit for the period		—		—		—		—		—		—		507,344		507,344
Other comprehensive income (loss):		—		—		242,844		(9,120)		—		13,045		—		246,769
Net gain on valuation of financial assets at FVOCI, net of tax		—		—		242,844		—		—		—		—		242,844
Net loss on valuation of cash flow hedge, net of tax		—		—		—		(9,120)		—		—		—		(9,120)
Net gain on disposal of financial assets at FVOCI, net of tax		—		—		—		—		—		13,045		—		13,045

Balance at June 30, 2024 (Unaudited)	~~W~~	16,873,254	~~W~~	(153,539)	~~W~~	628,459	~~W~~	38,331	~~W~~	29,560	~~W~~	232,704	~~W~~	2,893,093	~~W~~	20,541,862

Balance at January 1, 2025	~~W~~	16,873,254	~~W~~	(153,539)	~~W~~	984,045	~~W~~	(5,288)	~~W~~	16,176	~~W~~	244,823	~~W~~	3,365,347	~~W~~	21,324,818
Paid-in capital increase		300,000		(1,451)		—		—		—		—		—		298,549
Payment of dividends		—		—		—		—		—		—		(370,288)		(370,288)
Total comprehensive income		—		—		1,856,944		25,325		—		3,554		695,282		2,581,105
Profit for the period		—		—		—		—		—		—		695,282		695,282
Other comprehensive income:		—		—		1,856,944		25,325		—		3,554		—		1,885,823
Net gain on valuation of financial assets at FVOCI, net of tax		—		—		1,856,944		—		—		—		—		1,856,944
Net gain on valuation of cash flow hedge, net of tax		—		—		—		25,325		—		—		—		25,325
Net gain on disposal of financial assets at FVOCI, net of tax		—		—		—		—		—		3,554		—		3,554

Balance at June 30, 2025 (Unaudited)	~~W~~	17,173,254	~~W~~	(154,990)	~~W~~	2,840,989	~~W~~	20,037	~~W~~	16,176	~~W~~	248,377	~~W~~	3,690,341	~~W~~	23,834,184

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CASH FLOWS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2025 AND 2024

	Six months ended Jun 30, 2025 (Unaudited)		Six months ended Jun 30, 2024 (Unaudited)

	(Korean won in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Profit for the period	~~W~~	695,282	~~W~~	507,343

Adjustments for:
Income tax expenses		217,203		109,901
Interest income		(2,688,780)		(3,082,847)
Interest expenses		2,204,742		2,716,622
Dividend and distribution income		(64,211)		(64,101)
Dividend received from associates and subsidiaries		(15,277)		(12,873)
Loss on financial assets at FVTPL		28,339		9,078
Loss on financial assets at FVOCI		198		388
Transfer to derivatives’ credit risk provision		1,368		2,176
Loss on foreign exchange transactions		1,506,490		322,312
Additional impairment loss on credit		—		72,159
Depreciation and amortization		13,613		11,262
Loss on disposal of property, plant and equipment, intangible and other assets		1		4
Loss on valuation of derivative assets for trading		895,621		1,187,150
Loss on valuation of derivative assets for hedging		19,384		1,026,002
Loss on fair value hedged items		1,007,659		197,998
Post-employment benefits		5,427		4,295
Gain on financial assets at FVTPL		(52,409)		(19,074)
Gain on financial assets at FVOCI		(408)		—
Reversal of derivatives’ credit risk provision		(3,478)		(3,604)
Gain on foreign exchange transactions		(397,139)		(1,126,654)
Reversal of impairment loss on credit		(239,132)		—
Gain on disposal of property, plant and equipment, intangible and other assets		(15)		(10)
Gain on valuation of derivative assets for trading		(1,106,502)		(920,374)
Gain on valuation of derivative assets for hedging		(1,450,340)		(39,445)
Gain on fair value hedged items		(65,524)		(771,654)

		(183,170)		(381,289)

Changes in operating assets and liabilities:
Due from financial institutions		1,346,134		(329,373)
Financial assets and liabilities at FVTPL		(1,069,847)		938,006
Derivative assets and liabilities for trading		1,039,331		(564,291)
Hedging derivative assets and liabilities		(161,192)		(11,696)
Loans at amortized cost		(728,456)		834,959
Other assets		30,046		(184,082)
Provisions		—		7,362
Net defined benefit liabilities (assets)		(644)		366
Other liabilities		124,507		(272,567)

		579,879		418,684

Payment of income tax		(351,862)		—
Interest received		2,654,915		3,040,589
Interest paid		(2,151,088)		(2,399,097)
Dividend received		79,489		76,975

Net cash provided by operating activities		1,323,445		1,263,205

THE EXPORT-IMPORT BANK OF KOREA

CONDENSED SEPARATE INTERIM STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2025 AND 2024

	Six months ended Jun 30, 2025 (Unaudited)		Six months ended Jun 30, 2024 (Unaudited)

	(Korean won in millions)
CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of financial investments		1,350,391		1,547,230
Disposal of investments in associates		4,064		—
Disposal of property, plant and equipment		15		10
Disposal of intangible assets		—		115
Acquisition of financial investments		(2,052,565)		(2,130,111)
Acquisition of investments in associates		(43,618)		(12,801)
Acquisition of property, plant and equipment		(25,357)		(13,077)
Acquisition of intangible assets		(7,262)		(6,953)

Net cash used in investing activities		(774,332)		(615,587)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in call-money		—		175,000
Proceeds from borrowings		2,470,206		2,251,956
Proceeds from debentures		19,904,700		17,702,995
Paid-in capital increase		300,000		100,000
Repayment of borrowings		(4,386,894)		(2,222,462)
Repayment of debentures		(20,239,002)		(21,229,879)
Payment of dividends		(370,288)		(252,963)
Expense related to paid-in capital increase		(1,451)		(10,093)
Decrease in deposits		(6)		—

Net cash used in financing activities		(2,322,735)		(3,485,446)

NET DECREASE IN CASH AND CASH EQUIVALENTS		(1,773,622)		(2,837,828)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD		7,857,274		8,265,319
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON THE BALANCE OF CASH AND CASH EQUIVALENTS IN FOREIGN CURRENCIES		(402,406)		463,591

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD (Notes 7 and 35)	~~W~~	5,681,246	~~W~~	5,891,082

See accompanying notes to condensed separate interim financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE CONDENSED SEPARATE INTERIM FINANCIAL STATEMENTS

AS OF JUNE 30, 2025 AND DECEMBER 31, 2024,

AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2025 AND 2024 (Unaudited)

1.	GENERAL:

(1)	Summary of the Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank”) was established in 1976 as a special financial institution under the Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of June 30, 2025, the Bank operates a head office in Seoul, Marine Finance Center in Busan, ten domestic branches, three domestic offices, a domestic subsidiary, five overseas subsidiaries, and twenty-five overseas offices.

The Bank’s authorized capital is ~~W~~25,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is ~~W~~17,173,254 million as of June 30, 2025. The Government of the Republic of Korea (the “Government”), the Bank of Korea, and the Korea Development Bank hold 76.79%, 6.78%, and 16.42%, respectively, of the ownership of the Bank as of June 30, 2025.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund (“EDCF”) since June 1987 and the Inter-Korean Cooperation Fund (“IKCF”) since March 1991. Additionally, the Bank has been managing and operating The Supply Chain Resilience Fund since September 2024. The funds are accounted for separately and are not included in separate financial statements of The Export-Import Bank of Korea. The Bank receives fees from the Government for the trustee services related to EDCF and IKCF. For the management and operation of The Supply Chain Resilience Fund, the Bank receives certain costs incurred from the respective fund.

(2)	Summary of subsidiaries and associates

1)	Subsidiaries of the Bank as of June 30, 2025 and December 31, 2024, are as follows:

(June 30, 2025)

Subsidiaries	Location	Capital share		Main business	Number of shares owned	Percentage of owner- ship (%)	Date of financial statements
KEXIM Bank UK Limited	United Kingdom	GBP	81 mil	Finance	81,283,897	100.00	Jun. 30, 2025
PT.KOEXIM Mandiri Finance (*1)	Indonesia	IDR	806,433 mil	Finance	3,065	97.52	Jun. 30, 2025
KEXIM Vietnam Leasing Co. (*2)	Vietnam	USD	53 mil	Finance	—	100.00	Jun. 30, 2025
KEXIM Asia Limited	Hong Kong	USD	130 mil	Finance	130,000,000	100.00	Jun. 30, 2025
KEXIM Global(Singapore) Ltd.	Singapore	USD	300 mil	Finance	300,000,000	100.00	Jun. 30, 2025
EXIM PLUS Co., Ltd.	Korea	KRW	950 mil	Service	190,000	100.00	Jun. 30, 2025

(December 31, 2024)

Subsidiaries	Location	Capital share		Main business	Number of shares owned	Percentage of owner- ship (%)	Date of financial statements
KEXIM Bank UK Limited	United Kingdom	GBP	81 mil	Finance	81,283,897	100.00	Dec. 31, 2024
PT.KOEXIM Mandiri Finance (*1)	Indonesia	IDR	806,433 mil	Finance	3,065	97.52	Dec. 31, 2024
KEXIM Vietnam Leasing Co. (*2)	Vietnam	USD	53 mil	Finance	—	100.00	Dec. 31, 2024
KEXIM Asia Limited	Hong Kong	USD	130 mil	Finance	130,000,000	100.00	Dec. 31, 2024
KEXIM Global(Singapore) Ltd.	Singapore	USD	300 mil	Finance	300,000,000	100.00	Dec. 31, 2024
EXIM PLUS Co., Ltd.	Korea	KRW	950 mil	Service	190,000	100.00	Dec. 31, 2024

(*1) This includes convertible loans recognized as capital for the Indonesian subsidiary located in Indonesia.

(*2) This entity does not issue share certificates.

2)	Associates of the Bank as of June 30, 2025 and December 31, 2024, are as follows:

(June 30, 2025)

Associates	Location	Capital share		Main business	Number of shares owned	Percentage of owner- ship (%)	Date of financial statements
Credit Guarantee and Investment Fund	Philippines	USD	1,158 mil	Financial service	171,400,000	14.80	Jun. 30, 2025
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376 mil	Manufacturing	25,745,964	26.41	Jun. 30, 2025
KB-Badgers Future Mobility ESG Fund I	Korea	KRW	44,198 mil	Financial service	10,045,000,000	22.73	Jun. 30, 2025
WWG Green New Deal Fund	Korea	KRW	49,070 mil	Financial service	12,267,500,000	25.00	Jun. 30, 2025
Corporate Structure Innovation PEF IV	Korea	KRW	169,795 mil	Financial service	37,621,548,612	22.16	Jun. 30, 2025
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Korea	KRW	106,000 mil	Financial service	25,000,000,000	23.58	Jun. 30, 2025
STIC K-Growth Private Equity Fund	Korea	KRW	63,126 mil	Financial service	13,618,620,000	21.57	Jun. 30, 2025
Wonik M&A 2024 Private Equity Fund	Korea	KRW	35,800 mil	Financial service	8,950,000,000	25.00	Jun. 30, 2025
Corporate Structure Innovation PEF V	Korea	KRW	90,022 mil	Financial service	19,824,871,595	22.02	Jun. 30, 2025

(December 31, 2024)

Associates	Location	Capital share		Main business	Number of shares owned	Percentage of owner- ship (%)	Date of financial statements
Credit Guarantee and Investment Fund	Philippines	USD	1,158 mil	Financial service	171,400,000	14.80	Dec. 31, 2024
KTB Newlake Global Healthcare PEF	Korea	KRW	13,350 mil	Financial service	3,336,768,385	24.99	Dec. 31, 2024
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376 mil	Manufacturing	25,745,964	26.41	Dec. 31, 2024
KB-Badgers Future Mobility ESG Fund I	Korea	KRW	44,198 mil	Financial service	10,045,000,000	22.73	Dec. 31, 2024
WWG Green New Deal Fund	Korea	KRW	39,700 mil	Financial service	9,925,000,000	25.00	Dec. 31, 2024
Corporate Structure Innovation PEF IV	Korea	KRW	94,815 mil	Financial service	21,048,977,120	22.20	Dec. 31, 2024
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Korea	KRW	106,000 mil	Financial service	25,000,000,000	23.58	Dec. 31, 2024
STIC K-Growth Private Equity Fund	Korea	KRW	39,487 mil	Financial service	8,517,500,000	21.57	Dec. 31, 2024
Wonik M&A 2024 Private Equity Fund	Korea	KRW	35,800 mil	Financial service	8,950,000,000	25.00	Dec. 31, 2024
Corporate Structure Innovation PEF V	Korea	KRW	4,318 mil	Financial service	950,926,775	22.02	Dec. 31, 2024

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

(1)	Basis of Condensed Separate Financial Statement Preparation

These condensed separate interim financial statements were prepared in accordance with Korean International Financial Reporting Standards (“K-IFRS”) No.1034, ‘Interim Financial Reporting’ as part of the period covered by the Bank’s K-IFRS annual financial statements. These condensed separate interim financial statements do not include all of the disclosures required for full annual financial statements.

These financial statements are separate financial statements prepared in accordance with K-IFRS No.1027, ‘Separate Financial Statements’ presented by a parent, an investor with joint control of, or significant influence over, an investee, in which the investments are accounted for at cost.

The Bank’s accounting policies applied for the accompanying condensed separate interim financial statements are the same as the policies applied for the preparation of separate financial statements as of and for the year ended December 31, 2024.

(2)	Functional Currency

Items included in the separate financial statements in the Bank are measured using the currency of the primary economic environment in which the entity operates (the functional currency). The separate financial statements are presented in Korean won, which is the Bank’s functional and presentation currency.

(3)	New and amended standards and interpretations adopted by the Bank

The Bank has applied the following standards and amendments for the first time for their annual reporting period commencing January 1, 2025.

1)	Amendments to K-IFRS No.1021 ‘The Effects of Changes in Foreign Exchange Rates’ and No.1101 ‘First-time Adoption of International Financial Reporting Standards – Lack of Exchangeability’

When an entity estimates a spot exchange rate because exchangeability between two currencies is lacking, the entity shall disclose related information. The amendments should be applied for annual periods beginning on or after January 1, 2025, and earlier application is permitted. The amendments do not have a significant impact on the financial statements.

(4)	New standards and interpretations not yet adopted by the Bank

The following new accounting standards and interpretations have been published that are not mandatory for June 30, 2025 reporting periods and have not been early adopted by the Bank.

1)	Amendments to K-IFRS No.1109 ‘Financial Instruments’, K-IFRS No.1107 ‘Financial Instruments: Disclosures’

K-IFRS No.1109 ‘Financial Instruments’ and K-IFRS No.1107 ‘Financial Instruments: Disclosures’ have been amended to respond to recent questions arising in practice, and to include new requirements. The amendments should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted. The Bank is in review for the impact of these amendments on the financial statements. These amendments:

•	clarify the date of recognition and derecognition of some financial assets and liabilities, with a new exception for some financial liabilities settled through an electronic cash transfer system;

•	clarify and add further guidance for assessing whether a financial asset meets the solely payments of principal and interest (SPPI) criterion;

•

add new disclosures of impact on the entity and the extent to which the entity is exposed for each type of financial instruments if the timing or amount of contractual cash flow changes due to amendment of contract term; and

•	update the disclosures for equity instruments designated at FVOCI.

2)	Annual Improvements to K-IFRS -Volume 11

Annual Improvements to K-IFRS -Volume 11 should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted. The Bank does not expect the amendments to have a significant impact on the financial statements.

•	K-IFRS No.1101 ‘First-time Adoption of International Financial Reporting Standards: Hedge accounting by a first-time adopter’

•	K-IFRS No.1107 ‘Financial Instruments: Disclosures: Gain or loss on derecognition and implementation guidance’

•	K-IFRS No.1109 ‘Financial Instruments: Derecognition of lease liabilities and definition of transaction price’

•	K-IFRS No.1110 ‘Consolidated Financial Statements: Determination of a ‘de facto agent’ ’

•	K-IFRS No.1007 ‘Statement of Cash Flows: Cost method’

3.	SIGNIFICANT ESTIMATES AND JUDGMENTS:

The preparation of separate financial statements requires the application of accounting policies, especially certain critical accounting estimates and assumptions that may have a significant impact on assets (liabilities) and income (expenses). The management’s estimate of outcome may differ from an actual outcome if the management’s estimates and assumptions based on its best judgment at the reporting date are different from the actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both. Significant judgments are the same as those applied in preparation of the annual separate financial statements for the year ended December 31, 2024.

4.	RISK MANAGEMENT:

4-1.	Summary

(1)	Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment and preemptive response to risks due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2)	Risk Management Group

1)	Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the board of directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2)	Risk Management Council

The Risk Management Council is a consultative group, which reviews and makes decisions on matters delegated by the Risk Management Committees and discusses the detailed issues relating to the Bank’s risk management.

3)	Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work process relating risk management strategy, risk measurement, risk analysis, economic capital limit and others.

4)	Operational Risk Management Committee

The Operational Risk Management Committee resolves matters that require its approval as stipulated by relevant laws, supervisory regulations, and other internal rules, including significant changes to the operational risk management framework and assessment methods, in order to support the effective management of operational risks by the Risk Management Committee.

4-2.	Credit risk

(1)	Overview of credit risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2)	Credit risk management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowance for doubtful account associated with credit risk on loans and receivables to manage its credit risk.

(3)	Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Cash and due from financial institutions	~~W~~	9,179,268	~~W~~	12,915,754
Financial assets at FVTPL		4,323,983		4,674,036
Hedging derivative assets		662,059		71,450
Loans at amortized cost (*1)		85,527,415		88,726,176
Financial investments		6,643,000		6,226,542
Other financial assets		1,543,904		1,590,204
Acceptances and guarantee contracts		60,473,614		63,589,805
Commitments (*2)		38,752,540		38,687,977

Total	~~W~~	207,105,783	~~W~~	216,481,944

(*1)	Loans at amortized cost exclude loan valuation adjustment related to fair value hedging.

(*2)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 36.

(4)	Credit risk of loans

In order to secure asset quality and enhance equity capital adequacy, the Bank reserves and manages allowance for doubtful account on loans that have credit risk. Impairment on loans can be either deducted directly from the carrying amount thereof or can be deducted using the account of allowance for doubtful account. The Bank measures the credit risk inherent in financial assets classified as loans and presents it in financial statements as allowance for doubtful account in the form of deduction from the carrying amount of the assets.

The Bank writes off on non-profitable loans, non-recoverable loans, loans classified as estimated loss by asset quality category, loans requested to be written off by Financial Supervisory Service (“FSS”) and others upon approval of Loan Management Committee.

Loans as of June 30, 2025 and December 31, 2024, are categorized as follows (Korean won in millions):

(June 30, 2025)

	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	~~W~~	25,726,210	~~W~~	233,914	~~W~~	2,865	~~W~~	25,962,989
Outstanding		33,829,580		1,700		5,100		33,836,380
Good		24,462,601		907,386		10,853		25,380,840
Below normal		—		33,101		329,663		362,764

Subtotal		84,018,391		1,176,101		348,481		85,542,973

Individual assessment:
Best		—		—		72,718		72,718
Outstanding		—		—		—		—
Good		33,600		1,774,904		131,200		1,939,704
Below normal		—		614,243		205,912		820,155

Subtotal		33,600		2,389,147		409,830		2,832,577

Total	~~W~~	84,051,991	~~W~~	3,565,248	~~W~~	758,311	~~W~~	88,375,550

Net deferred origination fees and costs								(446,943)
Allowance for doubtful account								(2,401,192)

Total							~~W~~	85,527,415

(December 31, 2024)

	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	~~W~~	27,005,545	~~W~~	253,787	~~W~~	2,880	~~W~~	27,262,212
Outstanding		35,329,426		—		9,000		35,338,426
Good		24,242,016		976,576		4,566		25,223,158
Below normal		17,640		36,197		358,310		412,147

Subtotal		86,594,627		1,266,560		374,756		88,235,943

Individual assessment:
Best		—		—		73,100		73,100
Outstanding		—		—		5,000		5,000
Good		423,864		2,063,133		114,800		2,601,797
Below normal		—		714,477		215,125		929,602

Subtotal		423,864		2,777,610		408,025		3,609,499

Total	~~W~~	87,018,491	~~W~~	4,044,170	~~W~~	782,781	~~W~~	91,845,442

Net deferred loan origination fees and costs								(453,954)
Allowance for doubtful account								(2,665,312)

Total							~~W~~	88,726,176

The above carrying amounts exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(58) million as of December 31, 2024. There is no loan valuation adjustment related to fair value hedging as of June 30, 2025.

(5)	Credit quality of securities

Securities (debt securities) exposed to credit risk as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Grade 1	~~W~~	6,643,000	~~W~~	—	~~W~~	—	~~W~~	6,643,000
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	~~W~~	6,643,000	~~W~~	—	~~W~~	—	~~W~~	6,643,000

(December 31, 2024)

	12 month expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Grade 1	~~W~~	6,226,542	~~W~~	—	~~W~~	—	~~W~~	6,226,542
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	~~W~~	6,226,542	~~W~~	—	~~W~~	—	~~W~~	6,226,542

(6)	Concentration of credit risk

The amounts disclosed below exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(58) million as of December 31, 2024. There is no loan valuation adjustment related to fair value hedging as of June 30, 2025.

1)	Loans by country where the credit risk belongs to as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowance for doubtful account
Asia:
Korea	~~W~~	28,793,951	~~W~~	21,110,858	~~W~~	280,267	~~W~~	50,185,076	56.79	~~W~~	(41,098)	~~W~~	(1,279,796)
The United Arab Emirates		—		4,262,358		641		4,262,999	4.82		(27,601)		(5,551)
India		—		3,961,696		30,245		3,991,941	4.52		(22,099)		(3,926)
Indonesia		—		2,563,022		4,639		2,567,661	2.91		(79,908)		(15,662)
Vietnam		—		2,062,406		21,322		2,083,728	2.36		(17,121)		(89,353)
Saudi Arabia		—		2,001,395		2,292		2,003,687	2.27		(23,539)		(122,876)
Qatar		—		1,115,964		542,560		1,658,524	1.88		(13,626)		(5,112)
Oman		—		929,917		—		929,917	1.05		(13,525)		(9,508)
Singapore		—		809,835		72,223		882,058	1.00		(2,834)		(2,168)
Malaysia		—		154,452		750,170		904,622	1.02		(2,080)		(579)
Australia		—		696,515		1,029		697,544	0.79		(14,536)		(1,437)
Kuwait		—		719,062		—		719,062	0.81		(15,365)		(185)
Uzbekistan		—		681,786		—		681,786	0.77		(5,298)		(11,335)
Bahrain		—		368,748		—		368,748	0.42		(30,455)		(3,373)
Hong Kong		—		79,725		274,987		354,712	0.40		—		(31)
Others		—		1,139,223		591,918		1,731,141	1.95		(8,782)		(323,795)

Subtotal		28,793,951		42,656,962		2,572,293		74,023,206	83.76		(317,867)		(1,874,687)

Europe:
Poland		—		2,188,049		14,447		2,202,496	2.49		(7,033)		(153)
United Kingdom		—		1,881,939		—		1,881,939	2.13		(7,440)		(9,923)
France		—		817,972		409,569		1,227,541	1.39		(23,772)		(597)
Greece		—		1,238,529		—		1,238,529	1.40		(7,752)		(1,294)
Türkiye		—		959,328		—		959,328	1.09		(6,884)		(45,005)
Switzerland		—		310,452		8,137		318,589	0.36		(4,305)		(411)
Norway		—		270,247		—		270,247	0.31		(3,161)		(538)
Denmark		—		441,631		—		441,631	0.50		(6,308)		(359)
Russia		—		312,948		—		312,948	0.35		(202)		(273,064)
Germany		—		35,758		—		35,758	0.04		(53)		(28)
Others		—		241,033		76,659		317,692	0.36		(1,752)		(118,071)

Subtotal		—		8,697,886		508,812		9,206,698	10.42		(68,662)		(449,443)

America:
United States		—		276,992		42,214		319,206	0.36		(2,217)		(907)
Brazil		—		1,285,908		—		1,285,908	1.46		(204)		(3,258)
Chile		—		725,165		—		725,165	0.82		(7,110)		(2,191)
Canada		—		444,782		—		444,782	0.50		(2,457)		(327)
Panama		—		—		636,836		636,836	0.72		—		(824)
Mexico		—		142,911		—		142,911	0.16		(2,008)		(1,197)
Others		—		11,309		—		11,309	0.01		—		(1,142)

Subtotal		—		2,887,067		679,050		3,566,117	4.03		(13,996)		(9,846)

Africa:
Mozambique		—		564,064		—		564,064	0.64		(1,045)		(1,448)
Nigeria		—		480,086		—		480,086	0.54		(2,321)		(19,998)
Others		—		535,379		—		535,379	0.61		(43,052)		(45,770)

Subtotal		—		1,579,529		—		1,579,529	1.79		(46,418)		(67,216)

Total	~~W~~	28,793,951	~~W~~	55,821,444	~~W~~	3,760,155	~~W~~	88,375,550	100.00	~~W~~	(446,943)	~~W~~	(2,401,192)

(December 31, 2024)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowance for doubtful account
Asia:
Korea	~~W~~	28,277,489	~~W~~	23,441,969	~~W~~	1,037,393	~~W~~	52,756,851	57.44	~~W~~	(40,870)	~~W~~	(1,420,336)
China		—		210,810		359,908		570,718	0.62		(793)		(3,555)
Saudi Arabia		—		2,076,970		19,922		2,096,892	2.28		(24,910)		(137,304)
India		—		4,001,687		26,815		4,028,502	4.39		(24,086)		(4,000)
Indonesia		—		2,771,303		2,849		2,774,152	3.02		(84,373)		(13,072)
Vietnam		—		2,411,036		1,129		2,412,165	2.63		(18,414)		(120,512)
Australia		—		684,774		1,066		685,840	0.75		(14,863)		(1,413)
Philippines		—		—		2,639		2,639	—		—		(2)
Qatar		—		979,258		380		979,638	1.07		(13,944)		(4,835)
Singapore		—		1,076,317		92,585		1,168,902	1.27		(2,082)		(3,110)
Oman		—		903,903		—		903,903	0.98		(11,047)		(9,835)
Hong Kong		—		209,678		6,190		215,868	0.24		—		(84)
The United Arab Emirates		—		4,351,801		—		4,351,801	4.74		(29,546)		(5,218)
Uzbekistan		—		911,033		—		911,033	0.99		(5,917)		(14,145)
Others		—		2,592,534		1,265,261		3,857,795	4.20		(60,418)		(340,170)

Subtotal		28,277,489		46,623,073		2,816,137		77,716,699	84.62		(331,263)		(2,077,591)

Europe:
Russia		—		339,157		—		339,157	0.37		(202)		(295,951)
United Kingdom		—		1,656,316		—		1,656,316	1.80		(5,313)		(6,284)
France		—		383,914		297,982		681,896	0.74		(4,719)		(245)
Netherlands		—		235,200		49,382		284,582	0.31		(94)		(1,040)
Malta		—		402,638		—		402,638	0.44		(3,341)		(816)
Greece		—		1,433,827		—		1,433,827	1.56		(7,666)		(1,420)
Türkiye		—		1,039,457		4,407		1,043,864	1.14		(7,480)		(46,901)
Germany		—		60,500		—		60,500	0.07		(68)		(304)
Others		—		3,276,327		48,316		3,324,643	3.62		(28,859)		(131,184)

Subtotal		—		8,827,336		400,087		9,227,423	10.05		(57,742)		(484,145)

America:
Panama		—		70,166		583,229		653,395	0.71		(216)		(906)
United States		—		48,989		44,053		93,042	0.10		(227)		(839)
Mexico		—		171,467		—		171,467	0.19		(2,222)		(1,337)
Bermuda		—		65,836		—		65,836	0.07		(152)		(1,280)
Brazil		—		958,789		—		958,789	1.04		(65)		(2,432)
Others		—		1,224,614		—		1,224,614	1.33		(10,072)		(5,219)

Subtotal		—		2,539,861		627,282		3,167,143	3.44		(12,954)		(12,013)

Africa:
Nigeria		—		494,614		—		494,614	0.54		(2,599)		(19,976)
Others		—		1,239,563		—		1,239,563	1.35		(49,396)		(71,587)

Subtotal		—		1,734,177		—		1,734,177	1.89		(51,995)		(91,563)

Total	~~W~~	28,277,489	~~W~~	59,724,447	~~W~~	3,843,506	~~W~~	91,845,442	100.00	~~W~~	(453,954)	~~W~~	(2,665,312)

2)	Loans by industry as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Loans									Deferred loan origination fees		Allowance for doubtful account
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	~~W~~	15,304,052	~~W~~	24,877,430	~~W~~	324,189	~~W~~	40,505,671	45.83	~~W~~	(214,830)	~~W~~	(1,956,633)
Transportation		874,000		7,562,909		641,962		9,078,871	10.27		(64,204)		(25,277)
Financial institutions		10,365,651		10,450,675		2,639,547		23,455,873	26.54		(27,214)		(286,089)
Wholesale and retail		909,976		850,259		154,457		1,914,692	2.17		(481)		(21,795)
Real estate		—		481,522		—		481,522	0.54		(291)		(5,008)
Construction		359,409		2,146,155		—		2,505,564	2.84		(23,351)		(14,603)
Public sector and others		980,863		9,452,494		—		10,433,357	11.81		(116,572)		(91,787)

Total	~~W~~	28,793,951	~~W~~	55,821,444	~~W~~	3,760,155	~~W~~	88,375,550	100.00	~~W~~	(446,943)	~~W~~	(2,401,192)

(December 31, 2024)

	Loans									Deferred loan origination fees		Allowance for doubtful account
	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Manufacturing	~~W~~	14,306,105	~~W~~	26,434,377	~~W~~	356,173	~~W~~	41,096,655	44.75	~~W~~	(224,860)	~~W~~	(2,130,440)
Transportation		1,215,064		7,410,700		620,075		9,245,839	10.07		(53,509)		(75,449)
Financial institutions		10,208,659		9,967,761		2,686,632		22,863,052	24.89		(27,977)		(307,744)
Wholesale and retail		990,290		1,310,559		180,626		2,481,475	2.70		(437)		(30,300)
Real estate		—		695,310		—		695,310	0.76		(1,688)		(45,082)
Construction		627,863		2,372,605		—		3,000,468	3.27		(24,131)		(18,199)
Public sector and others		929,508		11,533,135		—		12,462,643	13.56		(121,352)		(58,098)

Total	~~W~~	28,277,489	~~W~~	59,724,447	~~W~~	3,843,506	~~W~~	91,845,442	100.00	~~W~~	(453,954)	~~W~~	(2,665,312)

3)	Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by industry as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025			Dec. 31, 2024
	Amount		Ratio (%)	Amount		Ratio (%)
Financial assets at FVTPL
Government and government sponsored institutions	~~W~~	167,678	3.88	~~W~~	319,857	6.84
Banking and insurance		3,587,453	82.97		4,215,624	90.19
Others		568,852	13.15		138,555	2.97

Subtotal		4,323,983	100.00		4,674,036	100.00

Financial assets at FVOCI
Government and government sponsored institutions		2,461,499	45.10		2,040,960	41.96
Banking and insurance		2,553,595	46.79		2,368,667	48.70
Others		442,737	8.11		453,940	9.34

Subtotal		5,457,831	100.00		4,863,567	100.00

Securities at amortized cost
Government and government sponsored institutions		930,185	78.49		1,005,200	73.75
Banking and insurance		96,265	8.12		185,783	13.63
Others		158,718	13.39		171,992	12.62

Subtotal		1,185,168	100.00		1,362,975	100.00

Hedging derivative assets
Banking and insurance		662,059	100.00		71,450	100.00

Total	~~W~~	11,629,041		~~W~~	10,972,028

4)	Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by country as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025			Dec. 31, 2024
	Amount		Ratio (%)	Amount		Ratio (%)
Financial assets at FVTPL
Korea	~~W~~	4,221,124	97.62	~~W~~	4,493,125	96.13
Others		102,859	2.38		180,911	3.87

Subtotal		4,323,983	100.00		4,674,036	100.00

Financial assets at FVOCI
Korea		2,908,924	53.30		2,455,218	50.48
United States		1,434,235	26.28		1,579,534	32.48
Others		1,114,672	20.42		828,815	17.04

Subtotal		5,457,831	100.00		4,863,567	100.00

Securities at amortized cost
Korea		331,122	27.94		331,752	24.34
United States		668,790	56.43		811,944	59.57
Others		185,256	15.63		219,279	16.09

Subtotal		1,185,168	100.00		1,362,975	100.00

Hedging derivative assets
Korea		226,372	34.19		46,677	65.33
France		259,211	39.15		20,004	28.00
United States		126,438	19.10		1,209	1.69
Others		50,038	7.56		3,560	4.98

Subtotal		662,059	100.00		71,450	100.00

Total	~~W~~	11,629,041		~~W~~	10,972,028

5)	Credit enhancement and its financial effect as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	~~W~~	85,527,415	~~W~~	60,473,614	~~W~~	38,752,540	~~W~~	184,753,569	100.00

Credit enhancement:
Deposits and savings		181,954		—		149		182,103	0.10
Export guarantee insurance		234,053		1,090,492		—		1,324,545	0.72
Guarantee		3,270,495		5,931,087		1,425,537		10,627,119	5.75
Securities		9,908		27,920		176		38,004	0.02
Real estate		2,701,968		132,148		93,818		2,927,934	1.58
Ships		589,117		34,336		—		623,453	0.34
Aircraft		575,932		339,901		—		915,833	0.50

Subtotal		7,563,427		7,555,884		1,519,680		16,638,991	9.01

Exposure to credit risk after deducting credit enhancement	~~W~~	77,963,988	~~W~~	52,917,730	~~W~~	37,232,860	~~W~~	168,114,578	90.99

(December 31, 2024)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	~~W~~	88,726,176	~~W~~	63,589,805	~~W~~	38,687,977	~~W~~	191,003,958	100.00

Credit enhancement:
Deposits and savings		229,512		52,490		9,060		291,062	0.15
Export guarantee insurance		283,107		1,186,649		—		1,469,756	0.77
Guarantee		3,396,224		5,676,315		1,885,058		10,957,597	5.74
Securities		7,881		39,527		—		47,408	0.02
Real estate		2,633,063		423,015		92,072		3,148,150	1.65
Ships		672,725		77,530		—		750,255	0.39
Aircraft		673,800		271,396		—		945,196	0.49
Others		8,110		—		—		8,110	—

Subtotal		7,904,422		7,726,922		1,986,190		17,617,534	9.21

Exposure to credit risk after deducting credit enhancement	~~W~~	80,821,754	~~W~~	55,862,883	~~W~~	36,701,787	~~W~~	173,386,424	90.79

(*1)	Loans exclude loan valuation adjusted related to fair value hedging.

4-3. Liquidity risk

(1)	Overview of liquidity risk

Liquidity risk is the risk that the Bank is unable to meet its payment obligations arising from financial liabilities as they become due. The Bank discloses all financial asset, financial liabilities, and off-balance sheet items, such as loan commitments, and analysis of the contractual maturity, which are related to liquidity risk, into seven categories. The cash flows disclosed in the maturity analysis are undiscounted contractual amounts, including principal and future interest, which resulted in disagreement with the discounted cash flows included in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2)	Principles of the liquidity risk management

A.	Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

B.	Liquidity risk reflects financing plans and fund using plans, and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

C.	The Bank establishes liquidity risk managing strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3)	Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations, and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself, and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4)	Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currencies, and simulates analysis reflecting market environment, product features and the Bank’s strategies.

(5)	Analysis on remaining contractual maturity of financial liabilities and off-balance-sheet items

Remaining contractual maturity and amount of financial liabilities and off-balance sheet items as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	1,981,494	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	1,981,494
Hedging derivative liabilities		—		8,248		22,233		58,029		98,542		231,261		923,059		1,341,372
Borrowings		—		141,462		440,795		1,327,781		346,299		2,051,125		416,928		4,724,390
Debentures		—		2,825,816		6,145,902		10,675,511		19,617,965		45,950,885		17,029,560		102,245,639
Other financial liabilities		—		1,586,180		172		762		4,339		196,875		1.792,475		2,580,803

Total	~~W~~	1,981,494	~~W~~	4,561,706	~~W~~	6,609,102	~~W~~	12,062,083	~~W~~	20,067,145	~~W~~	48,430,146	~~W~~	19,162,022	~~W~~	112,873,698

Off-balance sheet items (*1):
Commitments	~~W~~	38,752,540	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	38,752,540
Financial guarantee contracts		18,190,532		—		—		—		—		—		—		18,190,532

Total	~~W~~	56,943,072	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	56,943,072

(December 31, 2024)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	3,013,553	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	3,013,553
Hedging derivative liabilities		—		953		34,759		141,621		252,684		775,199		1,172,739		2,377,955
Borrowings		—		509,244		822,632		97,403		1,235,697		3,821,808		423,885		6,910,669
Debentures		—		5,150,157		6,481,352		9,188,134		17,448,602		49,776,876		18,201,916		106,247,037
Other financial liabilities		2,104		1,607,875		477		—		4,280		265,466		2.796,276		2,676,478

Total	~~W~~	3,015,657	~~W~~	7,268,229	~~W~~	7,339,220	~~W~~	9,427,158	~~W~~	18,941,263	~~W~~	54,639,349	~~W~~	20,594,816	~~W~~	121,225,692

Off-balance sheet items (*1):
Commitments	~~W~~	38,687,977	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	38,687,977
Financial guarantee contracts		18,170,585		—		—		—		—		—		—		18,170,585

Total	~~W~~	56,858,562	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	56,858,562

(*1)	Although financial guarantees and loan commitments provided by the Bank have maturities, the Bank should fulfill the obligation immediately when the counter party requests payments.

4-4. Market risk

(1)	Overview of market risk

1)	Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, share price, foreign exchange rate, commodity value.

2)	Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters, such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price.

(2)	Foreign exchange risk

1)	Management of foreign exchange risk

Foreign exchange risk is the possible losses on assets and liabilities denominated in foreign currencies due to changes of foreign exchange rate. Foreign exchange risk management limit is set up and a risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The integrated asset and liability management division head and finance division head must independently monitor changes in foreign exchange risk by source and ensure compliance with risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The integrated asset and liability management division head and risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis, and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currencies exceeding 5% of total assets and liabilities denominated in foreign currencies.

3)	Measurement method

①	Value at Risk (VaR)

The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of adverse exchange rate volatilities. Exchange rate volatility is calculated using the standard deviation of individual exchange rate changes over the past five years. Based on the current foreign exchange position and exchange rate volatility, the potential reduction in net valuation gains from the Bank’s foreign currency assets and liabilities is estimated.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation.

②	Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting volatility of foreign exchange that has significant influence on the value of portfolio.

③	Results of measurement

Results of foreign exchange VaR as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025								Dec. 31, 2024
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Foreign exchange risk	~~W~~	89,415	~~W~~	44,332	~~W~~	134,028	~~W~~	134,028	~~W~~	131,384	~~W~~	94,371	~~W~~	175,454	~~W~~	114,860

(3)	Interest rate risk in bank account

1)	Management of interest rate risk

Interest rate risk is the possible losses on assets and liabilities due to changes of interest rate. Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. The integrated asset and liability management division head and finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the integrated asset and liability management division head and risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of interest rate risk

Interest rate risk is managed by measuring ΔNII (Change in Net Interest Income), which reflects the impact of interest rate fluctuations on net interest income, and ΔEVE (Change in Economic Value of Equity), which reflects the impact of interest rate fluctuations on the economic value of equity, and uses interest rate sensitivity gap and duration gap as supplementary index. ΔNII and ΔEVE are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3)	Measurement method

①	Change in Net Interest Income (ΔNII)

Under the IRRBB standard approach proposed by the Bank for International Settlements (BIS), the maximum reduction in Net Interest Income (NII) is measured by applying cash flows by maturity bucket, interest rate shocks, and the target management horizon for each scenario. The interest rate shock scenarios used include two types: (1) parallel upward shift and (2) parallel downward shift.

②	(Change in Economic Value of Equity (ΔEVE)

Under the IRRBB standard approach proposed by the Bank for International Settlements (BIS), the maximum reduction in Economic Value of Equity (EVE) is measured by applying cash flows by maturity bucket, interest rate shocks, and discount rates for each scenario. The interest rate shock scenarios used include six types: (1) parallel upward shift, (2) parallel downward shift, (3) steepener shock, (4) flattener shock, (5) short-term rate upward shift, and (6) short-term rate downward shift.

③	Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting volatility of interest rate that has significant influence on the value of portfolio and is performed at least once in every quarter.

④	Results of measurement

Results of interest rate risk as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025								Dec. 31, 2024
	Average		Minimum		Maximum		Ending		Average		Minimum		Maximum		Ending
Interest rate risk	~~W~~	310,281	~~W~~	252,133	~~W~~	353,273	~~W~~	322,795	~~W~~	240,683	~~W~~	195,428	~~W~~	297,483	~~W~~	297,483

4-5. Capital risk

The Bank follows the standard of capital adequacy established by the Financial Services Commission. The standard is based on Basel III, which was established by Basel Committee on Banking Supervision in BIS. In Korea, this standard has been followed since the end of June 2020.

According to the standard, the Bank should maintain BIS capital ratio for risk-weighted asset at or above the minimum regulatory capital ratio and quarterly report BIS capital ratio to the Financial Supervisory Service.

According to Korean Banking Supervision rules for operations, the Bank’s capitals are mainly divided into two categories:

(1)

Tier 1 capital (basic capital): Basic capital is composed of capital stock-common and other basic capital. Capital stock-common includes ordinary shares satisfied with qualifications, capital surplus, retained earnings, accumulated other comprehensive income, other reserves and non-controlling interests among the ordinary shares of consolidated subsidiaries. Other basic capital includes securities and capital surplus satisfied with qualifications.

(2)

Tier 2 capital (supplementary capital): Supplementary capital is composed of the securities and capital surplus satisfied with qualifications, non-controlling interests among the securities of consolidated subsidiaries and the amounts of less than below 1.25% of credit risk-weighted asset like allowance for credit losses in respect of credits classified as normal or precautionary.

The risk-weighted asset includes intrinsic risks in total assets, errors of internal operation processes and loss risk from external events. It indicates a size of assets reflecting the level of risks that the Bank bears. The Bank computes the risk-weighted asset by risks (credit, market and operational) and uses it for calculation of BIS capital ratio.

5.	FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1. Classification and fair value

(1)	Carrying amounts and fair values of financial instruments as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025				Dec. 31, 2024
	Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	~~W~~	9,179,268	~~W~~	9,179,268	~~W~~	12,915,754	~~W~~	12,915,754
Financial assets at FVTPL		4,360,981		4,360,981		5,137,067		5,137,067
Hedging derivative assets		662,059		662,059		71,450		71,450
Loans at amortized cost		85,527,415		85,307,103		88,726,118		88,201,375
Financial assets at FVOCI		20,919,527		20,919,527		17,969,241		17,969,241
Securities at amortized cost		1,185,168		1,138,320		1,362,975		1,285,980
Other financial assets		1,543,904		1,543,904		1,590,204		1,590,204

Total	~~W~~	123,378,322	~~W~~	123,111,162	~~W~~	127,772,809	~~W~~	127,171,071

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	1,981,494	~~W~~	1,981,494	~~W~~	3,013,553	~~W~~	3,013,553
Hedging derivative liabilities		1,341,372		1,341,372		2,377,955		2,377,955
Borrowings		4,655,208		4,556,848		6,853,985		6,485,001
Debentures		90,368,672		90,332,725		93,194,917		89,525,350
Other financial liabilities		2,580,803		2,580,803		2,676,478		2,676,478

Total	~~W~~	100,927,549	~~W~~	100,793,242	~~W~~	108,116,888	~~W~~	104,078,337

Fair value is the amount at which the assets could be exchanged or the liabilities could be settled in transaction between knowledgeable and willing independent parties. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits them to be compared with their carrying amount at the end of each reporting period. The best estimate of the fair value of a financial instrument is the price quoted in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value

Loans and receivables

As demand deposits and transferable deposits do not have maturity and are readily convertible to cash, the carrying amounts of these deposits approximate their fair values. Fair values of the deposits with the maturity of more than one year are determined by discounted cash flow model (“DCF model”).

DCF model is also used to determine the fair value of loans. Fair value is determined by discounting the cash flows expected from each contractual period by applying the discount rates for each period.

Investment securities	Financial investments are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker or using the DCF model.

Financial instruments	Method of measuring fair value

Derivatives	For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC derivative, fair value is determined primarily using the DCF model. The Bank uses internally developed valuation models that are widely used by market participants to determine fair value of plain OTC derivatives, including option, interest rate swap, and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

Borrowings	Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currencies is determined by DCF model.

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as an approximation of fair values.

(2)	Fair value hierarchy

1)	The Bank classifies financial instruments as three levels of fair value hierarchy as below.

Level 1:

Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2:

Financial instruments measured using valuation techniques, where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general OTC derivatives, such as swap, futures and options.

Level 3:

Financial instruments measured using valuation techniques, where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted securities, structured bonds and OTC derivatives.

2)

Fair value hierarchy of financial assets and liabilities, which are not measured at fair value as of June 30, 2025 and December 31, 2024 are as follows. Fair value information for cash and deposits, whose carrying amount is a reasonable approximation of fair value, is not included as they are not measured at fair value. (Korean won in millions):

(June 30, 2025)

	Level 1		Level 2		Level 3		Total
Financial assets:
Loans at amortized cost	~~W~~	—	~~W~~	—	~~W~~	85,307,103	~~W~~	85,307,103
Securities at amortized cost		428,571		709,749		—		1,138,320
Other financial assets		—		—		1,543,904		1,543,904

Total	~~W~~	428,571	~~W~~	709,749	~~W~~	86,851,007	~~W~~	87,989,327

Financial liabilities:
Borrowings	~~W~~	—	~~W~~	4,556,848	~~W~~	—	~~W~~	4,556,848
Debentures		—		90,332,725		—		90,332,725
Other financial liabilities		—		—		2,580,803		2,580,803

Total	~~W~~	—	~~W~~	94,889,573	~~W~~	2,580,803	~~W~~	97,470,376

(December 31, 2024)

	Level 1		Level 2		Level 3		Total
Financial assets:
Loans at amortized cost	~~W~~	—	~~W~~	—	~~W~~	88,201,375	~~W~~	88,201,375
Securities at amortized cost		120,758		1,165,222		—		1,285,980
Other financial assets		—		—		1,590,204		1,590,204

Total	~~W~~	120,758	~~W~~	1,165,222	~~W~~	89,791,579	~~W~~	91,077,559

Financial liabilities:
Borrowings	~~W~~	—	~~W~~	6,485,001	~~W~~	—	~~W~~	6,485,001
Debentures		—		89,525,350		—		89,525,350
Other financial liabilities		—		—		2,676,478		2,676,478

Total	~~W~~	—	~~W~~	96,010,351	~~W~~	2,676,478	~~W~~	98,686,829

3)	Fair value hierarchy of financial assets and liabilities measured at fair value as of June 30, 2025 and December 31, 2024, is as follows (Korean won in millions):

(June 30, 2025)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	~~W~~	10,126	~~W~~	2,789,784	~~W~~	1,561,071	~~W~~	4,360,981
Hedging derivative assets		—		660,450		1,609		662,059
Financial assets at FVOCI		3,153,018		2,771,286		14,995,223		20,919,527

Total	~~W~~	3,163,144	~~W~~	6,221,520	~~W~~	16,557,903	~~W~~	25,942,567

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	—	~~W~~	1,399,912	~~W~~	581,582	~~W~~	1,981,494
Hedging derivative liabilities		—		645,024		696,348		1,341,372

Total	~~W~~	—	~~W~~	2,044,936	~~W~~	1,277,930	~~W~~	3,322,866

(December 31, 2024)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	~~W~~	—	~~W~~	3,502,030	~~W~~	1,635,037	~~W~~	5,137,067
Hedging derivative assets		—		71,183		267		71,450
Financial assets at FVOCI		2,419,164		2,853,793		12,696,284		17,969,241

Total	~~W~~	2,419,164	~~W~~	6,427,006	~~W~~	14,331,588	~~W~~	23,177,758

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	—	~~W~~	2,252,591	~~W~~	760,962	~~W~~	3,013,553
Hedging derivative liabilities		—		1,586,327		791,628		2,377,955

Total	~~W~~	—	~~W~~	3,838,918	~~W~~	1,552,590	~~W~~	5,391,508

4)

The valuation techniques and input variables of Level 2 financial instruments subsequently not measured at fair value as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost Debt securities	~~W~~	709,749	DCF Model	Discount rate
Financial liabilities
Borrowings		4,556,848	DCF Model	Discount rate
Debentures		90,332,725	DCF Model	Discount rate

(December 31, 2024)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost Debt securities	~~W~~	1,165,222	DCF Model	Discount rate
Financial liabilities
Borrowings		6,485,001	DCF Model	Discount rate
Debentures		89,525,350	DCF Model	Discount rate

5)

The valuation techniques and input variables of Level 3 financial assets and liabilities subsequently not measured at fair value as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Fair value		Valuation techniques	Input variables
Financial assets
Loans at amortized cost	~~W~~	85,307,103	DCF Model	Discount rate
Other financial assets		1,543,904	Carrying amount	—
Financial liabilities
Other financial liabilities		2,580,803	Carrying amount	—

(December 31, 2024)

	Fair value		Valuation techniques	Input variables
Financial assets
Loans at amortized cost	~~W~~	88,201,375	DCF Model	Discount rate
Other financial assets		1,590,204	Carrying amount	—
Financial liabilities
Other financial liabilities		2,676,478	Carrying amount	—

6)	The valuation techniques and input variables of Level 2 financial instruments subsequently measured at fair value as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	~~W~~	1,985,382	DCF Model	Discount rate
Derivative assets for trading		804,402	DCF Model	Discount rate
Hedging derivative assets		660,450	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		2,771,286	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		1,399,912	DCF Model	Discount rate
Hedging derivative liabilities		645,024	DCF Model	Discount rate

(December 31, 2024)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	~~W~~	2,037,855	DCF Model	Discount rate
Derivative assets for trading		1,464,175	DCF Model	Discount rate
Hedging derivative assets		71,183	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		2,853,793	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading		2,252,591	DCF Model	Discount rate
Hedging derivative liabilities		1,586,327	DCF Model	Discount rate

7)

The valuation techniques and input variables (significant but unobservable) of Level 3 financial instruments, measured at fair value after initial recognition, as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted securities	~~W~~	36,998	NAV Methods	—	—	—
Beneficiary certificates		433,684
Paid-in capital		504,867
Derivatives		585,522	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Hedging derivative assets
Derivatives	~~W~~	1,609	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Financial assets at FVOCI:
Unlisted securities	~~W~~	14,963,263	DCF Model Binomial Model NAV Methods Discounted Shareholder Cash Flow Methods	Discount rate Growth rate Volatility	7.13% ~ 13.39% 0% 48.45%	If discount rate is decreased (increased)/ if growth rate is increased (decreased)/ if volatility is increased (decreased), fair value is increased (decreased).
Paid-in capital		31,960	NAV Methods	—	—	—
Financial liabilities at FVTPL:
Derivatives	~~W~~	581,582	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Hedging derivative liabilities
Derivatives	~~W~~	696,348	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).

(December 31, 2024)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted securities	~~W~~	58,205	NAV Methods	—	—	—
Beneficiary certificates		417,337
Paid-in capital		404,826
Derivatives		754,670	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Hedging derivative assets
Derivatives	~~W~~	267	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Financial assets at FVOCI:
Unlisted securities	~~W~~	12,666,427	DCF Model Binomial Model NAV Methods Discounted Shareholder Cash Flow Methods	Discount rate Growth rate Volatility	6.54% ~ 13.26% 0% 44.63%	If discount rate is decreased (increased)/ if growth rate is increased (decreased)/ if volatility is increased (decreased), fair value is increased (decreased).
Paid-in capital		29,857	NAV Methods	—	—	—
Financial liabilities at FVTPL:
Derivatives	~~W~~	760,962	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).
Hedging derivative liabilities
Derivatives	~~W~~	791,628	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased (decreased), fair value is increased (decreased).

①	Changes in Level 3 financial instruments measured at fair value for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases/ Issues		Sales/ Settlements		Ending balance
Financial assets
Securities at FVTPL	~~W~~	880,367	~~W~~	2,294	~~W~~	—	~~W~~	141,883	~~W~~	(48,995)	~~W~~	975,549
Derivative assets for trading		754,670		(167,765)		—		—		(1,383)		585,522
Hedging derivative assets		267		1,342		—		—		—		1,609
Financial assets at FVOCI		12,696,284		—		2,298,471		468		—		14,995,223

Total	~~W~~	14,331,588	~~W~~	(164,129)	~~W~~	2,298,471	~~W~~	142,351	~~W~~	(50,378)	~~W~~	16,557,903

Financial liabilities
Derivative liabilities for trading	~~W~~	760,962	~~W~~	(176,834)	~~W~~	—	~~W~~	—	~~W~~	(2,546)	~~W~~	581,582
Hedging derivative liabilities		791,628		(95,280)		—		—		—		696,348

Total	~~W~~	1,552,590	~~W~~	(272,114)	~~W~~	—	~~W~~	—	~~W~~	(2,546)	~~W~~	1,277,930

(Six-month period ended June 30, 2024)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases/ Issues		Sales/ Settlements		Ending balance
Financial assets
Securities at FVTPL	~~W~~	667,444	~~W~~	12,636	~~W~~	—	~~W~~	106,176	~~W~~	(70,903)	~~W~~	715,353
Loans at FVTPL		3,703		—		—		—		(3,703)		—
Derivative assets for trading		588,726		116,928		—		498		(387)		705,765
Hedging derivative assets		9,099		(7,250)		—		—		—		1,849
Financial assets at FVOCI		10,086,177		—		300,309		2,000,962		(20)		12,387,428

Total	~~W~~	11,355,149	~~W~~	122,314	~~W~~	300,309	~~W~~	2,107,636	~~W~~	(75,013)	~~W~~	13,810,395

Financial liabilities
Derivative liabilities for trading	~~W~~	587,315	~~W~~	116,039	~~W~~	—	~~W~~	—	~~W~~	(7)	~~W~~	703,347
Hedging derivative liabilities		569,726		154,710		—		—		—		724,436

Total	~~W~~	1,157,041	~~W~~	270,749	~~W~~	—	~~W~~	—	~~W~~	(7)	~~W~~	1,427,783

②

In relation to changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the period, and total gains or losses for financial instruments held at the end of the reporting period in the separate statements of comprehensive income for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Gain (loss) from financial investments
	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Total gains (losses) on financial assets held at the end of the period	~~W~~	(164,129)	~~W~~	122,313
Total gains (losses) on financial liabilities held at the end of the period		272,114		(270,749)
Total gains (losses) included in profit or loss for the period		107,985		(148,436)

③	The sensitivity of fair value analysis for the Level 3 financial instruments

The Bank performed the sensitivity analysis for the Level 3 financial instruments which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Shares are the financial instruments subject to sensitivity analysis, which are classified as Level 3 and in which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments which are recognized as cost among the financial instruments which are classified as Level 3 are excluded in the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Details(*1)	Profit or loss				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Financial assets at FVOCI (*2,3)	~~W~~	—	~~W~~	—	~~W~~	74,409	~~W~~	(54,163)

(December 31, 2024)

Details(*1)	Profit or loss				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Financial assets at FVOCI (*2,3)	~~W~~	—	~~W~~	—	~~W~~	80,231	~~W~~	(61,498)

(*1)

Among the level 3 financial instruments, ~~W~~6,560,233 million and ~~W~~6,558,310 million as of June 30, 2025 and December 31, 2024, respectively were excluded at the above sensitivity analysis effected by input variables, since it is practically impossible to perform.

(*2)	Changes in fair value are computed by increasing or decreasing the volatility of the underlying asset by 10%, which are unobservable inputs.
(*3)	Changes in fair value of shares are computed by increasing or decreasing growth rate by 0.5% and discount rate by 1%, which are unobservable inputs.

5-2.	Classification by categories of financial instruments

The carrying amounts of each category of financial assets and financial liabilities as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Financial assets at FVTPL		Financial assets at amortized cost		Financial assets at FVOCI		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	~~W~~	—	~~W~~	9,179,268	~~W~~	—	~~W~~	—	~~W~~	9,179,268
Financial assets at FVTPL		4,360,981		—		—		—		4,360,981
Hedging derivative assets		—		—		—		662,059		662,059
Loans at amortized cost		—		85,527,415		—		—		85,527,415
Financial investments		—		1,185,168		20,919,527		—		22,104,695
Other financial assets		—		1,543,904		—		—		1,543,904

Total	~~W~~	4,360,981	~~W~~	97,435,755	~~W~~	20,919,527	~~W~~	662,059	~~W~~	123,378,322

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	1,981,494	~~W~~	—	~~W~~	—	~~W~~	1,981,494
Hedging derivative liabilities		—		—		1,341,372		1,341,372
Borrowings		—		4,655,208		—		4,655,208
Debentures		—		90,368,672		—		90,368,672
Other financial liabilities		—		2,580,803		—		2,580,803

Total	~~W~~	1,981,494	~~W~~	97,604,683	~~W~~	1,341,372	~~W~~	100,927,549

(December 31, 2024)

	Financial assets at FVTPL		Financial assets at amortized cost		Financial assets at FVOCI		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	~~W~~	—	~~W~~	12,915,754	~~W~~	—	~~W~~	—	~~W~~	12,915,754
Financial assets at FVTPL		5,137,067		—		—		—		5,137,067
Hedging derivative assets		—		—		—		71,450		71,450
Loans at amortized cost		—		88,726,118		—		—		88,726,118
Financial investments		—		1,362,975		17,969,241		—		19,332,216
Other financial assets		—		1,590,204		—		—		1,590,204

Total	~~W~~	5,137,067	~~W~~	104,595,051	~~W~~	17,969,241	~~W~~	71,450	~~W~~	127,772,809

	Financial liabilities at FVTPL		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	3,013,553	~~W~~	—	~~W~~	—	~~W~~	3,013,553
Hedging derivative liabilities		—		—		2,377,955		2,377,955
Borrowings		—		6,853,985		—		6,853,985
Debentures		—		93,194,917		—		93,194,917
Other financial liabilities		—		2,676,478		—		2,676,478

Total	~~W~~	3,013,553	~~W~~	102,725,380	~~W~~	2,377,955	~~W~~	108,116,888

5-3.	Offset of financial instruments

The Bank holds the financial instruments which grant it the rights to offset in case of default, insolvency, or bankruptcy of the counterparties though it does not meet the criteria for offsetting of K-IFRS No.1032. Cash collaterals do not meet the offsetting criteria in K-IFRS No.1032, but they can be set off with net amounts of financial instruments, receivable and payable spot exchange.

The effects of netting agreements as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the separate statement of financial position
							Financial instruments		Cash collateral		Net amount
Financial assets:
Derivatives	~~W~~	2,055,104	~~W~~	—	~~W~~	2,055,104	~~W~~	(875,898)	~~W~~	(485,315)	~~W~~	693,891
Financial liabilities:
Derivatives	~~W~~	3,317,418	~~W~~	—	~~W~~	3,317,418	~~W~~	(875,898)	~~W~~	(663,785)	~~W~~	1,777,735

(December 31, 2024)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the separate statement of financial position
							Financial instruments		Cash collateral		Net amount
Financial assets:
Derivatives	~~W~~	2,295,528	~~W~~	—	~~W~~	2,295,528	~~W~~	(185,989)	~~W~~	—	~~W~~	2,109,539
Financial investments		540,710		—		540,710		(521,767)		—		18,943

Total	~~W~~	2,836,238	~~W~~	—	~~W~~	2,836,238	~~W~~	(707,756)	~~W~~	—	~~W~~	2,128,482

Financial liabilities:
Derivatives	~~W~~	5,375,843	~~W~~	—	~~W~~	5,375,843	~~W~~	(185,989)	~~W~~	(790,077)	~~W~~	4,399,777
Securities sold under repurchase agreement		521,767		—		521,767		(521,767)		—		—

Total	~~W~~	5,897,610	~~W~~	—	~~W~~	5,897,610	~~W~~	(707,756)	~~W~~	(790,077)	~~W~~	4,399,777

5-4.	Transfer of financial assets

The Bank continues to recognize the financial assets related to repurchase agreements on the separate statement of financial position since those transactions are not qualified for derecognition even though the Bank transfers the financial assets. Since financial assets sold under repurchase agreements is sold to be repurchased at fixed prices, the Bank retains substantially all the risks and rewards of ownership of the asset.

Details of carrying amounts of assets transferred and relevant liabilities as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025				Dec. 31, 2024
	Carrying amount of transferred assets		Carrying amount of relevant liabilities		Carrying amount of transferred assets		Carrying amount of relevant liabilities
Securities sold under repurchase agreement	~~W~~	—	~~W~~	—	~~W~~	540,710	~~W~~	521,767

6.	OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws, such as The Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business.

7.	CASH AND DUE FROM FINANCIAL INSTITUTIONS:

(1)	Cash and cash equivalents as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

Detail	Jun. 30, 2025		Dec. 31, 2024
Due from financial institutions in local currency	~~W~~	1,272,667	~~W~~	1,720,557
Due from financial institutions in foreign currencies		7,906,601		11,195,198

Subtotal		9,179,268		12,915,755

Restricted due from financial institutions		(2,298,022)		(3,358,479)
Due from financial institutions with original maturities of more than three months at acquisition date		(1,200,000)		(1,700,000)

Subtotal		(3,498,022)		(5,058,479)

Total (*1)	~~W~~	5,681,246	~~W~~	7,857,274

(*1)	It is equal to the due from financial institutions as presented in the separate statements of cash flows.

(2)	Details of due from financial institutions as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025			Dec. 31, 2024
Detail	Amount		Interest (%)	Amount		Interest (%)
Due from financial institutions in local currency:
Demand deposits	~~W~~	3,555	0.00~0.10	~~W~~	1,566	0.00~0.10
Time deposits		1,250,000	2.65~3.57		1,700,000	3.35~3.73
Others		6,700	1.65		5,900	1.65
Margin for derivatives		12,412	0.00		13,091	0.00

Subtotal		1,272,667			1,720,557

Due from financial institutions in foreign currencies:
Demand deposits		81,507	—		43,623	—
On demand		5,350,399	0.00~4.38		7,340,428	0.00~5.38
Offshore demand deposits		189,086	0.00~4.38		465,759	0.00~5.38
Others		1,271,082	5.33		2,565,498	5.33
Margin for derivatives		1,014,527	0.00		765,322	0.00
Margin for repurchase agreement		—	—		14,568	0.00

Subtotal		7,906,601			11,195,198

Total	~~W~~	9,179,268		~~W~~	12,915,755

(3)	Restricted due from financial institutions as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

Detail	Financial Institution	Jun. 30, 2025		Dec. 31, 2024		Reason for restriction
Others	Standard Chartered Bank and others	~~W~~	2,298,022	~~W~~	3,358,479	Credit Support Annex (CSA) for derivative transactions

8.	FINANCIAL ASSETS AT FVTPL:

Details of financial assets at FVTPL as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Securities at FVTPL
Debt securities in local currency
Debentures	~~W~~	10,126	~~W~~	—
Paid-in capital		493,360		392,843
Beneficiary certificates		2,357,650		2,356,883

Subtotal		2,861,136		2,749,726

Debt securities in foreign currencies
Debentures		—		24,857
Paid-in capital		11,507		11,982
Beneficiary certificates		61,416		73,453

Subtotal		72,923		110,292

Equity securities in foreign currencies Shares		36,998		58,205
Derivative assets for trading
Shares related		9,375		9,374
Interest rates related		770,871		1,033,970
Foreign currencies related		609,665		1,175,500
Others		13		—

Subtotal		1,389,924		2,218,844

Total	~~W~~	4,360,981	~~W~~	5,137,067

9.	FINANCIAL INVESTMENTS:

Details of financial investments as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Financial assets at FVOCI
Debt securities in local currency
National and municipal bonds	~~W~~	848,338	~~W~~	715,502
Financial bonds		1,328,503		1,294,272

Subtotal		2,176,841		2,009,774

Equity securities in local currency
Shares (*1)		15,429,735		13,075,817
Paid-in capital		31,960		29,857

Subtotal		15,461,695		13,105,674

Debt securities in foreign currencies
Corporate bonds and etc. (*2)		3,002,287		2,853,792
Other securities		278,703		—

		3,280,990		2,853,792

Securities at amortized cost
Debt securities in local currency
National bond		39,314		29,992
Financial bonds		140,424		90,430

Subtotal		179,738		120,422

Debt securities in foreign currencies
Corporate bonds and etc. (*2)		1,005,431		1,242,554

Total	~~W~~	22,104,695	~~W~~	19,332,216

(*1)

The fair value option through other comprehensive income was exercised for certain equity securities due to strategic holding requirements. The cumulative gains and losses from disposals amounted to ~~W~~248,378 million and ~~W~~244,823 million for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, respectively. No reclassifications affecting cumulative gains or losses occurred during these periods.

(*2)	It includes debt securities, which are pledged as collateral amounting to ~~W~~237,028 million and ~~W~~782,836 million as of June 30, 2025 and December 31, 2024, respectively.

10.	LOANS AT AMORTIZED COST:

Loans as presented below exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(58) million as of December 31, 2024.

(1)	Details of loans as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Detail	Jun. 30, 2025		Dec. 31, 2024
Loans in local currency	Loans for export	~~W~~	17,687,866	~~W~~	16,816,859
	Loans for foreign investments		2,018,911		2,101,491
	Loans for import		7,829,475		7,470,711
	Troubled Debt Restructuring		1,237,509		1,866,073
	Others		20,190		22,355

	Subtotal		28,793,951		28,277,489

Loans in foreign currencies	Loans for export		21,243,392		22,194,532
	Loans for foreign investments		28,126,750		30,123,583
	Loans for rediscounted trading notes		610,380		499,800
	Loans for import		4,113,059		4,995,337
	Overseas funding loans		886,250		1,041,416
	Loans for economic cooperation		835,497		861,494
	Others		6,116		8,285

	Subtotal		55,821,444		59,724,447

Others	Domestic usance bills		172,215		162,044
	Foreign-currency bills bought		1,154,045		1,177,430
	Advance payments on acceptances and guarantees		17,333		18,784
	Call loans		2,373,700		2,286,900
	Interbank loans in foreign currency		42,862		167,148
	Private placement corporate bonds in local currency		—		31,200

	Subtotal		3,760,155		3,843,506

	Total		88,375,550		91,845,442

Net deferred loan origination fees and costs			(446,943)		(453,954)
Allowance for doubtful account			(2,401,192)		(2,665,312)

	Total	~~W~~	85,527,415	~~W~~	88,726,176

(2)	Changes in allowance for doubtful account for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	433,269	~~W~~	1,621,309	~~W~~	610,734	~~W~~	2,665,312
- Transfer to 12 months expected credit losses		—		—		—		—
- Transfer to lifetime expected credit losses		(3,649)		3,649		—		—
- Transfer to credit-impaired financial assets		(555)		(887)		1,442		—
Written-off		—		—		(2,324)		(2,324)
Collection		—		—		4,554		4,554
Loan-for-equity swap		—		—		(3,858)		(3,858)
Others		20		—		—		20
Unwinding effect		—		—		(548)		(548)
Foreign exchange translation		(12,468)		(63,262)		(35,463)		(111,193)
Additional provisions (Reversals of provisions)		(35,873)		(165,176)		50,278		(150,771)

Ending balance	~~W~~	380,744	~~W~~	1,395,633	~~W~~	624,815	~~W~~	2,401,192

(2024)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	325,201	~~W~~	1,272,952	~~W~~	453,238	~~W~~	2,051,391
- Transfer to 12 months expected credit losses		167,220		(167,200)		(20)		—
- Transfer to lifetime expected credit losses		(13,466)		14,279		(813)		—
- Transfer to credit-impaired financial assets		(657)		(335)		992		—
Written-off		—		—		(9,921)		(9,921)
Collection		—		—		9,245		9,245
Loan-for-equity swap		—		—		(118,292)		(118,292)
Unwinding effect		—		—		(1,031)		(1,031)
Foreign exchange translation		14,915		101,774		41,325		158,014
Additional provisions (Reversals of provisions)		(59,944)		399,839		236,011		575,906

Ending balance	~~W~~	433,269	~~W~~	1,621,309	~~W~~	610,734	~~W~~	2,665,312

11.	INVESTMENTS IN ASSOCIATES AND SUBSIDIAIRIES:

(1)	Details of investments in associates and subsidiaries as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	~~W~~	200,753	~~W~~	138,312
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	97.52		90,865		90,076
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		89,880		57,755
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		249,693		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary	Singapore	Financial service	December	100.00		430,213		372,510
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		2,886		950
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	14.80		281,868		197,820
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		466,069		968,743
KB-Badgers Future Mobility ESG Fund I	Associate	Korea	Financial service	December	22.73		6,960		10,045
WWG Green New Deal PEF	Associate	Korea	Financial service	December	25.00		11,498		12,267
Corporate Structure Innovation PEF IV	Associate	Korea	Financial service	December	22.16		37,672		37,622
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Associate	Korea	Financial service	December	23.58		24,591		25,000
STIC K-Growth Private Equity Fund	Associate	Korea	Financial service	December	21.57		12,610		13,619
Wonik M&A 2024 Private Equity Fund	Associate	Korea	Financial service	December	25.00		8,371		8,950
Corporate Structure Innovation PEF V	Associate	Korea	Financial service	December	22.02		19,647		19,825

Total								~~W~~	2,121,333

(December 31, 2024)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	~~W~~	193,206	~~W~~	138,312
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	97.52		97,411		90,076
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		94,776		57,755
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		262,662		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary	Singapore	Financial service	December	100.00		458,180		372,510
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		1,809		950
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	14.80		294,882		197,820
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	24.99		2,642		3,337
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		450,565		968,743
KB-Badgers Future Mobility ESG Fund I	Associate	Korea	Financial service	December	22.73		7,284		10,045
WWG Green New Deal PEF	Associate	Korea	Financial service	December	25.00		9,268		9,925
Corporate Structure Innovation PEF IV	Associate	Korea	Financial service	December	22.20		20,679		21,049
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Associate	Korea	Financial service	December	23.58		24,853		25,000
STIC K-Growth Private Equity Fund	Associate	Korea	Financial service	December	21.57		7,882		8,518
Wonik M&A 2024 Private Equity Fund	Associate	Korea	Financial service	December	25.00		8,588		8,950
Corporate Structure Innovation PEF V	Associate	Korea	Financial service	December	22.02		864		951

Total								~~W~~	2,081,780

(*1)	The amounts represent net asset after taking into account percentage of ownership.
(*2)

As at June 30, 2025 and 2024, the entity is classified into an associate because the Company has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.

(2)	Changes in investments in associates and subsidiaries for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

Company	Detail	Beginning balance		Acquisitions		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	~~W~~	138,312	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	138,312
PT.KOEXIM Mandiri Finance	Subsidiary		90,076		—		—		—		90,076
KEXIM Vietnam Leasing Co.	Subsidiary		57,755		—		—		—		57,755
KEXIM Asia Limited	Subsidiary		167,839		—		—		—		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary		372,510		—		—		—		372,510
EXIM PLUS Co., Ltd.	Subsidiary		950		—		—		—		950
Credit Guarantee and Investment Fund	Associate		197,820		—		—		—		197,820
KTB Newlake Global Healthcare PEF	Associate		3,337		—		(3,337)		—		—
Korea Aerospace Industries. Ltd.	Associate		968,743		—		—		—		968,743
KB-Badgers Future Mobility ESG Fund I	Associate		10,045		—		—		—		10,045
WWG Green New Deal PEF	Associate		9,925		2,343		—		—		12,267
Corporate Structure Innovation PEF IV	Associate		21,049		17,301		(728)		—		37,622
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Associate		25,000		—		—		—		25,000
STIC K-Growth Private Equity Fund	Associate		8,518		5,101		—		—		13,619
Wonik M&A 2024 Private Equity Fund	Associate		8,950		—		—		—		8,950
Corporate Structure Innovation PEF V	Associate		951		18,873		—		—		19,825

Total		~~W~~	2,081,780	~~W~~	43,618	~~W~~	(4,065)	~~W~~	—	~~W~~	2,121,333

(2024)

Company	Detail	Beginning balance		Acquisitions		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	~~W~~	138,312	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	138,312
PT.KOEXIM Mandiri Finance	Subsidiary		90,076		—		—		—		90,076
KEXIM Vietnam Leasing Co.	Subsidiary		57,755		—		—		—		57,755
KEXIM Asia Limited	Subsidiary		167,839		—		—		—		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary		372,510		—		—		—		372,510
EXIM PLUS Co., Ltd.	Subsidiary		950		—		—		—		950
Credit Guarantee and Investment Fund	Associate		197,820		—		—		—		197,820
KTB Newlake Global Healthcare PEF	Associate		3,337		—		—		—		3,337
Korea Aerospace Industries. Ltd.	Associate		968,743		—		—		—		968,743
KB-Badgers Future Mobility ESG Fund I	Associate		4,265		5,780		—		—		10,045
WWG Green New Deal PEF	Associate		3,475		6,450		—		—		9,925
Corporate Structure Innovation PEF IV	Associate		544		20,505		—		—		21,049
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Associate		—		25,000		—		—		25,000
STIC K-Growth Private Equity Fund	Associate		—		8,518		—		—		8,518
Wonik M&A 2024 Private Equity Fund	Associate		—		8,950		—		—		8,950
Corporate Structure Innovation PEF V	Associate		—		951		—		—		951

Total		~~W~~	2,005,626	~~W~~	76,154	~~W~~	—	~~W~~	—	~~W~~	2,081,780

(3)	Summarized financial information of associates and subsidiaries as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Company	Assets		Liabilities		Operating income (loss)		Profit (Loss) for the year		Total comprehensive income (loss)
KEXIM Bank UK Limited	~~W~~	1,108,379	~~W~~	907,626	~~W~~	5,262	~~W~~	3,883	~~W~~	7,899
PT.KOEXIM Mandiri Finance		253,170		162,305		2,456		1,419		(6,546)
KEXIM Vietnam Leasing Co.		188,154		98,274		3,119		2,555		(4,813)
KEXIM Asia Limited		1,505,187		1,255,494		6,226		5,037		(12,621)
KEXIM Global(Singapore) Ltd.		1,089,246		659,033		10,184		7,513		(26,555)
EXIM PLUS Co., Ltd.		5,774		2,888		996		1,077		1,077
Credit Guarantee and Investment Fund		2,099,877		195,541		14,307		22,011		65,863
Korea Aerospace Industries. Ltd.		9,393,885		7,629,333		132,029		86,246		86,113
KB-Badgers Future Mobility ESG Fund I		30,625		3		(1,421)		(1,421)		(1,421)
WWG Green New Deal PEF		45,993		—		(449)		(449)		(449)
Corporate Structure Innovation PEF IV		170,524		502		1,902		1,902		1,902
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP		104,641		375		(1,108)		(1,108)		(1,108)
STIC K-Growth Private Equity Fund		60,755		2,296		(1,696)		(1,696)		(1,696)
Wonik M&A 2024 Private Equity Fund		34,871		1,388		(871)		(871)		(871)
Corporate Structure Innovation PEF V		89,671		455		(409)		(409)		(409)

(December 31, 2024)

Company	Assets		Liabilities		Operating income (loss)		Profit (Loss) for the year		Total comprehensive income (loss)
KEXIM Bank UK Limited	~~W~~	1,080,734	~~W~~	887,528	~~W~~	6,809	~~W~~	5,055	~~W~~	28,054
PT.KOEXIM Mandiri Finance		262,145		164,734		5,018		3,525		11,436
KEXIM Vietnam Leasing Co.		216,837		122,062		1,496		1,030		12,618
KEXIM Asia Limited		1,355,010		1,092,348		8,307		6,987		43,202
KEXIM Global(Singapore) Ltd.		886,621		428,442		17,124		14,284		69,502
EXIM PLUS Co., Ltd.		2,976		1,167		135		260		260
Credit Guarantee and Investment Fund		2,167,526		175,077		66,690		66,690		425,224
KTB Newlake Global Healthcare PEF		10,571		1		(48)		(48)		(48)
Korea Aerospace Industries. Ltd.		8,018,594		6,291,418		240,718		170,895		155,974
KB-Badgers Future Mobility ESG Fund I		32,051		—		(8,304)		(8,304)		(8,304)
WWG Green New Deal PEF		37,266		194		(783)		(783)		(783)
Corporate Structure Innovation PEF IV		94,166		1,017		(1,118)		(1,118)		(1,118)
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP		105,752		377		(625)		(625)		(625)
STIC K-Growth Private Equity Fund		37,894		1,354		(2,948)		(2,948)		(2,948)
Wonik M&A 2024 Private Equity Fund		34,821		467		(1,446)		(1,446)		(1,446)
Corporate Structure Innovation PEF V		4,318		396		(396)		(396)		(396)

12.	PROPERTY, PLANT AND EQUIPMENT:

Changes in property, plant and equipment for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Others		Ending balance
Lands	~~W~~	192,598	~~W~~	365	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	192,963
Buildings		59,008		1,115		—		(1,038)		—		59,085
Leasehold improvements		1,144		371		—		(259)		—		1,256
Vehicles		662		283		—		(221)		—		724
Furniture and fixture		27,393		1,929		(1)		(5,538)		—		23,783
Construction in progress		45,241		21,294		—		—		—		66,535

Total	~~W~~	326,046	~~W~~	25,357	~~W~~	(1)	~~W~~	(7,056)	~~W~~	—	~~W~~	344,346

(2024)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Others		Ending balance
Lands	~~W~~	191,259	~~W~~	1,339	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	192,598
Buildings		56,525		4,486		—		(2,003)		—		59,008
Leasehold improvements		754		755		—		(365)		—		1,144
Vehicles		1,009		150		—		(497)		—		662
Furniture and fixture		23,308		13,564		(1)		(9,478)		—		27,393
Construction in progress		19,880		25,361		—		—		—		45,241

Total	~~W~~	292,735	~~W~~	45,655	~~W~~	(1)	~~W~~	(12,343)	~~W~~	—	~~W~~	326,046

13.	INTANGIBLE ASSETS:

Changes in intangible assets for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Ending balance
Computer software	~~W~~	14,455	~~W~~	522	~~W~~	—	~~W~~	(2,276)	~~W~~	12,701
System development fees		40,251		6,740		—		(4,281)		42,710
Memberships		3,848		—		—		—		3,848

Total	~~W~~	58,554	~~W~~	7,262	~~W~~	—	~~W~~	(6,557)	~~W~~	59,259

(2024)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Ending balance
Computer software	~~W~~	11,122	~~W~~	7,062	~~W~~	—	~~W~~	(3,729)	~~W~~	14,455
System development fees		31,558		15,424		—		(6,731)		40,251
Memberships		3,657		309		(118)		—		3,848

Total	~~W~~	46,337	~~W~~	22,795	~~W~~	(118)	~~W~~	(10,460)	~~W~~	58,554

14.	OTHER ASSETS:

(1)	Details of other assets as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Other financial assets:
Guarantee deposits	~~W~~	47,646	~~W~~	45,468
Accounts receivable		66,987		110,781
Accrued income		1,439,200		1,446,172
Receivable spot exchange		63		61
Allowance for doubtful account on other assets		(9,992)		(12,278)

Subtotal		1,543,904		1,590,204

Other assets:
Advance payments		219		258
Prepaid expenses		15,083		24,103
Current income tax asset		1,859		1,859
Sundry assets		28,890		28,647

Subtotal		46,051		54,867

Total	~~W~~	1,589,955	~~W~~	1,645,071

(2)	Changes in allowance for doubtful account on other assets for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		2024
Beginning balance	~~W~~	12,278	~~W~~	13,980
Written-off		—		(24)
Effects of foreign exchange rate changes		(303)		—
Reversal of provisions		(1,983)		(1,678)

Ending balance	~~W~~	9,992	~~W~~	12,278

15.	BORROWINGS:

(1)	Details of borrowings as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Detail	Lender	Interest rate (%)	Amount
Borrowings in foreign currencies:
Long-term borrowings from foreign financial institutions	MUFG BANK SEOUL BRANCH (JP) and others	JPY TONA ON +0.29 ~ USD Term SOFR 3M+0.83	~~W~~	3,422,977
Commercial papers denominated in foreign currencies	JP MORGAN SECURITIES PLC.(GB)	4.58		67,820
Offshore commercial papers denominated in foreign currencies	CITIGROUP GLOBAL MARKETS LIMITED(US) and others	2.20~4.59		713,510
Others (Foreign banks)	Bank of America NEW YORK and others	0.09~0.70		172,215
Others (CSA)	SHINHAN BANK and others	0.00~4.33		278,686

Total			~~W~~	4,655,208

(December 31, 2024)

Detail	Lender	Interest rate (%)	Amount
Sales of repurchase agreement:
Sales of repurchase agreement	ING BANK	4.79	~~W~~	521,767
Borrowings in foreign currencies:
Long term borrowings from foreign financial institutions	MUFG BANK SEOUL BRANCH (JP) and others	EURIBOR 3M+0.25 ~ USD Term SOFR 3M+0.83		4,778,564
Commercial papers denominated in foreign currencies	JPMORGAN CHASE BANK, N.A.(US) and others	4.58 ~ 4.63		220,500
Offshore commercial papers denominated in foreign currencies	CITIGROUP GLOBAL MARKETS LIMITED(US) and others	3.02 ~ 5.43		1,126,010
Others (Foreign banks)	THE HONGKONG AND SHANGHAI BANKING CORPORATION and others	0.09 ~ 0.70		162,044
Others (CSA)	UBS and others	0.00 ~ 5.33		45,100

Subtotal				6,332,218

Total			~~W~~	6,853,985

(2)	Details of the borrowings from other financial institutions as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Type	Securities sold under repurchase agreement		Borrowings in foreign currencies		Total
Commercial banks	~~W~~	—	~~W~~	4,655,208	~~W~~	4,655,208

(December 31, 2024)

Type	Securities sold under repurchase agreement		Borrowings in foreign currencies		Total
Commercial banks	~~W~~	521,767	~~W~~	6,332,218	~~W~~	6,853,985

16.	DEBENTURES:

Details of debentures as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025			Dec. 31, 2024
Detail	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currency:
Floating rate	31-DayCD+0.02~ 31-DayCD+0.09	~~W~~	5,820,000	31-DayCD+0.11~ 31-DayCD+0.35	~~W~~	4,560,000
Fixed rate	1.45~ 5.58		22,760,000	1.11 ~ 7.80		24,860,000

			28,580,000			29,420,000

Fair value hedging adjusting			(1,415,873)			(2,357,334)
Discount on debentures			(109,833)			(104,803)

Subtotal			27,054,294			26,957,863

Foreign currencies:
Floating rate	AUD BBSW 3M+0.78~MXN TIIE 28D+0.2		6,309,812	AUD BBSW 3M+0.8~MXN TIIE 28D+0.2		5,654,576
Fixed rate	0.00 ~ 13.75		57,167,242	0.00 ~ 11.90		60,751,479

Subtotal			63,477,054			66,406,055

Fair value hedging adjusting			765			43
Discount on debentures			(163,441)			(169,044)

Subtotal			63,314,378			66,237,054

Total		~~W~~	90,368,672		~~W~~	93,194,917

17.	PROVISIONS:

(1)	Details of provisions as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Provisions for acceptances and guarantees	~~W~~	872,062	~~W~~	1,009,329
Provisions for unused loan commitments		169,291		141,584
Provisions for others		25,027		25,027

Total	~~W~~	1,066,380	~~W~~	1,175,940

(2)	Changes in provisions for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

	Acceptances and guarantees
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	65,795	~~W~~	737,403	~~W~~	206,131	~~W~~	1,009,329
- Transfer to 12 month expected credit losses		—		—		—		—
- Transfer to lifetime expected credit losses		(8)		8		—		—
- Transfer to credit-impaired financial assets		(4)		—		4		—
Foreign exchange translation		(3,566)		(46,063)		(12,667)		(62,296)
Reversal of provisions		(7,571)		(25,974)		(41,426)		(74,971)

Ending balance	~~W~~	54,646	~~W~~	665,374	~~W~~	152,042	~~W~~	872,062

	Unused loan commitments
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	88,753	~~W~~	48,237	~~W~~	4,594	~~W~~	141,584
- Transfer to 12 month expected credit losses		—		—		—		—
- Transfer to lifetime expected credit losses		(15)		15		—		—
- Transfer to credit-impaired financial assets		(58)		—		58		—
Foreign exchange translation		(1,847)		—		—		(1,847)
Additional provisions (Reversal of provisions)		(28,738)		60,125		(1,833)		29,554

Ending balance	~~W~~	58,095	~~W~~	108,377	~~W~~	2,819	~~W~~	169,291

(2024)

	Acceptances and guarantees
	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	57,076	~~W~~	717,864	~~W~~	139,802	~~W~~	914,742
- Transfer to 12 months expected credit losses		7,050		(7,050)		—		—
- Transfer to lifetime expected credit losses		—		—		—		—
- Transfer to credit-impaired financial assets		(681)		—		681		—
Foreign exchange translation		5,249		66,982		10,721		82,952
Additional provisions (reversal of provisions)		(2,899)		(40,393)		54,927		11,635

Ending balance	~~W~~	65,795	~~W~~	737,403	~~W~~	206,131	~~W~~	1,009,329

	Unused loan commitments
	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	90,094	~~W~~	446,576	~~W~~	13,537	~~W~~	550,207
- Transfer to 12 months expected credit losses		39,825		(39,825)		—		—
- Transfer to lifetime expected credit losses		(1)		5		(4)		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		4,104		—		—		4,104
Reversal of provisions		(45,269)		(358,519)		(8,939)		(412,727)

Ending balance	~~W~~	88,753	~~W~~	48,237	~~W~~	4,594	~~W~~	141,584

18.	POST-EMPLOYMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1)	Defined benefit plan

The Bank operates defined benefit plans that have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•

The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk. If actuarial or investment experience are worse than expected, the entity’s obligation may be increased.

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the PUC (Projected Unit Credit) method.

The data used in the PUC, such as discount rates, future salary increase rate, mortality rate, consumer price index and expected return on plan assets, is based on observable market data and historical data, which are annually updated.

Actuarial assumptions may differ from actual results due to change in the market, economic trend and mortality trend which may affect defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2)	Details of defined benefit obligation as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Present value of defined benefit obligations	~~W~~	144,745	~~W~~	142,655
Fair value of plan assets		(167,524)		(170,216)

Net defined benefit assets	~~W~~	(22,779)	~~W~~	(27,561)

(3)	Changes in net defined benefit liabilities (assets) for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	~~W~~	142,655	~~W~~	(170,216)	~~W~~	(27,561)
Contributions from the employer		—		—		—
Current-service cost		6,061		—		6,061
Interest expense (income)		3,129		(3,764)		(635)
Actuarial gains and losses arising from changes in demographic assumptions		—		—		—
Actuarial gains and losses arising from changes in financial assumptions		—		—		—
Actuarial gains and losses arising from experience adjustments		—		—		—
Management fees on plan assets		—		—		—
Benefits paid		(7,100)		6,456		(644)

Ending balance	~~W~~	144,745	~~W~~	(167,524)	~~W~~	(22,779)

(2024)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	~~W~~	116,681	~~W~~	(145,112)	~~W~~	(28,431)
Contributions from the employer		—		(24,600)		(24,600)
Current-service cost		10,061		—		10,061
Interest expense (income)		5,671		(7,141)		(1,470)
Actuarial gains and losses arising from changes in demographic assumptions		—		—		—
Actuarial gains and losses arising from changes in financial assumptions		11,034		1,250		12,284
Actuarial gains and losses arising from experience adjustments		5,120		—		5,120
Management fees on plan assets		—		180		180
Benefits paid		(5,912)		5,207		(705)

Ending balance	~~W~~	142,655	~~W~~	(170,216)	~~W~~	(27,561)

(4)	Details of plan assets as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Cash and cash equivalent	~~W~~	3	~~W~~	—
Debt instruments		166,165		170,216
Others		1,356		—

1. Total	~~W~~	167,524	~~W~~	170,216

(5)	Post-employment benefit costs incurred from the defined contribution plan for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended Jun. 30, 2025		Six-month period ended Jun. 30, 2024
Post-employment benefits	~~W~~	320	~~W~~	324

19.	OTHER LIABILITIES:

(1)	Details of other liabilities as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Other financial liabilities:
Financial guarantee contract liabilities	~~W~~	996,037	~~W~~	1,069,272
Foreign exchanges payable		86,852		94,411
Accounts payable		62,729		102,440
Accrued expenses		1,434,825		1,409,987
Guarantee deposit received		360		368

Subtotal		2,580,803		2,676,478

Other liabilities:
Allowance for deferred day 1 profit or loss in derivatives		4,974		5,260
Unearned income		311,313		295,896
Current tax payable		269,296		413,735
Sundry liabilities		7,126		7,371

Subtotal		592,709		722,262

Total	~~W~~	3,173,512	~~W~~	3,398,740

(2)	Changes in financial guarantee contract liabilities for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

	Six-month period ended Jun. 30, 2025		2024
Beginning balance	~~W~~	1,069,272	~~W~~	1,002,162
Foreign exchange translation		(47,891)		102,093
Reversal of financial guarantee contract liabilities		(42,144)		(77,179)
Others(*1)		16,800		42,196

Ending balance	~~W~~	996,037	~~W~~	1,069,272

(*1)	Others are the effects of the change due to newly occurrence and the arrival of maturity of financial guarantee contracts evaluated by fair value the first time and the changes in discount rates.

20.	DERIVATIVES:

The Bank operates derivatives for trading and hedging instruments. Derivatives held for trading purpose are included in financial assets and liabilities at FVTPL.

(1)	Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively the fair value hedge if the hedging instrument expires or is sold, terminated or exercised; the hedge no longer meets the criteria for hedge accounting; or the Bank evokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes in fair values of hedged items arising from changes in foreign exchange rates.

(2)	Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable-rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income and the ineffective portion of the gain or loss on the hedging instrument are recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income are reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised; the hedge no longer meets the criteria for hedge accounting; or the Bank revokes the designation. If the forecasted transaction is no longer expected to occur, any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective are reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes in cash flows of hedged items arising from changes in foreign exchange rates.

(3)	Details of derivative assets and liabilities as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

			Derivative assets (*1)
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	79,655,315	~~W~~	7,486	~~W~~	—	~~W~~	770,871	~~W~~	778,357

Currency:
Currency forwards		7,232,323		—		—		144,664		144,664
Currency swaps		26,689,889		641,013		26,056		465,001		1,132,070

Subtotal		33,922,212		641,013		26,056		609,665		1,276,734

Share:
Share options		2,294,952		—		—		9,375		9,375
Others
Other derivatives		2,284,775		—		—		13		13

Total	~~W~~	118,157,254	~~W~~	648,499	~~W~~	26,056	~~W~~	1,389,924	~~W~~	2,064,479

(*1)	Credit risk adjustment amount related to derivatives is excluded.

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	79,655,315	~~W~~	834,869	~~W~~	—	~~W~~	1,397,625	~~W~~	2,232,494

Currency:
Currency forwards		7,232,323		—		—		155,047		155,047
Currency swaps		26,689,889		506,503		—		423,374		929,877

Subtotal		33,922,212		506,503		—		578,421		1,084,924

Share:
Share options		2,294,952		—		—		5,448		5,448
Others
Other derivatives		2,284,775		—		—		—		—

Total	~~W~~	118,157,254	~~W~~	1,341,372	~~W~~	—	~~W~~	1,981,494	~~W~~	3,322,866

(December 31, 2024)

			Derivative assets (*1)
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	84,563,319	~~W~~	2,577	~~W~~	—	~~W~~	1,033,970	~~W~~	1,036,547

Currency:
Currency forwards		6,779,397		—		—		296,732		296,732
Currency swaps		27,897,849		83,481		—		878,768		962,249

Subtotal		34,677,246		83,481		—		1,175,500		1,258,981

Share:
Share options		2,295,088		—		—		9,374		9,374

Total	~~W~~	121,535,653	~~W~~	86,058	~~W~~	—	~~W~~	2,218,844	~~W~~	2,304,902

(*1)	Credit risk adjustments related to derivatives are excluded.

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	84,563,319	~~W~~	1,044,231	~~W~~	—	~~W~~	1,824,342	~~W~~	2,868,573

Currency:
Currency forwards		6,779,397		—		—		193,003		193,003
Currency swaps		27,897,849		1,325,406		8,318		980,543		2,314,267

Subtotal		34,677,246		1,325,406		8,318		1,173,546		2,507,270

Share:
Share options		2,295,088		—		—		15,665		15,665

Total	~~W~~	121,535,653	~~W~~	2,369,637	~~W~~	8,318	~~W~~	3,013,553	~~W~~	5,391,508

(4)	Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended Jun. 30, 2025		Six-month period ended Jun. 30, 2024
Fair value hedge – hedged items	~~W~~	(942,136)	~~W~~	573,656
Fair value hedge – hedging instruments		2,379,402		(1,200,013)

(5)

As a result of cash flow hedge, the Bank recognized ~~W~~32,932 million and ~~W~~(11,860) million as other comprehensive income (loss) (before tax effect) for the six-month periods ended June 30, 2025 and 2024, respectively The Bank recognized ~~W~~494 million as ineffectiveness in relation to cash flow hedge for the six-month period ended June 30, 2025, and there is no ineffectiveness for the six-month period ended June 30, 2024.

(6)	Hedge accounting

1)	Purpose and strategy of risk avoidance

The Bank transacts with derivative financial instruments to hedge its interest rate risk and currency risk arising from the assets and liabilities of the Bank. The Bank applies the fair value hedge accounting for the changes in the market interest rates of the financial debentures in Korean won and foreign currencies and the loans in foreign currencies, and cash flow hedge accounting for interest rate swaps and currency swaps to hedge cash flow risk due to interest rates of the debentures in Korean won and currency risk due to the loans in foreign currency.

2)	Nominal values and average hedge ratio for derivatives as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	~~W~~	13,936,377	~~W~~	9,943,729	~~W~~	8,242,470	~~W~~	4,215,558	~~W~~	5,270,209	~~W~~	11,787,023	~~W~~	53,395,366
Nominal amount of hedging instruments		13,936,377		9,943,729		9,191,950		4,215,558		5,270,209		12,580,448		55,138,271
Average hedge ratio		100.00%		100.00%		111.52%		100.00%		100.00%		106.73%		103.26%
Cash flow hedges
Nominal amount of hedged items	~~W~~	664,958	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	664,958
Nominal amount of hedging instruments		664,958		—		—		—		—		—		664,958
Average hedge ratio		100.00%		—		—		—		—		—		100.00%

(December 31, 2024)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	~~W~~	13,739,074	~~W~~	12,308,751	~~W~~	7,939,172	~~W~~	5,713,543	~~W~~	3,228,338	~~W~~	12,658,392	~~W~~	55,587,270
Nominal amount of hedging instruments		12,636,574		12,308,751		8,968,172		5,713,543		3,228,338		13,501,207		56,356,585
Average hedge ratio		91.98%		100.00%		112.96%		100.00%		100.00%		106.66%		101.38%
Cash flow hedges
Nominal amount of hedged items	~~W~~	685,260	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	685,260
Nominal amount of hedging instruments		685,260		—		—		—		—		—		685,260
Average hedge ratio		100.00%		—		—		—		—		—		100.00%

3)	Effect of hedge accounting on statement of financial position, statement of comprehensive income, statement of changes in equity

①

Effects of hedging instruments on statement of financial position, statement of comprehensive income, statement of changes in equity as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Detail	Nominal amount		Carrying amount of assets (*1)		Carrying amount of liabilities		Changes of fair value in the period
Fair value hedges
Interest swap	~~W~~	40,888,504	~~W~~	7,486	~~W~~	834,869	~~W~~	1,025,065
Currency swap		14,249,767		641,013		506,503		156,405

Subtotal		55,138,271		648,499		1,341,372		1,181,470

Cash flow hedges		664,958		26,056		—		34,373

Total	~~W~~	55,803,229	~~W~~	674,555	~~W~~	1,341,372	~~W~~	1,215,843

(December 31, 2024)

Detail	Nominal amount		Carrying amount of assets (*1)		Carrying amount of liabilities		Changes of fair value in the year
Fair value hedges
Interest swap	~~W~~	43,210,206	~~W~~	2,577	~~W~~	1,044,231	~~W~~	(82,111)
Currency swap		13,146,379		83,481		1,325,406		(110,144)

Subtotal		56,356,585		86,058		2,369,637		(192,255)

Cash flow hedges		685,260		—		8,318		(69,074)

Total	~~W~~	57,041,845	~~W~~	86,058	~~W~~	2,377,955	~~W~~	(261,329)

(*1)	Credit risk adjustment amount related to derivatives is excluded.

②

Effects of fair value hedged items on statement of financial position, statement of comprehensive income, statement of changes in equity as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Statement of financial position				Accumulated adjustment of fair value hedging
Detail	Loan		Debenture		Asset		Liability		Changes of fair value in the period
Interest:
Debentures in local currency	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	(52,242)	~~W~~	(41,053)
Debentures in foreign currencies		—		39,077,779		—		(1,203,388)		(805,067)

Subtotal		—		39,077,779		—		(1,255,630)		(846,120)

Currency:
Debentures in foreign currencies		—		14,317,587		—		(158,061)		(61,747)

Total	~~W~~	—	~~W~~	53,395,366	~~W~~	—	~~W~~	(1,413,691)	~~W~~	(907,867)

(December 31, 2024)

	Statement of financial position				Accumulated adjustment of fair value hedging
Detail	Loan		Debenture		Asset		Liability		Changes of fair value in the year
Interest:
Debentures in local currency	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	(93,296)	~~W~~	(15,589)
Debentures in foreign currencies		—		41,748,294		—		(2,022,157)		357,867

Subtotal		—		41,748,294		—		(2,115,453)		342,278

Currency:
Discontinuation of risk hedging
Loans in foreign currencies		4,148		—		(1)		—		33
Debentures in foreign currencies		—		13,838,977		—		(240,374)		68,244
Discontinuation of risk hedging
Debentures in foreign currencies		—		21,322		—		(1,644)		98

Subtotal		4,148		13,860,299		(1)		(242,018)		68,375

Total	~~W~~	4,148	~~W~~	55,608,593	~~W~~	(1)	~~W~~	(2,357,471)	~~W~~	410,653

③

Effects of cash flow hedged items on statement of financial position, statement of comprehensive income, statement of changes in equity as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Detail	Statement of financial position		Accumulated adjustment of cash flow hedging		Changes of fair value in the period
Currency:
Debentures in foreign currencies	~~W~~	664,958	~~W~~	20,037	~~W~~	(33,979)

(December 31, 2024)

Detail	Statement of financial position		Accumulated adjustment of cash flow hedging		Changes of fair value in the year
Currency:
Debentures in foreign currencies	~~W~~	685,260	~~W~~	(5,288)	~~W~~	68,737

4)	Gains (losses) on hedged items and hedging instruments attributable to the hedged ineffectiveness for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

	Losses on hedged items		Gains on hedging instruments		Hedge ineffectiveness recognized in profit
Fair value hedges	~~W~~	(907,868)	~~W~~	1,181,470	~~W~~	273,602
Cash flow hedges		(33,979)		34,373		494

Total	~~W~~	(941,847)	~~W~~	1,215,843	~~W~~	274,096

(Six-month period ended June 30, 2024)

	Gains on hedged items		Losses on hedging instruments		Hedge ineffectiveness recognized in profit
Fair value hedges	~~W~~	602,297	~~W~~	(489,883)	~~W~~	112,414
Cash flow hedges		11,711		(11,860)		—

Total	~~W~~	614,008	~~W~~	(501,743)	~~W~~	112,414

(7)	Deferred day 1 profit or loss

Changes in deferred day 1 profit or loss for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

	Six-month period ended Jun. 30, 2025		2024
Beginning balance	~~W~~	5,260	~~W~~	8,988
Newly occurred amount		(572)		(4,481)
Amounts recognized as profit or loss		286		753

Ending balance	~~W~~	4,974	~~W~~	5,260

21.	CAPITAL SHARE:

As at June 30, 2025, the authorized capital and capital share of the Bank are ~~W~~25,000,000 million and ~~W~~17,173,254 million, respectively. The Bank does not issue share certificates.

Changes in capital share for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

	Six-month period ended Jun. 30, 2025		2024
Beginning balance	~~W~~	16,873,254	~~W~~	14,773,254
Paid-in capital increase		300,000		2,100,000

Ending balance	~~W~~	17,173,254	~~W~~	16,873,254

22.	OTHER COMPONENTS OF EQUITY:

(1)	Details of other components of equity as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Gain on equity securities at FVOCI	~~W~~	3,240,812	~~W~~	1,422,091
Loss on debt securities at FVOCI		(151,446)		(193,223)
Gain (loss) on valuation of cash flow hedge		20,037		(5,288)
Remeasurement of net defined benefit liabilities		16,176		16,176

Total	~~W~~	3,125,579	~~W~~	1,239,756

(2)	Changes in other components for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

	Beginning Balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on equity securities at FVOCI	~~W~~	1,422,091	~~W~~	2,365,047	~~W~~	(546,326)	~~W~~	3,240,812
Gain (loss) on debt securities at FVOCI		(193,223)		54,326		(12,549)		(151,446)
Gain (loss) on valuation of cash flow hedge		(5,288)		32,932		(7,607)		20,037
Remeasurement of net defined benefit liabilities		16,176		—		—		16,176

Total	~~W~~	1,239,756	~~W~~	2,452,305	~~W~~	(566,482)	~~W~~	3,125,579

(2024)

	Beginning Balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on equity securities at FVOCI	~~W~~	770,956	~~W~~	846,729	~~W~~	(195,594)	~~W~~	1,422,091
Gain (loss) on debt securities at FVOCI		(165,682)		(35,814)		8,273		(193,223)
Gain (loss) on valuation of cash flow hedge		47,451		(68,581)		15,842		(5,288)
Remeasurement of net defined benefit liabilities		29,560		(17,404)		4,020		16,176

Total	~~W~~	682,285	~~W~~	724,930	~~W~~	(167,459)	~~W~~	1,239,756

23.	RETAINED EARNINGS:

(1)	Details of retained earnings as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Legal reserve(*1)	~~W~~	709,917	~~W~~	611,957
Voluntary reserve(*2)		2,271,414		1,762,427
Regulatory reserve for loan losses		13,727		11,365
Unappropriated retained earnings		695,282		979,598

Total	~~W~~	3,690,341	~~W~~	3,365,347

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of separate profit for each accounting period as legal reserve, until the accumulated reserve equals to its paid-in capital.
(*2)	The Bank appropriates the remaining balance of profit for the year, after the appropriation of regulatory reserve for loan losses and declaration of dividends, to voluntary reserve.

(2)	Changes in retained earnings for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		2024
Beginning balance	~~W~~	3,365,347	~~W~~	2,638,712
Profit for the period (year)		695,282		979,598
Dividends		(370,288)		(252,963)

Ending balance	~~W~~	3,690,341	~~W~~	3,365,347

(3)	Details of dividends paid for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
The Government of the Republic of Korea	~~W~~	282,825	~~W~~	173,879
The Bank of Korea		61,897		23,117
The Korea Development Bank		25,566		55,967

Total	~~W~~	370,288	~~W~~	252,963

(4)	Regulatory reserve for loan losses

Regulatory reserve for loan losses is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business. In accordance with Regulation on Supervision of Banking Business, etc., if the estimated allowance for credit loss determined by K-IFRS for the accounting purpose is lower than those for the regulatory purpose required by Regulation on Supervision of Banking Business, the Bank should reserve such difference as the regulatory reserve for loan losses. Due to the fact that regulatory reserve for loan losses is a voluntary reserve, the amounts that exceed the existing regulatory reserve for loan losses over the compulsory regulatory reserve for loan losses at the period-end date are reversed in profit. In case of accumulated deficit, the Bank should recommence setting aside regulatory reserve for loan losses at the time when accumulated deficit is reduced to zero.

1)	(Reversal of) Provision for regulatory reserve for loan losses

Details of regulatory reserve for loan losses as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Jun. 30, 2025		Dec. 31, 2024
Accumulated regulatory reserve for loan losses	~~W~~	13,727	~~W~~	11,365
(Reversal of) Provision for regulatory reserve for loan losses		(1,176)		2,362

Regulatory reserve for loan losses	~~W~~	12,551	~~W~~	13,727

2)	(Reversal of) Provision for regulatory reserve for loan losses and profit for the period after adjusting regulatory reserve for loan losses

Details of regulatory reserve for loan losses and profit for the period after adjusting the reserve for six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Profit for the period	~~W~~	695,282	~~W~~	507,343
(Reversal of) Provision for regulatory reserve for loan losses		(1,176)		550

Profit after adjusting the regulatory reserve for loan losses (*1)	~~W~~	696,458	~~W~~	506,793

(*1)

Adjusted profit considering regulatory reserve for loan losses as above is calculated by assuming that the provision in regulatory reserve for loan losses before income tax is reflected in profit for the period.

24.	NET INTEREST INCOME:

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1)	Details of interest income for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Interest of due from financial institutions:
Due from financial institutions in local currency	~~W~~	25,790	~~W~~	52,867
Due from financial institutions in foreign currencies		214,558		287,005

Subtotal		240,348		339,872

Interest of financial assets at FVTPL:
Interest of securities at FVTPL		95		153

Interest of financial investments:
Interest of securities at FVOCI		88,796		65,528
Interest of securities at amortized cost		12,362		14,796

Subtotal		101,158		80,324

Interest of loans:
Interest of loans in local currency		534,132		599,560
Interest of loans in foreign currencies		1,719,016		1,916,242
Interest of bills bought		30,110		30,915
Interest of Purchases and Discount		3		—
Interest of call loans		56,633		87,574
Interest of interbank loans		7,285		28,157

Subtotal		2,347,179		2,662,448

Other interest income		—		50

Total	~~W~~	2,688,780	~~W~~	3,082,847

(2)	Details of interest expenses for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Interest of borrowings:
Interest of borrowings in foreign currencies	~~W~~	124,262	~~W~~	161,864
Interest of sales of repurchase agreement		8,914		2,808

Subtotal		133,176		164,672

Interest of call-money		43		137
Interest of debentures:
Interest of debentures in local currency		465,391		555,837
Interest of debentures in foreign currencies		1,606,132		1,995,976

Subtotal		2,071,523		2,551,813

Total	~~W~~	2,204,742	~~W~~	2,716,622

25.	NET COMMISSION INCOME:

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows.

(1)	Details of commission income for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Commission income in local currency:
Commission income on management of EDCF	~~W~~	13,403	~~W~~	11,465
Commission income on management of IKCF		1,275		1,051
Sundry commissions received from local currencies revenue		2,951		329

Subtotal		17,629		12,845

Commission income in foreign currencies:
Commission income on letters of credit		839		1,050
Commission income on loan commitments		30,003		46,810
Management fees		778		—
Arrangement fees		1,789		1,015
Advisory fees		189		—
Advance redemption fees		3,164		5,245
Structured finance fees		1,022		—
Sundry commission income on foreign exchange		206		137
Brokerage fees for foreign currencies exchange funds		—		6
Sundry commissions received from foreign currencies revenue		—		82

Subtotal		37,990		54,345

Others:
Other commission income		1,796		14,846
Guarantee fees in foreign currencies:
Guarantee fees in foreign currencies		94,765		93,930
Premium for guarantee		54,606		66,122

Subtotal		149,371		160,052

Total	~~W~~	206,786	~~W~~	242,088

(2)	Details of commission expenses for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Commission expenses in local currency:
Commission expenses on domestic transactions	~~W~~	279	~~W~~	298
Commission expenses in foreign currencies:
Commission expenses on borrowings in foreign currencies		1,919		10,825
Sundry commission expenses on foreign exchange		2,205		5,590

Subtotal		4,124		16,415

Others:
Other commission expenses		7,848		4,439

Total	~~W~~	12,251	~~W~~	21,152

26.	DIVIDEND INCOME:

Details of dividend income for six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Financial assets at FVOCI	~~W~~	54,687	~~W~~	54,445
Investments in associates (*1)		15,277		12,873

Total	~~W~~	69,964	~~W~~	67,318

(*1)	Classified as Gain on investments in associates and subsidiaries

27.	GAIN (LOSS) ON FINANCIAL ASSETS AT FVTPL:

Details of gain (loss) on financial assets at FVTPL for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Securities at FVTPL:
Gain on valuation	~~W~~	29,619	~~W~~	18,928
Loss on valuation		(24,315)		(9,078)
Gain on disposal		22,790		27,291
Loss on disposal		(4,024)		(3,703)
Others		9,525		9,656

Subtotal		33,595		43,094

Loans at FVTPL:
Gain on disposal		—		147
Trading derivatives:
Gain on valuation		1,106,502		920,374
Loss on valuation		(895,621)		(1,187,150)
Gain on transaction		519,686		1,006,140
Loss on transaction		(1,011,354)		(770,011)

Subtotal		(280,787)		(30,647)

Total	~~W~~	(247,192)	~~W~~	12,594

28.	GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Gain on hedging instruments	~~W~~	2,962,903	~~W~~	536,980
Loss on hedging instruments		(583,008)		(1,736,993)

Total	~~W~~	2,379,895	~~W~~	(1,200,013)

29.	GAIN (LOSS) ON FINANCIAL INVESTMENTS:

Details of gain (loss) on financial investments for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Financial assets at FVOCI:
Gain on disposal	~~W~~	408	~~W~~	—
Loss on disposal		(198)		(388)

Total	~~W~~	210	~~W~~	(388)

30.	OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses) for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Other operating income:
Gain on fair value hedged items	~~W~~	65,524	~~W~~	771,653
Reversal of derivatives’ credit risk provision		3,478		3,604
Deferred day 1 profit on derivatives		737		341

Subtotal		69,739		775,598

Other operating expenses:
Loss on fair value hedged items		(1,007,659)		(197,998)
Contribution to miscellaneous funds		(1,619)		(1,845)
Transfer to derivatives’ credit risk provision		(1,368)		(2,177)
Deferred day 1 loss on derivatives		(451)		—
Others		(1,533)		(822)

Subtotal		(1,012,630)		(202,842)

Total	~~W~~	(942,891)	~~W~~	572,756

31.	ADDITIONAL (REVERSAL OF) IMPAIRMENT LOSS ON CREDIT:

Details of additional (reversal of) impairment loss on credit for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Loans at amortized cost	~~W~~	(150,771)	~~W~~	493,667
Other financial assets		(1,983)		4,846
Guarantees		(74,971)		(95,292)
Unused loan commitments		29,554		(294,594)
Financial guarantee contract		(42,144)		(36,817)
Financial assets at FVOCI		1,194		542
Securities at amortized cost		(11)		(193)

Total	~~W~~	(239,132)	~~W~~	72,159

32.	GENERAL AND ADMINISTRATIVE EXPENSES:

Details of general and administrative expenses for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Detail	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
General and administrative	Short-term salaries	~~W~~	61,362	~~W~~	60,235
Other expenses in financing department	Office expenses		48,293		43,211

	Subtotal		109,655		103,446

Office expenses of EDCF			920		957
General and administrative—Others	Post-employment benefits (defined contributions)		320		324
	Post-employment benefits (defined benefits)		5,426		4,295
	Depreciation of property, plant and equipment		7,056		6,016
	Amortization of intangible assets		6,557		5,246
	Taxes and dues		17,416		23,646

	Subtotal		36,775		39,527

	Total	~~W~~	147,350		143,930

33.	NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Detail	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Gain on investments in associates and subsidiaries	Dividend income	~~W~~	15,277	~~W~~	12,873
Other incomes	Gain on disposal of property, plant and equipment		15		10
	Rent income		147		149
	Damages paid for breach of contracts		20		2
	Interest on other loans		56		91
	Revenue on research project		3,158		2,163
	Other miscellaneous income		254		1,470

	Subtotal		3,650		3,885

Other expenses	Loss on disposal of property, plant and equipment		(1)		(1)
	Loss on disposal of intangible assets		—		(3)
	Expenses for donation		(8,855)		(11,115)
	Court cost		(102)		(904)
	Expenses on research project		(3,163)		(2,165)
	Other miscellaneous expenses		(34)		(134)

	Subtotal		(12,155)		(14,322)

	Total	~~W~~	6,772	~~W~~	2,436

34.	INCOME TAX EXPENSE:

(1)	Details of income tax expenses (benefit) for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Current income tax payable	~~W~~	214,029	~~W~~	190,697
Adjustments recognized in the period for current tax of prior years		(22)		(2,348)
Changes in deferred income taxes due to temporary differences		569,559		(8,240)
Changes in deferred income taxes directly reflected in equity		(566,363)		(70,208)

Income tax expense	~~W~~	217,203	~~W~~	109,901

(2)	Details of the reconciliation between profit before income tax and income tax expense (benefit) for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Profit before income tax expense	~~W~~	912,485	~~W~~	617,244
Income tax calculated at statutory tax rate		235,715		152,591
Adjustments:
Effect on non-taxable income		(81,821)		(88,226)
Effect on non-deductible expense		68,560		87,312
Others		(5,229)		(39,428)

Subtotal		(18,490)		(40,342)

Adjustments recognized in the period for current tax of prior years		(22)		(2,348)

Income tax expense	~~W~~	217,203	~~W~~	109,901

Effective tax rate from operations		23.80%		17.81%

35.	STATEMENTS OF CASH FLOWS:

Details of significant noncash investing and financing transactions for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Written-off	~~W~~	2,326	~~W~~	58
Gain on valuation of financial assets at FVOCI		2,413,609		315,793
Loan-for-equity swap of loans		3,858		4,888
Paid-in capital increase(Investment in kind)		—		2,000,000

36.	CONTINGENT LIABILITIES AND COMMITMENTS:

(1)	Details of contingent liabilities and commitments as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Detail	Jun. 30, 2025		Dec. 31, 2024
Guarantees	Confirmed	~~W~~	46,394,771	~~W~~	49,007,121
	Unconfirmed		14,078,843		14,582,684

	Subtotal		60,473,614		63,589,805

Loan commitments	Local currency, foreign currencies, offshore loan commitments		37,559,967		38,427,669
	Others		1,947,117		968,575

	Subtotal		39,507,084		39,396,244

	Total	~~W~~	99,980,698	~~W~~	102,986,049

(2)	Details of guarantees that have been provided for others as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

	Detail	Jun. 30, 2025		Dec. 31, 2024
Confirmed guarantees	Local currency:
	Performance of contracts	~~W~~	28,810	~~W~~	29,648
	Repayment of advances		34,093		34,289
	Others		3,613		5,556

	Subtotal		66,516		69,493

	Foreign currencies:
	Performance of contracts		7,017,611		8,198,183
	Repayment of advances		19,782,480		21,428,505
	Confirmation on export letter of credit		2,091		—
	Acceptances of import letter of credit outstanding		6,758		10,469
	Foreign liabilities		15,606,779		15,334,784
	Others		3,912,536		3,965,687

	Subtotal		46,328,255		48,937,628

Unconfirmed guarantees	Foreign liabilities		3,941,014		3,302,853
	Repayment of advances		9,801,788		11,228,674
	Issuance of import letter of credit		317,351		51,122
	Others		18,690		35

	Subtotal		14,078,843		14,582,684

	Total	~~W~~	60,473,614	~~W~~	63,589,805

(3)	Details of guarantees classified by country as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	~~W~~	31,332,554	67.53	~~W~~	10,370,900	73.66	~~W~~	41,703,454	68.96
	Saudi Arabia		829,787	1.79		418,314	2.97		1,248,101	2.06
	India		658,765	1.42		—	—		658,765	1.09
	Indonesia		1,362,655	2.94		54,130	0.38		1,416,785	2.34
	Vietnam		1,209,960	2.61		178,135	1.27		1,388,095	2.30
	Australia		113,690	0.25		—	—		113,690	0.19
	Qatar		125,087	0.27		—	—		125,087	0.21
	Singapore		346,644	0.75		—	—		346,644	0.57
	Oman		351,998	0.76		40,332	0.29		392,330	0.65
	Uzbekistan		159,644	0.34		—	—		159,644	0.26
	Others		2,343,116	5.04		82,941	0.58		2,426,057	4.01

	Subtotal		38,833,900	83.70		11,144,752	79.15		49,978,652	82.64

Europe	United Kingdom		547,007	1.18		—	—		547,007	0.90
	Belgium		11,709	0.03		65,958	0.47		77,667	0.13
	France		811,279	1.75		245,722	1.75		1,057,001	1.75
	Poland		2,284,417	4.92		1,383,325	9.83		3,667,742	6.07
	Others		1,600,228	3.45		399,665	2.84		1,999,893	3.31

	Subtotal		5,254,640	11.33		2,094,670	14.89		7,349,310	12.16

America	United States		609,644	1.31		808,867	5.75		1,418,511	2.35
	Mexico		286,613	0.62		—	—		286,613	0.47
	Others		794,649	1.71		25,770	0.18		820,419	1.36

	Subtotal		1,690,906	3.64		834,637	5.93		2,525,543	4.18

Africa	Mozambique		514,847	1.11		—	—		514,847	0.85
	Others		100,478	0.22		4,784	0.03		105,262	0.17

	Subtotal		615,325	1.33		4,784	0.03		620,109	1.02

	Total	~~W~~	46,394,771	100.00	~~W~~	14,078,843	100.00	~~W~~	60,473,614	100.00

(December 31, 2024)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	~~W~~	34,444,129	70.28	~~W~~	11,781,636	80.79	~~W~~	46,225,765	72.69
	China		33,923	0.07		—	—		33,923	0.05
	Saudi Arabia		874,774	1.78		—	—		874,774	1.38
	India		745,905	1.52		—	—		745,905	1.17
	Indonesia		1,470,512	3.00		76,273	0.52		1,546,785	2.43
	Vietnam		1,364,403	2.78		205,372	1.41		1,569,775	2.47
	Australia		142,497	0.29		—	—		142,497	0.22
	Qatar		156,290	0.32		—	—		156,290	0.25
	Singapore		66,150	0.13		—	—		66,150	0.10
	Oman		354,328	0.72		23,871	0.16		378,199	0.59
	Uzbekistan		193,623	0.40		—	—		193,623	0.30
	Others		2,482,009	5.07		124,533	0.86		2,606,542	4.11

	Subtotal		42,328,543	86.36		12,211,685	83.74		54,540,228	85.76

Europe	United Kingdom		303,385	0.62		—	—		303,385	0.48
	Belgium		12,690	0.03		7,753	0.05		20,443	0.03
	France		448,761	0.92		—	—		448,761	0.71
	Netherlands		205,800	0.42		—	—		205,800	0.32
	Others		3,780,979	7.72		2,190,302	15.02		5,971,281	9.40

	Subtotal		4,751,615	9.71		2,198,055	15.07		6,949,670	10.94

America	United States		44,615	0.09		19,110	0.13		63,725	0.10
	Mexico		315,918	0.64		—	—		315,918	0.50
	Others		866,357	1.77		145,211	1.00		1,011,568	1.59

	Subtotal		1,226,890	2.50		164,321	1.13		1,391,211	2.19

Africa	Mozambique		580,821	1.19		—	—		580,821	0.91
	Others		119,252	0.24		8,623	0.06		127,875	0.20

	Subtotal		700,073	1.43		8,623	0.06		708,696	1.11

	Total	~~W~~	49,007,121	100.00	~~W~~	14,582,684	100.00	~~W~~	63,589,805	100.00

(4)	Details of guarantees classified by industry as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	~~W~~	28,702,890	61.87	~~W~~	11,345,832	80.59	~~W~~	40,048,722	66.23
Transportation		2,558,263	5.52		665,886	4.73		3,224,149	5.33
Financial institution		3,694,608	7.96		1,502,768	10.68		5,197,376	8.59
Wholesale and retail		1,479,530	3.19		1,269	0.01		1,480,799	2.45
Construction		2,943,471	6.34		283,643	2.01		3,227,114	5.34
Public sector and others		7,016,009	15.12		279,445	1.98		7,295,454	12.06

Total	~~W~~	46,394,771	100.00	~~W~~	14,078,843	100.00	~~W~~	60,473,614	100.00

(December 31, 2024)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	~~W~~	30,745,306	62.74	~~W~~	11,609,150	79.61	~~W~~	42,354,456	66.61
Transportation		2,520,523	5.14		512,477	3.51		3,033,000	4.77
Financial institution		3,030,797	6.18		1,843,195	12.64		4,873,992	7.66
Wholesale and retail		1,715,742	3.50		1,431	0.01		1,717,173	2.70
Real estate business		61,557	0.13		—	—		61,557	0.10
Construction		3,638,050	7.42		82,967	0.57		3,721,017	5.85
Public sector and others		7,295,146	14.89		533,464	3.66		7,828,610	12.31

Total	~~W~~	49,007,121	100.00	~~W~~	14,582,684	100.00	~~W~~	63,589,805	100.00

(5)	Global Medium-Term Note Program and CP programs

The Bank has been establishing the following programs regarding the issue of foreign currencies bonds and CPs:

1)

Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 70 billion.

2)	Established on May 14, 1997, and May 16, 1997, initially, and annually renewed, Euro and US CP programs to issue CPs with issuance limits of USD 10 billion and USD 2 billion, respectively.

3)	Established on November 6, 1997, initially, and annually renewed, Global Medium-Term Note Program to issue mid-to-long-term foreign currencies bonds with an issuance limit of USD 35 billion.

4)	Established in 1995, initially, and renewed every two years, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 500 billion.

5)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 6 billion.

6)	Established on January 17, 2011, initially, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6)	Litigations

As at June 30, 2025, 4 lawsuits (aggregated claim amount: ~~W~~4,056 million) were filed as a plaintiff and 3 pending litigations as a defendant were filed (aggregated claim amount: ~~W~~4,480 million). The Bank’s management expects that there is no significant impact on the financial statements due to these lawsuits, but it is possible to make additional loss to the Bank due to the results of future litigation.

(7)	Written-off loans

The Bank manages written-off loans that have claims on debtors due to the statute of limitations, uncollected after write-off, etc. The written-off loans as of June 30, 2025 and December 31, 2024, are ~~W~~2,031,332 million and ~~W~~1,637,615 million, respectively. The contractual uncollected amount of financial assets, which were written off during the six-month period ended June 30, 2025 but are still subject to collection, is ~~W~~2,324 million.

37.	TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Related parties consist of entities related to the Bank, postemployment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1)	Details of related parties as of June 30, 2025, are as follows:

Detail	Relationship	Ownership- percentage (%)
Parent:
Korean government	Parent	76.79
Subsidiaries and Associates:
KEXIM Bank UK Limited	Subsidiary	100.00
PT.KOEXIM Mandiri Finance	Subsidiary	97.52
KEXIM Vietnam Leasing Co.	Subsidiary	100.00
KEXIM Asia Limited	Subsidiary	100.00
KEXIM Global(Singapore) Ltd	Subsidiary	100.00
EXIM PLUS Co., Ltd.	Subsidiary	100.00
Credit Guarantee and Investment Fund	Associate	14.80
Korea Aerospace Industries. Ltd.	Associate	26.41
KB-Badgers Future Mobility ESG Fund I	Associate	22.73
WWG Green New Deal Fund	Associate	25.00
Corporate Structure Innovation PEF IV	Associate	22.16
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Associate	23.58
STIC K-Growth Private Equity Fund	Associate	21.57
Wonik M&A 2024 Private Equity Fund	Associate	25.00
Corporate Structure Innovation PEF V	Associate	22.02

(2)	Significant balances of receivables, payables and guarantees with the related parties

1)	Significant balances of receivables and payables with the related parties as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	524,289	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		157,314		306		—
KEXIM Vietnam Leasing Co.		57,017		137		—
KEXIM Asia Limited		79,810		117		—
KEXIM Global(Singapore) Ltd		70,722		—		—

Subtotal		889,152		560		—

Associates:
Korea Aerospace Industries. Ltd.		—		1,244		268

Total	~~W~~	889,152	~~W~~	1,804	~~W~~	268

(December 31, 2024)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	334,101	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		158,989		321		—
KEXIM Vietnam Leasing Co.		81,935		161		—
KEXIM Asia Limited		210,096		133		—
KEXIM Global(Singapore) Ltd		258,747		—		—

Subtotal		1,043,868		615		—

Associates:
Korea Aerospace Industries. Ltd.		—		1,380		286

Total	~~W~~	1,043,868	~~W~~	1,995	~~W~~	286

2)	Guarantees provided to the related parties as of June 30, 2025 and December 31, 2024, are as follows (Korean won in millions):

(June 30, 2025)

Detail	Confirmed guarantees		Loan commitments
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	—	~~W~~	278,342
PT.KOEXIM Mandiri Finance		—		47,474
KEXIM Vietnam Leasing Co.		—		200,747
KEXIM Asia Limited		—		486,375
KEXIM Global(Singapore) Ltd		—		631,223

Subtotal		—		1,644,161
Associates:
Korea Aerospace Industries. Ltd.		1,190,052		—

Total	~~W~~	1,190,052	~~W~~	1,644,161

(December 31, 2024)

Detail	Confirmed guarantees		Loan commitments
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	—	~~W~~	511,085
PT.KOEXIM Mandiri Finance		—		61,740
KEXIM Vietnam Leasing Co.		—		205,635
KEXIM Asia Limited		—		307,759
KEXIM Global(Singapore) Ltd		—		483,579

Subtotal		—		1,569,798

Associates:
Korea Aerospace Industries. Ltd.		1,319,561		—

Total	~~W~~	1,319,561	~~W~~	1,569,798

(3)	Profit and loss transactions with related parties

Profit and loss transactions with related parties for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

	Revenue		(Reversal of) Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	8,614	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		3,820		(12)		12
KEXIM Vietnam Leasing Co.		1,803		(21)		3
KEXIM Asia Limited		3,582		(15)		—
KEXIM Global(Singapore) Ltd		3,113		—		—
EXIM PLUS Co., Ltd.		—		—		4,832

Subtotal		20,932		(48)		4,847

Associates:
Korea Aerospace Industries. Ltd.		2,082		—		—

Total	~~W~~	23,014	~~W~~	(48)	~~W~~	4,847

(Six-month period ended June 30, 2024)

	Revenue		(Reversal of) Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	11,278	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		4,238		94		—
KEXIM Vietnam Leasing Co.		2,701		(6)		—
KEXIM Asia Limited		7,085		22		—
KEXIM Global(Singapore) Ltd		1,606		—		—
EXIM PLUS Co., Ltd.		—		—		3,689

Subtotal		26,908		110		3,689

Associates:
Korea Aerospace Industries. Ltd.		—		—		—

Total	~~W~~	26,908	~~W~~	110	~~W~~	3,689

(4)	Loan transactions with related parties

Loan transactions with related parties for the six-month period ended June 30, 2025 and for the year ended December 31, 2024, are as follows (Korean won in millions):

(Six-month period ended June 30, 2025)

Detail	Financing transaction
	Loan		Collection
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	864,017	~~W~~	649,390
PT.KOEXIM Mandiri Finance		330,184		320,055
KEXIM Vietnam Leasing Co.		139,093		157,841
KEXIM Asia Limited		350,967		475,696
KEXIM Global(Singapore) Ltd		368,107		556,760

Total	~~W~~	2,052,368	~~W~~	2,159,742

(2024)

Detail	Financing transaction
	Loan		Collection
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	1,990,818	~~W~~	1,972,275
PT.KOEXIM Mandiri Finance		563,560		546,566
KEXIM Vietnam Leasing Co.		330,409		365,532
KEXIM Asia Limited		900,247		965,272
KEXIM Global(Singapore) Ltd		454,873		278,077

Total	~~W~~	4,239,907	~~W~~	4,127,722

(5)	Details of compensation for key executives for the six-month periods ended June 30, 2025 and 2024, are as follows (Korean won in millions):

Detail	Six-month period ended June 30, 2025		Six-month period ended June 30, 2024
Short-term employee benefits	~~W~~	1,436	~~W~~	1,303
Post-employment benefits		87		88

Total	~~W~~	1,523	~~W~~	1,391

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first nine months of 2025 was 0.7% at chained 2020 year prices, primarily due to a 4.0% increase in exports of goods and services and a 1.5% increase in aggregate private and general government consumption expenditures, the effects of which were offset in part by a 3.8% increase in imports of goods and services and a 3.5% decrease in gross domestic fixed capital formation, each compared with the corresponding period of 2024.

Principal Sectors of the Economy

Prices, Wages and Employment

Based on preliminary data, the inflation rate was 2.1% and the unemployment rate was 2.8% in the first nine months of 2025.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 3,071.1 on June 30, 2025, 3,245.4 on July 31, 2025, 3,186.0 on August 29, 2025, 3,424.6 on September 30, 2025, 4,107.5 on October 31, 2025, 3,926.6 on November 28, 2025, 4,214.2 on December 31, 2025 and 4,309.6 on January 2, 2026.

Monetary Policy

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,356.4 to US$1.00 on June 30, 2025, Won 1,382.9 to US$1.00 on July 31, 2025, Won 1,388.6 to US$1.00 on August 29, 2025, Won 1,402.2 to US$1.00 on September 30, 2025, Won 1,423.2 to US$1.00 on October 31, 2025, Won 1,464.8 to US$1.00 on November 28, 2025, Won 1,434.9 to US$1.00 on December 31, 2025 and Won 1,434.9 to US$1.00 on January 2, 2026.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic’s current account surplus in the first nine months of 2025 increased to US$82.8 billion from the current account surplus of US$67.2 billion in the corresponding period of 2024, primarily due to increases in surpluses from the goods account and the income account, the effects of which were offset in part by an increase in deficit from the service account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$50.4 billion in the first nine months of 2025. Exports increased by 2.2% to US$519.7 billion in the first nine months of 2025 from US$508.5 billion in the corresponding period of 2024, primarily due to a substantial growth in demand for semiconductor products globally. Imports decreased by 0.5% to US$469.3 billion in the first nine months of 2025 from US$471.9 billion in the corresponding period of 2024, primarily due to a decrease in energy and commodity prices, which also led to decreased unit prices of other major raw materials.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$430.7 billion as of November 28, 2025.

Government Finance

Effective January 2, 2026, the responsibility of preparing the Government budget and administering the Government’s finances has been transferred from the Ministry of Economy and Finance to the Ministry of Planning and Budget, a new ministry established under the Prime Minister’s Office.

Under the National Finance Act, the Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Planning and Budget and approved by the President of the Republic, to the National Assembly not later than 120 days prior to the start of the fiscal year, and may submit supplementary budgets revising the original budget at any time during the fiscal year.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the form of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the U.S. Securities and Exchange Commission as exhibits to the registration statement no. 333-288366.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

The Notes

We are offering US$    aggregate principal amount of   % green notes due January  , 20  (the “20  Green Notes”), US$    aggregate principal amount of   % notes due January  , 20  (the “20  Notes”), US$    aggregate principal amount of   % notes due January  , 20  (the “20  Notes”) and US$    aggregate principal amount of floating rate notes due January  , 20  (the “Floating Rate Notes,” and together with the 20  Green Notes, the 20  Notes and the 20  Notes, the “Notes”).

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of August 1, 1991, between us and The Bank of New York Mellon (formerly known as The Bank of New York) (as successor to JPMorgan Chase Bank, N.A.), as fiscal agent, as amended or supplemented from time to time (the “Fiscal Agency Agreement”). The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

20  Green Notes

The 20  Green Notes are initially limited to US$    aggregate principal amount. The 20  Green Notes will mature on January  , 20  (the “20  Green Note Maturity Date”). The 20  Green Notes will bear interest at a rate of   % per annum, payable semi-annually in arrear on January   and July   of each year (each a “20  Green Note Interest Payment Date”). The first interest payment on the 20  Green Notes will be made on July  , 2026 in respect of the period from (and including) January  , 2026 to (but excluding) July  , 2026.

Interest on the 20  Green Notes will accrue from January  , 2026. If any 20  Green Note Interest Payment Date or the 20  Green Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 20  Green Note Interest Payment Date or the 20  Green Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 20  Green Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 20  Green Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 20  Green Notes in immediately available funds in U.S. dollars.

20  Notes

The 20  Notes are initially limited to US$    aggregate principal amount. The 20  Notes will mature on January  , 20  (the “20  Note Maturity Date”). The 20  Notes will bear interest at a rate of   % per annum, payable semi-annually in arrear on January   and July   of each year (each a “20  Note Interest Payment Date”). The first interest payment on the 20  Notes will be made on July  , 2026 in respect of the period from (and including) January  , 2026 to (but excluding) July  , 2026.

Interest on the 20  Notes will accrue from January  , 2026. If any 20  Note Interest Payment Date or the 20  Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 20  Note Interest Payment Date or the 20  Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 20  Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 20  Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 20  Notes in immediately available funds in U.S. dollars.

20  Notes

The 20  Notes are initially limited to US$    aggregate principal amount. The 20  Notes will mature on January  , 20  (the “20  Note Maturity Date”). The 20  Notes will bear interest at a rate of   % per annum, payable semi-annually in arrear on January   and July   of each year (each a “20  Note Interest Payment Date”). The first interest payment on the 20  Notes will be made on July  , 2026 in respect of the period from (and including) January  , 2026 to (but excluding) July  , 2026.

Interest on the 20  Notes will accrue from January  , 2026. If any 20  Note Interest Payment Date or the 20  Note Maturity Date falls on a day that is not a business day (as defined below), then payment will not be made on such date but will be made on the next succeeding day that is a business day, with the same force and effect as if made on such 20  Note Interest Payment Date or the 20  Note Maturity Date (as the case may be), and no interest shall be payable in respect of such delay. The term “business day” as used herein means a day other than a Saturday, a Sunday, or any other day on which banking institutions in The City of New York, London or Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a 20  Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the 20  Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the 20  Notes in immediately available funds in U.S. dollars.

Floating Rate Notes

The Floating Rate Notes are initially limited to US$    aggregate principal amount. The Floating Rate Notes will mature on the Floating Rate Notes Interest Payment Date (as defined below) on or nearest to January  , 20  (the “Floating Rate Notes Maturity Date”). The Floating Rate Notes will bear interest at a rate equal to Compounded Daily SOFR (as defined herein) plus   % per annum, payable quarterly in arrear on January  , April  , July   and October   of each year, subject in each case to adjustment in accordance with the Modified Following Business Day Convention, as explained herein (each, a “Floating Rate Notes Interest Payment Date”), beginning on the Floating Rate Notes Interest Payment Date falling on or nearest to April  , 2026, and if redeemed early, the date of such redemption. In no event shall the rate of interest for the Floating Rate Notes be less than 0% for any Floating Rate Notes Interest Period (as defined herein).

Interest on the Floating Rate Notes will accrue from (and including) January  , 2026. If any Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date falls on a day that is not a business day (as defined below), that Floating Rate Notes Interest Payment Date or the Floating Rate Notes Maturity Date will be adjusted in accordance with the Modified Following Business Day Convention. The term “Modified Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a business day (and interest will continue to accrue to but excluding such following date that is a business day) unless that day falls in the next calendar month in which case that date will be the first preceding day that is a business day and interest shall accrue to but excluding such preceding business day. The term “business day” as used herein means a U.S. Government Securities Business Day (as defined herein) and a day other than a Saturday, a Sunday or any other day on which banking institutions in Seoul are authorized or required by law or executive order to remain closed.

We will pay interest to the person who is registered as the owner of a Floating Rate Note at the close of business on the fifteenth day (whether or not a business day) preceding the related Floating Rate Notes Interest Payment Date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days in the applicable Floating Rate Notes Interest Period (as defined herein) divided by 360. We will make principal and interest payments on the Floating Rate Notes in immediately available funds in U.S. dollars.

1. Definition of Compounded Daily SOFR

“Compounded Daily SOFR” means the rate of return of a daily compound interest investment (with the daily secured overnight financing rate as the reference rate for the calculation of interest) and will be determined by the Calculation Agent (as defined herein) on the Floating Rate Notes Interest Determination Date in accordance with the following formula, and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, 0.000005 being rounded upwards:

where:

“d” means the number of calendar days in the Floating Rate Notes Interest Period;

“d0” for any Floating Rate Notes Interest Period, means the number of U.S. Government Securities Business Days (as defined herein) in the Floating Rate Notes Interest Period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Days in chronological order from, and including, the first U.S. Government Securities Business Day in the Floating Rate Notes Interest Period;

“ni” for any U.S. Government Securities Business Day “i” means the number of calendar days from, and including, such U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day;

“SOFRi-5USBD” means the SOFR Reference Rate for the U.S. Government Securities Business Day (being a U.S. Government Securities Business Day falling in the Floating Rate Notes Interest Period) falling five U.S. Government Securities Business Days prior to the relevant U.S. Government Securities Business Day “i”; and

“SOFR Reference Rate” means, in respect of any U.S. Government Securities Business Day, a reference rate equal to the daily secured overnight financing rate (“SOFR”) for such U.S. Government Securities Business Day as provided by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate) on the website of the Federal Reserve Bank of New York currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York (the “New York Fed’s Website”) in each case, on or about 5:00 p.m., New York City time, on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day (the “SOFR Determination Time”).

“Floating Rate Notes Interest Determination Date” means the date five U.S. Government Securities Business Days before each Floating Rate Notes Interest Payment Date;

“Floating Rate Notes Interest Period” refers to the period from (and including) January  , 2026 to (but excluding) the first Floating Rate Notes Interest Payment Date and each successive period from (and including) a Floating Rate Notes Interest Payment Date to (but excluding) the next Floating Rate Notes Interest Payment Date; and

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

The Bank of New York Mellon will serve as the “Calculation Agent” for the Floating Rate Notes. In the absence of gross negligence or willful default, the Calculation Agent’s determination of Compounded Daily SOFR and its calculation of the applicable interest rate for each Floating Rate Notes Interest Period will be final and binding. The Calculation Agent will make available the interest rates for current and preceding Floating Rate Notes Interest Periods by delivery of such notice through such medium as is available to participants in DTC, Euroclear and Clearstream, or any successor thereof, and in accordance with such applicable rules and procedures as long as the Floating Rate Notes are held in global form. In the event that the Floating Rate Notes are held in certificated form, the interest rates for current and preceding Floating Rate Notes Interest Periods will be published in the manner described below under “—Notices”. We have the right to replace the Calculation Agent with another leading commercial bank or investment bank in New York or London. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Floating Rate Notes Interest Period, we have a duty to appoint such other leading commercial bank or investment bank in New York or London.

2. Benchmark Transition

Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if the Calculation Agent is notified by the Determination Agent on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined herein) have occurred with respect to the then-current Benchmark, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, the Determination Agent will have the right to make Benchmark Replacement Conforming Changes (as defined herein) from time to time.

Any determination, decision or election that may be made by the Determination Agent or us pursuant to the Benchmark Replacement provisions described herein, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

a.

will be conclusive and binding absent manifest error, may be made in the Determination Agent’s sole discretion, and, notwithstanding anything to the contrary herein relating to the Floating Rate Notes;

b.	if made by us, will be made in our sole discretion;

c.	if made by the Determination Agent, will be made after consultation with us, and the Determination Agent will not make any such determination, decision or election to which we object; and

d.	shall become effective without consent from any other party.

Any determination, decision or election pursuant to the Benchmark Replacement provisions not made by the Determination Agent will be made by us on the basis as described above. The Calculation Agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the benchmark replacement provisions set forth herein.

For purposes of these Benchmark Replacement provisions:

“Benchmark” means, initially, Compounded Daily SOFR, as such term is defined above; provided that if the Determination Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded Daily SOFR (including the daily published component used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement;

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or the Determination Agent as of the Benchmark Replacement Date:

I.

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body (as defined herein) as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment (as defined herein);

II.	the sum of: (a) the ISDA Fallback Rate (as defined herein) and (b) the Benchmark Replacement Adjustment; or

III.

the sum of: (a) the alternate rate of interest that has been selected by us or the Determination Agent as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment;

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or the Determination Agent as of the Benchmark Replacement Date:

I.

the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement (as defined herein);

II.	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment (as defined herein); and

III.

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or the Determination Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time;

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of interest period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Determination Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the

Determination Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Determination Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Determination Agent determines is reasonably practicable);

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

I.

in the case of clause (I) or (II) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

II.	in the case of clause (III) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark;

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

I.

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

II.

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

III.	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative;

“Determination Agent” means an independent bank of international repute selected by and acting as our agent for the purposes of the conditions of the Floating Rate Notes and notified to the fiscal agent in writing. The fiscal agent shall not be responsible for the calculations made by, or the actions or omissions of, the Determination Agent and shall not be liable for any losses caused thereby;

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time;

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor;

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment;

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded Daily SOFR, the SOFR Determination Time, as such time is defined herein, and (2) if the Benchmark is not Compounded Daily SOFR, the time determined by the Determination Agent in accordance with the Benchmark Replacement Conforming Changes;

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto; and

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

None of the fiscal agent, principal paying agent or the Calculation Agent will be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the Compounded Daily SOFR (or any other benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any benchmark transition event or related benchmark replacement date, (ii) to select, determine or designate any benchmark replacement, or other successor or replacement benchmark index, or to determine whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any benchmark replacement adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what SOFR adjustment conforming changes or benchmark replacement conforming changes are appropriate in connection with any of the foregoing, including, but not limited to, as to any spread adjustment thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the fiscal agent, principal paying agent and the Calculation Agent will be entitled to conclusively rely on any determinations made by the Issuer, any of the Issuer’s designees or the Determination Agent without independent investigation, and none will have any liability for actions taken at the Issuer, any of the Issuer’s designees or the Determination Agent’s direction in connection therewith.

None of the fiscal agent, principal paying agent or the Calculation Agent will be liable for any inability, failure or delay on its part to perform any of its duties set forth in the transaction documents as a result of the unavailability of SOFR or any applicable benchmark replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of the transaction documents and reasonably required for the performance of such duties. None of the fiscal agent, principal paying agent or the Calculation Agent will be responsible or liable for the actions or omissions of the Issuer, any of the Issuer’s designees or the Determination Agent, or for any failure or delay in the performance by the Issuer, any of the Issuer’s designees or the Determination Agent, nor shall any of the fiscal agent, principal paying agent or the Calculation Agent be under any obligation to oversee or monitor the performance of the Issuer, any of the Issuer’s designees or the Determination Agent.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

The Notes will be represented by one or more fully registered global notes, which will be deposited with a custodian for, and registered in the name of a nominee of, DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, in the event that a global note is exchanged for Notes in definitive form, we will appoint and maintain a paying agent in Singapore, where the Notes may be presented or surrendered for payment or redemption. In addition, in the event that a global note is exchanged for Notes in definitive form, an announcement of such exchange will be made by or on behalf of us through the SGX-ST and such announcement will include all material information with respect to the delivery of the Notes in definitive form, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as any series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless the issuance would constitute a “qualified reopening” for U.S. federal income tax purposes or such additional debt securities would otherwise be part of the same “issue” for U.S. federal income tax purposes.

Notices

While the Notes are represented by the global note deposited with the custodian for DTC, notices to holders may be given by delivery to DTC, and such notices will be deemed to be given on the date of delivery to DTC. The fiscal agent may also mail notices by first-class mail, postage prepaid, to each registered holder’s last known address as it appears in the security register that the fiscal agent maintains. The fiscal agent will only mail these notices to the registered holder of the Notes. You will not receive notices regarding the Notes directly from us unless we reissue the Notes to you in fully certificated form.

Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates. DTC is owned by a number of its direct participants and by the New York Stock Exchange Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers Inc.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the Fiscal Agency Agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the Fiscal Agency Agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees and indemnity satisfactory to the fiscal agent for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of Korean tax considerations that may be relevant to you if you invest in the Notes, please refer to the section “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

For a discussion of U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus.

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters” and each an “Underwriter”) have entered into a Terms Agreement dated January  , 2026 (the “Terms Agreement”) with respect to the Notes relating to the Underwriting Agreement—Standard Terms (together with the Terms Agreement, the “Underwriting Agreement”) filed as an exhibit to the registration statement. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each of the Underwriters, severally, and each of the Underwriters has severally agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Names of the Underwriters	Principal Amount of the 20 Green Notes		Principal Amount of the 20 Notes		Principal Amount of the 20 Notes		Principal Amount of the Floating Rate Notes
Citigroup Global Markets Inc.	US$		US$		US$		US$
Deutsche Bank AG, London Branch
The Hongkong and Shanghai Banking Corporation Limited
Mizuho Securities Asia Limited
Morgan Stanley & Co. International plc
MUFG Securities Asia Limited
Wells Fargo Securities, LLC
Mirae Asset Securities Co., Ltd.		—		—		—		—

Total	US$		US$		US$		US$

The Hongkong and Shanghai Banking Corporation Limited will offer the Notes in the United States through its registered broker-dealer affiliate in the United States, HSBC Securities (USA) Inc.

Mirae Asset Securities Co., Ltd. has agreed not to offer or sell any Notes in the United States or to any U.S. persons.

Under the terms and conditions of the Underwriting Agreement, if the Underwriters take any Notes of a series, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering prices described on the cover page. After the initial offering of the Notes, the Underwriters may from time to time vary the offering prices and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on behalf of us in such jurisdiction.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.

The Notes are a new class of securities with no established trading market. Applications will be made to the SGX-ST for the listing and quotation of the Notes on the SGX-ST. In addition, application for listing of the Notes will be made to the International Securities Market of the London Stock Exchange. Application will also be made for listing of the Notes on the Luxembourg Stock Exchange and to have the Notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. No assurance can be given that such applications will be approved or that such listings will be maintained. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

In connection with this offering, any of the Underwriters appointed and acting in its capacity as stabilizing manager (the “Stabilizing Managers”) or any person acting on their behalf may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of the Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of the Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Managers may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Managers commence any of these transactions, they may discontinue such transactions at any time, and must discontinue them after a limited period.

The amount of net proceeds of the 20  Green Notes, the 20  Notes, the 20  Notes and the Floating Rate Notes is US$   , US$   , US$    and US$   , respectively, after deducting underwriting discounts but not estimated expenses. Our expenses associated with the Notes offering are estimated to be US$   . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Important Notice to CMIs (including Private Banks)

This notice to CMIs (including private banks) is a summary of certain obligations the SFC Code imposes on CMIs, which require the attention and cooperation of other CMIs (including private banks). Certain CMIs may also be acting as OCs for this offering and are subject to additional requirements under the SFC Code.

Prospective investors who are the directors, employees or major shareholders of the Issuer, a CMI or its group companies would be considered under the SFC Code as having an Association with the Issuer, the CMI or the relevant group company. CMIs should specifically disclose whether their investor clients have any

Association when submitting orders for the Notes. In addition, private banks should take all reasonable steps to identify whether their investor clients may have any Associations with the Issuer or any CMI (including its group companies) and inform the relevant Underwriters accordingly.

CMIs are informed that the marketing and investor targeting strategy for this offering includes institutional investors, sovereign wealth funds, pension funds, hedge funds, family offices and high net worth individuals, in each case, subject to the selling restrictions and any MiFID II product governance language or any UK MiFIR product governance language set out elsewhere in this prospectus supplement.

CMIs should ensure that orders placed are bona fide, are not inflated and do not constitute duplicated orders (i.e. two or more corresponding or identical orders placed via two or more CMIs). CMIs should enquire with their investor clients regarding any orders which appear unusual or irregular. CMIs should disclose the identities of all investors when submitting orders for the Notes (except for omnibus orders where underlying investor information may need to be provided to any OCs when submitting orders). Failure to provide underlying investor information for omnibus orders, where required to do so, may result in that order being rejected. CMIs should not place “X-orders” into the order book.

CMIs should segregate and clearly identify their own proprietary orders (and those of their group companies, including private banks as the case may be) in the order book and book messages.

CMIs (including private banks) should not offer any rebates to prospective investors or pass on any rebates provided by the Issuer. In addition, CMIs (including private banks) should not enter into arrangements which may result in prospective investors paying different prices for the Notes.

The SFC Code requires that a CMI disclose complete and accurate information in a timely manner on the status of the order book and other relevant information it receives to targeted investors for them to make an informed decision. In order to do this, those Underwriters in control of the order book should consider disclosing order book updates to all CMIs.

When placing an order for the Notes, private banks should disclose, at the same time, if such order is placed other than on a “principal” basis (whereby it is deploying its own balance sheet for onward selling to investors). Private banks who do not provide such disclosure are hereby deemed to be placing their order on such a “principal” basis. Otherwise, such order may be considered to be an omnibus order pursuant to the SFC Code. Private banks should be aware that placing an order on a “principal” basis may require the relevant affiliated Underwriter(s) (if any) to categorize it as a proprietary order and apply the “proprietary orders” requirements of the SFC Code to such order.

In relation to omnibus orders, when submitting such orders, CMIs (including private banks) that are subject to the SFC Code should disclose underlying investor information in respect of each order constituting the relevant omnibus order (failure to provide such information may result in that order being rejected). Underlying investor information in relation to an omnibus order should consist of:

•	The name of each underlying investor;

•	A unique identification number for each investor;

•	Whether an underlying investor has any “Associations” (as used in the SFC Code);

•	Whether any underlying investor order is a “Proprietary Order” (as used in the SFC Code);

•	Whether any underlying investor order is a duplicate order.

Underlying investor information in relation to omnibus order should be sent to: dcmomnibus@citi.com; omnibus.asiasyn@list.db.com; hk_syndicate_omnibus@hsbc.com.hk; Omnibus_Bond@hk.mizuho-sc.com; omnibus_debt@morganstanley.com; Asia-Syndicate@hk.sc.mufg.jp.

To the extent information being disclosed by CMIs and investors is personal and/or confidential in nature, CMIs (including private banks) agree and warrant: (A) to take appropriate steps to safeguard the transmission of such information to any OCs; and (B) that they have obtained the necessary consents from the underlying investors to disclose such information to any OCs. By submitting an order and providing such information to any OCs, each CMI (including private banks) further warrants that they and the underlying investors have understood and consented to the collection, disclosure, use and transfer of such information by any OCs and/or any other third parties as may be required by the SFC Code, including to the Issuer, relevant regulators and/or any other third parties as may be required by the SFC Code, for the purpose of complying with the SFC Code, during the bookbuilding process for this offering. CMIs that receive such underlying investor information are reminded that such information should be used only for submitting orders in this offering. The relevant Underwriters may be asked to demonstrate compliance with their obligations under the SFC Code, and may request other CMIs (including private banks) to provide evidence showing compliance with the obligations above (in particular, that the necessary consents have been obtained). In such event, other CMIs (including private banks) are required to provide the relevant Underwriters with such evidence within the timeline requested.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January  , 2026, which we expect will be the     business day following the date of this prospectus supplement. Under Rule 15c6-l promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in one business day, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on any day prior to the first business day before the settlement date, because the Notes will initially settle in T+ , you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea or to, or for the account or benefit of, any resident of Korea, except as permitted by applicable Korean laws and regulations; and (ii) any securities dealer to whom it sells Notes will agree that it will not offer any Notes, directly or indirectly, in Korea or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the

“Financial Instruments and Exchange Act”). Accordingly, each Underwriter has severally represented and agreed that it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any Notes in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and other relevant laws and regulations of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

•

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Singapore

Each Underwriter has acknowledged that this prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter has severally represented and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Italy

The offering of the Notes has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) pursuant to Italian securities legislation and, accordingly, no Notes may be offered, sold or delivered, nor may copies of this prospectus supplement or the accompanying prospectus or of any other document relating to any Notes be distributed in the Republic of Italy (“Italy”), except, in accordance with any Italian securities, tax and other applicable laws and regulations.

Each Underwriter has severally represented and agreed that it has not offered, sold or delivered, and will not offer, sell or deliver any Notes or distribute any copy of this prospectus supplement or the accompanying prospectus or any other document relating to the Notes in Italy except:

(a) to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree no. 58 of February 24, 1998 (the “Financial Services Act”) and Article 34-ter, paragraph 1, letter

(b) of CONSOB regulation No. 11971 of May 14, 1999 (the “Issuers Regulation”), all as amended from time to time; or

(b) in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Issuers Regulation.

In any event, any offer, sale or delivery of the Notes or distribution of copies of this prospectus supplement or the accompanying prospectus or any other document relating to the Notes in Italy under paragraphs (a) or (b) above must be:

(i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Financial Services Act, Legislative Decree No. 385 of September 1, 1993 (the “Banking Act”) and CONSOB Regulation No. 20307 of February 15, 2018, all as amended from time to time;

(ii) in compliance with Article 129 of the Banking Act, as amended from time to time, and the implementing guidelines of the Bank of Italy, as amended from time to time; and

(iii) in compliance with any other applicable laws and regulations, including any limitation or requirement which may be imposed from time to time by CONSOB or the Bank of Italy or other competent authority.

Canada

Prospective Canadian investors are advised that the information contained within the preliminary prospectus and prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the preliminary prospectus and prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 33-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is purchasing, or deemed to be purchasing, as principal and is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this preliminary prospectus or prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobiliéres décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglaise seulement.

Switzerland

This prospectus supplement and the accompanying prospectus is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland or a simplified prospectus or a prospectus as such term is defined in the Swiss Collective Investment Scheme Act, and neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, nor the Issuer nor the Notes have been or will be filed with or approved by any Swiss regulatory authority. The Notes are not subject to supervision by any Swiss regulatory authority (e.g., the Swiss Financial Markets Supervisory Authority (“FINMA”)), and investors in the Notes will not benefit from protection or supervision by such authority.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Yulchon LLC, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Linklaters LLP, Seoul, Korea. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Linklaters LLP may rely as to matters of Korean law upon the opinion of Yulchon LLC.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and Chief Executive Officer, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Export-Import Bank of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended. Our corporate registry number is 111235-0000158. Our Legal Entity Identifier is 549300APVP4R32PI3Y06. Our authorized share capital is ~~W~~25,000 billion. As of September 30, 2025, our paid-in capital was ~~W~~17,173 billion.

Our board of directors can be reached at the address of our registered office: c/o 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by our Chairman and Chief Executive Officer on November 24, 2025. On      , 2026, our report on the proposed issuance of the Notes has been accepted by the Ministry of Economy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which are available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov. This website is maintained by the Securities and Exchange Commission, and contains reports and other information regarding issuers that file electronically with the Securities and Exchange Commission.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	CUSIP	ISIN
20 Green Notes	302154 EQ8	US302154EQ83
20 Notes	302154 ER6	US302154ER66
20 Notes	302154 ES4	US302154 ES40
Floating Rate Notes	302154 ET2	US302154 ET23

PROSPECTUS

US$7,056,498,627

The Export-Import Bank of Korea

Debt Securities

Warrants to Purchase Debt Securities

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated July 9, 2025.

i

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Export-Import Bank of Korea. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “~~W~~” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “USD”, “$” or “US$” are to the currency of the United States of America, references to “Hong Kong Dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Mexican Peso” or “MXN” are to the currency of the United Mexican States, references to “Brazilian Real” or “BRL” are to the currency of Federative Republic of Brazil, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Thai Baht” or “THB” are to the currency of Thailand, references to “Swiss Franc” or “CHF” are to the currency of Switzerland, references to “Australian Dollar” or “AUD” are to the currency of Australia, references to “Indian Rupee” or “INR” are to the currency of India, references to “Chinese Yuan” or “CNY” are to the currency of the People’s Republic of China, references to “Indonesian Rupiah” or “IDR” are to the currency of Indonesia, references to “Peruvian Sol” or “PEN” are to the currency of Peru, references to “New Zealand Dollar” or “NZD” are to the currency of New Zealand, references to “South African Rand” or “ZAR” are to the currency of South Africa, references to “Canadian Dollar” or “CAD” are to the currency of Canada, references to “Great Britain Pound” or “GBP” are to the currency of the United Kingdom, references to “Norwegian Krone” or “NOK” are to the currency of Norway, references to “Polish Zloty” or “PLN” are to the currency of Poland, references to “Philippine Peso” or “PHP” are to the currency of the Republic of the Philippines and references to “Japanese Yen” or “JPY” are to the currency of Japan.

In this prospectus, where information has been prepared in thousands, millions or billions of units, amounts may have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our separate financial statements and information included in this prospectus were prepared under International Financial Reporting Standards as adopted by Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE EXPORT-IMPORT BANK OF KOREA

Overview

We were established in 1976 as a special governmental financial institution pursuant to the Export-Import Bank of Korea Act, as amended, or the KEXIM Act. Since our establishment, we have been promoting the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced financing facilities and implemented lending policies that are responsive to the needs of Korean exporters.

Our primary purpose, as stated in the KEXIM Act, is to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” Over the years, we have developed various financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. In recent years, we have focused on the development of new financing facilities, including structured financing for ships and project financing for the construction of industrial plants and the development of natural resources abroad.

As of December 31, 2024, we had ~~W~~91,845 billion of outstanding loans, including ~~W~~38,964 billion of outstanding export credits, ~~W~~37,782 billion of outstanding overseas investment credits and ~~W~~12,640 billion of outstanding import credits, as compared to ~~W~~90,313 billion of outstanding loans, including ~~W~~35,933 billion of outstanding export credits, ~~W~~36,284 billion of outstanding overseas investment credits and ~~W~~11,342 billion of outstanding import credits as of December 31, 2023.

Although our management has control of our day-to-day operations, our operations are subject to the close supervision of the Government. The Government’s determination each fiscal year regarding the amount of financial support to extend to us, in the form of contributions to capital or transfers of our income to reserves, plays an important role in determining our lending capacity. The Government has the power to appoint or dismiss our Chief Executive Officer, Deputy Chief Executive Officer, Senior Executive Director, Independent Directors and Internal Auditor. Moreover, the Minister of Economy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this prospectus forms a part.

The Government supports our operations pursuant to Article 37 of the KEXIM Act. Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves, consisting of our surplus and capital surplus items, are insufficient to cover any of our annual net losses. In light of the above, if we have insufficient funds to make any payment under any of our obligations, including the debt securities covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

In January 2014, the Government amended the KEXIM Act to:

•	increase our authorized capital from ~~W~~8,000 billion to ~~W~~15,000 billion;

•

expand our operation scope that enables us, among other things, to invest in (i) funds intended to support export and import transactions by small and medium-sized enterprises and (ii) special purpose companies that carry out value added overseas development projects in a flexible way; and

•	reduce restrictions on our financing and investment activities by providing additional flexibility to us to cope with changes in market conditions.

In March 2016, the Government amended the KEXIM Act to strengthen its enforcement powers by allowing:

•	the Minister of Economy and Finance to impose any necessary sanctions against our officers; and

•	the Financial Services Commission to request the Minister of Economy and Finance to apply sanctions against our employees.

In March 2024, the Government amended the KEXIM Act to increase our authorized capital from ~~W~~15,000 billion to ~~W~~25,000 billion in order to increase our financing of overseas large-scale projects in line with the Government’s policy objectives.

Capitalization

As of December 31, 2024, our authorized capital was ~~W~~25,000 billion and our capitalization was as follows:

	December 31, 2024(1)
	(billions of Won)
Long-Term Debt (2)(3)(4)(5)(6):
Borrowings in Korean Won	~~W~~	—
Borrowings in Foreign Currencies		3,946
Export-Import Financing Debentures		59,658

Total Long-Term Debt	~~W~~	63,604

Capital and Reserves:
Capital Stock(7)	~~W~~	16,873
Additional Paid-in Capital		—
Capital Adjustments		(154)
Retained Earnings		3,365
Legal Reserve(8)		612
Voluntary Reserve(8)		1,762
Regulatory Reserve for Loan Losses(9)		11
Unappropriated Retained Earnings		980
Other Components of Equity(10)		1,240

Total Capital and Reserves	~~W~~	21,325

Total Capitalization	~~W~~	84,929

(1)	Except as described in this prospectus, there has been no material adverse change in our capitalization since December 31, 2024.
(2)	Consists of borrowings and debentures with maturities of more than a year remaining.
(3)

We have translated borrowings in foreign currencies as of December 31, 2024 into Won at the rate of ~~W~~1,470.00 to US$1.00, which was the market average exchange rate as announced by the Seoul Money Brokerage Services Ltd., on December 31, 2024.

(4)

As of December 31, 2024, we had contingent liabilities totaling ~~W~~63,590 billion, which consisted of ~~W~~49,007 billion under outstanding guarantees and acceptances and ~~W~~14,583 billion under contingent guarantees and acceptances issued on behalf of our clients. For further information relating to our contingent liabilities under outstanding guarantees as of December 31, 2024, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2024 and 2023—Note 36.”

(5)

As of December 31, 2024, we had entered into 681 interest rate-related derivative contracts with a notional amount of ~~W~~84,563 billion and 527 currency-related derivative contracts with a notional amount of ~~W~~34,677 billion in accordance with our policy to hedge interest rate and currency risks. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2024 and 2023—Note 20.”

(6)	See “—Description of Assets and Liabilities—Sources of Funding” for an explanation of these sources of funds. All of our borrowings, whether domestic or international, are unsecured and unguaranteed.
(7)

As of December 31, 2024, our authorized ordinary share capital was ~~W~~25,000 billion and issued fully-paid ordinary share capital was ~~W~~16,873 billion. For more information, see “—Business—Government Support and Supervision.”

(8)	See “—Business—Government Support and Supervision” for a description of the manner in which annual net income is transferred to the legal reserve and may be transferred to the voluntary reserve.
(9)

If the estimated allowance for credit loss determined by K-IFRS for accounting purposes is lower than that for regulatory purposes as required by Regulation of Supervision of Banking Business, we reserve such difference as the regulatory reserve for loan losses. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2024 and 2023—Note 23.”

(10)	See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2024 and 2023—Note 22.”

Business

Purpose and Authority

We were established in 1976 as a special governmental financial institution pursuant to the KEXIM Act. The KEXIM Act, the Enforcement Decree of the KEXIM Act, or the KEXIM Decree, and our Articles of Incorporation, or the By-laws, define and regulate our powers and authority. We are treated as a special juridical entity under Korean law and are not subject to certain laws regulating the activities of commercial banks.

We were established, as stated in the KEXIM Act, to “promote the sound development of the national economy and economic cooperation with foreign countries by extending the financial aid required for export and import transactions, overseas investment and the development of natural resources abroad.” As an instrument in serving the Government’s public policy objectives, we do not seek to maximize our profits. We do, however, strive to maintain an adequate level of profitability to strengthen our equity base in order to support the growth in the volume of our business.

Our primary purpose has been the provision of loans and guarantees to facilitate Korean companies’ exports and overseas investments and projects. Most of our activities have been carried out pursuant to this authority.

We have the authority to undertake a range of financial activities. These fall into four principal categories:

•	export credits;

•	overseas investment credits;

•	import credits; and

•	guarantee facilities.

Export credits include loans to facilitate Korean exports of capital and non-capital goods and technical and non-technical services. Overseas investment credits consist of loans to finance Korean overseas investments and projects. Import credits include the extension of loans to finance Korean imports of essential materials and natural resources. Guarantee facilities are made available to support the obligations of Korean exporters and importers.

We also have the authority to administer, on behalf of the Government, the Government’s Economic Development Cooperation Fund, the Inter-Korean Cooperation Fund, formerly known as the South and North Korea Co-operation Fund, and the Supply Chain Resilience Fund.

We may also undertake other business activities incidental to the foregoing, including currency and interest rate swap transactions.

Government Support and Supervision

The Government’s determination each fiscal year, regarding the amount of financial support to extend to us, plays an important role in determining our lending capacity. Such support has included contributions to capital, loans and transfers of our income to reserves.

Our authorized capital was ~~W~~30 billion when the Government enacted the KEXIM Act in 1969. The National Assembly amended the KEXIM Act and increased our authorized capital to ~~W~~150 billion in 1974, ~~W~~500 billion in 1977, ~~W~~1,000 billion in 1986, ~~W~~2,000 billion in January 1998, ~~W~~4,000 billion in September 1998, ~~W~~8,000 billion in January 2009, ~~W~~15,000 billion in January 2014 and ~~W~~25,000 billion in March 2024.

As of December 31, 1996, the capital contribution from the Government was approximately ~~W~~686 billion, all in cash. Since 1997, the Government has made capital contributions not only in cash but also in the form of shares of common stock of Government-affiliated entities. Recent examples include the Government’s contributions to our capital of (i) ~~W~~578 billion, ~~W~~110 billion, ~~W~~29 billion, ~~W~~160 billion, ~~W~~25 billion and ~~W~~100 billion in cash in July 2020, March 2021, April 2021, June 2021, June 2022 and March 2024, respectively, and (ii) ~~W~~125 billion in the form of shares of Yeosu Gwangyang Port Authority in May 2017, ~~W~~125 billion in the form of shares of Incheon Port Authority in May 2017, ~~W~~1,167 billion in the form of shares of Korea Aerospace Industries Ltd. in June 2017 and ~~W~~2,000 billion in the form of shares of Korea Land and Housing Corporation in each of March 2023 and May 2024. Taking into account these capital contributions, our total capital stock was ~~W~~16,873 billion as of December 31, 2024. More recently, the Government contributed ~~W~~100 billion and ~~W~~200 billion in cash to our capital in January 2025 and May 2025, respectively.

Pursuant to the KEXIM Act, only the Government, The Korea Development Bank, The Bank of Korea, certain designated domestic banking institutions, exporters’ associations and international financial organizations may contribute to our capital stock. As of December 31, 2024, the Government directly owned 76% of our capital stock and indirectly owned, through The Bank of Korea and The Korea Development Bank, 7% and 17%, respectively, of our capital stock. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2024 and 2023—Note 1.”

In addition to contributions to our capital, the Government provides funding for our financing activities. The Government has made loans available to us for our lending activities. See “—Description of Assets and Liabilities—Sources of Funding.”

The Government also supports our operation pursuant to Articles 36 and 37 of the KEXIM Act. Article 36 of the KEXIM Act and the By-laws provide that we shall apply our net income earned during each fiscal year, after deduction of depreciation expense for such fiscal year, in the following manner and in order of priority:

•	first, at least 10% of such net income is transferred to our legal reserve until the total amount of our legal reserve equals the total amount of our capital stock;

•

second, if the Minister of Economy and Finance approves such distribution, the balance of any such net income, after such transfer to the legal reserve, is distributed to the institutions, other than the Government, that have contributed to our capital (up to a maximum 15% annual dividend rate); and

•

third, the remaining balance of any such net income is distributed in whatever manner our Operations Committee determines and the Minister of Economy and Finance approves, such as additions to our voluntary reserve.

Article 37 of the KEXIM Act provides that “the annual net losses of the Export-Import Bank of Korea shall be offset each year by the reserve, and if the reserve be insufficient, the Government shall provide funds to cover the deficit.” As a result of the KEXIM Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserves are insufficient to cover any of our annual net losses. In light of this provision, if we have insufficient funds to make any payment under any of our obligations, the Government would take appropriate steps by making a capital contribution, by allocating funds or by taking other action to enable us to make such payment when due. The provisions of Article 37 do not, however, constitute a direct guarantee by the Government of our obligations, and the provisions of the KEXIM Act, including Article 37, may be amended at any time by action of the National Assembly.

The Government closely supervises our operations including in the following ways:

•	the President of the Republic appoints our Chief Executive Officer upon the recommendation of the Minister of Economy and Finance;

•	the Minister of Economy and Finance appoints our Deputy Chief Executive Officer and the Senior Executive Director upon the recommendation of our Chief Executive Officer;

•	the Minister of Economy and Finance appoints our Internal Auditor;

•

one month prior to the beginning of each fiscal year, we must submit our proposed program of operations and budget for the fiscal year to the Minister of Economy and Finance for his approval and immediately after the approval of the Minister of Economy and Finance, we must report such program to the National Assembly;

•	the Minister of Economy and Finance must approve our operating manual, which sets out guidelines for all principal operating matters, including the range of permitted financings;

•	the Board of Audit and Inspection, a Government department, examines our settlement of accounts annually;

•

each of the Minister of Economy and Finance and the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Minister of Economy and Finance may issue any orders it deems necessary to enforce the KEXIM Act or delegate examinations to the Financial Services Commission;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KEXIM Decree and the Supervisory Regulations of Banking Business legislated by the Financial Services Commission and may issue orders deemed necessary for such supervision;

•

we must submit our annual report to the Ministry of Economy and Finance within three months following the end of each fiscal year and, upon request from the National Assembly during its annual audit period, to the National Assembly within ten days from the date of the request from the National Assembly, outlining our operations and analyzing our activities during the relevant fiscal year; and

•	we may amend our By-laws and operating manual only with the approval of the Minister of Economy and Finance.

Selected Financial Statement Data

Except where expressly indicated otherwise in this prospectus, loans in Won and loans in foreign currencies (each before deducting allowance for loan losses) are collectively referred to as “Loans”; bills bought, foreign exchange bought, advances for customers, call loans and interbank loans in foreign currencies (each before deducting allowance for loan losses) are collectively referred to as “Other Loans”; Loans and Other Loans are collectively referred to as “Loan Credits”; confirmed guarantees and acceptances are collectively referred to as “Guarantees”; and Loan Credits and Guarantees are collectively referred to as “Credit Exposure.”

You should read the following selected financial statement data together with our separate financial statements and notes included in this prospectus.

	Year Ended December 31,
	2022		2023		2024

	(billions of Won)
Income Statement Data
Total Interest Income	~~W~~	3,071	~~W~~	5,856	~~W~~	6,062
Total Interest Expense		2,118		4,971		5,299
Net Interest Income		952		885		764
Operating Income		569		1,061		1,333
Income before Income Tax		571		1,061		1,335
Income Tax Expense		184		339		356
Net Income		387		723		980

	As of December 31,
	2023		2024

	(billions of Won)
Balance Sheet Data
Total Loan Credits(1)	~~W~~	90,313	~~W~~	91,845
Total Borrowings(2)		98,789		100,049
Total Assets		125,394		131,340
Total Liabilities		107,444		110,015
Total Shareholders’ Equity		17,951		21,325

(1)

Gross amount, including domestic usance bills, foreign currency bills bought, advance payments on acceptances and guarantees, call loans, interbank loans in foreign currency, private placement corporate bonds in local currency and others and before deducting allowance for loan losses and net deferred loan origination fees and costs. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2024 and 2023—Note 10.”

(2)	Includes debentures.

2024

We had net income of ~~W~~980 billion in 2024 compared to ~~W~~723 billion in 2023. The principal factors for the increase in net income included:

•

a change in net gain (loss) on foreign exchange transactions to a net gain of ~~W~~1,627 billion in 2024 from a net loss of ~~W~~1,063 billion in 2023, primarily due to continued volatility in exchange rates in 2024; and

•

a change in net other operating income (expenses) to net income of ~~W~~287 billion in 2024 from net expenses of ~~W~~931 billion in 2023, primarily due to a change in net gain (loss) on fair value hedged items to a net gain of ~~W~~266 billion in 2024 from a net loss of ~~W~~928 billion in 2023 (see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2024 and 2023—Note 30”).

These factors were mostly offset by a change in net gain (loss) on hedging derivative assets to a net loss of ~~W~~1,532 billion in 2024 from a net gain of ~~W~~2,013 billion in 2023, due to an increase in losses on hedging instruments to ~~W~~3,120 billion in 2024 from ~~W~~843 billion in 2023 and a decrease in gains on hedging instruments to ~~W~~1,589 billion in 2024 from ~~W~~2,856 billion in 2023, which in turn were primarily due to continued volatility in exchange rates (including USD and BRL) and interest rates (including the USD 3-Month London Interbank Offered Rate Fallback, the Secured Overnight Financing Rate and the Euro 6-Month Interbank Offered Rate) in 2024 (see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2024 and 2023—Note 28”).

For a description of our strategies and policies on derivative products, which we utilize primarily to hedge our risks relating to fluctuations in various foreign currencies and interest rates, see “—Description of Assets and Liabilities—Derivatives.”

As of December 31, 2024, our total assets increased by 4.7% to ~~W~~131,340 billion from ~~W~~125,394 billion as of December 31, 2023, primarily due to a 25.4% increase in financial investments to ~~W~~19,332 billion as of December 31, 2024 from ~~W~~15,413 billion as of December 31, 2023, a 38.2% increase in financial assets at fair value through profit or loss to ~~W~~5,137 billion as of December 31, 2024 from ~~W~~3,716 billion as of December 31, 2023 and a 1.1% increase in loans at amortized cost to ~~W~~88,726 billion as of December 31, 2024 from ~~W~~87,777 billion as of December 31, 2023, the effects of which were offset in small part by an 88.4% decrease in hedging derivative assets to ~~W~~71 billion as of December 31, 2024 from ~~W~~612 billion as of December 31, 2023.

As of December 31, 2024, our total liabilities increased by 2.4% to ~~W~~110,015 billion from ~~W~~107,444 billion as of December 31, 2023, primarily due to a 23.9% increase in borrowings to ~~W~~6,854 billion as of December 31, 2024 from ~~W~~5,532 billion as of December 31, 2023, a 42.0% increase in financial liabilities at fair value through profit or loss to ~~W~~3,014 billion as of December 31, 2024 from ~~W~~2,123 billion as of December 31, 2023 and a 57.1% increase in hedging derivative liabilities to ~~W~~2,378 billion as of December 31, 2024 from ~~W~~1,514 billion as of December 31, 2023.

As of December 31, 2024, our total shareholders’ equity increased by 18.8% to ~~W~~21,325 billion from ~~W~~17,951 billion as of December 31, 2023, primarily due to a 14.2% increase in capital stock to ~~W~~16,873 billion as of December 31, 2024 from ~~W~~14,773 billion as of December 31, 2023, a 27.5% increase in retained earnings to ~~W~~3,365 billion as of December 31, 2024 from ~~W~~2,639 billion as of December 31, 2023 and an 81.8% increase in other components of equity to ~~W~~1,240 billion as of December 31, 2024 from ~~W~~682 billion as of December 31, 2023.

2023

We had net income of ~~W~~723 billion in 2023 compared to ~~W~~387 billion in 2022. The principal factors for the increase in net income included:

•

a change in net gain (loss) on hedging derivative assets to a net gain of ~~W~~2,013 billion in 2023 from a net loss of ~~W~~3,224 billion in 2022, due to a decrease in losses on hedging instruments to ~~W~~843 billion in 2023 from ~~W~~3,716 billion in 2022 and an increase in gains on hedging instruments to ~~W~~2,856 billion in 2023 from ~~W~~492 billion in 2022, which in turn was primarily due to continued volatility in exchange rates (including USD and BRL) and interest rates (including the USD 3-Month London Interbank Offered Rate, the Secured Overnight Financing Rate and the Australia 3-Month Bank Bill Swap Rate) in 2023; and

•

a change in net gain (loss) on financial assets at fair value through profit or loss to a net gain of ~~W~~210 billion in 2023 from a net loss of ~~W~~306 billion in 2022, primarily due to a change in valuation of trading derivatives to a net gain of ~~W~~56 billion in 2023 from a net loss of ~~W~~764 billion in 2022, which in turn resulted mainly from changes in exchange rates (including MXN, USD and EUR) and interest rates (including MXN TIIE 28D) between 2022 and 2023 that impacted the valuation of our various interest rate swap and cross-currency swap derivative products in 2023.

These factors were in large part offset by:

•

a change in net other operating income (expenses) to net expenses of ~~W~~931 billion in 2023 from net income of ~~W~~3,173 billion in 2022, primarily due to change in net gain (loss) on fair value hedged items to a net loss of ~~W~~928 billion in 2023 from a net gain of ~~W~~3,165 billion in 2022; and

•

a change in net gain (loss) on foreign exchange transactions to a net loss of ~~W~~1,063 billion in 2023 from a net gain of ~~W~~515 billion in 2022, primarily due to increased volatility in exchange rates in 2023.

In addition, a 58.8% decrease in additional impairment loss on credit to ~~W~~279 billion in 2023 from ~~W~~678 billion in 2022, mainly reflecting a general improvement in the overall asset quality of our loan portfolio in 2023, in particular with regard to our large refinery project in the Middle East, contributed to the increase in net income.

For a description of our strategies and policies on derivative products, which we utilize primarily to hedge our risks relating to fluctuations in various foreign currencies and interest rates, see “—Description of Assets and Liabilities—Derivatives.”

As of December 31, 2023, our total assets increased by 2.7% to ~~W~~125,394 billion from ~~W~~122,070 billion as of December 31, 2022, primarily due to a 26.8% increase in cash and due from financial institutions to ~~W~~12,591 billion as of December 31, 2023 from ~~W~~9,931 billion as of December 31, 2022 and a 15.3% increase in financial investments to ~~W~~15,413 billion as of December 31, 2023 from ~~W~~13,364 billion as of December 31, 2022, the effects of which were offset in part by a 1.7% decrease in loans at amortized cost to ~~W~~87,777 billion as of December 31, 2023 from ~~W~~89,300 billion as of December 31, 2022.

As of December 31, 2023, our total liabilities increased by 0.8% to ~~W~~107,444 billion from ~~W~~106,634 billion as of December 31, 2022, primarily due to a 6.2% increase in debentures to ~~W~~93,257 billion as of December 31, 2023 from ~~W~~87,792 billion as of December 31, 2022, the effect of which was largely offset by a 45.3% decrease in borrowings to ~~W~~5,532 billion as of December 31, 2023 from ~~W~~10,113 billion as of December 31, 2022.

As of December 31, 2023, our total shareholders’ equity increased by 16.3% to ~~W~~17,951 billion from ~~W~~15,436 billion as of December 31, 2022, primarily due to a 15.7% increase in capital stock to ~~W~~14,773 billion as of December 31, 2023 from ~~W~~12,773 billion as of December 31, 2022 and a 28.7% increase in retained earnings to ~~W~~2,639 billion as of December 31, 2023 from ~~W~~2,051 billion as of December 31, 2022.

Operations

Loan Operations

Our primary objective since our establishment has been to promote the export and competitiveness of Korean goods and services in international markets. To this end, we have introduced various financing facilities and implemented lending policies that are responsive to the needs of Korean exporters and foreign importers. Over the years, we have also developed financing facilities and lending policies that are consistent with the Government’s overall economic policies. In the latter part of the 1980s, as a result of changing trade conditions and the increased internationalization of the Korean economy, overseas investment credits and import credits were promoted and began to constitute an important portion of our business. Our lending programs include (1) export credits to Korean exporters or foreign buyers of Korean goods and services, (2) overseas investment credits to Korean firms and (3) import credits to Korean importers.

Before approving a credit, we consider:

•	economic benefits to the Republic;

•	the industry’s rank in the order of priorities established by the Government’s export-import policy;

•	credit risk associated with the loans to be extended; and

•	the goal of diversifying our lending activities.

The KEXIM Act and the By-laws provide that we may extend credit only where repayment “is considered probable.” Accordingly, we carefully investigate the financial position of each prospective borrower and the technical and financial aspects of the project to be financed, and a loan is made only if we believe there is reasonable assurance of repayment. See “—Credit Policies, Credit Approval and Risk Management—Credit Approval.”

In 2024, we provided Loans of ~~W~~66,246 billion, an increase of 9% from the previous year, and our commitments of Loans amounted to ~~W~~61,876 billion, an increase of 1% from the previous year. The increase in disbursements of Loans was primarily attributable to increased demand from the industrial plants industry and the increase in commitments for Loans was primarily attributable to increased demand from the automotive industry.

The following table sets out the total amounts of our outstanding Loan Credits, categorized by type of credit:

	As of December 31,				As % of 2024 Total
	2023		2024

	(billions of Won)
Export Credits
Industrial Plants	~~W~~	8,742	~~W~~	10,563	12%
Shipbuilding		7,020		8,841	10%
Ferrous & nonferrous metal products		1,642		1,240	1%
Petrochemical products		3,615		2,340	3%
Automobiles		2,632		2,641	3%
Electronic machineries		3,903		4,031	4%
Others(1)		8,379		9,310	10%

Sub-total		35,933		38,964	42%

Overseas Investment Credits		36,284		37,782	41%
Import Credits		11,342		12,640	14%
Others(2)		6,749		2,453	3%
Present Value Premium/Discount		5		5	0%

Total Loan Credits	~~W~~	90,313	~~W~~	91,845	100%

(1)	Includes general machinery, service sector, etc.
(2)	Includes call loans, loans for Inter-bank loans in foreign currency, advances for customers, etc.

Source: Internal accounting records

The following table sets out our new loan commitments, categorized by type of credit:

New Loan Credit Commitments by Type of Credit

	As of December 31,				As % of 2024 Total
	2023		2024

	(billions of Won)
Export Credits
Industrial Plants	~~W~~	2,848	~~W~~	3,121	5%
Shipbuilding		5,112		5,289	9%
Ferrous & nonferrous metal products		2,471		1,790	3%
Petrochemical products		4,972		4,668	8%
Automobiles		2,898		3,352	5%
Electronic machineries		5,200		5,933	10%
Others(1)		13,173		8,473	14%

Sub-total		36,674		32,626	53%
Overseas Investment Credits		12,510		15,190	25%
Import Credits		11,953		14,061	23%
Others		0		0	0%

Total	~~W~~	61,137	~~W~~	61,876	100%

(1)	Includes general machinery, service sector, etc.

Source: Internal accounting records

Export Credits

We offer export credits to either domestic suppliers or foreign buyers to finance export transactions.

Export Credits to domestic suppliers include:

•	export loans to Korean exporters that export capital goods such as ships, industrial plants and machinery;

•	pre-shipment credit to Korean exporters or manufacturers producing export products;

•	technical service credit to Korean companies that export technical services abroad, including overseas construction projects;

•	short-term trade financing to Korean exporters that manufacture export goods under short-term export contracts;

•	small business export credit to small and medium-sized enterprises that manufacture export goods or supply materials needed by their primary exporters;

•	rediscount on trade bills to domestic commercial banks for exporters;

•	forfaiting to Korean exporters by discounting trade bills under the usance line of credit from export transactions on a non-recourse basis; and

•	export factoring to Korean exporters by discounting trade receivables that occurs from open account export transactions on credit on a non-recourse basis.

Export credits to foreign buyers include:

•	direct loans to foreign buyers that purchase Korean goods and services;

•

project finance to foreign companies that intend to import industrial plants, facilities and technical services from Korea for large-scale projects, of which the cash flows from such projects are the main source for repayment;

•	structured finance to foreign shipping companies that purchase ships from Korean shipyards, of which the repayment usually depends on the cash flows generated by the operation of ships; and

•	interbank export loans to creditworthy banks in foreign countries to help foreign buyers obtain credit for the purchase of goods and services of Korean origin.

As of December 31, 2024, export credits in the amount of ~~W~~38,964 billion represented 42% of our total outstanding Loan Credits. Our disbursements of export credits in 2024 amounted to ~~W~~37,077 billion, an increase of 10% from the previous year, and our new commitments of export credits in 2024 amounted to ~~W~~32,626 billion, a decrease of 11% from the previous year.

We offer export credits to Korean companies in order to provide them with the funds required for the manufacture or construction of capital and non-capital goods and readying of technical services designated in our operating manual for export. Capital goods eligible for export credit financings currently include ships, industrial plants, industrial machinery and overseas construction projects. With respect to eligible items supported by our export credits, ships as well as industrial plants have traditionally had some of the largest shares of our export credit operations.

We offer export loans and technical service credits to domestic suppliers at fixed (no less than the Commercial Interest Reference Rate under the OECD Arrangement (as defined below)) or floating rates of interest with maturities of up to 12 years for ships and maturities of varying terms, from two to 22 years, for financings of other eligible items. We typically require a minimum down payment of 20% of the contract amount for ship export financings and a minimum down payment of 15% for financings of other eligible items. When the credit rating of a prospective borrower does not meet our internal rating criteria, these export credits are secured by promissory notes issued in connection with the relevant transaction, or letters of guarantees or letters of credit issued or confirmed by a creditworthy international bank or the importer’s government or central bank. Other terms and conditions under such export credit facilities must be in accordance with the Arrangement on Guidelines for Officially Supported Export Credits by the Organization for Economic Cooperation and Development, or the OECD Arrangement. We offer direct loans to foreign buyers, project finance to project companies and structured finance for ships to foreign shipping companies under similar terms and conditions as export credit financings to domestic suppliers. We offer interbank export loans to overseas banks to facilitate imports by foreign importers of Korean manufactured goods. Interbank export loans are offered at fixed or floating rates of interest with maturities of up to 15 years.

Overseas Investment Credits

We extend overseas investment credits to either Korean companies or foreign companies in which a Korean company has an equity share, to finance investments in eligible overseas businesses and projects. Such financing programs include:

•	overseas investment credit to Korean companies that invest abroad in the form of capital subscription, acquisition of stocks and long-term credit;

•	overseas project credit to Korean companies or their overseas subsidiaries engaging in businesses outside Korea;

•	major resources development credit to Korean companies for development of natural resources and acquisition of mining rights abroad; and

•	overseas business credit to foreign companies in which Korean companies have an equity stake, in the form of funds for purchasing equipment or working capital.

As of December 31, 2024, overseas investment credits amounted to ~~W~~37,782 billion, representing 41% of our total outstanding Loan Credits. Our disbursements of overseas investment credits in 2024 amounted to ~~W~~15,924 billion, an increase of 18% from the previous year, and our new commitments of overseas investment credits in 2024 amounted to ~~W~~15,190 billion, an increase of 21% from the previous year.

Proposals for overseas investment credits to finance the acquisition of important materials or the development of natural resources for the Korean economy, as determined by the Government, are given priority, together with projects that promote the export of Korean goods and services. As a result, projects financed by our overseas investment credit program have been mainly in the fields of manufacturing or development of natural resources.

We offer overseas investment credits at either fixed or floating rates of interest with maturities up to 30 years. Such facilities may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. Depending upon the size of the project, we will provide up to 100% of the financing required for the overseas investment project.

Import Credits

We offer import credits to Korean companies that directly import essential materials, natural resources and high-technology materials whose stable and timely supply is required for the growth of the national economy, maintenance of financial stability and quality of life, and promotion of exports and employment, or to Korean companies that import such items after developing them overseas.

As of December 31, 2024, import credits in the amount of ~~W~~12,640 billion represented 14% of our total outstanding Loan Credits. Our disbursements of import credits in 2024 amounted to ~~W~~13,245 billion, a decrease of 4% from the previous year, and our new commitments of import credits in 2024 amounted to ~~W~~14,061 billion, an increase of 18% from the previous year.

We offer import credits at either fixed or floating rates of interest with maturities up to ten years for equipment and machinery and shorter maturities of up to two years for other items, which may require security in the form of a bank guarantee, pledge or mortgage on the borrower’s local assets. We generally provide up to 80% of the import contract amount, but provide up to 90% of the import contract amount in the case of small and medium-sized enterprises and up to 100% for transactions with a letter of credit opened by a bank.

Guarantee Operations

We provide guarantees in favor of Korean commercial banks and foreign banks or foreign importers in respect of the obligations of Korean exporters in order to facilitate export and import financings. Such guarantee programs for Korean exporters and importers include (1) financial guarantees to co-financing banks that provide loans for transactions that satisfy our eligibility requirements and (2) project-related guarantees to foreign importers for the performance of Korean exporters on eligible projects in the form of bid bonds, advance payment bonds, performance bonds and retention bonds. Guarantee commitments as of December 31, 2024 increased to ~~W~~63,590 billion from ~~W~~54,579 billion as of December 31, 2023. Of such commitments, guarantees we had confirmed as of December 31, 2024 increased to ~~W~~49,007 billion from ~~W~~43,061 billion as of December 31, 2023.

We mainly issue project-related guarantees, which include:

•

advance payment guarantees that are issued to overseas importers of Korean goods and services to support obligations to refund down payments made to Korean exporters in the event of a failure to deliver the goods to be exported; and

•	performance guarantees that are issued to foreign importers to support the performance by Korean exporters of their contractual obligations.

In 2024, we issued project-related confirmed guarantees in the amount of ~~W~~9,179 billion, a decrease of 0.03% from the previous year.

We also issue letters of credit to foreign exporters to assist in the financing of projects approved in connection with import credit loans, and to Korean exporters to assist in the financing of projects approved in connection with export credit loans.

For further information regarding our guarantee and letter of credit operations, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2024 and 2023—Note 36.”

Government Account Operations

Economic Development Cooperation Fund

In 1987, the Government established the Economic Development Cooperation Fund, or the EDCF, to provide loans, at concessional interest rates, to governments or agencies of developing countries for projects that contribute to industrial development or economic stabilization of such countries. We administer the EDCF on behalf of the Government and are responsible for project appraisal, documentation and administrative work relating to the EDCF Loans. The EDCF business accounts are maintained separately from our own account on behalf of the Government, and we derive no separate income or expenditures from our operation of the EDCF business. Government contributions constitute the primary funding source of the EDCF. Loan disbursements by the EDCF in 2024 amounted to ~~W~~1,849 billion for 152 projects in 36 countries, an increase of 32% from the previous year. As of December 31, 2024, the total outstanding loans extended by the EDCF was ~~W~~13,710 billion, an increase of 16% from the previous year.

Inter-Korean Cooperation Fund

In 1991, the Government established the Inter-Korean Cooperation Fund, or the IKCF, to promote mutual exchanges and cooperation between the Republic and North Korea by engaging in funding and financing activities to support family reunions, cultural events, academic seminars, trade and economic cooperation between the two countries. We administer the IKCF under the initiative and policy coordination of the Ministry of Unification. The IKCF accounts are maintained separately from our own account on behalf of the Government. Government contributions are the major funding source of the IKCF. The IKCF disbursements during 2024 amounted to ~~W~~33 billion for 20 projects, and the cumulative total disbursements as of December 31, 2024 were ~~W~~7,241 billion, an increase of 0.5% from ~~W~~7,208 billion as of December 31, 2023.

Other Operations

Supply Chain Resilience Fund

In December 2023, the National Assembly passed the Framework Act on Supply Chain Stabilization Support for Economic Security (the “Act”), which became effective in June 2024. The Act aims to bolster national level responses to the growing risks of supply chain disruptions in the global economy, which have been intensified by geo-political conflicts in recent years. The Act mandates that a master plan on supply chain stabilization for economic security be established every three years to ensure the effective implementation of the Government’s initiatives as they relate to the stabilization of supply chains. In addition, the Government has established the Supply Chain Resilience Fund, or the SCRF, which we currently administer and operate in accordance with the Act. By leveraging our expertise in international finance and export credit as well as our pre-existing commitment to supply chain stabilization, we plan to continue to coordinate closely with the Government to ensure the proper utilization of the SCRF.

We administer and operate the SCRF under the guidance and supervision of the Supply Chain Stabilization Committee and the Ministry of Economy and Finance of Korea. Furthermore, pursuant to the Act, an independent steering committee, comprised of seven members designated by the Minister and the Deputy Prime Minister of the Ministry of Economy and Finance of Korea, deliberates on and determines the direction of management and operation of the SCRF, and makes financial decisions of the SCRF based on the members’ extensive experience and knowledge in finance, economics and the relevant industries. The SCRF, whose account is maintained separately from our own account, will be funded primarily through the issuances of Won-denominated and foreign currency-denominated notes, which are to be guaranteed unconditionally and irrevocably by the Government. In December 2024, the National Assembly approved a Government guarantee limit of up to ~~W~~10 trillion for the notes to be issued by the SCRF during the course of 2025.

Other Activities related to Financing

Other activities related to financing in which we currently engage include:

•

country information services performed by the Overseas Economic Research Institute, which conducts country studies and country risk evaluation to assist in the efficient utilization of our financial resources;

•

export credit advisory services, which are aimed at bringing about a larger share of overseas bidding by giving Korean exporters a wide range of knowledge on the country, industry, market and financial situation of the importing country in the early stage of the tendering process or contract negotiations;

•	consulting services by in-house professionals including lawyers, accountants and regional experts who consult on international transactions; and

•	management of Korea’s foreign direct investment database.

Description of Assets and Liabilities

Total Credit Exposure

We extend credits to support export and import transactions, overseas investment projects and other relevant products in various forms including loans and guarantees.

The following table sets out our Credit Exposure as of December 31, 2023 and 2024, categorized by type of exposure extended:

		As of December 31,
		2023			2024

		(billions of Won, except for percentages)
A	Loans in Won	~~W~~	27,872	21%	~~W~~	28,277	20%
B	Loans in Foreign Currencies		54,350	41%		59,724	43%
C	Loans (A+B)		82,222	63%		88,001	64%
D	Other Loans		8,092	6%		3,844	3%
E	Loan Credits (C+D)		90,313	69%		91,845	66%
F	Allowances for Loan Losses		(2,051)	(2)%		(2,665)	(2)%
G	Loan Credits including allowance for loan losses (E-F)		88,262	67%		89,180	65%
H	Guarantees		43,061	33%		49,007	35%
I	Credit Exposure (G+H)		131,323	100%		138,187	100%

Loan Credits by Geographic Area

The following table sets out the total amount of our outstanding Loan Credits as of December 31, 2023 and 2024, categorized by geographic area (1):

	As of December 31,(1)				As % of 2024 Total
	2023		2024

	(billions of Won)
Asia(2)	~~W~~	79,827	~~W~~	77,717	85%
Europe		6,163		9,227	10%
America		3,260		3,167	3%
Africa		1,063		1,734	2%

Total	~~W~~	90,313	~~W~~	91,845	100%

(1)

For purposes of this table, export credits have been allocated to the geographic areas in which the foreign buyers of Korean exports are located; overseas investment credits have been allocated to the geographic areas in which the overseas investments being financed are located; and import credits have been allocated to the geographic areas in which the sellers of the imported goods are located.

(2)	Includes Australia and the Middle East.

Source: Internal accounting records

Economic Sanctions

The U.S. government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control, or OFAC, administers and enforces certain laws and regulations, or U.S. primary sanctions, that prohibit or restrict dealings with or related to certain designated countries and territories, governments, entities and individuals, and entities majority-owned by such parties, that take place within U.S. jurisdiction. U.S. primary sanctions include territorial sanctions that broadly prohibit transactions or dealings with or in designated countries and jurisdictions (currently, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic); blocking sanctions that generally prohibit transactions or dealings with or involving blocked persons or the property or interests in property of a blocked person; and non-blocking sanctions that prohibit or restrict specific kinds of transactions or dealings, including, for example, dealings in debt or equity issued by certain designated parties. For example, Iran currently is and has been subject to U.S. territorial sanctions. In addition, as a result of the ongoing conflict involving Ukraine, the United States, along with the European Union, the United Kingdom, Korea, Singapore and other major jurisdictions, has adopted new, additional and/or enhanced sanctions on Russia. Although U.S. primary sanctions generally are not applicable to non-U.S. persons (although certain U.S. primary sanctions programs do apply to the non-U.S. subsidiaries of U.S. companies), non-U.S. persons can be held liable for violations of U.S. primary sanctions to the extent they participate in prohibited transactions or dealings within U.S. jurisdiction (including, for example, transactions or dealings involving U.S. goods or services, U.S. persons, or U.S. dollar payments). Violations of U.S. primary sanctions can result in substantial civil or, in the case of willful violations, criminal penalties.

In addition to U.S. primary sanctions, the United States maintains so-called “secondary sanctions” that authorize the U.S. government to impose a variety of sanctions, including blocking sanctions, on non-U.S. parties that engage in targeted activities, including, for example, certain dealings relating to Iran and Russia or blocked persons, outside of U.S. jurisdiction. The imposition of U.S. secondary sanctions is not automatic, and instead requires specific action by the U.S. government. In practice, U.S. secondary sanctions are highly discretionary and may be strongly influenced by political considerations, and accordingly, are difficult to predict. Our business and reputation could be adversely affected, for example, if the U.S. government were to determine that our activities, or the activities of any of our counterparties, involve sanctionable activity under U.S. secondary sanctions.

In addition, the European Union, the United Kingdom, Korea, Singapore and other major jurisdictions administer and enforce their own sanctions programs that target certain countries and territories, governments, entities and individuals in varying respects that we or certain of our dealings may be subject to.

Furthermore, we are aware, through press reports and other means, of initiatives by certain governmental entities and institutions in the United States, such as universities and pension funds, to adopt laws, regulations or policies prohibiting transactions with or investment in, or requiring divestment from, entities doing business with or related to certain countries, including Iran. For the reasons discussed below, it is possible that such initiatives may result in our being unable to gain or retain entities subject to such prohibitions as customers or as investors in our debt securities. In addition, our reputation may suffer due to our association with Iran and Russia. Such a result could have significant adverse effects on our business or the price of our debt securities.

We currently have no active dealings related to Iran and did not have any loans outstanding to Iran as of December 31, 2022, 2023 and 2024. Our business previously included activities related to Iran consisting solely of the extension of credit and financing provided in connection with the export of Korean goods and services to Iran and the disbursement of Iran-related credits directly to Korean suppliers or exporters. These transactions did not involve any U.S. jurisdictional nexus, and such transactions were subject to policies and procedures designed to ensure compliance with applicable Korean laws and regulations, including sanctions.

We engage in limited business related to Russia, including dealings with the government of the Russian Federation under a legacy loan arrangement, the extension of credit to two Russian financial institutions that have been designated for U.S. (but not Singaporean) blocking sanctions and three guarantee arrangements involving three Russian companies that are currently subject to U.S. (but not Singaporean) sanctions.

As of December 31, 2024, the government of the Russian Federation owed us approximately US$32 million pursuant to a legacy loan arrangement resulting from a commodity loan we extended to Vnesheconombank, formerly the Bank for Foreign Economic Affairs of the Soviet Union and now the Russian Federation state development corporation, in the early 1990s. The loan was initially guaranteed by the government of the Soviet

Union; the guarantee was subsequently assumed by the government of the Russian Federation. Our dealings under the loan arrangement are formally with the Ministry of Finance of the Russian Federation, which has been designated for various sanctions, including U.S. sanctions. As of December 31, 2024, the government of the Russian Federation has paid back approximately 84.2% of the loan. The loan is classified as precautionary in terms of asset quality (based on previous repayment activity and our internal credit rating system). The provisioning level we established for the credit exposure as of December 31, 2024 was 7.7%. Dealings with the government of the Russian Federation under the loan arrangement have historically included payments in U.S. dollars involving U.S. financial institutions. In February 2022, we paused all dealings (including any payments under the loan arrangement) with the government of the Russian Federation. In December 2022, we accepted payments in two installments of an aggregate of US$10 million from the government of the Russian Federation under the loan arrangement that was specifically authorized by OFAC. Besides such payments, our dealings with the government of the Russian Federation remain paused. We are continuing to evaluate the loan arrangement, including compliance with applicable sanctions.

Our arrangements with two Russian financial institutions, which involve the extension of credit and have historically included dealings in U.S. dollars involving U.S. financial institutions, were all in place prior to February 2022. As of December 31, 2024, the two Russian financial institutions owed us approximately US$200 million. The provisioning level we established for that credit exposure as of December 31, 2024 was 99.9%. In 2022, we paused all dealings with the Russian financial institutions, and such dealings remain paused, meaning we have not engaged in any additional dealings (including any payments under the credit arrangements) with the Russian financial institutions since 2022 and we are currently unable to accept any payments from the Russian financial institutions under the credit arrangements. We are continuing to evaluate these credit arrangements, including compliance with applicable sanctions.

We entered into a guarantee arrangement in 2020 that involves a Russian company that became subject to U.S. blocking sanctions in 2023. To date, we have made no payments to the Russian company under such guarantee arrangement, which expired in May 2025.

Similarly, we have two legacy guarantee arrangements from 2020 and 2022 with non-sanctioned Japanese and Korean companies that involve Russian companies that subsequently became subject to U.S. blocking sanctions. Our maximum liability under each guarantee arrangement is approximately US$350 million and US$353 million, respectively. To date, we have made no payments to the Russian companies under either of the guarantee arrangements, and all transactions have been paused with respect to these agreements since the designation of the relevant Russian companies. We are continuing to evaluate the above guarantee arrangements, including compliance with applicable sanctions.

We believe that the above dealings have been conducted at all times in full compliance with applicable sanctions. We do not have any other dealings with the government of the Russian Federation, any Russian Federation government stated-owned entities, or any other sanctioned Russian parties.

Individual Exposure

The KEXIM Decree imposes limits on our aggregate credits extended to a single person or business group, with which requirements we are in compliance as of the date hereof. However, our large exposure to various business groups in Korea means that we are also exposed to financial difficulties experienced by our borrowers as a result of, among other things, adverse economic conditions in Korea and globally. For example, the impact of the COVID-19 pandemic on the Korean economy, the Russia-Ukraine war and ensuing actions taken by the United States and other countries, fluctuations in policy interest rates globally (including Korea) to combat inflationary pressures, the hostilities in the Middle East following the Israel-Hamas war as well as in light of the ongoing Iran-Israel conflict and, more recently, the political situation in Korea following the declaration of martial law by former President Yoon in December 2024 that led to his impeachment and subsequent removal in April 2025 and the election of Mr. Lee Jae-myung as President in June 2025, among others, have had, and may continue to have, an adverse impact on the business, activities and operations of many of our borrowers, including large business groups, which in turn could have an adverse impact on the ability of our borrowers to meet existing payment or other obligations to us. See “The Republic of Korea—The Economy—Worldwide Economic and Financial Difficulties.” A continued deterioration in the financial condition of our borrowers could result in a deterioration in the quality of our loan portfolio, which in turn could result in an increase in delinquency ratios, increased charge-offs and higher provisioning, as well as an increase in impairment losses on such loans, which could have a material adverse impact on our business, financial condition or results of operations.

As of December 31, 2024, our largest Credit Exposure was to Hanwha Ocean Co., Ltd. (formerly Daewoo Shipbuilding & Marine Engineering Co., Ltd., or DSME) in the amount of ~~W~~8,080 billion. As of December 31, 2024, our second largest and third largest Credit Exposures, respectively, were to Samsung Heavy Industries Co., Ltd. in the amount of ~~W~~4,057 billion and to HD Hyundai Heavy Industries Co., Ltd. in the amount of ~~W~~3,650 billion.

The following table sets out our five largest Credit Exposures as of December 31, 2024(1):

Rank	Name of Borrower	Loan Credits		Guarantees		Total

		(billions of Won)
1	Hanwha Ocean Co., Ltd.	~~W~~	1,885	~~W~~	6,195	~~W~~	8,080
2	Samsung Heavy Industries Co., Ltd.		1,047		3,010		4,057
3	HD Hyundai Heavy Industries Co., Ltd.		—		3,650		3,650
4	HD Hyundai Samho Co., Ltd.		—		2,207		2,207
5	Hanwha Aerospace Co., Ltd.		127		1,796		1,923

(1)	Excludes loans and guarantees extended to affiliates.

Source: Internal accounting records.

In recent years, DSME (now Hanwha Ocean Co., Ltd.), one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties primarily due to significant losses incurred in connection with the construction of offshore plants resulting from a prolonged slowdown in the global shipbuilding industry. In October 2015, we announced that we, along with The Korea Development Bank, plan to provide financial support to DSME, including provision of liquidity support of up to ~~W~~4.2 trillion. In December 2016, in a bid to improve DSME’s capital structure, we exchanged a term loan in the amount of ~~W~~1 trillion provided by us to DSME for perpetual bonds newly issued by DSME, while The Korea Development Bank engaged in debt-for-equity swaps amounting to ~~W~~1.8 trillion. In March 2017, we and The Korea Development Bank announced a second joint plan to provide an additional ~~W~~2.9 trillion in financial support to DSME, which was approved by the other creditors in April 2017. Based on such plan, we exchanged a term loan in the amount of ~~W~~1.28 trillion provided by us to DSME for perpetual bonds issued by DSME and The Korea Development Bank provided additional debt-to-equity swaps of ~~W~~0.3 trillion in June 2017. Other creditors also provided debt-to-equity swaps for up to 80% of their debt with DSME and rescheduled the maturities of the remainder. Subsequently, in March 2019, HHI entered into a definitive agreement with The Korea Development Bank to acquire DSME. In January 2022, however, the European Commission announced that it would not grant approval for such acquisition due to anti-competition concerns for LNG carriers. In December 2022, Hanwha Group entered into a definitive agreement with The Korea Development Bank to acquire a 49.3% equity stake in DSME for approximately ~~W~~2 trillion, which has since received regulatory approval from all relevant jurisdictions. The acquisition closed in May 2023, upon which DSME became an affiliate of Hanwha Group and changed its name to Hanwha Ocean Co., Ltd.

Asset Quality

The Supervisory Regulation of Banking Business, or the Supervisory Regulation, legislated by the Financial Services Commission requires banks, including us, to analyze and classify their credits into one of five categories as normal, precautionary, substandard, doubtful or estimated loss by taking into account borrowers’ repayment capacity as well as a number of other factors including the financial position, profitability, transaction history of the relevant borrower and the value of any collateral or guarantee taken as security for the extension of credit. Categorizations are applied to all loans except call loans and interbank loans, which are classified as normal. Credit categorizations are as follows:

Normal	Credits extended to customers which, in consideration of their business and operations, financial conditions and future cash flows, do not raise concerns regarding their ability to repay the credits.

Precautionary	Credits extended to customers (1) which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have potential risks with respect to their ability to repay the credits in the future, although there have not occurred any immediate risks of default in repayment; or (2) which are in arrears for one month or more but less than three months.

Substandard	(1) Credits extended to customers, which in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred considerable risks for default in repayment as the customers’ ability to repay has deteriorated; or (2) that portion which is expected to be collected of total credits (a) extended to customers which have been in arrears for three months or more, (b) extended to customers which are judged to have incurred serious risks due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses or (c) of “Doubtful Customers” or “Estimated-loss Customers” (each as defined below).

Doubtful	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers, or Doubtful Customers, which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have incurred serious risks of default in repayment due to noticeable deterioration in their ability to repay; or (2) customers which have been in arrears for three months or more but less than twelve months.

Estimated Loss	That portion of credits in excess of the amount expected to be collected of total credits extended to (1) customers, or Estimated-loss Customers, which, in consideration of their business and operations, financial conditions and future cash flows, are judged to have to be accounted as a loss as the inability to repay became certain due to serious deterioration in their ability to repay; (2) customers which have been in arrears for twelve months or more; or (3) customers which are judged to have incurred serious risks of default in repayment due to the occurrence of final refusal to pay their promissory notes, liquidation or bankruptcy proceedings, or closure of their businesses.

Under K-IFRS, we establish provisions for credit losses with respect to loans using either a case-by-case or collective approach. We assess individually significant loans on a case-by-case basis and other loans on a collective basis. In addition, if we determine that no objective evidence of impairment exists for a loan, we include such loan in a group of loans with similar credit risk characteristics and assess them collectively for impairment regardless of whether such loan is significant. If there is objective evidence that an impairment loss has been incurred for individually significant loans, the amount of the loss is measured as the difference between the financial asset’s carrying amount and the present value of the estimated future cash flows discounted at such asset’s original effective interest rate. Future cash flows are estimated through a case-by-case analysis of individually assessed assets, which takes into account the benefit of any guarantee or other collateral held. The value and timing of future cash flow receipts are based on available estimates in conjunction with facts available at the time of review and reassessed on a periodic basis as new information becomes available. For collectively assessed loans, we base the level of provisions for credit losses on a portfolio basis in light of the homogenous nature of the assets included in each portfolio. The provisions are determined based on a quantitative review of the relevant portfolio, taking into account such factors as the level of arrears, the value of any security, and historical and projected cash recovery trends over the recovery period. For more detailed information regarding our loan loss provisioning policy, see “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2024 and 2023—Note 3(7).”

Asset Classifications

The following table provides information on our loan loss reserves:

	As of December 31, 2023				As of December 31, 2024
	Loan Amount(1)		Loan Loss Reserve(2)(3)		Loan Amount(1)		Loan Loss Reserve(2)(3)

	(billions of Won)
Normal	~~W~~	180,006	~~W~~	2,463	~~W~~	189,747	~~W~~	2,743
Precautionary		886		291		532		95
Sub-standard		1,138		773		940		726
Doubtful		13		13		159		143
Estimated Loss		230		213		286		270

Total	~~W~~	182,274	~~W~~	3,753	~~W~~	191,665	~~W~~	3,976

(1)

These figures include loans (excluding interbank loans and call loans), domestic usance bills, bills bought, notes bought, advances for customers, confirmed and unconfirmed acceptances and guarantees and unused loan commitments, among others.

(2)	Consists of (i) allowance for loan losses, (ii) provisions for confirmed and unconfirmed acceptances and guarantees and (iii) certain financial guarantee contract liabilities.
(3)	These figures include present value discount.

Reserves for Credit Losses

Non-performing assets, or NPAs, are defined as assets that are classified as substandard or below.

The following table sets out our 10 largest non-performing assets as of December 31, 2024:

Borrower	Loans		Guarantees		Total

	(billions of Won)
YEMEN LNG COMPANY LTD.	~~W~~	327	~~W~~	0	~~W~~	327
DAE SUN SHIPBUILDING & ENGINEERING CO., LTD.		201		88		289
ACWA GUC ELEKTRIK ISLETME VE YONETIM SANAYI VE TICARET ANONIM SIRKETI		147		0		147
PJSC SOVCOMBANK		146		0		146
CREDIT BANK OF MOSCOW		128		0		128
DYNATEC MADAGASCAR S.A.		5		85		90
TAEYOUNG ENGINEERING & CONSTRUCTION CO., LTD.		0		85		85
HYUNJIN MATERIALS CO., LTD.		15		0		15
LEEYOUNG INDUSTRIAL MACHINERY CO., LTD.		11		0		11
CAPRO CORPORATION		10		0		10

Total	~~W~~	989	~~W~~	258	~~W~~	1,247

We cannot provide any assurance that our current level of exposure to non-performing assets will continue in the future or that any of our borrowers (including our largest borrowers as described above) is not currently facing, or in the future will not face, material financial difficulties.

As of December 31, 2024, the amount of our non-performing assets was ~~W~~1,386 billion, an increase of 0.4% from ~~W~~1,381 billion as of December 31, 2023. As of December 31, 2024, our non-performing asset ratio was 0.7%, compared to 0.8% as of December 31, 2023.

The following table sets forth our reserves for possible credit losses as of December 31, 2023 and 2024:

	As of December 31,
	2023		2024

	(billions of Won, except for percentages)
Loan Loss Reserve (A)(1)	~~W~~	3,753	~~W~~	3,976
NPA (B)(2)		1,381		1,386
Total Shareholders’ Equity (C)		17,951		21,325
Reserve to NPA (A/B)		272%		287%
Equity at Risk (B-A)/C		—		—

(1)	Consists of allowance for loan losses and provisions for confirmed acceptances and guarantees, excluding the regulatory reserve for loans and guarantees.
(2)	Non-performing assets, which are defined as assets that are classified as substandard or below.

Source: Internal accounting records

The following table sets forth our actual loan loss reserve ratios as of December 31, 2023 and 2024:

Classification of Loans	Actual Reserve Coverage (as of December 31, 2023)	Actual Reserve Coverage (as of December 31, 2024)
Normal	1.4%	1.4%
Precautionary	32.8%	17.8%
Substandard	67.9%	77.2%
Doubtful	100.0%	89.4%
Estimated Loss	92.5%	94.3%

Investments

Under the KEXIM Decree, we are not allowed to hold stocks or securities of more than three years’ maturity in excess of 60% of our equity capital. However, investment in the following securities is not subject to this restriction:

•	Government bonds;

•	BOK currency stabilization bonds;

•	securities acquired via contributions by the Government; and

•	securities acquired through investment approved by the Minister of Economy and Finance, for research related to our operations, for our financing or pursuant to Korean statutes.

As of December 31, 2024, our total investment in securities amounted to ~~W~~21,413 billion, representing 16% of our total assets. Our securities portfolio consists primarily of financial assets at fair value through other comprehensive income, or FVOCI. Financial assets at FVOCI mainly consist of marketable securities (including equity securities in Industrial Bank of Korea which was recapitalized by the Government through us) and non-marketable securities (including equity securities in Korea Expressway Corporation and Korea Land & Housing Corporation).

The following table sets out the composition of our securities as of December 31, 2023 and 2024:

	As of December 31, 2023			As of December 31, 2024
Type of Investment Securities	Amount		%	Amount		%

	(billions of Won, except for percentages)
Financial Assets at FVOCI	~~W~~	13,615	78%	~~W~~	17,969	84%
Financial Assets at Amortized Cost		1,799	10		1,363	6
Investments in Associates		2,006	12		2,082	10

Total	~~W~~	17,420	100%	~~W~~	21,414	100%

For further information relating to the classification guidelines and methods of valuation of our financial instruments (including securities), see “—Financial Statements and the Auditors—Notes to separate financial statements and of and for the years ended December 31, 2024 and 2023—Notes 3 and 5.”

Guarantees and Acceptances and Contingent Liabilities

We have credit risk factors that are not reflected on the balance sheet, which include risks associated with guarantees and acceptances. Guarantees and acceptances do not appear on the balance sheet, but rather are recorded as an off-balance sheet item in the notes to the financial statements. Guarantees and acceptances include financial guarantees, project-related guarantees, such as bid bond, advance payment bond, performance bond or retention bond, and acceptances and advances relating to trade financings such as letters of credit or import freight. Contingent liabilities, for which the guaranteed amounts were not finalized, appear as unconfirmed guarantees and acceptance items in the notes to the financial statements as off-balance sheet items. Our guarantees are classified as either confirmed or unconfirmed based on whether a determination of the amount of the “primary obligation” has been made, which refers to the amount of liability that the primary obligor bears to its counterparty in an agreement subject to our guarantee. Our unconfirmed guarantees convert into confirmed guarantees once the primary obligation, such as an advance payment or disbursement of loans, among others, has taken place and the amount of the primary obligation has been determined and recorded as the amount of our confirmed guarantees, in accordance with the guidelines set forth by the Financial Services Commission of Korea. Both confirmed and unconfirmed guarantees are recorded as off-balance sheet items of contingent liabilities in “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2024 and 2023—Note 30.”

As of December 31, 2024, we had issued a total amount of ~~W~~49,007 billion in confirmed guarantees and acceptances, of which ~~W~~48,690 billion, representing 99.4% of the total amount, was classified as normal, ~~W~~59 billion, representing 0.1% of the total amount, was classified as precautionary, and ~~W~~259 billion, representing 0.5% of the total amount, was classified as substandard or below.

Derivatives

The objective in our strategy and policies on derivatives is to actively manage and minimize our foreign exchange and interest rate risks. It is our policy to hedge all currency and interest rate risks wherever possible (taking into consideration the cost of hedging). We use various hedging instruments, including foreign exchange forwards and options, interest rate swaps, and cross currency swaps. These derivatives are classified as hedging instruments if hedge accounting method is applied, and if not, as trading derivatives for accounting purposes. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2024 and 2023—Note 20.” Under our hedging policy, our net gain (loss) on hedging derivative assets, net gain (loss) on the trading derivative components included in net gain (loss) on financial assets at fair value through profit or loss, net gain (loss) on foreign exchange transaction and net gain (loss) on the fair value hedged items components included in net other operating income (expenses), all as shown in the separate statements of comprehensive income of our financial statements and the notes, generally offset one another to a substantial extent.

Under our internal trading rules that have been submitted to the Financial Supervisory Service, our policy is to engage in derivative transactions mainly for hedging our own position. As part of our total exposure management system, we monitor our exposure to derivatives and may make real-time inquiries, which enables our Risk Management Department to check our exposure on a regular basis. Under the guidelines set by the Financial Supervisory Service, we are required to submit reports on our derivatives exposure to the Financial Supervisory Service on a quarterly basis. As a measure to reduce the risk of intentional manipulation or error, we have separated responsibility for different functions such as initiation, authorization, approval, recording, monitoring and reporting to the Financial Supervisory Service. The Risk Management Department conducts regular reviews of derivative transactions to monitor any breach of compliance with the relevant regulatory requirements.

As of December 31, 2024, our outstanding loans made at floating rates of interest totaled ~~W~~68,544 billion, whereas our outstanding borrowings made at floating rates of interest totaled ~~W~~65,515 billion, including those raised in Australian Dollar, Euro and Hong Kong Dollar and swapped into U.S. dollar floating rate borrowings. As a result, we are exposed to possible interest rate risks to the extent that the amount of our borrowings made at floating rates of interest exceeds the amount of our loans made at floating rates of interest. Foreign exchange risk arises because a majority of our assets and liabilities are denominated in non-Won currencies. In order to match our currency and interest rate structure, we generally enter into swap transactions.

The following table shows the unsettled notional amounts and estimated fair values of derivatives we held as of the dates indicated.

	As of December 31,
	2023						2024
	Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities		Unsettled Notional Amount		Fair Value of Assets		Fair Value of Liabilities

	(billions of Won)
Currency forwards	~~W~~	16,836	~~W~~	160	~~W~~	249	~~W~~	6,779	~~W~~	297	~~W~~	193
Currency swaps		31,410		1,304		1,164		27,898		962		2,314
Interest rate swaps		73,694		824		2,225		84,563		1,037		2,869

Total	~~W~~	121,941	~~W~~	2,288	~~W~~	3,637	~~W~~	119,241	~~W~~	2,296	~~W~~	5,376

As of December 31, 2024, we had entered into 527 currency-related derivative contracts with a notional amount of ~~W~~34,677 billion and 681 interest rate-related derivative contracts with a notional amount of ~~W~~84,563 billion in accordance with our policy to hedge interest rate and currency risks. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements as of and for the years ended December 31, 2024 and 2023—Note 20.”

Sources of Funding

We obtain funds primarily through borrowings from the issuance of bonds in both domestic and international capital markets, borrowings from domestic and foreign financial institutions, capital contributions and internally generated funds. Internally generated funds result from various activities we carry on and include principal and interest payments on our loans, fees from guarantee operations and other services, and income from marketable securities we hold.

We raised a net total of ~~W~~61,364 billion (new borrowings plus loan repayments by our clients less repayment of our existing debt) during 2024, a 5% decrease compared with the previous year’s ~~W~~64,893 billion. The total loan repayments, including prepayments by our clients, during 2024 amounted to ~~W~~68,251 billion, an increase of 5% from ~~W~~64,961 billion during 2023.

Since our establishment, the Government has, from time to time, provided us with loans to support our lending to Korean exporters and provide liquidity to us. As of December 31, 2024, we had no outstanding borrowings from the Government. We also issued Won-denominated domestic bonds in the aggregate amounts of ~~W~~24,810 billion, ~~W~~24,800 billion and ~~W~~26,270 billion during 2022, 2023 and 2024, respectively.

We have diversified our funding sources by borrowing from various overseas sources and issuing long-term floating-rate notes and fixed-rate debentures in the international capital markets. These issues were in foreign currencies, including the U.S. dollar, Thai Baht, Australian Dollar, Euro, Hong Kong Dollar, Singapore Dollar, Swiss Franc, Brazilian Real, Mexican Peso, Peruvian Sol, Indian Rupee, Indonesian Rupiah, Chinese Yuan, New Zealand Dollar, Philippine Peso, South African Rand, Norwegian Krone, British Pound, Canadian Dollar, Japanese Yen and Polish Zloty and have original maturities ranging from one to thirty years.

During 2024, we issued Eurobonds in the aggregate principal amount of US$2,366 million in various types of currencies under our existing medium-term notes program, a 65% decrease from US$6,666 million in 2023. These bond issues consisted of offerings of US$390 million, HKD 300 million, BRL 6,369 million, CNY 310 million, AUD 135 million, EUR 100 million, GBP 300 million, INR 7,500 million, JPY 7,000 million and PLN 160 million. In addition, we issued global bonds during 2024 in the aggregate amounts of US$4,500 million under our U.S. shelf registration statement, or the U.S. Shelf Program, compared with US$5,500 million and EUR 500 million in 2023. As of December 31, 2024, the outstanding amounts of our notes and debentures were US$32,300 million, HKD 6,138 million, BRL 10,111 million, EUR 4,037 million, THB 3,580 million, CHF 600 million, AUD 4,120 million, INR 18,950 million, CNY 3,113 million, IDR 685,500 million, NZD 174 million, ZAR 2,615 million, NOK 750 million, GBP 336 million, CAD 65 million, MXN 13,000 million, PEN 68 million, PHP 2,400 million, JPY 114,745 million and PLN 160 million.

We also borrow from foreign financial institutions in the form of loans that are principally made by syndicates of commercial banks at floating or fixed interest rates and in foreign currencies, with original maturities ranging from two to five years. As of December 31, 2024, the outstanding amount of such borrowings from foreign financial institutions was US$3,038 million.

Our capital stock has increased from time to time since our establishment. From January 1998 to December 2024, the Government contributed ~~W~~16,003 billion to our capital. As of December 31, 2024, our total capital stock amounted to ~~W~~16,873 billion, and the Government, The Bank of Korea and The Korea Development Bank owned 76%, 7% and 17%, respectively, of our capital stock.

The KEXIM Act provides that the aggregate outstanding principal amount of all of our borrowings, including the total outstanding export-import financing debentures we issued in accordance with the KEXIM Decree, may not exceed an amount equal to thirty times the sum of our capital stock plus our reserves. As of December 31, 2024, the aggregate outstanding principal amount of our borrowings (including export-import financing debentures), which was ~~W~~100,049 billion, was equal to 17% of the authorized amount of ~~W~~577,770 billion.

We are not permitted to accept demand or time deposits.

Each year we must submit to the Government for its approval an operating plan which includes our target levels for different types of funding. The following table is part of the operating plan dealing with fundraising for 2025:

Sources of Fund	(billions of Won)
Capital Contribution		—
Borrowings		42,300
Net Collection of Loans		16,200
Collection of Loans		53,100
Repayment of Debts		(36,900)
Others		—

Total	~~W~~	58,500

Debt

Debt Repayment Schedule

The following table sets out the principal repayment schedule for our outstanding debt (consisting of borrowings and debentures) as of December 31, 2024:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)	2025		2026		2027		2028		Thereafter

	(billions of Won)
Won	~~W~~	20,700	~~W~~	7,440	~~W~~	50	~~W~~	200	~~W~~	1,030
Foreign(2)		18,626		16,260		12,946		7,083		19,668

Total Won Equivalent	~~W~~	39,326	~~W~~	23,700	~~W~~	12,996	~~W~~	7,283	~~W~~	20,698

(1)	Borrowings and debentures in foreign currency have been translated into Won at the market average exchange rates on December 31, 2024, as announced by the Seoul Money Brokerage Services Ltd.
(2)	This figure includes debentures, bank loans, commercial papers and repurchase agreements.

Normally we determine the level of our foreign currency reserves based upon an estimate, at any given time, of aggregate loan disbursements to be made over the next two to three months. Our average foreign currency reserves in 2023 and 2024 were approximately US$8,236 million and US$7,314 million, respectively.

Although we currently believe that such reserves, together with additional borrowings available under our uncommitted short-term backup credit facilities and commercial paper programs, will be sufficient to repay our outstanding debt as it becomes due, there can be no assurance that we will continue to be able to borrow under such credit facilities, or that the devaluation of the Won will not adversely affect our ability to access funds sufficient to repay our foreign currency denominated indebtedness in the future. In addition to maintaining sufficient foreign currency reserves, we monitor the maturity profile of our foreign currency assets and liabilities to ensure that there are sufficient maturing assets to meet our liabilities as they become due.

As of December 31, 2024, our foreign currency assets maturing within three months, six months and one year exceeded our foreign currency liabilities coming due within such periods by US$6,906 million, US$8,133 million and US$7,596 million, respectively. As of December 31, 2024, our total foreign currency liabilities exceeded our total foreign currency assets by US$2,096 million.

Internal and External Debt of the Bank

The following table summarizes, as of December 31 of the years indicated, the outstanding internal debt of the Bank:

Internal Debt of the Bank

(billions of Won)
2020	22,805
2021	22,910
2022	28,920
2023	29,600
2024	29,420

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the outstanding external debt of the Bank as of December 31, 2024:

External Debt of the Bank

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)

	(billions)
US$	US$	35.6	US$	35.6
Euro (EUR)	EUR	4.6		4.8
Brazilian real (BRL)	BRL	10.1		1.6
Australian Dollars (AUD)	AUD	4.9		3.0
British Pound (GBP)	GBP	0.3		0.4
Thai Baht (THB)	THB	3.6		0.1
Hong Kong dollar (HKD)	HKD	6.1		0.8
Swiss franc (CHF)	CHF	0.6		0.7
Indonesian rupiah (IDR)	IDR	685.5		0.0
Chinese Yuan (CNY)	CNY	3.1		0.4
Norwegian Krone (NOK)	NOK	0.8		0.1
Mexican Peso (MXN)	MXN	13.0		0.6
New Zealand Dollar (NZD)	NZD	0.2		0.1
Indian Rupee (INR)	INR	19.0		0.2
South African Rand (ZAR)	ZAR	2.6		0.1
Peru Nuevo sol (PEN)	PEN	0.1		0.0
Canadian Dollar (CAD)	CAD	0.1		0.0
Polish Zloty (PLN)	PLN	0.2		0.0
Japanese Yen (JPY)	JPY	140.2		0.9
Philippine Peso (PHP)	PHP	2.4		0.0

			US$	49.7

(1)

Amounts expressed in currencies other than U.S. dollar are converted to U.S. dollar at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2024 or the prevailing market rate on December 31, 2024.

The following table summarizes, as of December 31 of the years indicated, the outstanding external debt of the Bank:

External Debt of the Bank

(billions of Won)
2020	54,677
2021	59,144
2022	74,486
2023	71,195
2024	74,583

For further information on the outstanding indebtedness of the Bank, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal of, or interest on, any of our obligations.

Credit Policies, Credit Approval and Risk Management

Credit Policies

The Credit Policy Department functions as our centralized policy-making and planning division with respect to our lending activities. The Credit Policy Department formulates and revises our internal regulations on loan programs, sets basic lending guidelines on a country basis and gathers data from our various operating groups and produces various internal and external reports.

Credit Approval

We have multiple levels of loan approval authority, depending on the loan amount and other factors such as the nature of the credit, the conditions of the transaction, and whether the loan is secured. Our Board of Directors can approve loans of any amount. The Chief Executive Credit Committee, Credit Committee, Loan Officer Committee, Director Generals and Directors each have authority to approve loans up to a specified amount. The amount differs depending on the type of loan and certain other factors, for example, whether a loan is collateralized or guaranteed.

At each level of authority, loan applications are reviewed on the basis of the feasibility of the project from a technical, financial and economic point of view in addition to evaluating the probability of recovery. In conducting such a review, the following factors are considered:

•	eligibility of the transaction under our financing criteria;

•	country risk of the country of the borrower and the country in which the related project is located;

•	credit risk of the borrower;

•	a supplier’s ability to perform under the related supply contract;

•	legal disputes over the related project and supply contract; and

•	availability of collateral.

Risk Management

Our overall risk management policy is set by the Risk Management Committee, which meets on a quarterly basis and from time to time to establish tolerance limits for various exposures, whereas the overall risk management is overseen by the Risk Management Department, which is responsible for monitoring risk exposure.

The Risk Management Department reports our loan portfolio to the Financial Supervisory Service on a quarterly basis. The Risk Management Department also monitors our operating groups’ compliance with internal guidelines and procedures. To manage liquidity risk, we review the strategy for the sources and uses of funds, with each division submitting projected sources and uses to the Treasury Group. The Risk Management Department and the Treasury Group continually monitor our overall liquidity and the Treasury Group prepares both weekly and monthly cash flow forecasts. Our policy is to maintain a liquidity level, which can cover loan disbursements for a period of two to three months going forward. We protect ourselves from potential liquidity squeezes by maintaining sufficient amount of liquid assets with additional back-up of short-term credit lines.

Our core lending activities expose us to market risk, mostly in the form of interest rate and foreign currency risks. The Risk Management Department reports interest rate and foreign exchange gap positions to the Risk Management Committee on a quarterly basis. We also monitor changes in, and matches of, foreign currency assets and liabilities in order to reduce exposure to currency fluctuations. Recently, in light of the COVID-19 pandemic, the Russia-Ukraine war and ensuing actions taken by the United States and other countries, fluctuations in policy interest rates globally (including Korea) to combat inflationary pressures, the hostilities in the Middle East following the Israel-Hamas war as well as in light of the ongoing Iran-Israel conflict and, more recently, the political situation in Korea following the declaration of martial law by former President Yoon in December 2024 that led to his impeachment and subsequent removal in April 2025 and the election of Mr. Lee Jae-myung as President in June 2025, among others, we have closely monitored foreign currency risks that could result from the depreciation of the Won against major foreign currencies (including the U.S. dollar), which in turn may increase our cost in servicing our foreign currency denominated debt and result in foreign exchange losses.

The Risk Management Department monitors various market indicators related to foreign currency liquidity on a regular basis and has been cooperating with other departments including the Treasury Group to effectively address any potential liquidity risk which may be associated with the conflict involving Ukraine and Russia.

One of the key components of our risk management policy, which also affects our fundraising efforts, is to monitor matches of asset maturities and liability maturities. The average maturity as of December 31, 2024 for our Won- and foreign currency-denominated loans was 12 months and 44 months, respectively, and for Won- and foreign currency-denominated liabilities was 10 months and 37 months, respectively.

Our Risk Management Department also monitors and manages various operational risks that we face from time to time.

In managing our risks, we follow an overall risk management process where we:

•	determine the risk management objectives;

•	identify key exposures;

•	measure key risks; and

•	monitor risk management results.

Our risk management system is a continuous system that is frequently evaluated and updated on an ongoing basis.

Capital Adequacy

Under the Financial Supervisory Service’s guidelines on risk-adjusted capital which were introduced in consideration of the standards set by the Bank for International Settlements, all banks in Korea, including us, are required to maintain a capital adequacy ratio (Tier I and Tier II) of at least 10.5% on a consolidated basis. To the extent that we fail to maintain this ratio, the Korean regulatory authorities may require corrective measures such as management improvement recommendations and disposal of assets.

The current capital adequacy requirements of the Financial Services Commission are derived from a new set of bank capital measures, referred to as Basel III, which the Basel Committee on Banking Supervision initially introduced in 2009 and began phasing in starting from 2013. Commencing in July 2013, the Financial Services Commission promulgated a series of amended regulations implementing Basel III, pursuant to which Korean banks, including us, were required to maintain a minimum ratio of Tier I common equity capital (which principally includes equity capital, capital surplus and retained earnings less reserve for credit losses) to risk-weighted assets of 3.5% and Tier I capital to risk-weighted assets of 4.5% from December 1, 2013, which minimum ratios were increased to 4.0% and 5.5%, respectively, from January 1, 2014 and increased further to 4.5% and 6.0%, respectively, from January 1, 2015. Such requirements are in addition to the pre-existing requirement for a minimum ratio of Tier I and Tier II capital (less any capital deductions) to risk-weighted assets of 8.0%, which remains unchanged. The amended regulations also require an additional capital conservation buffer of 2.5%, as well as a potential counter-cyclical capital buffer of up to 2.5%, which is determined on a quarterly basis by the Financial Services Commission. In May 2024, the counter-cyclical capital buffer increased from 0% to 1%. As of December 31, 2024, our capital adequacy ratio, on a consolidated basis, was 15.4%, an increase from 14.5% as of December 31, 2023, which was primarily due to our receipt of capital contributions from the Government. Additionally, in response to the growing need in recent years to ensure that banks can maintain their core functions even in the face of unexpected crisis situations triggered by rising interest rates and growing domestic and external uncertainties, financial authorities have pursued the introduction of a Stress Capital Buffer Regime, or SCB Regime. Such regime would require domestic banks to preemptively build up additional capital based on the results of stress testing, and as proposed, would subject banks to an additional capital requirement (up to 2.5%) in the form of a higher minimum capital ratio, based on the results of stress testing. Although the SCB Regime was initially scheduled for implementation by the end of 2024, its enforcement has been deferred to the second half of 2025.

The following table sets forth our capital base and capital adequacy ratios (on a consolidated basis) reported as of December 31, 2023 and 2024:

	As of December 31,
	2023		2024

	(billions of Won, except for percentages)
Tier I	~~W~~	17,805	~~W~~	21,293
Capital stock (including capital surplus and capital adjustments)		14,632		16,722
Retained Earnings(1)		2,803		3,587
Accumulated other comprehensive income		716		1,436
Others		2		1
Deductions from Tier I Capital		(348)		(452)
Capital Adjustments		—		—
Deferred Tax Asset		—		—
Others		(348)		(452)
Tier II (General Loan Loss Reserves)		2,205		2,287
Total Capital		20,010		23,580
Risk Adjusted Assets		138,260		153,597
Capital Adequacy Ratios
Tier I common equity		12.9%		13.9%
Tier I		12.9%		13.9%
Tier I and Tier II		14.5%		15.4%

(1)	Net amount after deducting regulatory reserve for loan losses.

Source: Internal accounting records

Overseas Operations

We maintain an international presence through 25 overseas representative offices, which are located in New York City, Tokyo, Beijing, São Paolo, Paris, Washington D.C., Shanghai, New Delhi, Dubai, Moscow, Mexico City, Tashkent, Hanoi, Manila, Jakarta, Yangon, Bogota, Istanbul, Dar es Salaam, Dhaka, Accra, Phnom Penh, Addis Ababa, Colombo and Warsaw.

We also have four wholly-owned subsidiaries: KEXIM Bank (UK) Ltd. in London, KEXIM (Asia) Ltd. in Hong Kong, KEXIM Vietnam Leasing Co., Ltd. in Ho Chi Minh City and KEXIM Global (Singapore) Ltd. in Singapore. These subsidiaries are engaged in the merchant banking and lease financing businesses, and assist us in raising overseas financing. We also own 85% of P.T. Koexim Mandiri Finance, a subsidiary in Jakarta, which is primarily engaged in the business of lease financing.

The table below sets forth brief details of our subsidiaries as of December 31, 2024:

	Principal Place of Business	Type of Business	Book Value		Bank’s Holding

			(billions of Won)		(%)
Kexim Bank (UK) Ltd.	United Kingdom	Commercial Banking	~~W~~	138	100%
KEXIM (Asia) Ltd.	Hong Kong	Commercial Banking		168	100
P.T. Koexim Mandiri Finance	Indonesia	Leasing and Factoring		90	85
KEXIM Global (Singapore) Ltd.	Singapore	Commercial Banking		373	100
Kexim Vietnam Leasing Co., Ltd.	Vietnam	Leasing and Lending		58	100

Property

Our head office is located at 38 Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, Korea, a 45,715 square meter building on a site of 9,110 square meters and owned by us. In addition to the head office, we own a staff training center located near Seoul on a site of 47,881 square meters and a marine finance center, a 4,423 square meter building, located in Busan on a site of 556 square meters. We also maintain 13 branches in Busan, Gwangju, Daegu, Changwon, Daejeon, Suwon, Incheon, Ulsan, Cheongju, Jeonju, Gumi, Yeosu and Wonju. Our domestic branch offices and overseas representative offices are located in facilities held under long-term leases.

Management and Employees

Management

Our governance and management is the responsibility of our Board of Directors, which has authority to decide important matters relating to our business. The Board of Directors is chaired by our Chief Executive Officer and is comprised of six members: the Chairman and Chief Executive Officer, the Deputy Chief Executive Officer, the Senior Executive Director and three Independent Directors. The Internal Auditor may attend and state his/her opinion at the meetings of the Board of Directors. The President of Korea appoints our Chief Executive Officer upon the recommendation of the Minister of Economy and Finance. The Minister of Economy and Finance appoints the Deputy Chief Executive Officer, the Senior Executive Director and the Independent Directors upon the recommendation of our Chief Executive Officer. The Minister of Economy and Finance appoints the Internal Auditor. All Board members and the Internal Auditor serve for three years and are eligible for re-appointment for successive terms of office.

The members of the Board of Directors are currently as follows:

Name	Board Member Since	Position
Hee-sung Yoon	July 27, 2022	Chairman and Chief Executive Officer
Jong-Hyuck Ahn	December 30, 2023	Deputy Chief Executive Officer
Kiyeon Hwang	October 1, 2023	Senior Executive Director
Yangho Ahn	October 2, 2024	Independent Director
Haesun Park	October 2, 2024	Independent Director
Chang Huh	April 10, 2023	Independent Director

Our basic policy guidelines for activities are established by the Operations Committee. According to the By-laws, the Operations Committee is composed of officials nominated as follows:

•	Chief Executive Officer of KEXIM;

•	official of the Ministry of Economy and Finance, nominated by the Minister of Economy and Finance;

•	official of the Ministry of Foreign Affairs, nominated by the Minister of Foreign Affairs;

•	official of the Ministry of Trade, Industry and Energy, nominated by the Minister of Trade, Industry and Energy;

•	official of the Ministry of Land, Infrastructure and Transport, nominated by the Minister of Land, Infrastructure and Transport;

•	official of the Ministry of Oceans and Fisheries, nominated by the Minister of Oceans and Fisheries;

•	official of the Financial Services Commission, nominated by the Chairman of the Financial Services Commission;

•	executive director of The Bank of Korea, nominated by the Governor of The Bank of Korea;

•	executive director of the Korea Federation of Banks, nominated by the Chairman of the Korea Federation of Banks;

•

representative of an exporters’ association (Korea International Trade Association), nominated by the Minister of Economy and Finance after consultation with the Minister of Trade, Industry and Energy;

•	executive director of the Korea Trade Insurance Corporation established under the Trade Insurance Act, nominated by the Chairman and President of the Korea Trade Insurance Corporation; and

•

up to two persons who have extensive knowledge and experience in international economic cooperation work, recommended by our Chief Executive Officer and appointed by the Minister of Economy and Finance.

As of December 31, 2024, the members of the Operations Committee were as follows:

Name	Member Since	Position
Hee-sung Yoon	July 27, 2022	Chairman and Chief Executive Officer of KEXIM
Ji-Young Choi	August 25, 2023	Deputy Minister for International Affairs, Ministry of Economy and Finance
Hee-sang Kim	March 20, 2024	Deputy Minister for Economic Affairs, Ministry of Foreign Affairs
Dae-ja Kim	September 30, 2024	Deputy Minister for Trade and Investment, Ministry of Trade, Industry and Energy
Young-woo Nam	December 31, 2024	Assistant Minister for Infrastructure Affairs, Ministry of Land, Infrastructure and Transport
Si-won Lee	April 8, 2024	Director General of Shipping and Logistics Bureau, Ministry of Oceans and Fisheries
Dae Young Kwon	January 5, 2024	Secretary General, Financial Services Commission
Jong Ryeol Lee	July 20, 2022	Deputy Governor, The Bank of Korea
Tae Hoon Lee	June 7, 2023	Senior Executive Director, Korea Federation of Banks
In-ho Lee	February 27, 2024	Executive Vice Chairman, Korea International Trade Association
Jinsik Park	September 6, 2024	Deputy President, Korea Trade Insurance Corporation
Ilkyung Moon	May 4, 2023	Professor, Seoul National University
Junghoon Park	April 4, 2024	Chief Executive Officer, Woori Finance Research Institute

Employees

As of December 31, 2024, we had 1,263 employees, among whom 1,036 employees were members of our labor union. We have never experienced a work stoppage of a serious nature. Every two years, the management and union negotiate and enter into a collective bargaining agreement. The most recent collective bargaining agreement was entered into in October 2024.

Tables and Supplementary Information

A. External Debt of the Bank

(1) External Bonds of the Bank

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2024
USD	50,000,000	4.60	December 23, 2024	December 23, 2025		50,000,000
USD	50,000,000	4.51	December 16, 2024	December 16, 2025		50,000,000
USD	500,000,000	4.13	October 17, 2024	October 17, 2027		500,000,000
USD	500,000,000	USD SOFR ON+0.82	September 11, 2024	September 11, 2029		500,000,000
USD	700,000,000	4.00	September 11, 2024	September 11, 2027		700,000,000
USD	800,000,000	4.00	September 11, 2024	September 11, 2029		800,000,000
USD	40,000,000	0.00	July 26, 2024	July 26, 2054		40,000,000
USD	50,000,000	5.29	June 4, 2024	June 4, 2025	*	50,000,000
USD	400,000,000	4.63	January 11, 2024	January 11, 2034		400,000,000
USD	800,000,000	4.50	January 11, 2024	January 11, 2029		800,000,000
USD	800,000,000	4.63	January 11, 2024	January 11, 2027		800,000,000
USD	50,000,000	0.00	December 20, 2023	December 20, 2043		50,000,000
USD	50,000,000	USD SOFR ON+0.72	December 8, 2023	December 8, 2026		50,000,000
USD	50,000,000	USD SOFR ON+0.72	December 7, 2023	December 7, 2026		50,000,000
USD	500,000,000	USD SOFR ON+0.88	November 21, 2023	November 21, 2028		500,000,000
USD	50,000,000	6.03	October 26, 2023	October 26, 2043		50,000,000
USD	50,000,000	USD SOFR ON+0.45	October 13, 2023	April 14, 2025	*	50,000,000
USD	20,000,000	5.00	October 5, 2023	October 5, 2026		20,000,000
USD	50,000,000	5.00	October 5, 2023	October 5, 2026		50,000,000
USD	500,000,000	5.13	September 18, 2023	September 18, 2033		500,000,000
USD	1,000,000,000	5.13	September 18, 2023	September 18, 2028		1,000,000,000
USD	500,000,000	5.38	September 18, 2023	September 18, 2025		500,000,000
USD	15,000,000	USD SOFR ON+0.75	August 8, 2023	August 8, 2026		15,000,000
USD	45,000,000	USD SOFR ON+0.75	August 7, 2023	August 7, 2026		45,000,000
USD	40,000,000	USD SOFR ON+0.75	August 1, 2023	August 1, 2026		40,000,000
USD	50,000,000	USD SOFR ON+0.80	June 23, 2023	June 23, 2026		50,000,000
USD	50,000,000	USD SOFR ON+0.80	June 22, 2023	June 22, 2026		50,000,000
USD	50,000,000	USD SOFR ON+0.80	June 21, 2023	June 21, 2026		50,000,000
USD	500,000,000	4.63	June 7, 2023	June 7, 2033		500,000,000
USD	50,000,000	USD Term SOFR 3M+0.90	April 19, 2023	April 19, 2028		50,000,000
USD	50,000,000	4.85	March 14, 2023	March 14, 2028		50,000,000
USD	50,000,000	5.13	January 11, 2023	January 11, 2033		50,000,000
USD	1,500,000,000	5.00	January 11, 2023	January 11, 2028		1,500,000,000
USD	950,000,000	5.13	January 11, 2023	January 11, 2033		950,000,000
USD	1,000,000,000	4.88	January 11, 2023	January 11, 2026		1,000,000,000
USD	50,000,000	USD SOFR ON+0.75	November 3, 2022	November 3, 2025		50,000,000
USD	40,000,000	USD SOFR ON+1.20	October 31, 2022	October 31, 2027		40,000,000
USD	50,000,000	5.24	October 28, 2022	October 28, 2032		50,000,000
USD	50,000,000	USD SOFR ON+1.06	September 29, 2022	September 29, 2027		50,000,000
USD	50,000,000	USD SOFR ON+1.06	September 29, 2022	September 29, 2027		50,000,000
USD	400,000,000	USD SOFR ON+1.06	September 29, 2022	September 29, 2027		400,000,000
USD	50,000,000	5.00	September 22, 2022	September 22, 2042		50,000,000
USD	50,000,000	USD SOFR ON+1.03	September 20, 2022	September 20, 2027		50,000,000
USD	50,000,000	3.96	September 15, 2022	September 15, 2025		50,000,000
USD	500,000,000	4.50	September 15, 2022	September 15, 2032		500,000,000
USD	1,000,000,000	4.25	September 15, 2022	September 15, 2027		1,000,000,000
USD	50,000,000	USD SOFR ON+0.82	July 22, 2022	July 22, 2027		50,000,000
USD	50,000,000	USD SOFR ON+0.82	July 21, 2022	July 21, 2027		50,000,000
USD	50,000,000	4.66	July 25, 2022	July 25, 2052		50,000,000
USD	200,000,000	2.45	February 10, 2022	February 10, 2034		200,000,000
USD	50,000,000	USD SOFR ON+0.47	February 8, 2022	February 8, 2027		50,000,000
USD	50,000,000	USD SOFR ON+0.47	February 8, 2022	February 8, 2027		50,000,000
USD	50,000,000	USD SOFR ON+0.47	February 8, 2022	February 8, 2027		50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2024
USD	700,000,000	1.63	January 18, 2022	January 18, 2027		700,000,000
USD	300,000,000	1.63	January 18, 2022	January 18, 2027		300,000,000
USD	1,000,000,000	2.13	January 18, 2022	January 18, 2032		1,000,000,000
USD	500,000,000	1.25	January 18, 2022	January 18, 2025	*	500,000,000
USD	500,000,000	1.25	January 18, 2022	January 18, 2025	*	500,000,000
USD	50,000,000	2.90	October 27, 2021	October 27, 2051		50,000,000
USD	300,000,000	1.75	October 19, 2021	October 19, 2028		300,000,000
USD	700,000,000	1.75	October 19, 2021	October 19, 2028		700,000,000
USD	50,000,000	2.80	October 1, 2021	October 2, 2051		50,000,000
USD	40,000,000	2.80	September 16, 2021	September 16, 2051		40,000,000
USD	50,000,000	1.13	September 10, 2021	March 24, 2026		50,000,000
USD	50,000,000	0.92	September 9, 2021	September 9, 2025		50,000,000
USD	50,000,000	1.38	July 13, 2021	March 20, 2025	*	50,000,000
USD	500,000,000	2.50	June 29, 2021	June 29, 2041		500,000,000
USD	750,000,000	1.13	June 29, 2021	December 29, 2026		750,000,000
USD	50,000,000	2.95	June 10, 2021	June 10, 2051		50,000,000
USD	200,000,000	USD SOFR ON+0.47	May 6, 2021	May 6, 2026		200,000,000
USD	50,000,000	3.07	April 16, 2021	April 16, 2051		50,000,000
USD	300,000,000	1.13	March 24, 2021	March 24, 2026		300,000,000
USD	50,000,000	1.38	March 18, 2021	March 20, 2025	*	50,000,000
USD	50,000,000	1.38	March 9, 2021	March 20, 2025	*	50,000,000
USD	500,000,000	0.63	February 9, 2021	February 9, 2026		500,000,000
USD	300,000,000	1.38	February 9, 2021	February 9, 2031		300,000,000
USD	200,000,000	0.63	February 9, 2021	February 9, 2026		200,000,000
USD	50,000,000	2.60	December 7, 2020	December 7, 2050		50,000,000
USD	50,000,000	2.60	December 7, 2020	December 7, 2050		50,000,000
USD	50,000,000	2.30	December 15, 2020	December 15, 2050		50,000,000
USD	50,000,000	2.40	October 29, 2020	October 29, 2050		50,000,000
USD	500,000,000	1.25	September 21, 2020	September 21, 2030		500,000,000
USD	400,000,000	0.75	September 21, 2020	September 21, 2025		400,000,000
USD	100,000,000	1.33	June 5, 2020	June 5, 2025	*	100,000,000
USD	50,000,000	USD Term SOFR 3M+1.20	June 2, 2020	June 2, 2025	*	50,000,000
USD	50,000,000	USD Term SOFR 3M+1.61	April 24, 2020	July 24, 2025		50,000,000
USD	425,000,000	1.38	March 20, 2020	March 20, 2025	*	425,000,000
USD	500,000,000	1.88	February 12, 2020	February 12, 2025	*	500,000,000
USD	50,000,000	3.92	February 5, 2018	February 5, 2048		50,000,000
USD	50,000,000	3.65	November 27, 2017	November 27, 2047		50,000,000
USD	50,000,000	3.65	November 17, 2017	November 17, 2047		50,000,000
USD	50,000,000	3.65	November 17, 2017	November 17, 2047		50,000,000
USD	50,000,000	3.55	November 8, 2017	November 8, 2037		50,000,000
USD	50,000,000	3.55	November 8, 2017	November 8, 2037		50,000,000
USD	50,000,000	3.65	October 25, 2017	October 25, 2047		50,000,000
USD	50,000,000	3.65	October 25, 2017	October 25, 2047		50,000,000
USD	200,000,000	4.10	October 11, 2017	October 11, 2047		200,000,000
USD	50,000,000	3.56	August 18, 2017	August 18, 2037		50,000,000
USD	50,000,000	3.58	August 17, 2017	August 17, 2037		50,000,000
USD	50,000,000	3.54	April 24, 2017	April 26, 2032		50,000,000
USD	50,000,000	3.25	April 24, 2017	April 24, 2029		50,000,000
USD	30,000,000	3.42	January 6, 2017	January 6, 2029		30,000,000
USD	30,000,000	3.42	January 6, 2017	January 6, 2029		30,000,000
USD	50,000,000	3.20	December 14, 2016	December 14, 2028		50,000,000
USD	50,000,000	3.23	December 12, 2016	December 12, 2028		50,000,000
USD	50,000,000	2.74	November 17, 2016	November 17, 2028		50,000,000
USD	700,000,000	2.38	October 21, 2016	April 21, 2027		700,000,000
USD	45,000,000	3.25	August 19, 2016	August 19, 2031		45,000,000
USD	30,000,000	2.27	August 16, 2016	August 16, 2026		30,000,000
USD	50,000,000	2.29	August 17, 2016	August 17, 2026		50,000,000
USD	50,000,000	2.29	August 3, 2016	August 3, 2026		50,000,000
USD	50,000,000	3.09	August 2, 2016	August 2, 2031		50,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2024
USD	50,000,000	2.21	August 2, 2016	August 2, 2026			50,000,000
USD	50,000,000	2.09	July 22, 2016	July 22, 2026			50,000,000
USD	50,000,000	2.38	July 1, 2016	July 1, 2026			50,000,000
USD	1,000,000,000	2.63	May 26, 2016	May 26, 2026			1,000,000,000
USD	50,000,000	2.60	February 25, 2016	February 25, 2026			50,000,000
USD	50,000,000	2.60	February 25, 2016	February 25, 2026			50,000,000
USD	1,000,000,000	3.25	November 10, 2015	November 10, 2025			1,000,000,000
USD	50,000,000	3.32	September 3, 2015	September 3, 2030			50,000,000
USD	50,000,000	3.05	September 1, 2015	September 1, 2025			50,000,000
USD	50,000,000	3.45	August 4, 2015	August 4, 2030			50,000,000
USD	30,000,000	3.33	August 4, 2015	August 4, 2027			30,000,000
USD	400,000,000	3.25	June 30, 2015	August 12, 2026			400,000,000
USD	50,000,000	2.70	April 1, 2015	April 1, 2027			50,000,000
USD	40,000,000	3.09	March 10, 2015	March 10, 2030			40,000,000
USD	50,000,000	2.85	March 10, 2015	March 10, 2025	*		50,000,000
USD	50,000,000	2.80	March 17, 2015	March 17, 2025	*		50,000,000
USD	30,000,000	3.04	March 6, 2015	March 6, 2030			30,000,000
USD	30,000,000	3.04	March 6, 2015	March 6, 2030			30,000,000
USD	50,000,000	2.81	March 6, 2015	March 6, 2025	*		50,000,000
USD	50,000,000	3.02	March 4, 2015	March 4, 2030			50,000,000
USD	50,000,000	3.02	March 4, 2015	March 4, 2030			50,000,000
USD	1,250,000,000	2.88	January 21, 2015	January 21, 2025	*		1,250,000,000
USD	50,000,000	3.35	November 28, 2014	November 28, 2026			50,000,000
USD	50,000,000	3.50	November 25, 2014	November 26, 2029			50,000,000
USD	50,000,000	3.53	November 20, 2014	November 20, 2029			50,000,000
USD	50,000,000	3.50	November 19, 2014	November 19, 2029			50,000,000
USD	50,000,000	3.50	November 6, 2014	November 6, 2029			50,000,000
USD	30,000,000	3.46	October 31, 2014	October 31, 2029			30,000,000
USD	50,000,000	3.23	October 30, 2014	October 30, 2026			50,000,000
USD	50,000,000	3.40	October 29, 2014	October 29, 2029			50,000,000
USD	50,000,000	3.41	October 24, 2014	October 24, 2029			50,000,000
USD	50,000,000	3.41	October 24, 2014	October 24, 2029			50,000,000
USD	500,000,000	3.25	August 12, 2014	August 12, 2026			500,000,000
USD	40,000,000	4.04	February 19, 2014	February 19, 2026			40,000,000
USD	30,000,000	4.00	February 13, 2014	February 13, 2026			30,000,000
USD	30,000,000	4.00	February 18, 2014	February 18, 2026			30,000,000
USD	20,000,000	4.02	February 5, 2014	February 5, 2026			20,000,000
USD	50,000,000	4.07	February 4, 2014	February 4, 2026			50,000,000
USD	50,000,000	4.06	February 4, 2014	February 4, 2026			50,000,000
USD	50,000,000	4.14	February 3, 2014	February 3, 2026			50,000,000
USD	50,000,000	4.14	February 3, 2014	February 3, 2026			50,000,000
USD	50,000,000	4.14	January 28, 2014	January 28, 2026			50,000,000
USD	30,000,000	4.03	November 12, 2013	November 12, 2025			30,000,000
USD	20,000,000	4.03	November 8, 2013	November 8, 2025			20,000,000
USD	30,000,000	4.03	November 8, 2013	November 8, 2025			30,000,000
USD	50,000,000	4.03	November 8, 2013	November 8, 2025			50,000,000
USD	50,000,000	3.91	November 7, 2013	November 7, 2025			50,000,000
USD	40,000,000	4.00	November 7, 2013	November 7, 2025			40,000,000
USD	50,000,000	3.87	November 6, 2013	November 6, 2025			50,000,000
USD	50,000,000	4.37	August 27, 2013	February 27, 2025	*		50,000,000
USD	100,000,000	6.78	January 27, 2012	January 27, 2027			100,000,000

		Subtotal in Original Currency				USD	32,300,000,000

		Subtotal in Equivalent Amount of Won(1)				~~W~~	47,481,000,000,000

HKD	300,000,000	4.07	December 27, 2024	December 27, 2025			300,000,000
HKD	380,000,000	4.87	December 5, 2023	December 5, 2025			380,000,000
HKD	385,000,000	4.80	December 4, 2023	December 4, 2026			385,000,000
HKD	390,000,000	4.60	November 22, 2023	November 22, 2026			390,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2024
HKD	375,000,000	5.00	November 1, 2023	May 1, 2025	*		375,000,000
HKD	380,000,000	5.00	August 3, 2023	February 3, 2025	*		380,000,000
HKD	390,000,000	4.90	March 15, 2023	March 15, 2026			390,000,000
HKD	390,000,000	4.84	March 14, 2023	March 14, 2026			390,000,000
HKD	224,000,000	5.18	October 28, 2022	October 28, 2032			224,000,000
HKD	224,000,000	5.18	October 27, 2022	October 27, 2032			224,000,000
HKD	390,000,000	5.00	October 27, 2022	October 27, 2025			390,000,000
HKD	320,000,000	1.00	August 19, 2021	August 19, 2026			320,000,000
HKD	320,000,000	0.98	August 18, 2021	August 18, 2026			320,000,000
HKD	345,000,000	0.90	August 13, 2021	August 13, 2026			345,000,000
HKD	310,000,000	0.97	July 21, 2021	July 21, 2026			310,000,000
HKD	310,000,000	0.70	July 20, 2021	July 20, 2025			310,000,000
HKD	385,000,000	2.22	April 14, 2020	April 14, 2025	*		385,000,000
HKD	320,000,000	2.34	March 26, 2020	March 26, 2025	*		320,000,000

		Subtotal in Original Currency				HKD	6,138,000,000

		Subtotal in Equivalent Amount of Won(2)				~~W~~	1,161,923,400,000

MXN	1,000,000,000	10.05	June 24, 2022	April 28, 2025	*		1,000,000,000
MXN	5,000,000,000	TIIE 28D+0.20	January 26, 2021	January 20, 2026			5,000,000,000
MXN	7,000,000,000	7.93	August 8, 2019	July 30, 2026			7,000,000,000

		Subtotal in Original Currency				MXN	13,000,000,000

		Subtotal in Equivalent Amount of Won(3)				~~W~~	925,210,000,000

BRL	2,911,500,000	11.53	December 2, 2024	December 2, 2026			2,911,500,000
BRL	277,000,000	9.43	July 25, 2024	December 30, 2025			277,000,000
BRL	525,000,000	8.77	July 17, 2024	July 17, 2025			525,000,000
BRL	270,500,000	9.28	July 17, 2024	December 30, 2025			270,500,000
BRL	274,500,000	9.76	July 15, 2024	January 6, 2026			274,500,000
BRL	270,500,000	10.02	July 2, 2024	July 2, 2026			270,500,000
BRL	545,000,000	8.79	June 27, 2024	June 27, 2025	*		545,000,000
BRL	262,000,000	9.08	June 7, 2024	June 8, 2026			262,000,000
BRL	260,000,000	9.07	June 5, 2024	June 5, 2026			260,000,000
BRL	257,500,000	8.92	June 4, 2024	June 2, 2026			257,500,000
BRL	257,500,000	9.06	June 3, 2024	June 3, 2026			257,500,000
BRL	257,500,000	9.10	June 3, 2024	June 3, 2026			257,500,000
BRL	243,000,000	8.93	November 22, 2023	November 19, 2025			243,000,000
BRL	246,000,000	9.27	November 21, 2023	November 19, 2025			246,000,000
BRL	500,000,000	9.37	October 31, 2023	October 30, 2025			500,000,000
BRL	250,000,000	9.81	October 27, 2023	October 27, 2025			250,000,000
BRL	250,000,000	9.73	October 27, 2023	October 27, 2025			250,000,000
BRL	505,000,000	9.30	October 18, 2023	October 2, 2026			505,000,000
BRL	508,000,000	9.32	October 17, 2023	October 1, 2026			508,000,000
BRL	245,500,000	8.78	October 4, 2023	October 1, 2025			245,500,000
BRL	242,500,000	8.70	October 4, 2023	September 19, 2025			242,500,000
BRL	249,500,000	8.86	August 29, 2023	August 20, 2025			249,500,000
BRL	248,000,000	8.67	August 23, 2023	August 14, 2025			248,000,000
BRL	255,000,000	10.23	April 4, 2023	March 21, 2025	*		255,000,000

		Subtotal in Original Currency				BRL	10,111,000,000

		Subtotal in Equivalent Amount of Won(4)				~~W~~	2,405,811,340,000

EUR	40,000,000	3.19	August 6, 2024	August 6, 2031			40,000,000
EUR	35,000,000	3.19	August 6, 2024	August 6, 2031			35,000,000
EUR	25,000,000	3.19	August 6, 2024	August 6, 2031			25,000,000
EUR	500,000,000	3.63	September 18, 2023	September 18, 2027			500,000,000
EUR	45,000,000	3.75	June 23, 2023	June 23, 2026			45,000,000
EUR	500,000,000	3.63	June 7, 2023	June 7, 2030			500,000,000
EUR	850,000,000	3.62	June 7, 2023	June 7, 2026			850,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2024
EUR	50,000,000	1.38	November 11, 2022	November 24, 2025			50,000,000
EUR	50,000,000	1.38	November 11, 2022	November 24, 2025			50,000,000
EUR	950,000,000	1.38	May 24, 2022	November 24, 2025			950,000,000
EUR	45,000,000	2.63	April 25, 2022	April 25, 2052			45,000,000
EUR	700,000,000	0.83	April 27, 2020	April 27, 2025	*		700,000,000
EUR	20,000,000	1.54	August 23, 2018	August 23, 2028			20,000,000
EUR	30,000,000	1.53	August 13, 2018	August 13, 2028			30,000,000
EUR	25,000,000	1.64	August 6, 2018	August 6, 2030			25,000,000
EUR	25,000,000	1.64	August 6, 2018	August 6, 2030			25,000,000
EUR	30,000,000	3.60	July 19, 2012	July 19, 2027			30,000,000
EUR	117,000,000	3.88	July 12, 2012	July 12, 2032			117,000,000

		Subtotal in Original Currency				EUR	4,037,000,000

		Subtotal in Equivalent Amount of Won(5)				~~W~~	6,171,483,010,000

THB	1,580,000,000	1.06	June 9, 2020	June 9, 2025	*		1,580,000,000
THB	500,000,000	4.78	July 31, 2013	July 31, 2025			500,000,000
THB	1,500,000,000	4.78	July 31, 2013	July 31, 2025			1,500,000,000

		Subtotal in Original Currency				THB	3,580,000,000

		Subtotal in Equivalent Amount of Won(6)				~~W~~	153,940,000,000

CHF	200,000,000	0.20	November 14, 2023	November 14, 2028			200,000,000
CHF	150,000,000	0.00	November 27, 2019	May 27, 2025	*		150,000,000
CHF	250,000,000	0.17	July 18, 2017	July 18, 2025			250,000,000

		Subtotal in Original Currency				CHF	600,000,000

		Subtotal in Equivalent Amount of Won(7)				~~W~~	975,828,000,000

AUD	75,000,000	5.30	December 18, 2024	December 18, 2039			75,000,000
AUD	60,000,000	5.49	June 3, 2024	June 3, 2039			60,000,000
AUD	300,000,000	5.25	May 20, 2024	May 20, 2031			300,000,000
AUD	300,000,000	4.80	May 20, 2024	May 20, 2031			300,000,000
AUD	400,000,000	4.80	May 20, 2024	May 20, 2031			400,000,000
AUD	75,000,000	6.22	December 4, 2023	December 4, 2038			75,000,000
AUD	77,000,000	6.00	November 27, 2023	November 27, 2043			77,000,000
AUD	63,000,000	5.70	October 6, 2023	October 6, 2043			63,000,000
AUD	60,000,000	5.56	August 8, 2023	August 8, 2038			60,000,000
AUD	73,500,000	5.55	August 2, 2023	August 2, 2043			73,500,000
AUD	350,000,000	BBSW 3M+1.00	June 26, 2023	June 26, 2028			350,000,000
AUD	375,000,000	BBSW 3M+0.85	June 26, 2023	June 26, 2026			375,000,000
AUD	125,000,000	5.10	June 26, 2023	June 26, 2026			125,000,000
AUD	70,000,000	5.40	March 14, 2023	March 14, 2038			70,000,000
AUD	65,000,000	5.46	February 21, 2023	February 21, 2038			65,000,000
AUD	40,000,000	5.90	November 4, 2022	November 4, 2037			40,000,000
AUD	450,000,000	BBSW 3M+1.0	April 7, 2022	April 7, 2027			450,000,000
AUD	200,000,000	3.55	April 7, 2022	April 7, 2025	*		200,000,000
AUD	60,000,000	2.70	December 22, 2021	December 22, 2036			60,000,000
AUD	55,000,000	BBSW+0.80	November 22, 2021	November 22, 2031			55,000,000
AUD	65,000,000	2.65	April 7, 2021	April 7, 2036			65,000,000
AUD	208,000,000	3.00	April 14, 2020	April 16, 2035			208,000,000
AUD	142,900,000	2.51	December 6, 2019	December 6, 2049			142,900,000
AUD	60,000,000	3.98	October 10, 2017	October 10, 2027			60,000,000
AUD	100,000,000	4.00	February 14, 2017	June 7, 2027			100,000,000
AUD	50,000,000	4.00	December 15, 2016	June 7, 2027			50,000,000
AUD	200,000,000	4.00	December 7, 2016	June 7, 2027			200,000,000
AUD	21,000,000	5.15	November 24, 2014	November 24, 2029			21,000,000

		Subtotal in Original Currency				AUD	4,120,400,000

		Subtotal in Equivalent Amount of Won(8)				~~W~~	3,764,727,072,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2024
INR	4,100,000,000	7.25	July 25, 2024	July 25, 2029			4,100,000,000
INR	3,400,000,000	6.80	July 22, 2024	July 22, 2025			3,400,000,000
INR	4,100,000,000	4.10	October 16, 2023	October 16, 2028			4,100,000,000
INR	4,100,000,000	4.10	October 16, 2023	October 16, 2030			4,100,000,000
INR	3,250,000,000	7.15	April 18, 2018	April 18, 2025	*		3,250,000,000

		Subtotal in Original Currency				INR	18,950,000,000

		Subtotal in Equivalent Amount of Won(9)				~~W~~	325,750,500,000

CNY	310,000,000	3.16	June 3, 2024	June 3, 2034			310,000,000
CNY	355,000,000	3.00	August 7, 2023	August 7, 2026			355,000,000
CNY	300,000,000	3.01	June 26, 2023	June 26, 2026			300,000,000
CNY	300,000,000	2.95	June 21, 2023	June 21, 2026			300,000,000
CNY	300,000,000	2.97	June 20, 2023	June 20, 2026			300,000,000
CNY	340,000,000	3.27	March 13, 2023	March 13, 2025	*		340,000,000
CNY	345,000,000	3.50	March 13, 2023	March 13, 2026			345,000,000
CNY	340,000,000	3.52	February 28, 2023	February 28, 2026			340,000,000
CNY	253,000,000	3.38	March 29, 2022	March 29, 2027			253,000,000
CNY	270,000,000	3.05	November 5, 2020	November 5, 2025			270,000,000

		Subtotal in Original Currency				CNY	3,113,000,000

		Subtotal in Equivalent Amount of Won(10)				~~W~~	626,553,510,000

IDR	685,500,000,000	6.50	March 7, 2018	March 7, 2025	*		685,500,000,000

		Subtotal in Original Currency				IDR	685,500,000,000

		Subtotal in Equivalent Amount of Won(11)				~~W~~	62,449,050,000

PEN	13,600,000	7.15	November 4, 2011	November 4, 2041			13,600,000
PEN	54,500,000	7.25	October 25, 2011	October 25, 2041			54,500,000

		Subtotal in Original Currency				PEN	68,100,000

		Subtotal in Equivalent Amount of Won(12)				~~W~~	26,642,763,000

NZD	60,000,000	3.09	November 24, 2021	November 24, 2026			60,000,000
NZD	60,000,000	2.62	September 15, 2021	September 15, 2031			60,000,000
NZD	54,000,000	2.65	June 8, 2021	June 8, 2031			54,000,000

		Subtotal in Original Currency				NZD	174,000,000

		Subtotal in Equivalent Amount of Won(13)				~~W~~	144,118,980,000

ZAR	715,000,000	8.05	September 28, 2021	September 28, 2031			715,000,000
ZAR	600,000,000	8.20	March 19, 2020	March 19, 2030			600,000,000
ZAR	600,000,000	8.43	November 27, 2019	November 27, 2026			600,000,000
ZAR	700,000,000	8.50	May 28, 2019	May 28, 2025	*		700,000,000

		Subtotal in Original Currency				ZAR	2,615,000,000

		Subtotal in Equivalent Amount of Won(14)				~~W~~	204,493,000,000

CAD	65,000,000	3.16	February 16, 2017	February 16, 2032			65,000,000

		Subtotal in Original Currency				CAD	65,000,000

		Subtotal in Equivalent Amount of Won(15)				~~W~~	66,557,400,000

GBP	50,000,000	4.63	May 21, 2024	July 22, 2027			50,000,000
GBP	250,000,000	4.63	May 21, 2024	July 22, 2027			250,000,000
GBP	36,000,000	1.93	March 7, 2022	March 7, 2029			36,000,000

		Subtotal in Original Currency				GBP	336,000,000

		Subtotal in Equivalent Amount of Won(16)				~~W~~	619,473,120,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date		Principal Amount Outstanding as of December 31, 2024
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025	*		250,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025	*		250,000,000
NOK	250,000,000	4.55	June 26, 2013	June 26, 2025	*		250,000,000

		Subtotal in Original Currency				NOK	750,000,000

		Subtotal in Equivalent Amount of Won(17)				~~W~~	97,215,000,000

PLN	160,000,000	5.90	August 5, 2024	August 5, 2025			160,000,000

		Subtotal in Original Currency				PLN	160,000,000

		Subtotal in Equivalent Amount of Won(18)				~~W~~	57,172,800,000

PHP	2,000,000,000	3.70	March 23, 2021	March 23, 2026			2,400,000,000

		Subtotal in Original Currency				PHP	2,400,000,000

		Subtotal in Equivalent Amount of Won(19)				~~W~~	60,984,000,000

JPY	25,000,000,000	0.84	November 28, 2024	November 26, 2027			25,000,000,000
JPY	33,400,000,000	1.07	November 28, 2024	November 28, 2029			33,400,000,000
JPY	6,600,000,000	1.22	November 28, 2024	November 28, 2031			6,600,000,000
JPY	7,000,000,000	0.33	July 25, 2024	July 25, 2026			7,000,000,000
JPY	7,320,000,000	0.42	November 7, 2022	November 7, 2025			7,320,000,000
JPY	7,300,000,000	0.43	November 4, 2022	November 4, 2025			7,300,000,000
JPY	7,150,000,000	0.26	September 15, 2022	September 15, 2025			7,150,000,000
JPY	7,000,000,000	0.26	September 14, 2022	September 14, 2025			7,000,000,000
JPY	7,000,000,000	0.27	September 13, 2022	September 13, 2025			7,000,000,000
JPY	6,975,000,000	0.25	September 8, 2022	September 8, 2025			6,975,000,000

		Subtotal in Original Currency				JPY	114,745,000,000

		Subtotal in Equivalent Amount of Won(20)				~~W~~	1,074,563,976,000

	Total External Bonds of the Bank in Equivalent Amount of Won					~~W~~	66,405,896,921,000

*	Repaid on the respective maturity dates.
(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,470.00, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(2)

Hong Kong Dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 189.30, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(3)

Mexican Peso amounts are converted to Won amounts at the rate of MXN 1.00 to Won 71.17, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(4)

Brazilian Real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 237.94, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(5)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,528.73, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.
(6)

Thai Baht amounts are converted to Won amounts at the rate of THB 1.00 to Won 43.00, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(7)

Swiss Franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,626.38, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(8)

Australian Dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 913.68, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(9)

Indian Rupee amounts are converted to Won amounts at the rate of INR 1.00 to Won 17.19, the market average exchange rate in effect December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(10)	Chinese Yuan amounts are converted to Won amounts at the rate of CNY 1.00 to Won 201.27, the prevailing market rate on December 31, 2024.
(11)

Indonesian Rupiah amounts are converted to Won amounts at the rate of IDR 100.00 to Won 9.11, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(12)	Peruvian Sol amounts are converted to Won amounts at the rate of PEN 1.00 to Won 391.23, the prevailing market rate on December 31, 2024.
(13)

New Zealand Dollar amounts are converted to Won amounts at the rate of NZD 1.00 to Won 828.27, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(14)

South African Rand amounts are converted to Won amounts at the rate of ZAR 1.00 to Won 78.20, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(15)

Canadian Dollar amounts are converted to Won amounts at the rate of CAD 1.00 to Won 1,023.96, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(16)

Great Britain Pound amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,843.67, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(17)

Norwegian Krone amounts are converted to Won amounts at the rate of NOK 1.00 to Won 129.62, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(18)

Polish Zloty amounts are converted to Won amounts at the rate of PLN 1.00 to Won 357.33, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(19)

Philippine Peso amounts are converted to Won amounts at the rate of PHP 1.00 to Won 25.41, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(20)

Japanese Yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 936.48, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Bank

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2024(1)
		(%)			(millions of Won)
MUFG	Borrowings from MUFG	3M Term SOFR +0.80	2023	2026		441,000
Bookook Securities	Borrowings from Bookook	3M Term SOFR+0.78	2022	2027		588,000
HSBC	Borrowings from HSBC	3M Term SOFR +0.59 3M Term SOFR +0.75	2022 2023	2025 2026		147,000 294,000
ANZ	Borrowings from ANZ	BBSY 3M+0.89	2022	2025		685,260
BofA	Borrowings from BofA	3M Term SOFR+0.83	2023	2026		220,500
Mizuho	Borrowings from Mizuho	3M Term SOFR+0.75 3M Term SOFR+0.62	2024 2024	2029 2027		735,000 441,000
ING	Borrowings from ING	Euribor 6M+0.30	2024	2026		305,746
Natixis	Borrowings from Natixis	Euribor 3M+0.25	2024	2026		281,286
Wells Fargo	Borrowings from Wells Fargo	3M Term SOFR+0.55	2024	2027		220,500

Long-term Borrowings from Foreign Financial Institution					~~W~~	4,359,292
Compulsory Loan					~~W~~	0
Foreign Currency CP		3.02~5.43	2024	2025	~~W~~	1,291,336
Others (including foreign banks and Credit Support Annexes)					~~W~~	2,004,291

Total External Borrowings of the Bank					~~W~~	7,654,919

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2024 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of the Bank

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2024
	(%)			(millions of Won)
Bonds
Short-term Won-denominated domestic bonds	2.94~3.66	2024	2025	~~W~~	15,390,000
Long-term Won-denominated domestic bonds	1.31~5.58	2015~2024	2025~2041		14,030,000

Total Bonds	1.31~5.58	2015~2024	2025~2041		29,420,000

Total Internal Debt				~~W~~	29,420,000

Financial Statements and the Auditors

The Minister of Economy and Finance appoints our Internal Auditor who is responsible for examining our financial operations and auditing our financial statements and accounting records. The present Internal Auditor is Soon-oh Cha, who was appointed for a three-year term on July 15, 2024.

We prepare our financial statements annually for submission to the Minister of Economy and Finance, accompanied by an opinion of the Internal Auditor. Although we are not legally required to have financial statements audited by external auditors, an independent public accounting firm has audited our separate financial statements since 1983 and consolidated financial statements since 1998. As of the date of this prospectus, our independent auditor is KPMG Samjong Accounting Corp., located at 27th Floor, Gangnam Finance Center, 152 Teheran-ro, Gangnam-gu, Seoul, 06236, Korea, which has audited our separate financial statements as of and for the years ended December 31, 2024 and 2023 included in this prospectus.

Our separate financial statements and information included in this prospectus were prepared under K-IFRS. For a summary of financial statement preparation and significant accounting policies, see “—Notes to Separate Financial Statements as of and for the years ended December 31, 2024 and 2023—Note 2.” These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

Independent Auditors’ Report

The Board of Directors and shareholders of

The Export-Import Bank of Korea:

Opinion

We have audited the accompanying separate financial statements of the Export-Import Bank of Korea (the “Bank”), which comprise the separate statements of financial position as of December 31, 2024 and 2023, the separate statements of comprehensive income, changes in equity and cash flows for the years then ended, and notes, comprising material accounting policies and other explanatory information.

In our opinion, the accompanying separate financial statements present fairly, in all material respects, the separate financial position of the Bank as of December 31, 2024 and 2023, and its separate financial performance and its separate cash flows for the years then ended in accordance with Korean International Financial Reporting Standards (“K-IFRS”).

Basis for Opinion

We conducted our audits in accordance with Korean Standards on Auditing (KSAs). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Separate Financial Statements section of our report. We are independent of the Bank in accordance with the ethical requirements that are relevant to our audit of the separate financial statements in the Republic of Korea, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other Matter

The procedures and practices utilized in the Republic of Korea to audit such separate financial statements may differ from those generally accepted and applied in other countries.

Responsibilities of Management and Those Charged with Governance for the Separate Financial Statements

Management is responsible for the preparation and fair presentation of the separate financial statements in accordance with K-IFRS, and for such internal control as management determines is necessary to enable the preparation of separate financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the separate financial statements, management is responsible for assessing the Bank’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Bank or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Bank’s financial reporting process.

Auditors’ Responsibilities for the Audit of the Separate Financial Statements

Our objectives are to obtain reasonable assurance about whether the separate financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with KSAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these separate financial statements.

As part of an audit in accordance with KSAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the separate financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control.

•

Evaluate the appropriateness of accounting policies used in the preparation of the separate financial statements and the reasonableness of accounting estimates and related disclosures made by management.

•

Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Bank’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditors’ report to the related disclosures in the separate financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditors’ report. However, future events or conditions may cause the Bank to cease to continue as a going concern.

•

Evaluate the overall presentation, structure and content of the separate financial statements, including the disclosures, and whether the separate financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

/s/ KPMG Samjong Accounting Corp.

KPMG Samjong Accounting Corp.

Seoul, Korea

March 31, 2025

This report is effective as of March 31, 2025, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying separate financial statements and notes thereto. Accordingly, the readers of the audit report should understand that the above audit report has not been updated to reflect the impact of such subsequent events or circumstances, if any.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2024 AND 2023

	December 31, 2024		December 31, 2023

	(Korean won in millions)
ASSETS:
Cash and due from financial institutions (Notes 4, 5 and 7)	~~W~~	12,915,754	~~W~~	12,591,124
Financial assets at fair value through profit or loss (“FVTPL”) (Notes 4, 5, 8 and 20)		5,137,067		3,715,536
Hedging derivative assets (Notes 4, 5 and 20)		71,450		611,960
Loans at amortized cost (Notes 4, 5, 10 and 37)		88,726,118		87,777,261
Financial investments (Notes 4, 5 and 9)		19,332,216		15,413,465
Investments in associates and subsidiaries (Note 11)		2,081,780		2,005,626
Tangible assets, net (Note 12)		326,046		292,735
Intangible assets, net (Note 13)		58,554		46,337
Deferred tax assets (Note 34)		1,018,291		987,104
Retirement benefit assets, net (Note 18)		27,561		28,431
Other assets (Notes 4, 5, 14 and 37)		1,645,071		1,924,867

	~~W~~	131,339,908	~~W~~	125,394,449

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Financial liabilities at FVTPL (Notes 4, 5 and 20)	~~W~~	3,013,553	~~W~~	2,122,804
Hedging derivative liabilities (Notes 4, 5 and 20)		2,377,955		1,514,208
Borrowings (Notes 4, 5, 15 and 35)		6,853,985		5,532,198
Debentures (Notes 4, 5, 16 and 35)		93,194,917		93,256,543
Provisions (Note 17)		1,175,940		1,489,976
Other liabilities (Notes 4, 5, 19 and 37)		3,398,740		3,527,917

		110,015,090		107,443,644

SHAREHOLDERS’ EQUITY:
Capital share (Note 1 and 21)		16,873,254		14,773,254
Capital adjustments		(153,539)		(143,446)
Other components of equity (Notes 20 and 22)		1,239,756		682,285
Retained earnings (Note 23)
(Regulatory reserve for loan losses as of December 31, 2024 and 2023: ~~W~~11,365 million and ~~W~~275,620 million)		3,365,347		2,638,712

		21,324,818		17,950,805

	~~W~~	131,339,908	~~W~~	125,394,449

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	2024		2023

	(Korean won in millions)
OPERATING INCOME:
Net interest income (Notes 24 and 37):
Interest income	~~W~~	6,062,221	~~W~~	5,856,490
Interest expenses		(5,298,548)		(4,971,276)

		763,673		885,214

Net commission income (Notes 25 and 37):
Commission income		466,110		464,744
Commission expenses		(32,950)		(30,189)

		433,160		434,555

Dividend income (Note 26)		75,691		61,970
Net gain on financial assets at FVTPL (Note 27)		77,253		209,808
Net gain (loss) on hedging derivative assets (Notes 20 and 28)		(1,531,544)		2,013,401
Net gain (loss) on financial investments (Note 29)		(804)		726
Net gain (loss) on foreign exchange transaction		1,627,388		(1,062,884)
Net other operating income (expenses) (Note 30)		287,186		(931,214)
Additional impairment loss on credit (Note 31 and 37)		(96,160)		(279,070)
General and administrative expenses (Note 32)		(302,553)		(271,357)

Total operating income		1,333,290		1,061,149

NON-OPERATING INCOME (Note 33):
Net gain on investments in associates and subsidiaries		12,935		7,177
Net other non-operating income (expenses)		(11,018)		(6,982)

		1,917		195

PROFIT BEFORE INCOME TAX		1,335,207		1,061,344
INCOME TAX EXPENSES (Note 34)		(355,609)		(338,592)

PROFIT FOR THE YEAR		979,598		722,752

(Profit for the year adjusted for regulatory reserve for loan losses for the years ended December 31, 2024 and 2023: ~~W~~977,236 million and ~~W~~987,007 million) (Note 23)
OTHER COMPREHENSIVE INCOME (LOSS) FOR THE YEAR (Note 22)
Items not reclassified subsequently to profit or loss:
Net gain (loss) on equity securities at FVOCI		846,729		(146,524)
Remeasurement of net defined benefit liabilities		(17,404)		(10,329)
Income tax effect		(191,574)		37,512
Items that are or may be reclassified subsequently to profit or loss:
Net gain (loss) on debt securities at FVOCI		(35,814)		63,073
Net gain (loss) on valuation of cash flow hedge		(68,581)		11,177
Income tax effect		24,115		(17,380)

		557,471		(62,471)

TOTAL COMPREHENSIVE INCOME FOR THE YEAR	~~W~~	1,537,069	~~W~~	660,281

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CHANGES IN EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

					Other components of equity
	Capital share		Capital adjustments		Gain (loss) on valuation of financial assets at FVOCI		Gain (loss) on valuation of cash- flow hedge		Remeasurement, net of defined benefit liabilities		Gain (loss) on disposal of financial assets at FVOCI		Retained earnings		Total

	(Korean won in millions)
January 1, 2023	~~W~~	12,773,254	~~W~~	(133,840)	~~W~~	662,320	~~W~~	38,805	~~W~~	37,454	~~W~~	6,177	~~W~~	2,051,379	~~W~~	15,435,549
Payment of dividends		—		—		—		—		—		—		(135,419)		(135,419)
Paid-in Capital Increase		2,000,000		(9,606)		—		—		—		—		—		1,990,394
Total comprehensive Income																660,281
Profit for the year		—		—		—		—		—		—		722,752		722,752
Other comprehensive income (loss):																(62,471)
Net loss on valuation of financial assets at FVOCI, net of tax		—		—		(276,705)		—		—		—		—		(276,705)
Net gain on valuation of cash flow hedge, net of tax		—		—		—		8,646		—		—		—		8,646
Remeasurement elements of defined benefit plans, net of tax		—		—		—		—		(7,894)		—		—		(7,894)
Net gain on disposal of financial assets at FVOCI, net of tax		—		—		—		—		—		213,482		—		213,482

December 31, 2023	~~W~~	14,773,254	~~W~~	(143,446)	~~W~~	385,615	~~W~~	47,451	~~W~~	29,560	~~W~~	219,659	~~W~~	2,638,712	~~W~~	17,950,805

January 1, 2024	~~W~~	14,773,254	~~W~~	(143,446)	~~W~~	385,615	~~W~~	47,451	~~W~~	29,560	~~W~~	219,659	~~W~~	2,638,712	~~W~~	17,950,805
Payment of dividends		—		—		—		—		—		—		(252,963)		(252,963)
Paid-in Capital Increase		2,100,000		(10,093)		—		—		—		—		—		2,089,907
Total comprehensive Income																1,537,069
Profit for the year		—		—		—		—		—		—		979,598		979,598
Other comprehensive income (loss):																557,471
Net gain on valuation of financial assets at FVOCI, net of tax		—		—		598,430		—		—		—		—		598,430
Net loss on valuation of cash flow hedge, net of tax		—		—		—		(52,739)		—		—		—		(52,739)
Remeasurement elements of defined benefit plans, net of tax		—		—		—		—		(13,384)		—		—		(13,384)
Net gain on disposal of financial assets at FVOCI, net of tax		—		—		—		—		—		25,164		—		25,164

December 31, 2024	~~W~~	16,873,254	~~W~~	(153,539)	~~W~~	984,045	~~W~~	(5,288)	~~W~~	16,176	~~W~~	244,823	~~W~~	3,365,347	~~W~~	21,324,818

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	2024		2023

	(Korean won in millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Profit for the year	~~W~~	979,598	~~W~~	722,752

Adjustments for:
Income tax expense		355,609		338,591
Interest income		(6,062,221)		(5,856,490)
Interest expenses		5,298,548		4,971,276
Dividend and distribution income		(100,181)		(91,254)
Dividend received from subsidiaries and associates		(12,935)		(7,177)
Loss on financial assets at FVTPL		33,310		27,367
Loss on financial assets at FVOCI		885		532
Transfer to derivatives’ credit risk provision		3,548		11,738
Loss on foreign exchange transactions		1,241,909		2,678,304
Impairment loss on credit		96,160		279,070
Loss on fair value hedged items		578,635		1,210,415
Depreciation and amortization		22,803		20,672
Loss on disposals of tangible, intangible and other assets		4		5
Loss on valuation of derivative assets for trading		1,731,683		563,390
Loss on valuation of derivative assets for hedging		1,477,956		85,975
Increase in other provisions		—		6
Retirement benefits		8,771		6,262
Gain on financial assets at FVTPL		(101,892)		(106,707)
Gain on financial assets at FVOCI		(81)		(1,258)
Reversal of derivatives’ credit risk provision		(15,331)		(13,834)
Gain on foreign exchange transactions		(2,869,297)		(1,615,429)
Gain on fair value hedged items		(844,847)		(282,391)
Gain on valuation of derivative assets for trading		(1,374,715)		(618,916)
Gain on valuation of derivative assets for hedging		(146,425)		(910,713)
Gain on disposals of tangible, intangible and other assets		(23)		(44)

		(678,127)		689,390

Changes in operating assets and liabilities:
Due from financial institutions		(382,489)		855,184
Financial assets and liabilities at FVTPL		(819,196)		199,438
Hedging derivative net assets		15,928		(287,439)
Loans at amortized cost		6,058,420		2,965,877
Other assets		(246,101)		(111,967)
Provisions		9,221		7,399
Payment of retirement benefits		(25,305)		119
Other liabilities		(327,781)		(1,000,867)

		4,282,697		2,627,744

Payment of income tax		(7,454)		(97,220)
Interest received		5,978,723		4,523,143
Interest paid		(4,691,933)		(3,021,996)
Dividend received		113,116		98,431

Net cash provided by operating activities		5,976,620		5,542,244

THE EXPORT-IMPORT BANK OF KOREA

SEPARATE STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	2024		2023

	(Korean won in millions)
CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of financial investments	~~W~~	3,111,883	~~W~~	3,870,084
Disposal of investments in associates and subsidiaries		—		2,145
Disposal of tangible assets		138		82
Acquisition of financial investments		(3,688,603)		(2,608,149)
Acquisition of investments in associates and subsidiaries		(76,154)		(71,902)
Acquisition of tangible assets		(45,655)		(30,050)
Acquisition of intangible assets		(22,794)		(13,920)

Net cash provided by (used in) investing activities		(721,185)		1,148,290

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings		6,678,099		1,807,700
Proceeds from debentures		36,391,597		41,971,865
Paid-in capital increase		100,000		—
Increase in deposits		13		—
Decrease in call money		—		(45,745)
Repayment of borrowings		(6,024,070)		(6,632,506)
Repayment of debentures		(43,396,369)		(39,864,259)
Expense related to paid-in capital increases		(10,093)		(9,607)
Payment of dividends		(252,964)		(135,419)

Net cash used in financing activities		(6,513,787)		(2,907,971)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		(1,258,352)		3,782,563
CASH AND CASH EQUIVALENTS, BEGINNING OF THE YEAR		8,265,319		4,781,957
EFFECTS OF FOREIGN EXCHANGE RATE CHANGES ON THE BALANCE OF CASH AND CASH EQUIVALENTS IN FOREIGN CURRENCIES		850,307		(299,201)

CASH AND CASH EQUIVALENTS, END OF THE YEAR (Note 7 and 35)	~~W~~	7,857,274	~~W~~	8,265,319

See accompanying notes to separate financial statements.

THE EXPORT-IMPORT BANK OF KOREA

NOTES TO THE SEPARATE FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

1.	GENERAL:

(1)	Summary of the Export-Import Bank of Korea

The Export-Import Bank of Korea (the “Bank”) was established in 1976 as a special financial institution under The Export-Import Bank of Korea Act (the “EXIM Bank Act”) to grant financial facilities for overseas trade (i.e., export and import), investments and resources development activities. As of December 31, 2024, the Bank operates a head office in Seoul, ten domestic branches, three domestic offices, a domestic subsidiary, five overseas subsidiaries and twenty-five overseas offices.

The Bank’s authorized capital is ~~W~~25,000,000 million, and through numerous capital increases since the establishment, its paid-in capital is ~~W~~16,873,254 million as of December 31, 2024. The Government of the Republic of Korea (the “Government”), the Bank of Korea(“BOK”), and the Korea Development Bank hold 76.38%, 6.90%, 16.72%, respectively, of the ownership of the Bank as of December 31, 2024.

The Bank, as a trustee of the Government, has managed the Economic Development Cooperation Fund (“EDCF”) since June 1987 and the Inter-Korean Cooperation Fund (“IKCF”) since March 1991. Additionally, the Bank has been managing and operating The Supply Chain Resilience Fund(“SCRF”) since September 2024. The funds are accounted for separately and are not included in separate financial statements of The Export-Import Bank of Korea. The Bank receives fees from the Government for the trustee services related to EDCF and IKCF. For the management and operation of SCRF, the Bank receives certain costs incurred from the respective fund.

(2)	Summary of subsidiaries

1)	The subsidiaries of the Bank as of December 31, 2024, and December 31, 2023, are as follows:

(December 31, 2024)

Subsidiaries	Location	Capital share		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP	81mil.	Finance	81,283,897	100.00	Dec. 31, 2024
PT.KOEXIM Mandiri Finance.(*1)	Indonesia	IDR	806,433mil.	Finance	3,065	97.52	Dec. 31, 2024
KEXIM Vietnam Leasing Co. (*2)	Vietnam	USD	53mil.	Finance	—	100.00	Dec. 31, 2024
KEXIM Asia Limited	Hong Kong	USD	130mil.	Finance	130,000,000	100.00	Dec. 31, 2024
KEXIM Global(Singapore) Ltd.	Singapore	USD	300mil.	Finance	300,000,000	100.00	Dec. 31, 2024
EXIM PLUS Co., Ltd.	Korea	KRW	950mil.	Service	190,000	100.00	Dec. 31, 2024

(December 31, 2023)

Subsidiaries	Location	Capital share		Main business	Number of shares owned	Percentage of owner- ship (%)	Financial statements as of
KEXIM Bank UK Limited	United Kingdom	GBP	81mil.	Finance	81,283,897	100.00	Dec. 31, 2023
PT.KOEXIM Mandiri Finance. (*1)	Indonesia	IDR	806,433mil.	Finance	3,065	97.52	Dec. 31, 2023
KEXIM Vietnam Leasing Co. (*2)	Vietnam	USD	53mil.	Finance	—	100.00	Dec. 31, 2023
KEXIM Asia Limited	Hong Kong	USD	130mil.	Finance	130,000,000	100.00	Dec. 31, 2023
KEXIM Global(Singapore) Ltd.	Singapore	USD	300mil.	Finance	300,000,000	100.00	Dec. 31, 2023
EXIM PLUS Co., Ltd.	Korea	KRW	950mil.	Service	190,000	100.00	Dec. 31, 2023

(*1)	This includes convertible loans recognized as capital for the Indonesian subsidiary located in Indonesia.
(*2)	This entity does not issue share certificates.

2)	Associates of the Bank as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

Associates	Location	Issued capital		Main business	Number of shares owned	Percentage of owner- ship (%)	Date of financial statements
Credit Guarantee and Investment Fund	Philippines	USD	1,158mil.	Financial service	171,400,000	14.80	Dec. 31, 2024
KTB Newlake Global Healthcare PEF	Korea	KRW	13,350mil.	Financial service	3,336,768,385	24.99	Dec. 31, 2024
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376mil.	Manufacturing	25,745,964	26.41	Dec. 31, 2024
KB-Badgers Future Mobility ESG Fund I	Korea	KRW	43,198mil.	Financial service	10,045,000,000	22.73	Dec. 31, 2024
WWG Green New Deal Fund	Korea	KRW	39,700mil.	Financial service	9,925,000,000	25.00	Dec. 31, 2024
Corporate Structure Innovation PEF IV	Korea	KRW	94,815mil.	Financial service	21,048,977,120	22.20	Dec. 31, 2024
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Korea	KRW	106,000mil.	Financial service	25,000,000,000	23.58	Dec. 31, 2024
STIC K-Growth Private Equity Fund	Korea	KRW	39,487mil.	Financial service	8,517,500,000	21.57	Dec. 31, 2024
Wonik M&A 2024 Private Equity Fund	Korea	KRW	35,800mil.	Financial service	8,950,000,000	25.00	Dec. 31, 2024
Corporate Structure Innovation PEF V	Korea	KRW	4,318mil.	Financial service	950,926,775	22.02	Dec. 31, 2024

(December 31, 2023)

Associates	Location	Issued capital		Main business	Number of shares owned	Percentage of owner- ship (%)	Date of financial statements
Credit Guarantee and Investment Fund	Philippines	USD	1,158mil.	Financial service	171,400,000	14.80	Dec. 31, 2023
KTB Newlake Global Healthcare PEF	Korea	KRW	13,350mil.	Financial service	3,336,768,385	24.99	Dec. 31, 2023
Korea Aerospace Industries. Ltd.	Korea	KRW	487,376mil.	Manufacturing	25,745,964	26.41	Dec. 31, 2023
KB-Badgers Future Mobility ESG Fund I	Korea	KRW	18,766mil.	Financial service	4,265,000,000	22.73	Dec. 31, 2023
WWG Green New Deal Fund	Korea	KRW	13,900mil.	Financial service	3,475,000,000	25.00	Dec. 31, 2023
Corporate Structure Innovation PEF IV	Korea	KRW	2,450mil.	Financial service	543,900,000	22.20	Dec. 31, 2023

2.	BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES:

(1)	Basis of Financial Statement Presentation

The Bank’s separate financial statements are prepared under Korean International Financial Reporting Standards (“K-IFRS”).

The Bank’s financial statements are separate financial statements in accordance with K-IFRS No. 1027 ‘Separate Financial Statements’.

(2)	Basis of measurement

The separate financial statements have been prepared on the historical cost basis, except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial assets measured at fair value through profit or loss

•	Financial assets measured at fair value through other comprehensive income

•	Financial assets and liabilities designated as hedged items in a fair value hedge accounting of which changes in fair value attributable to the hedged risk are recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets

(3)	Functional and presentation currency

These separate financial statements are presented in Korean won, which is the currency of the primary economic environment in which the Bank operates.

(4)	Significant Estimates and Judgments

The preparation of separate financial statements requires the application of accounting policies and certain critical accounting estimates and assumptions may have a significant impact on assets (liabilities) and income (expenses). The management’s estimate may differ from the actual outcome if the management’s estimate and assumption based on its best judgment at the reporting date are different from an actual environment.

Estimates and assumptions are continually evaluated and the change in an accounting estimate is recognized prospectively by including it in profit or loss in the period of the change, if the change affects that period only, or the period of the change and future periods, if the change affects both.

Uncertainty in estimates and assumptions with significant risk that will result in material adjustment are as follows:

1)	Fair value of financial instruments

The fair value of financial instruments where no active market exists or where quoted prices are not otherwise available are determined by using valuation techniques. Financial instruments that are not actively traded in the market and with less transparent market price, will have less objective fair value and will require judgment in liquidity, concentration, uncertainty in market factors and assumption in price determination and other risks.

As described in the significant accounting policies ‘Recognition and Measurement of Financial Instruments’ diverse valuation techniques are used to determine the fair value of financial instruments, from general market accepted valuation model to internally developed valuation model that incorporates various types of assumptions and variables.

2)	Provision of credit losses (allowances for loan losses, provisions for acceptances and guarantees, financial guarantee contracts and unused loan commitments)

The Bank recognizes credit loss allowance for expected credit losses on debt instruments, loans and receivables that are measured at amortized cost, loan commitments and financial guarantee contracts in accordance with K-IFRS No. 1109 ‘Financial Instruments’. The allowance is determined by techniques, assumptions and input variables used by the Bank to measure expected future cash flows of individual financial instruments and to measure expected credit losses in a collective manner.

3)	Defined benefit obligation

The present value of defined benefit obligations is measured by the independent actuaries using projected unit credit method. It is determined by actuarial assumptions and variables such as future increases in salaries, rate of retirement, discount rate and others.

4)	Income taxes

The Bank has recognized current and deferred taxes that reflect tax consequences based on the best estimates in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities. However, actual income taxes in the future may not be identical to the recognized deferred tax assets and liabilities, and this difference can affect current and deferred tax at the period when the final tax effect is determined.

5)	Hedging relationship

The Bank expects a high hedge effectiveness throughout the hedging period in designating the hedging relationship and it is probable that the hedged transaction will be highly probable in the cash flow hedge.

(5)	Changes in Accounting Policies

The Bank has adopted the same accounting policies that applied to the separate financial statements as of and for the year ended December 31, 2023, except for the application of the amended standards first effective from January 1, 2024, which are explained below.

1)	Amendments to K-IFRS No. 1001 Presentation of Financial Statements – Classification of Liabilities as Current or Non-current

The amendments clarify that liabilities are classified as either current or non-current, depending on the substantive rights that exist at the end of the reporting period. Classification is unaffected by the likelihood that an entity will exercise right to defer settlement of the liability or the expectations of management. Also, the settlement of liability includes the transfer of the entity’s own equity instruments, however, it would be excluded if an option to settle them by the entity’s own equity instruments if compound financial instruments is met the definition of equity instruments and recognized separately from the liability. The amendments do not have a significant impact on the financial statements.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(1)	General

The significant accounting policies applied in the preparation of these separate financial statements after transition to K-IFRS are set out below.

(2)	Investments in subsidiaries and associates

The accompanying separate financial statements have been prepared on a stand-alone basis in accordance with K-IFRS No.1027, ‘Separate Financial Statements’. The Bank’s investments in subsidiaries and associates are recorded at cost in accordance with K-IFRS No.1027. Dividend received from its subsidiaries and associates is recognized in profit or loss when the Bank is entitled to receive the dividend.

(3)	Foreign Currency

1)	Foreign currency transactions

In preparing the separate financial statements of the Bank, transactions in currencies other than the Bank’s functional currency (foreign currencies) are recorded by applying the rates of exchange at the dates of the transactions.

At the end of each reporting period foreign currency monetary items are translated using the closing rate which is the spot exchange rate at the end of the reporting period. Non-monetary items that are measured at fair value in a foreign currency are translated using the spot exchange rates at the date when the fair value was determined and non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the spot exchange rate at the date of the transaction. Exchange differences arising on the settlement of monetary items or on translating monetary items at rates different from those at which they were translated on initial recognition during the period or in previous financial statements are recognized in profit or loss in the period in which they arise. When gains or losses on a non-monetary item are recognized in other comprehensive income, any exchange component of those gains or losses are recognized in other comprehensive income. Conversely, when gains or losses on a non-monetary item are recognized in profit or loss, any exchange component of those gains or losses are recognized in profit or loss.

2)	Foreign operations

The results and financial position of all foreign operations, whose functional currency differs from the Bank’s presentation currency, are translated into the Bank’s presentation currency using the following procedures;

Assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position. Income and expenses for statement of comprehensive income presented are translated at average exchange rates for the period.

Any fair value adjustments to the carrying amounts of assets and liabilities arising from the acquisition of that foreign operation are treated as assets and liabilities of the foreign operation. Thus, they are expressed in the functional currency of the foreign operation and are translated into the presentation currency at the closing rate.

On the disposal of a foreign operation, the cumulative amount of the exchange differences relating to that foreign operation, recognized in other comprehensive income and accumulated in the separate component of equity, are reclassified from equity to profit or loss (as a reclassification adjustment) when the gains or losses on disposal are recognized. On the partial disposal of a subsidiary that includes a foreign operation, the Bank reattributes the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income to the non-controlling interests in that foreign operation. In any other partial disposal of a foreign operation, the Bank reclassifies to profit or loss only the proportionate share of the cumulative amount of the exchange differences recognized in other comprehensive income.

(4)	Cash and cash equivalents

Cash and cash equivalents include cash on hand, foreign currency, and highly liquid short-term investments that are readily convertible to known amounts of cash, which are subject to an insignificant risk of changes in value.

(5)	Non-derivative Financial Assets

Financial assets are recognized when the Bank becomes a party to the contractual provisions of the instrument. In addition, a regular way purchase or sale (a purchase or sale of a financial asset under a contract whose terms require delivery of the asset within the time frame established generally by regulation or convention in the market concerned) is recognized on the trade date.

A financial asset is measured initially at its fair value plus, for an item not at Fair Value Through Profit or Loss (“FVTPL”), transaction costs that are directly attributable to its acquisition of the financial asset. Transaction costs on the financial assets at FVTPL that are directly attributable to the acquisition are recognized in profit or loss as incurred.

1)	Financial assets designated at FVTPL

Financial assets can be irrevocably designated as measured at FVTPL despite of classification standards stated below, if doing so eliminates or significantly reduces an accounting mismatch that would otherwise arise from measuring assets or liabilities or recognizing the gains or losses on them on different bases.

2)	Equity instruments

For the equity instruments that are not held for trading, at initial recognition, the Bank may make an irrevocable election to present subsequent changes in fair value in other comprehensive income. Equity instruments that are not classified as financial assets at Fair Value through Other Comprehensive Income (“FVOCI”) are classified as financial assets at FVTPL.

The Bank subsequently measures all equity investments at fair value. Valuation gains or losses of the equity instruments that are classified as financial assets at FVOCI previously recognized as other comprehensive income is not reclassified as profit or loss on derecognition. The Bank recognizes dividends in profit or loss when the Bank’s right to receive payments of the dividend is established.

Valuation gains or losses due to changes in fair value of the financial assets at FVTPL are recognized as gains or losses on financial assets at FVTPL. Impairment loss (reversal) on equity instruments at FVOCI is not recognized separately.

3)	Debt instruments

Subsequent measurement of debt instruments depends on the Bank’s business model in which the asset is managed and the contractual cash flow characteristics of the asset. Debt instruments are classified as financial assets at amortized cost, at FVOCI, or at FVTPL. Debt instruments are reclassified only when the Bank’s business model changes.

①	Financial assets at amortized cost

Assets that are held within a business model whose objective is to hold assets to collect contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortized cost. Impairment losses, and gains or losses on derecognition of the financial assets at amortized cost are recognized in profit or loss. Interest income on the effective interest method is included in the ‘Interest income’ in the separate statement of comprehensive income.

②	Financial assets at FVOCI

Assets that are held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets, where the assets’ cash flows represent solely payments of principal and interest, are measured at FVOCI. Other than impairment losses, interest income amortized using effective interest method and foreign exchange differences, gains or losses of the financial assets at FVOCI are recognized as other comprehensive income in equity. On derecognition, gains or losses accumulated in other comprehensive income are reclassified to profit or loss. The interest income on the effective interest method is included in the ‘Interest income’ in the separate statement of comprehensive income. Foreign exchange differences and impairment losses are included in the ‘Net foreign currency transaction gain’ and ‘Impairment loss on credit’ in the separate statement of comprehensive income, respectively.

③	Financial assets at FVTPL

Debt securities other than financial assets at amortized costs or FVOCI are classified at FVTPL. Unless hedge accounting is applied, gains or losses from financial assets at FVTPL are recognized as profit or loss and are included in ‘Net gain (loss) on financial assets at FVTPL’ in the separate statement of comprehensive income.

4)	Embedded derivatives

Financial assets with embedded derivatives are classified regarding the entire hybrid contract, and the embedded derivatives are not separately recognized. The entire hybrid contract is considered when it is determined whether the contractual cash flows represent solely payments of principal and interest.

5)	Derecognition of financial assets

The Bank derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Any interest in transferred financial assets that is created or retained by the Bank is recognized as a separate asset or liability.

If the Bank retains substantially all the risks and rewards of ownership of the transferred financial assets, the Bank continues to recognize the transferred financial assets and recognizes financial liabilities for the consideration received.

6)	Offsetting

Financial assets and financial liabilities are offset and the net amount is presented in the separate statement of financial position only when the Bank currently has a legally enforceable right to set off the recognized amounts, and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

(6)	Derivative Financial Instruments

Derivatives are initially recognized at fair value. Subsequent to initial recognition, derivatives are measured at fair value, and changes therein are accounted for as described below.

1)	Hedge accounting

The Bank holds forward exchange contracts, interest rate swaps, currency swaps and other derivative contracts to manage interest rate risk and foreign exchange risk. The Bank designated derivatives as hedging instruments to hedge the risk of changes in the fair value of assets, liabilities or firm commitments (a fair value hedge) and foreign currency risk of highly probable forecasted transactions or firm commitments (a cash flow hedge).

On initial designation of the hedge, the Bank formally documents the relationship between the hedging instrument(s) and hedged item(s), including the risk management objectives and strategy in undertaking the hedge transaction, together with the methods that will be used to assess the effectiveness of the hedging relationship.

①	Fair value hedge

Changes in the fair value of a derivative hedging instrument designated as a fair value hedge are recognized in profit or loss. The gain or loss from remeasuring the hedging instrument at fair value for a derivative hedging instrument and the gain or loss on the hedged item attributable to the hedged risk are recognized in the separate statement of comprehensive income, in net gain (loss) on hedging derivative assets and net other operating income (expenses), respectively.

The Bank discontinues fair value hedge accounting if the hedging instrument expires or is sold, terminated or exercised, or if the hedge no longer meets the criteria. Any adjustment arising from gain or loss on the hedged item attributable to the hedged risk is amortized to profit or loss from the date the hedge accounting is discontinued.

②	Cash flow hedge

When a derivative is designated to hedge the variability in cash flows attributable to a particular risk associated with a recognized asset or liability or a highly probable forecasted transaction that could affect profit or loss, the effective portion of changes in the fair value of the derivative is recognized in other comprehensive income, net of tax, and presented in gain(loss) on valuation of cash flow hedge in equity. Any ineffective portion of changes in the fair value of the derivative is recognized immediately in net gain (loss) on hedging derivative assets.

If the hedging instrument no longer meets the criteria for hedge accounting, expires or is sold, terminated, exercised, or the designation is revoked, then hedge accounting is discontinued prospectively. The cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income is reclassified to net gain (loss) on hedging derivative assets in the periods during which the forecasted transaction occurs. If the forecasted transaction is no longer expected to occur, then the balance in other comprehensive income is recognized immediately in net gain (loss) on hedging derivative assets.

③	Net investment hedge

The portion of the change in fair value of a financial instrument designated as a hedging instrument that meets the requirements for hedge accounting for a net investment in a foreign operation is recognized in other comprehensive income and the ineffective portion of the hedge is recognized in profit or loss. The portion recognized as other comprehensive income that is effective as a hedge is recognized in the statement of comprehensive income as a result of reclassification adjustments in accordance with K-IFRS No. 1021, ‘Effect of Changes in Foreign Exchange Rates’ at the time of disposing of its overseas operations or disposing of a portion of its overseas operations to profit or loss.

④	Risk Management Strategy

At the inception of the hedge relationship, the Bank reviews the hedge effectiveness, and periodically reviews the effectiveness in order to confirm that economic relationship between the hedged item and the hedging instrument exists. The requirement that an economic relationship exists means that the hedging instrument and the hedged item have values that generally move in the opposite direction due to the same risk, which is the hedged risk. The Bank designates the exposure of hedged item opposite the exposure of hedging instruments in order to meet the economic relationship requirement.

The Bank designates the hedge relationship at a one-on-one ratio between the notional amount of the hedging instrument and the nominal amount of the hedged item. Hedge ineffectiveness could arise because of differences in the underlying parameters (acquisition date, credit risk, liquidity or market conditions and others) or other differences between the hedging instrument and the hedged item that the Bank accepts in order to achieve a cost-effective hedging relationship.

2)	Other derivative financial instruments

Changes in the fair value of other derivative financial instrument not designated as a hedging instrument are recognized immediately in net gain on financial assets at FVTPL.

3)	Unobservable valuation differences at initial recognition

Any difference between the fair value of over the counter derivatives at initial recognition and the amount that would be determined at that date using a valuation technique in a situation in which the valuation is dependent on unobservable parameters is not recognized in profit or loss but is recognized on a straight-line basis over the life of the instrument or immediately when the fair value becomes observable.

(7)	Impairment: Financial assets

The Bank measures expected credit loss and recognizes loss allowance at the end of the reporting period for financial assets measured at amortized cost and fair value through other comprehensive income with the exception of financial asset measured at fair value through profit or loss.

Expected credit losses are a probability-weighted estimate of credit losses (i.e. the present value of all cash shortfalls) over the expected life of the financial instrument. The Bank measures expected credit losses by reflecting reasonable and supportable information that is reasonably available at the reporting date without undue cost or effort, including information about past events, current conditions and forecasts of future economic conditions.

The Bank uses the following two measurement techniques in accordance with K-IFRS:

•	General approach: for financial assets and off-balance-sheet unused credit line that are not applied below approach

•	Credit-impaired approach: for purchased or originated credit-impaired financial assets

Different measurement approaches are applied depending on significant increase in credit risk. 12 months expected credit losses is recognized when credit risk has not significantly increased since initial recognition. A loss allowance at an amount equal to lifetime expected credit losses is recognized when credit risk has significantly increased since initial recognition. Lifetime is presumed to be a period to the contractual maturity date of a financial asset (the expected life of the financial asset).

One or more of the following items is deemed significant increase in credit risk. When the contractual cash flows of a financial asset are renegotiated or otherwise modified, the Bank determines whether the credit risk has increased significantly since initial recognition using the following information.

•	more than 30 days past due;

•	decline in credit rating at period end by more than certain notches as compared to that at initial recognition;

•	the soundness of the assets is under precautionary from the grade table by Korean Financial Supervisory service

The Bank generally deems one or more of the following items credit-impaired:

•	no less than 90 days past due

•	legal proceedings related to collection

•	a borrower that has received a credit-warning from Korea Credit Information Services

•	corporate borrowers that are considered impaired (internally rating S, D, or F)

•	a borrower with the external auditor’s opinion that is qualified or disclaimer

•	negative capital and

•	debt restructuring.

1)	Forward-looking information

The Bank uses forward-looking information, when it measures expected credit losses.

The Bank assumes that the probability of default (PD), one of the risk components, has a certain correlation with the business cycle, and calculates the expected credit loss by reflecting forward-looking information based on the assessment of an internal expert group that monitors macroeconomic developments.

2)	Measuring expected credit losses on financial assets at amortized cost

The amount of the loss on financial assets at amortized cost is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows discounted at the financial asset’s original effective interest rate.

The Bank estimates expected future cash flows for financial assets that are quantitative and qualitative significant (individual assessment of impairment).

For financial assets that are not quantitative and qualitative significant, the Bank collectively estimates expected credit loss by grouping loans with homogeneous credit risk profile (collective assessment of impairment).

①	Individual assessment of impairment

Individual assessment of impairment losses is calculated using management’s best estimate on present value of expected future cash flows. The Bank uses all the available information including operating cash flow of the borrower and net realizable value of any collateral held.

②	Collective assessment of impairment

Collective assessment of loss allowance involves historical loss experience along with incorporation of forward-looking information. Such process incorporates factors such as type of collateral, product and borrowers, credit rating, size of portfolio and recovery period and applies ‘probability of default’(PD) on a group of assets and ‘loss given default’(LGD) by type of recovery method. Also, the expected credit loss model involves certain assumption to determine input based on loss experience and forward-looking information. These models and assumptions are periodically reviewed to reduce gap between loss estimate and actual loss experience.

Lifetime expected credit loss as of the end of the reporting period is calculated by product based on the carrying amount net of expected repayment, PD for each period and LGD adjusted by change in carrying amount.

3)	Measuring expected credit losses on financial assets at fair value through other comprehensive income

Measuring method of expected credit losses on financial assets at fair value through other comprehensive income is equal to the method of financial assets at amortized cost, except for loss allowances that are recognized as other comprehensive income. Amounts recognized in other comprehensive income for sale or repayment of financial assets at fair value through other comprehensive income are reclassified to profit or loss.

(8)	Tangible assets

1)	Recognition and measurement

All property and equipment that qualify for recognition as an asset are measured at their cost and subsequently carried at their cost less any accumulated depreciation and any accumulated impairment losses.

The cost of property and equipment includes any costs directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management and the initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located.

Subsequent expenditures are capitalized only when they prolong the useful life or enhance values of the assets but the costs of the day-to-day servicing of the assets such as repair and maintenance costs are recognized in profit or loss as incurred. If part of an item of an asset has a useful life different from that of the entire asset, it is recognized as a separate asset.

2)	Depreciation

Land is not depreciated whereas other property and equipment are depreciated using the method that reflects the pattern in which the asset’s future economic benefits are expected to be consumed by the Bank. The depreciable amount of an asset is determined after deducting its residual value.

The depreciation method is straight-line and estimated useful lives of the assets are as follows.

Property and equipment	Estimated useful lives
Buildings and structures	10–60 years
Leasehold Improvements	5 years
Vehicles	4 years
Tools, furniture and fixtures	4–20 years

The residual value, the useful life and the depreciation method applied to an asset are reviewed at least at each financial year-end and, if expectations differ from previous estimates or if there has been a significant change in the expected pattern of consumption of the future economic benefits embodied in the asset, the changes are accounted for as a change in an accounting estimate.

(9)	Intangible assets

Intangible assets are measured initially at cost and subsequently carried at its cost less any accumulated amortization and any accumulated impairment losses.

Intangible assets are amortized using the straight-line method with no residual value over their estimated useful economic life since the assets are available for use.

Intangible assets	Estimated useful lives
Software	5 years
System development costs	5 years

The amortization period and the amortization method for intangible assets with a definite useful life are reviewed at least at each financial year-end. The useful life of an intangible asset that is not being amortized is reviewed each period to determine whether events and circumstances continue to support an indefinite useful life assessment for that asset. If there is any change, it is accounted for as a change in an accounting estimate.

(10)	Impairment of non-financial assets

The Bank assesses at the end of each reporting period whether there is any indication that a non-financial asset, except for deferred tax assets, assets arising from employee benefits and non-current assets (or group of assets to be sold) classified as held for sale, may be impaired. If any such indication exists, the Bank estimates the recoverable amount of the asset. However, irrespective of whether there is any indication of impairment, the Bank tests goodwill acquired in a business combination, an intangible asset with an indefinite useful life and an intangible asset not yet available for use for impairment annually by comparing its carrying amount with its recoverable amount.

The recoverable amount is estimated for the individual asset. If it is not possible to estimate the recoverable amount of the individual asset, the Bank determines the recoverable amount of the cash-generating unit to which the asset belongs (the asset’s cash-generating unit).

The recoverable amount of an asset is the higher of its fair value less costs to sell and its value in use. If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and such impairment loss is recognized immediately in profit or loss.

(11)	Financial liabilities at FVTPL

Financial liabilities at FVTPL include contingent consideration that may be paid by an acquirer as part of a business combination to which K-IFRS No.1103, ‘Business Combination’ applies, short-term financial liabilities and financial liabilities recognized as financial liabilities at FVTPL initially. Financial liabilities at FVTPL are stated at fair value, with any gains or losses arising on remeasurement recognized in profit or loss. Otherwise, the transaction cost is recognized in current profit or loss.

(12)	Provisions

A provision is recognized if the Bank has a present obligation (legal or constructive) as a result of the past event and it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. The risks and uncertainties that inevitably surround many events and circumstances are taken into account in reaching the best estimate of a provision, and where the effect of the time value of money is material, the amount of a provision is the present value of the expenditures expected to be required to settle the obligation.

Provisions on confirmed and unconfirmed acceptances and guarantees, and unused credit line of corporate loans are recognized using valuation model that applies the credit conversion factor, default rates, and loss given default. Provisions are reviewed at the end of each reporting period and adjusted to reflect the current best estimate. If it is no longer probable that an outflow of resources embodying economic benefits will be required to settle the obligation, the provisions are reversed.

(13)	Financial guarantee contracts

A financial guarantee contract is a contract that requires the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due in accordance with the original or modified terms of a debt instrument.

Financial guarantee contracts are initially recognized at fair value and are amortized over the life of the contract. After initial recognition, financial guarantee contracts are measured at the greater of:

•	The amount determined in accordance with K-IFRS No.1109, ‘Financial Instruments’ and

•	The initial amount recognized, less, when appropriate, cumulative amortization recognized in accordance with K-IFRS No.1115, ‘Revenue from Contracts with Customers’

(14)	Equity and Reserve

Equity and Reserve are any contract or agreement that evidences a residual interest in the assets of an entity after deducting all of its liabilities.

(15)	Interest income and expenses

Interest income and expenses are recognized using the effective interest method. Effective interest method is a method of calculating the amortized cost of a financial asset or a financial liability (or groups of financial assets or financial liabilities) and of allocating the interest income or interest expenses over the relevant period.

The effective interest rate is the rate that exactly discounts estimated future cash receipts or payments through the expected life of the financial instrument or, where appropriate, a shorter period, to the net carrying amount of the financial asset or financial liability. When calculating the effective interest rate, the Bank estimates cash flows considering all contractual terms of the financial instrument but does not consider future credit losses. The calculation includes all fees and points paid or received between parties to the contract that are an integral part of the effective interest rate, transaction costs, and all other premiums or discounts. In those rare cases when it is not possible to estimate reliably the cash flows or the expected life of a financial instrument (or group of financial instruments), the Bank uses the contractual cash flows over the full contractual term of the financial instrument (or group of financial instruments).

Interest on impaired financial assets is recognized using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss.

(16)	Fee and commission income

The Bank recognizes financial service fee in accordance with the accounting standard of the financial instrument related to the fees earned.

1)	Fees that are an integral part of the effective interest of a financial instrument

Such fees are generally treated as adjustments of effective interest. Such fees may include compensation for activities such as evaluating the borrower’s financial condition, evaluating and recording guarantees, collateral and other security arrangements, negotiating the terms of the instrument, preparing and processing documents and closing the transaction and origination fees received on issuing financial liabilities measured at amortized cost. However, fees relating to the creation or acquisition of a financial asset at FVTPL are recognized as revenue immediately.

2)	Fees earned as services are provided

Such fees are recognized as revenue as the services are provided.

3)	Fees that are earned on the execution of a significant act

Such fees are recognized as revenue when the significant act has been completed.

(17)	Dividend income

Dividend income is recognized in profit or loss when the right to receive payment is established. Dividend income from financial assets at FVTPL and financial investments is recognized in profit or loss as part of dividend income in the separate statements of comprehensive income.

(18)	Employee compensation and benefits

1)	Defined contribution plans

When employees render service related to defined contribution plans, contributions related to employees services are recognized in current profit or loss without contributions included in cost of assets. Contributions which are supposed to be paid are recognized in accrued expenses after deducting any amount already paid. Also, if contributions already paid exceed contributions which would be paid at the end of period, the amount of excess is recognized in prepaid expenses.

2)	Defined benefit plans

The Bank’s net obligation in respect of defined benefit plans is calculated separately for each plan by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets.

The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. When the calculation results in a potential asset for the Bank, the recognized asset is limited to the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan. To calculate the present value of economic benefits, consideration is given to any applicable minimum funding requirements.

Remeasurements of the net defined benefit liability, which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognized immediately in OCI. The Bank determines the net interest expense (income) on the net defined benefit liability (asset) for the period by applying the discount rate used to measure the defined benefit obligation at the beginning of the annual period to the then-net defined benefit liability (asset), taking into account any changes in the net defined benefit liability (asset) during the period as a result of contributions and benefit payments. Net interest expense and other expenses related to defined benefit plans are recognized in profit or loss.

When the benefits of a plan are changed or when a plan is curtailed, the resulting change in benefit that relates to past service or the gain or loss on curtailment is recognized immediately in profit or loss. The Bank recognizes gains and losses on the settlement of a defined benefit plan when the settlement occurs.

3)	Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled within 12 months after the end of the period in which the employees render the related service.

Short-term employee benefits are recognized in current profit and loss when employees render the related service. Short-term employee benefits are not discounted.

(19)	Income taxes

Income tax expense represents the sum of the tax currently payable and deferred tax and is recognized as profit or loss, except for taxes directly adjusted in equity or other comprehensive income and loss and for taxes that arise from business combination.

1)	Current tax

Current income tax is the amount of income taxes payable (recoverable) in respect of the taxable profit (tax loss) for a period. The difference between the taxable profit and accounting profit may arise when income or expenses are included in accounting profit in one period, but is included in taxable profit in a different period, and if there is revenue that is exempt from taxation, expenses that are not deductible in determining taxable profit (tax loss). Current income tax liabilities (assets) for the current and prior periods are measured at the amount expected to be paid to (recovered from) the taxation authorities, using the tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The Bank offsets current income tax assets and current income tax liabilities if, and only if, the Bank has a legally enforceable right to set off the recognized amounts and intends either to settle on a net basis, or to realize the asset and settle the liability simultaneously.

2)	Deferred tax

Deferred tax is recognized, using the asset-liability method, on temporary differences arising between the tax base amount of assets and liabilities and their carrying amount in the financial statements. Deferred tax liabilities are recognized for all taxable temporary differences and deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilized. However, deferred tax liabilities are not recognized if they arise from the initial recognition of goodwill; deferred tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit or loss.

Deferred tax is provided on temporary differences arising on investments in subsidiaries, associates and joint ventures, except for deferred tax liabilities which the timing of the reversal of the temporary difference is controlled by the Bank and it is probable that the temporary difference will not reverse in the foreseeable future.

The carrying amount of a deferred tax asset is reviewed at the end of each reporting period. The Bank reduces the carrying amount of a deferred tax asset to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of the deferred tax asset to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period. The measurement of deferred tax liabilities and deferred tax assets reflects the tax consequences that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The Bank offsets deferred tax assets and deferred tax liabilities when the Bank has a legally enforceable right to set off current tax assets against current tax liabilities; and the deferred tax assets and the deferred tax liabilities relate to income taxes levied by the same taxation authority on either the same taxable entity; or different taxable entity which intend either to settle current tax liabilities and assets on a net basis or to realize the assets and settle the liabilities simultaneously, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered.

(20)	New standards and interpretations not yet adopted

The following new standards and amendments to existing standards have been published and are mandatory for the Bank to adopt for annual periods beginning on or after January 1, 2024, and the Bank has not early adopted them.

The following new standards and amendments to existing standards are not expected to significantly affect the Bank:

1)	Amendments to K-IFRS No. 1021 ‘The Effects of Changes in Foreign Exchange Rates’ and K-IFRS No.1101 ‘First-time Adoption of International Financial Reporting Standards’ – Lack of Exchangeability

The amendment defines situations where a currency is exchangeable into another currency for accounting purposes and specifies the assessment of the exchangeability between two currencies, estimation for spot exchange rates in the absence of exchangeability and disclosure requirements. If exchange into another currency is not possible, the spot exchange rate must be estimated at the measurement date, and observable exchange rates without adjustments or other estimation techniques should be used. These amendments are effective for annual reporting periods beginning on or after January 1, 2025. Earlier application is permitted.

The Bank is in review for the impact of these amendments on the financial statements.

2)	Amendments to K-IFRS No. 1109 Financial Instruments, K-IFRS No. 1107 Financial Instruments - Classification and Measurement of Financial Instruments

These amendments clarify the conditions related to the settlement of financial liabilities before the settlement date when using electronic payment systems, the interest and contingent event characteristics to be considered when assessing whether contractual cash flows are consistent with basic lending arrangements, the characteristics of financial assets with non-recourse features, and the characteristics of contractually linked financial instruments. They also include additional disclosure requirements for investments in equity instruments designated at fair value through other comprehensive income and contractual terms that can change the timing or amount of contractual cash flows. The amendments should be applied retrospectively for annual periods beginning on or after January 1, 2026, and earlier application is permitted. The Bank is in review for the impact of these amendments on the financial statements.

3)	Annual Improvements to K-IFRS

Annual Improvements to K-IFRS-Volume 11 should be applied for annual periods beginning on or after January 1, 2026, and earlier application is permitted. The Bank does not expect the amendments to have a significant impact on the financial statements.

•	K-IFRS No.1109 Financial Instruments: Derecognition of lease liabilities and definition of transaction price

•	K-IFRS No.1110 Financial Statements: Determination of a ‘de facto agent’

•	K-IFRS No.1101 First-time Adoption of International Financial Reporting Standards: Hedge accounting

•	K-IFRS No.1107 Financial Instruments: Disclosures: Gain or loss on derecognition

•	K-IFRS No.1007 Statement of Cash Flows: Cost method

4.	RISK MANAGEMENT:

4-1. Summary

(1)	Overview of Risk Management Policy

The financial risks that the Bank is exposed to are credit risk, market risk, liquidity risk, operational risk, interest risk, credit concentration risk, strategy/reputational risk, outsourcing risk, settlement risk and others. Credit risk, market risk, liquidity risk, and operational risk have been recognized as the Bank’s key risks.

The Bank’s risk management system focuses on increasing transparency, developing risk management environment and preemptive response to risks due to rapid changes in financial environment to support the Bank’s long-term strategy and business decision efficiently.

The note regarding financial risk management provides information about the risks that the Bank is exposed to, the objective, policies and process for managing the risk, the methods used to measure the risk and capital adequacy. Additional quantitative information is disclosed throughout the separate financial statements.

(2)	Risk Management Group

1)	Risk Management Committee

The Risk Management Committee establishes risk management strategies in accordance with the directives of the board of directors and determines the Bank’s target risk appetite, approves significant risk matters and reviews the level of risks that the Bank is exposed to and the appropriateness of the Bank’s risk management operations as an ultimate decision-making authority.

2)	Risk Management Council

The Risk Management Council is a consultative group that reviews and makes decisions on matters delegated by the Risk Management Committee and discusses the detailed issues relating to the Bank’s risk management.

3)	Risk Management Practices Committee

The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council. It performs practical work process relating to risk management plan, including targeted Bank for International Settlements (“BIS”) ratio, risk management strategy, risk measurement, risk analysis, economic capital limit and others.

4-2.	Credit risk

(1)	Overview of Credit Risk

Credit risk is the risk of possible losses in an asset portfolio in the events of counterparty’s default, breach of contract and deterioration in the credit quality of the counterparty. For the risk management reporting purposes, the individual borrower’s default risk, country risk, specific risks and other credit risk exposure components are considered as a whole.

(2)	Credit Risk Management

The Bank controls the credit concentration risk exposure by applying and managing total exposure limits to prevent the excessive risk concentration to specific industry and specific borrowers. The Bank maintains allowances for loan losses associated with credit risk on loans and receivables to manage its credit risk.

(3)	Maximum exposure to credit risk

The Bank’s maximum exposure of financial instruments to credit risk as of December 31, 2024 and 2023, is as follows (Korean won in millions):

	Dec. 31, 2024		Dec. 31, 2023
Cash and due from financial institutions	~~W~~	12,915,754	~~W~~	12,591,124
Financial assets at FVTPL		5,137,067		3,715,536
Hedging derivative assets		71,450		611,960
Loans at amortized cost (*1)		88,726,176		87,779,980
Financial investments		6,226,542		4,788,893
Other financial assets		1,590,204		1,852,213
Acceptances and guarantee contracts		63,589,805		54,579,410
Commitments (*2)		38,687,977		44,137,856

Total	~~W~~	216,944,975	~~W~~	210,056,972

(*1)	Loans at amortized cost exclude loans valuation adjustment related to fair value hedging and allowances for loan losses.

(*2)	Commitments exclude commitments on purchase of beneficiary certificates which are included in other commitments in Note 36.

(4)	Credit risk of loans

The Bank maintains allowances for loan losses associated with credit risk on loans to manage its credit risk. Impairment loss on loans can be directly from the carrying amount of the asset or deducted using an allowance account.

The Bank measures the credit risk inherent in financial assets classified as loans and presents it in financial statements as Allowance for loan losses in the form of deduction from the carrying amount of the assets. The Bank writes off on non-profitable loans, non-recoverable loans, loans classified as estimated loss by asset quality category, loans requested to be written off by Financial Supervisory Service (“FSS”) and others upon approval of Loan Management Committee.

Loans categorized as of December 31, 2024 and 2023 are as follows (Korean won in millions):

(December 31, 2024)

	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Collective assessment:
Best	~~W~~	27,005,545	~~W~~	253,787	~~W~~	2,880	~~W~~	27,262,212
Outstanding		35,329,426		—		9,000		35,338,426
Good		24,242,016		976,576		4,566		25,223,158
Below normal		17,640		36,197		358,310		412,147

Subtotal		86,594,627		1,266,560		374,756		88,235,943

Individual assessment:
Best		—		—		73,100		73,100
Outstanding		—		—		5,000		5,000
Good		423,864		2,063,133		114,800		2,601,797
Below normal		—		714,477		215,125		929,602

Subtotal		423,864		2,777,610		408,025		3,609,499

Total	~~W~~	87,018,491	~~W~~	4,044,170	~~W~~	782,781	~~W~~	91,845,442

Net deferred loan origination fees and costs								(453,954)
Allowances								(2,665,312)

Total							~~W~~	88,726,176

(December 31, 2023)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Collective assessment:
Best	~~W~~	27,846,916	~~W~~	4,679	~~W~~	1,870	~~W~~	27,853,465
Outstanding		35,466,990		—		10,038		35,477,028
Good		23,292,100		928,795		4,046		24,224,941
Below normal		—		41,847		333,669		375,516

Subtotal		86,606,006		975,321		349,623		87,930,950

Individual assessment:
Best		—		—		4,341		4,341
Outstanding		—		—		—		—
Good		—		1,124,100		65,600		1,189,700
Below normal		—		1,009,968		178,036		1,188,004

Subtotal		—		2,134,068		247,977		2,382,045

Total	~~W~~	86,606,006	~~W~~	3,109,389	~~W~~	597,600	~~W~~	90,312,995

Net deferred loan origination fees and costs								(481,624)
Allowances								(2,051,391)

Total							~~W~~	87,779,980

The above carrying amount exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(58) million and ~~W~~(2,719) million as of December 31, 2024 and 2023, respectively.

(5)	Credit quality of securities

Securities (debt securities) exposed to credit risk as of December 31, 2024 and 2023 are as follows (Korean won in millions):

(December 31, 2024)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Grade 1	~~W~~	6,226,542	~~W~~	—	~~W~~	—	~~W~~	6,226,542
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	~~W~~	6,226,542	~~W~~	—	~~W~~	—	~~W~~	6,226,542

(December 31, 2023)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Grade 1	~~W~~	4,788,893	~~W~~	—	~~W~~	—	~~W~~	4,788,893
Grade 2		—		—		—		—
Grade 3		—		—		—		—
Grade 4		—		—		—		—
Grade 5		—		—		—		—

Total	~~W~~	4,788,893	~~W~~	—	~~W~~	—	~~W~~	4,788,893

(6)	Concentration of credit risk

The amounts disclosed below exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(58) million and ~~W~~(2,719) million as of December 31, 2024 and 2023, respectively.

1)	Loans by country where the credit risk belongs to as of December 31, 2024 and 2023 are as follows (Korean won in millions):

(December 31, 2024)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	~~W~~	28,277,489	~~W~~	23,441,969	~~W~~	1,037,393	~~W~~	52,756,851	57.44	~~W~~	(40,870)	~~W~~	(1,420,336)
China		—		210,810		359,908		570,718	0.62		(793)		(3,555)
Saudi Arabia		—		2,076,970		19,922		2,096,892	2.28		(24,910)		(137,304)
India		—		4,001,687		26,815		4,028,502	4.39		(24,086)		(4,000)
Indonesia		—		2,771,303		2,849		2,774,152	3.02		(84,373)		(13,072)
Vietnam		—		2,411,036		1,129		2,412,165	2.63		(18,414)		(120,512)
Australia		—		684,774		1,066		685,840	0.75		(14,863)		(1,413)
Philippines		—		—		2,639		2,639	—		—		(2)
Qatar		—		979,258		380		979,638	1.07		(13,944)		(4,835)
Singapore		—		1,076,317		92,585		1,168,902	1.27		(2,082)		(3,110)
Oman		—		903,903		—		903,903	0.98		(11,047)		(9,835)
Hong Kong		—		209,678		6,190		215,868	0.24		—		(84)
The United Arab Emirates		—		4,351,801		—		4,351,801	4.74		(29,546)		(5,218)
Uzbekistan		—		911,033		—		911,033	0.99		(5,917)		(14,145)
Others		—		2,592,534		1,265,261		3,857,795	4.20		(60,418)		(340,170)

Subtotal		28,277,489		46,623,073		2,816,137		77,716,699	84.62		(331,263)		(2,077,591)

Europe:
Russia		—		339,157		—		339,157	0.37		(202)		(295,951)
United Kingdom		—		1,656,316		—		1,656,316	1.80		(5,313)		(6,284)
France		—		383,914		297,982		681,896	0.74		(4,719)		(245)
Netherlands		—		235,200		49,382		284,582	0.31		(94)		(1,040)
Malta		—		402,638		—		402,638	0.44		(3,341)		(816)
Greece		—		1,433,827		—		1,433,827	1.56		(7,666)		(1,420)
Turkiye		—		1,039,457		4,407		1,043,864	1.14		(7,480)		(46,901)
Germany		—		60,500		—		60,500	0.07		(68)		(304)
Others		—		3,276,327		48,316		3,324,643	3.62		(28,859)		(131,184)

Subtotal		—		8,827,336		400,087		9,227,423	10.05		(57,742)		(484,145)

America:
Panama		—		70,166		583,229		653,395	0.71		(216)		(906)
United States		—		48,989		44,053		93,042	0.10		(227)		(839)
Mexico		—		171,467		—		171,467	0.19		(2,222)		(1,337)
Bermuda		—		65,836		—		65,836	0.07		(152)		(1,280)
Brazil		—		958,789		—		958,789	1.04		(65)		(2,432)
Others		—		1,224,614		—		1,224,614	1.33		(10,072)		(5,219)

Subtotal		—		2,539,861		627,282		3,167,143	3.44		(12,954)		(12,013)

Africa:
Nigeria		—		494,614		—		494,614	0.54		(2,599)		(19,976)
Others		—		1,239,563		—		1,239,563	1.35		(49,396)		(71,587)

Subtotal		—		1,734,177		—		1,734,177	1.89		(51,995)		(91,563)

Total	~~W~~	28,277,489	~~W~~	59,724,447	~~W~~	3,843,506	~~W~~	91,845,442	100.00	~~W~~	(453,954)	~~W~~	(2,665,312)

(December 31, 2023)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Asia:
Korea	~~W~~	27,871,602	~~W~~	24,901,341	~~W~~	2,380,121	~~W~~	55,153,064	61.07	~~W~~	(46,311)	~~W~~	(941,677)
China		—		346,385		697,606		1,043,991	1.16		(914)		(3,353)
Saudi Arabia		—		1,857,355		24,116		1,881,471	2.08		(17,988)		(13,316)
India		—		3,082,098		34,700		3,116,798	3.45		(28,032)		(3,773)
Indonesia		—		2,661,021		3,376		2,664,397	2.95		(95,464)		(9,932)
Vietnam		—		2,342,618		201,773		2,544,391	2.82		(20,840)		(147,608)
Australia		—		596,348		229		596,577	0.66		(15,470)		(1,213)
Philippines		—		—		522		522	—		—		—
Qatar		—		540,505		—		540,505	0.60		(14,341)		(2,796)
Singapore		—		896,531		81,025		977,556	1.08		(2,868)		(2,688)
Oman		—		881,832		—		881,832	0.98		(10,724)		(10,859)
Hong Kong		—		238,539		777,455		1,015,994	1.12		—		(90)
The United Arab Emirates		—		3,151,234		7,245		3,158,479	3.50		(29,515)		(1,561)
Uzbekistan		—		913,823		—		913,823	1.01		(6,980)		(22,757)
Others		—		2,550,512		2,787,471		5,337,983	5.91		(69,163)		(281,507)

Subtotal		27,871,602		44,960,142		6,995,639		79,827,383	88.39		(358,610)		(1,443,130)

Europe:
Russia		—		297,490		—		297,490	0.33		(252)		(261,360)
United Kingdom		—		1,554,713		—		1,554,713	1.72		(9,333)		(9,103)
France		—		70,332		395,569		465,901	0.52		(1,283)		(4)
Netherlands		—		206,304		13,044		219,348	0.24		(304)		(726)
Malta		—		16,602		—		16,602	0.02		(447)		(103)
Greece		—		1,404,934		—		1,404,934	1.56		(6,303)		(234)
Turkiye		—		1,152,396		29,112		1,181,508	1.31		(9,326)		(172,170)
Germany		—		47,772		258,196		305,968	0.34		(103)		—
Others		—		664,068		52,300		716,368	0.79		(23,885)		(11,759)

Subtotal		—		5,414,611		748,221		6,162,832	6.83		(51,236)		(455,459)

America:
Panama		—		68,935		320,566		389,501	0.43		(229)		(744)
United States		—		52,961		23,928		76,889	0.09		(318)		(595)
Mexico		—		196,255		—		196,255	0.22		(2,655)		(471)
Bermuda		—		152,413		—		152,413	0.17		(772)		(2,708)
Brazil		—		1,142,503		3,146		1,145,649	1.26		—		(3,826)
Others		—		1,299,137		—		1,299,137	1.43		(21,324)		(11,788)

Subtotal		—		2,912,204		347,640		3,259,844	3.60		(25,298)		(20,132)

Africa:
Nigeria		—		40,654		—		40,654	0.05		(2,737)		(1,325)
Others		—		1,022,282		—		1,022,282	1.13		(43,743)		(131,345)

Subtotal		—		1,062,936		—		1,062,936	1.18		(46,480)		(132,670)

Total	~~W~~	27,871,602	~~W~~	54,349,893	~~W~~	8,091,500	~~W~~	90,312,995	100.00	~~W~~	(481,624)	~~W~~	(2,051,391)

2)	Loans by industry as of December 31, 2024 and 2023 are as follows (Korean won in millions):

(December 31, 2024)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Manufacturing	~~W~~	14,306,105	~~W~~	26,434,377	~~W~~	356,173	~~W~~	41,096,655	44.75	~~W~~	(224,860)	~~W~~	(2,130,440)
Transportation		1,215,064		7,410,700		620,075		9,245,839	10.07		(53,509)		(75,449)
Financial institutions		10,208,659		9,967,761		2,686,632		22,863,052	24.89		(27,977)		(307,744)
Wholesale and retail		990,290		1,310,559		180,626		2,481,475	2.70		(437)		(30,300)
Real estate		—		695,310		—		695,310	0.76		(1,688)		(45,082)
Construction		627,863		2,372,605		—		3,000,468	3.27		(24,131)		(18,199)
Public sector and others		929,508		11,533,135		—		12,462,643	13.56		(121,352)		(58,098)

Total	~~W~~	28,277,489	~~W~~	59,724,447	~~W~~	3,843,506	~~W~~	91,845,442	100.00	~~W~~	(453,954)	~~W~~	(2,665,312)

(December 31, 2023)

	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)	Deferred loan origination fees		Allowances
Manufacturing	~~W~~	14,351,677	~~W~~	26,750,238	~~W~~	509,226	~~W~~	41,611,141	46.07	~~W~~	(242,246)	~~W~~	(1,283,291)
Transportation		1,433,190		5,658,223		418,897		7,510,310	8.32		(49,148)		(244,919)
Financial institutions		9,435,219		7,891,197		7,021,834		24,348,250	26.96		(28,189)		(271,822)
Wholesale and retail		1,084,170		1,548,102		106,469		2,738,741	3.03		(1,469)		(13,426)
Real estate		2,200		631,802		—		634,002	0.70		(1,945)		(73,463)
Construction		515,860		2,215,012		2,371		2,733,243	3.03		(26,095)		(18,501)
Public sector and others		1,049,286		9,655,319		32,703		10,737,308	11.89		(132,532)		(145,969)

Total	~~W~~	27,871,602	~~W~~	54,349,893	~~W~~	8,091,500	~~W~~	90,312,995	100.00	~~W~~	(481,624)	~~W~~	(2,051,391)

3)	Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by industry as of December 31, 2024 and 2023 are as follows (Korean won in millions):

	Dec. 31, 2024			Dec. 31, 2023
	Amount		Ratio (%)	Amount		Ratio (%)
Financial Assets at FVTPL
Government and government sponsored institutions	~~W~~	319,857	6.84	~~W~~	225,955	6.63
Banking and insurance		4,215,624	90.19		3,132,157	91.92
Others		138,555	2.97		49,263	1.45

Subtotal		4,674,036	100.00		3,407,375	100.00

Financial Assets at FVOCI
Government and government sponsored institutions		2,040,960	41.96		1,517,635	50.76
Banking and insurance		2,368,667	48.70		1,023,574	34.23
Others		453,940	9.34		448,784	15.01

Subtotal		4,863,567	100.00		2,989,993	100.00

Securities at amortized cost
Government and government sponsored institutions		1,005,200	73.75		1,193,865	66.37
Banking and insurance		185,783	13.63		454,204	25.25
Others		171,992	12.62		150,831	8.38

Subtotal		1,362,975	100.00		1,798,900	100.00

Hedging derivative assets
Banking and insurance		71,450	100.00		611,960	100.00

Total	~~W~~	10,972,028		~~W~~	8,808,228

4)	Concentration of credit risk of financial assets at FVTPL and financial investments (debt securities) by country as of December 31, 2024 and 2023 are as follows (Korean won in millions):

	Dec. 31, 2024			Dec. 31, 2023
	Amount		Ratio (%)	Amount		Ratio (%)
Financial Assets at FVTPL
Korea	~~W~~	4,493,125	96.13	~~W~~	3,135,028	92.01
Others		180,911	3.87		272,347	7.99

Subtotal		4,674,036	100.00		3,407,375	100.00

Financial Assets at FVOCI
Korea		2,455,218	50.48		1,371,957	45.88
United States		1,579,534	32.48		1,234,828	41.30
Others		828,815	17.04		383,208	12.82

Subtotal		4,863,567	100.00		2,989,993	100.00

Securities at amortized cost
Korea		331,752	24.34		865,270	48.10
United States		811,944	59.57		752,178	41.81
Others		219,279	16.09		181,452	10.09

Subtotal		1,362,975	100.00		1,798,900	100.00

Hedging derivative assets
Korea		46,677	65.33		249,248	40.72
France		20,004	28.00		177,698	29.04
United States		1,209	1.69		132,093	21.59
Others		3,560	4.98		52,922	8.65

Subtotal		71,450	100.00		611,960	100.00

Total	~~W~~	10,972,028		~~W~~	8,808,228

5)	Credit enhancement and its financial effect as of December 31, 2024 and 2023 are as follows (Korean won in millions):

(December 31, 2024)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	~~W~~	88,726,176	~~W~~	63,589,805	~~W~~	38,687,977	~~W~~	191,003,958	100.00

Credit enhancement:
Deposits and savings		229,512		52,490		9,060		291,062	0.15
Export guarantee insurance		283,107		1,186,649		—		1,469,756	0.77
Guarantee		3,396,224		5,676,315		1,885,058		10,957,597	5.74
Securities		7,881		39,527		—		47,408	0.02
Real estate		2,633,063		423,015		92,072		3,148,150	1.65
Ships		672,725		77,530		—		750,255	0.39
Aircraft		673,800		271,396		—		945,196	0.49
Others		8,110		—		—		8,110	—

Subtotal		7,904,422		7,726,922		1,986,190		17,617,534	9.21

Exposure to credit risk after deducting credit enhancement	~~W~~	80,821,754	~~W~~	55,862,883	~~W~~	36,701,787	~~W~~	173,386,424	90.79

(December 31, 2023)

	Loans (*1)		Acceptances and guarantees		Unused loan commitments		Total		Ratio (%)
Maximum exposure to credit risk	~~W~~	87,779,980	~~W~~	54,579,410	~~W~~	44,137,856	~~W~~	186,497,246	100.00

Credit enhancement:
Deposits and savings		148,574		50,317		11,517		210,408	0.11
Export guarantee insurance		298,148		1,053,986		—		1,352,134	0.73
Guarantee		1,526,158		1,475,565		3,479,564		6,481,287	3.48
Securities		14,114		38,658		—		52,772	0.03
Real estate		2,463,160		271,351		152,462		2,886,973	1.55
Ships		394,972		70,287		—		465,259	0.24
Aircraft		682,569		324,664		—		1,007,233	0.54
Others		25,775		—		—		25,775	0.01

Subtotal		5,553,470		3,284,828		3,643,543		12,481,841	6.69

Exposure to credit risk after deducting credit enhancement	~~W~~	82,226,510	~~W~~	51,294,582	~~W~~	40,494,313	~~W~~	174,015,405	93.31

(*1)	Loans exclude loan valuation adjusted related to fair value hedging.

4-3. Liquidity risk

(1)	Overview of liquidity risk

Liquidity risk is the risk that the Bank is unable to meet its payment obligations arising from financial liabilities as they become due. The Bank discloses all financial asset, financial liabilities and off-balance-sheet items, such as loan commitments, and analysis of the contractual maturity, which are related to liquidity risk, into seven categories. The cash flows disclosed in the maturity analysis are undiscounted contractual amounts, including principal and future interest, which resulted in disagreement with the discounted cash flows included in the separate statements of financial position. However, for derivatives, each discounted cash flow consisting of current fair value is presented.

(2)	Principles of the liquidity risk management

1)	Liquidity risk is managed with integration. The Bank measures, reports and controls liquidity risk by quantification with reasonable method.

2)	Liquidity risk reflects financing plans and fund using plans, and the Bank reports the liquidity risk with preciseness, timeliness and consistency.

3)	The Bank establishes liquidity risk managing strategy by analyzing liquidity maturity, liquidity gap structure and market environment.

(3)	Liquidity risk management

Risk management department monitors changes by liquidity risk sources and compliance of risk limits. It notifies related departments to prepare countermeasures in case the measured liquidity risk is close to risk limits. Also, it analyzes crisis situations and effects of the crisis situations, and reports to the Risk Management Committee on a regular basis. Each related department monitors changes of liquidity risk sources and compliance of risk limits by itself, and if exposure to new risk is expected, it discusses the matter with the head of risk management department.

(4)	Measurement of liquidity risk

The Bank measures liquidity ratio, liquidity gap ratio and others for local currency and foreign currency, and simulates analysis reflecting market environment, product features and the Bank’s strategies.

(5)	Analysis on remaining contractual maturity of financial liabilities and off-balance-sheet items

Remaining contractual maturity and amount of financial liabilities and off-balance-sheet items as of December 31, 2024 and 2023 are as follows (Korean won in millions):

(December 31, 2024)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	3,013,553	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	3,013,553
Hedging derivative liabilities		—		953		34,759		141,621		252,684		775,199		1,172,739		2,377,955
Borrowings		—		509,244		822,632		97,403		1,235,697		3,821,808		423,885		6,910,669
Debentures		—		5,150,157		6,481,352		9,188,134		17,448,602		49,776,876		18,201,916		106,247,037
Other financial liabilities		2,104		1,607,875		477		—		4,280		265,466		796,276		2,676,478

Total	~~W~~	3,015,657	~~W~~	7,268,229	~~W~~	7,339,220	~~W~~	9,427,158	~~W~~	18,941,263	~~W~~	54,639,349	~~W~~	20,594,816	~~W~~	121,225,692

Off-balance sheet items (*1):
Commitments	~~W~~	38,687,977	~~W~~	—	~~W~~	-	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	38,687,977
Financial guarantee contracts		18,170,585		—		—		—		—		—		—		18,170,585

Total	~~W~~	56,858,562	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	56,858,562

(December 31, 2023)

	On demand		Within 1 month		1 to 3 months		3 to 6 months		6 to 12 months		1 year to 5 years		Over 5 years		Total
Financial liabilities:
Financial liabilities at FVTPL	~~W~~	2,122,804	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	2,122,804
Hedging derivative liabilities		—		20,714		54,928		17,989		97,956		476,186		846,435		1,514,208
Borrowings		—		242,972		523,874		1,375,352		834,734		2,405,711		374,816		5,757,459
Debentures		—		1,929,332		6,931,707		10,978,525		18,213,418		50,349,703		16,481,654		104,884,339
Other financial liabilities		—		1,888,986		64		2,239		1,718		164,052	~~W~~	834,443		2,891,502

Total	~~W~~	2,122,804	~~W~~	4,082,004	~~W~~	7,510,573	~~W~~	12,374,105	~~W~~	19,147,826	~~W~~	53,395,652	~~W~~	18,537,348	~~W~~	117,170,312

Off-balance sheet items (*1):
Commitments	~~W~~	44,137,856	~~W~~	—	~~W~~	—	~~W~~	-	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	44,137,856
Financial guarantee contracts		14,372,468		—		—		—		—		—		—		14,372,468

Total	~~W~~	58,510,324	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	58,510,324

(*1)	Although financial guarantees and loan commitments provided by the Bank have maturities, the Bank should fulfill the obligation immediately when the counter party requests payments.

4-4. Market risk

(1)	Overview of market risk

1)	Definition of market risk

Market risk is the risk of possible losses that arise from the changes of market factors, such as interest rate, share price, foreign exchange rate, commodity value. The Bank classifies exposures to market risk into either foreign exchange rate risk or interest rate risk. Foreign exchange risk is the possible losses on assets and liabilities denominated in foreign currencies due to changes of foreign exchange rate. Interest rate risk is the possible losses on assets and liabilities due to changes of interest rate.

2)	Market risk management group

The Bank operates the Risk Management Committee and the Risk Management Council for managing risks and risk limits. The Risk Management Practices Committee assists the Risk Management Committee and the Risk Management Council for practical matters, such as managing adequate assets and liabilities by analyzing foreign exchange risk, interest rate risk, liquidity risk and effects by initiating new product. Market risk is managed by product and currency for minimizing segments exposed to changes of foreign exchange, interest rate and securities’ price. Foreign exchange risk is measured by definite method. Interest rate risk is measured by IRRBB standards, definite method and probabilistic method and definite method is used for limits management. Meanwhile, the Bank performs financial crisis analysis supposing exceptional, but possible events for evaluating latent weakness. The analysis is used for important decision making, such as risk mitigation, emergency plan development and limit setup. The results of the analysis are reported to the board of directors and management on a quarterly basis.

(2)	Foreign exchange risk

1)	Management of foreign exchange risk

Foreign exchange risk management limit is set up and a risk management division head monitors changes of foreign exchange risk by source and compliance of risk limits regularly. A finance division head also monitors changes of foreign exchange risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that foreign exchange risk exceeds risk limit. If foreign exchange risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of foreign exchange risk

Foreign exchange risk is managed by foreign exchange VaR and foreign exchange position. Foreign exchange VaR is measured on a monthly basis and foreign exchange position is measured on a daily basis. It is measured separately by currency for assets and liabilities denominated in foreign currencies exceeding 5% of total assets and liabilities denominated in foreign currencies.

3)	Measurement method

Value at Risk (VaR)

The Bank uses a yearly VaR to measure market risk. The yearly VaR is a statistically estimated maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates VaR using equal weighted-average method based on historical changes in market rates, prices and volatilities over the previous five years data and measures VaR at a 99% single tail confidence level.VaR is a commonly used market risk management technique. However, the method has some shortcomings.

VaR estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different, depending on the assumptions made at the time of calculation. In addition, the time periods used for the model, generally one day or 10 days are assumed to be a sufficient holding period before liquidating the relevant underlying positions. If these holding periods are not sufficient, or too long, the VaR results may understate or overstate the potential loss.

Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of foreign exchange that has significant influent on the value of portfolio.

Results of measurement

Results of foreign exchange VaR as of December 31, 2024 and 2023 are as follows (Korean won in millions):

	Dec. 31, 2024				Dec. 31, 2023
	Average	Minimum	Maximum	Ending	Average	Minimum	Maximum	Ending
Foreign exchange risk	~~W~~132,114	~~W~~94,371	~~W~~175,454	~~W~~123,618	~~W~~86,924	~~W~~2,153	~~W~~141,081	~~W~~76,774

(3)	Interest rate risk

1)	Management of interest rate risk

Interest rate risk management limit is set up and included in internal capital management limit. A risk management division head monitors changes of interest rate risk by source and compliance of risk limits regularly. A finance division head also monitors changes of interest rate risk by source and compliance of risk limits. The finance division head needs to cooperate with the risk management division head in case it is expected that the Bank will be exposed to a new risk. The risk management division head orders related divisions to prepare countermeasures in case it is apprehended that interest rate risk exceeds risk limit. If interest rate risk exceeds the risk limit, the risk management division head orders related divisions to prepare countermeasures and reports to Risk Management Committee after resolving the exceeded limit problem.

2)	Measurement of interest rate risk

Interest rate risk is managed by measuring ΔNII (Change in Net Interest Income) and ΔEVE (Change in Economic Value of Equity) and uses interest rate sensitivity gap and duration gap as supplementary index. ΔNII and ΔEVE are measured on a monthly basis, and interest rate sensitivity gap and duration gap are measured on a daily basis. The Bank simulates analysis reflecting market environment, product features and the Bank’s strategies.

3)	Measurement method

Change in Economic Value of Equity (ΔEVE)

The Bank uses a yearly ΔEVE to measure interest rate risk. The yearly ΔEVE is the maximum amount of loss that could occur in one year under normal distribution of financial variables. The Bank calculates the yearly ΔEVE by using variance-covariance method at a 99% single tail confidence level based on the previous five years data using equal weighted-average method.

ΔEVE estimates possible losses over a certain period at a particular confidence level using past market movement data. Past market movement, however, is not necessarily a good indicator of future events, as there may be conditions and circumstances in the future that the model does not anticipate. As a result, the timing and magnitude of the actual losses can be different depending on the assumptions made at the time of calculation.

Stress testing

The stress testing is carried out to analyze the abnormal market situation reflecting intrinsic volatility of interest rate that has significant influence on the value of portfolio and is performed at least once in every quarter.

Results of measurement

Results of interest rate VaR as of December 31, 2024 and 2023 are as follows (Korean won in millions):

	Dec. 31, 2024				Dec. 31, 2023
	Average	Minimum	Maximum	Ending	Average	Minimum	Maximum	Ending
Interest rate risk	~~W~~240,683	~~W~~195,428	~~W~~297,483	~~W~~297,483	~~W~~200,874	~~W~~127,582	~~W~~266,083	~~W~~224,214

4-5. Capital risk

The Bank follows the standard of capital adequacy established by the Financial Services Commission. The standard is based on Basel III, which was established by Basel Committee on Banking Supervision in BIS. In Korea, this standard has been followed since December 2013. According to the standard, the Bank should maintain at least 8% or above of BIS capital ratio for risk-weighted asset, and quarterly report BIS capital ratio to the FSS.

According to Korean Banking Supervision rules for operations, the Bank’s capitals are mainly divided into two categories:

1)

Tier 1 capital (basic capital): Basic capital is composed of capital share-common and other basic capital. Capital share-common includes common share satisfied with qualifications, capital surplus, retained earnings, accumulated other comprehensive income, other reserves and non-controlling interests among the common share of consolidated subsidiaries. Other basic capital includes securities and capital surplus satisfied with qualifications.

2)

Tier 2 capital (supplementary capital): Supplementary capital is composed of the securities and capital surplus satisfied with qualifications, non-controlling interests among the securities of consolidated subsidiaries and the amounts of less than below 1.25% of credit risk-weighted asset like allowance for credit losses in respect of credits classified as normal or precautionary.

The risk-weighted asset includes intrinsic risks in total assets, errors of internal operation processes and loss risk from external events. It indicates a size of assets reflecting the level of risks that the Bank bears. The Bank computes the risk-weighted asset by risks (credit risk, market risk and operational risk) and uses it for calculation of BIS capital ratio.

5.	FINANCIAL ASSETS AND FINANCIAL LIABILITIES:

5-1. Classification and fair value

(1)	Carrying amount and fair values of financial instruments as of December 31, 2024 and 2023 are as follows (Korean won in millions):

	Dec. 31, 2024				Dec. 31, 2023
	Carrying amount		Fair value		Carrying amount		Fair value
Financial assets:
Cash and due from financial institutions	~~W~~	12,915,754	~~W~~	12,915,754	~~W~~	12,591,124	~~W~~	12,591,124
Financial assets at FVTPL		5,137,067		5,137,067		3,715,536		3,715,536
Hedging derivative assets		71,450		71,450		611,960		611,960
Loans at amortized cost		88,726,118		88,201,375		87,777,261		87,738,349
Financial assets at FVOCI		17,969,241		17,969,241		13,614,565		13,614,565
Securities at amortized cost		1,362,975		1,285,980		1,798,900		1,714,544
Other financial assets		1,590,204		1,590,204		1,852,213		1,852,213

	~~W~~	127,772,809	~~W~~	127,171,071	~~W~~	121,961,559	~~W~~	121,838,291

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	3,013,553	~~W~~	3,013,553	~~W~~	2,122,804	~~W~~	2,122,804
Hedging derivative liabilities		2,377,955		2,377,955		1,514,208		1,514,208
Borrowings		6,853,985		6,485,001		5,532,198		5,401,602
Debentures		93,194,917		89,525,350		93,256,543		89,014,363
Other financial liabilities		2,676,478		2,676,478		2,891,502		2,891,502

	~~W~~	108,116,888	~~W~~	104,078,337	~~W~~	105,317,255	~~W~~	100,944,479

Fair value is the amount at which the assets could be exchanged, or the liabilities could be settled in transection between knowledgeable and willing independent parties. For each class of financial assets and financial liabilities, the Bank discloses the fair value of that class of assets and liabilities in a way that permits them to be compared with their carrying amount at the end of each reporting period. The best estimated fair value is the published price quotation in an active market.

Methods for measuring fair value of financial instruments are as follows:

Financial instruments	Method of measuring fair value

Loans and receivables

As demand deposits and transferable deposits do not have maturity and are readily convertible to cash, the carrying amounts of these deposits approximate their fair values. Fair values of the deposits with the maturity of more than one year are determined by discounted cash flow model (“DCF model”).

DCF model is also used to determine the fair value of loans. Fair value is determined by discounting the cash flows expected from each contractual period by applying the discount rates for each period.

Investment securities	Financial assets and liabilities at FVTPL and financial assets at FVOCI are measured at fair value using a quoted market price in an active market. If a quoted market price is not available, they are measured by using a price quoted by a third party, such as a pricing service or broker with the DCF model.

Derivatives	For exchange traded derivative, quoted price in active market is used to determine fair value and for OTC derivative, fair value is determined primarily using valuation techniques. The Bank uses internally developed valuation models using valuation techniques that are widely used by market participants to determine fair value of plain OTC derivatives including option, interest rate swap and currency swap based on observable market parameters. However, some complex financial instruments are valued using the results of independent pricing services, where part or all of the inputs are not observable in the market.

Borrowings	Fair value is determined using DCF model discounting contractual future cash flows by appropriate discount rate.

Debentures

Fair value of debentures denominated in local currency is determined by using the valuation of independent third-party pricing services in accordance with the market prices that are quoted in active markets.

Fair value of debentures denominated in foreign currencies is determined by DCF model.

Fair values of financial assets and financial liabilities classified as fair value Level 3 of the fair value hierarchy are determined by using the valuation of independent third-party pricing services. Meanwhile, carrying amounts of other financial assets and financial liabilities are regarded as an approximation of fair values.

(2)	Fair value hierarchy

1)	The Bank classifies financial instruments as three level of fair value hierarchy as below:

Level 1:

Financial instruments measured at quoted prices from active markets are classified as fair value Level 1. This level includes listed equity securities, derivatives, and government bonds traded in an active exchange market.

Level 2:

Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as Level 2. This level includes the majority of debt and general OTC derivatives such as swap, futures and options.

Level 3:

Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as Level 3. This level includes unlisted equity securities, structured bonds and OTC derivatives.

2)

Fair value hierarchy of financial assets and liabilities, which are not measured at fair value as of December 31, 2024 and 2023 are as follows. Fair value information for cash and deposits, whose carrying amount is a reasonable approximation of fair value, is not included as they are not measured at fair value. (Korean won in millions):

(December 31, 2024)

	Level 1		Level 2		Level 3		Total
Financial assets:
Loans at amortized cost	~~W~~	—	~~W~~	—	~~W~~	88,201,375	~~W~~	88,201,375
Securities at amortized cost		120,758		1,165,222		—		1,285,980
Other financial assets		—		—		1,590,204		1,590,204

Total	~~W~~	120,758	~~W~~	1,165,222	~~W~~	89,791,579	~~W~~	91,077,559

Financial liabilities:
Borrowings	~~W~~	—	~~W~~	6,485,001	~~W~~	—	~~W~~	6,485,001
Debentures		—		89,525,350		—		89,525,350
Other financial liabilities		—		—		2,676,478		2,676,478

Total	~~W~~	—	~~W~~	96,010,351	~~W~~	2,676,478	~~W~~	98,686,829

(December 31, 2023)

	Level 1		Level 2		Level 3		Total
Financial assets:
Loans at amortized cost	~~W~~	—	~~W~~	—	~~W~~	87,738,349	~~W~~	87,738,349
Securities at amortized cost		667,623		1,046,921		—		1,714,544
Other financial assets		—		—		1,852,213		1,852,213

Total	~~W~~	667,623	~~W~~	1,046,921	~~W~~	89,590,562	~~W~~	91,305,106

Financial liabilities:
Borrowings	~~W~~	—	~~W~~	5,401,602	~~W~~	—	~~W~~	5,401,602
Debentures		—		89,014,363		—		89,014,363
Other financial liabilities		—		—		2,891,502		2,891,502

Total	~~W~~	—	~~W~~	94,415,965	~~W~~	2,891,502	~~W~~	97,307,467

3)	Fair value hierarchy of financial assets and liabilities measured at fair value as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	~~W~~	—	~~W~~	3,502,030	~~W~~	1,635,037	~~W~~	5,137,067
Hedging derivative assets		—		71,183		267		71,450
Financial assets at FVOCI		2,419,164		2,853,793		12,696,284		17,969,241

Total	~~W~~	2,419,164	~~W~~	6,427,006	~~W~~	14,331,588	~~W~~	23,177,758

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	—	~~W~~	2,252,591	~~W~~	760,962	~~W~~	3,013,553
Hedging derivative liabilities		—		1,586,327		791,628		2,377,955

Total	~~W~~	—	~~W~~	3,838,918	~~W~~	1,552,590	~~W~~	5,391,508

(December 31, 2023)

	Level 1		Level 2		Level 3		Total
Financial assets:
Financial assets at FVTPL	~~W~~	—	~~W~~	2,455,663	~~W~~	1,259,873	~~W~~	3,715,536
Hedging derivative assets		—		602,861		9,099		611,960
Financial assets at FVOCI		1,409,087		1,990,185		10,215,293		13,614,565

Total	~~W~~	1,409,087	~~W~~	5,048,709	~~W~~	11,484,265	~~W~~	17,942,061

Financial liabilities:
Financial liabilities at FVTPL	~~W~~	—	~~W~~	1,535,489	~~W~~	587,315	~~W~~	2,122,804
Hedging derivative liabilities		—		944,482		569,726		1,514,208

Total	~~W~~	—	~~W~~	2,479,971	~~W~~	1,157,041	~~W~~	3,637,012

4)	The valuation techniques and input variables of Level 2 financial instruments subsequently not measured at fair value as of December 31, 2024 and 2023 are as follows (Korean won in millions):

(December 31, 2024)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost
Debt securities	~~W~~	1,165,222	DCF Model	Discount rate
Financial liabilities
Borrowings	~~W~~	6,485,001	DCF Model	Discount rate
Debentures		89,525,350	DCF Model	Discount rate

(December 31, 2023)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at amortized cost
Debt securities	~~W~~	1,046,921	DCF Model	Discount rate
Financial liabilities
Borrowings	~~W~~	5,401,602	DCF Model	Discount rate
Debentures		89,014,363	DCF Model	Discount rate

5)	The valuation techniques and input variables of Level 3 financial instruments subsequently not measured at fair value as of December 31, 2024 and 2023 are as follows (Korean won in millions):

(December 31, 2024)

	Fair value		Valuation techniques	Input variables
Financial assets
Loans at amortized cost	~~W~~	88,201,375	DCF Model	Discount rate
Other financial assets		1,590,204	Carrying amounts	—
Financial liabilities
Other financial liabilities	~~W~~	2,676,478	Carrying amounts	—

(December 31, 2023)

	Fair value		Valuation techniques	Input variables
Financial assets
Loans at amortized cost	~~W~~	87,738,349	DCF Model	Discount rate
Other financial assets		1,852,213	Carrying amounts	—
Financial liabilities
Other financial liabilities	~~W~~	2,891,502	Carrying amounts	—

6)	The valuation techniques and input variables of Level 2 financial instruments subsequently measured at fair value, as of December 31, 2024 and 2023 are as follows (Korean won in millions):

(December 31, 2024)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	~~W~~	2,037,855	DCF Model	Discount rate
Derivative assets for trading		1,464,175	DCF Model	Discount rate
Hedging derivative assets		71,183	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		2,853,793	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading	~~W~~	2,252,591	DCF Model	Discount rate
Hedging derivative liabilities		1,586,327	DCF Model	Discount rate

(December 31, 2023)

	Fair value		Valuation techniques	Input variables
Financial assets
Financial assets at FVTPL:
Debt securities	~~W~~	1,393,663	DCF Model	Discount rate
Derivative assets for trading		1,062,000	DCF Model	Discount rate
Hedging derivative assets		602,861	DCF Model	Discount rate
Financial assets at FVOCI:
Debt securities		1,990,185	DCF Model	Discount rate
Financial liabilities
Financial liabilities at FVTPL:
Derivative liabilities for trading	~~W~~	1,535,489	DCF Model	Discount rate
Hedging derivative liabilities		944,482	DCF Model	Discount rate

7)

The valuation techniques and significant unobservable input variables of Level 3 financial instruments subsequently measured at fair value as of December 31, 2024 and 2023 are as follows (Korean won in millions):

(December 31, 2024)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Unlisted share	~~W~~	58,205	NAV Methods	—	—	—
Beneficiary certificates		417,337
Paid-in capital		404,826
Derivatives		754,670	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).
Hedging derivative assets
Derivatives	~~W~~	267	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).
Financial assets at FVOCI:
Unlisted share	~~W~~	12,666,427	DCF Model Binomial Model NAV Methods Discounted Shareholder Cash Flow Methods	Discount rate Growth rate Volatility	6.54% ~ 13.26% 0.00% 44.63%	If discount rate is decreased (increased)/ if growth rate is increased (decreased)/ if volatility is increased(decreased), fair value is increased (decreased).
Paid-in capital		29,857	NAV Methods	—	—	—
Financial liabilities at FVTPL:
Derivatives	~~W~~	760,962	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).
Hedging derivative liabilities
Derivatives	~~W~~	791,628	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).

(December 31, 2023)

	Fair value (Korean won in million)		Valuation techniques	Significant unobservable input factors	Range	Relationship between unobservable input factors and fair value estimates
Financial assets at FVTPL:
Beneficiary certificates	~~W~~	359,283	NAV Methods	—	—	—
Paid-in capital		308,161
Loans		3,703	T-F Model	Volatility Risk free rate Risk rate	25.84% 3.50% 9.64%	If volatility is increased(decreased)/ if discount rate is decreased (increased), fair value is increased (decreased).
Derivatives		588,727	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).
Hedging derivative assets
Derivatives	~~W~~	9,099	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).
Financial assets at FVOCI:
Unlisted share	~~W~~	10,187,197	DCF Model Binomial Model CCA Methods NAV Methods	Discount rate Growth rate Volatility	10.21% ~ 17.24% 0.00% 19.99% ~ 48.44%	If discount rate is decreased (increased)/ if growth rate is increased (decreased)/ if volatility is increased(decreased), fair value is increased (decreased).
Paid-in capital		28,096	NAV Methods	—	—	—
Financial liabilities at FVTPL:
Derivatives	~~W~~	587,315	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).
Hedging derivative liabilities
Derivatives	~~W~~	569,726	Hull-White Model	Correlation	-0.8 ~ 1.0	If correlation is increased(decreased), fair value is increased (decreased).

Changes in Level 3 financial assets that are measured at fair value for the years ended December 31, 2024 and 2023 are as follows (Korean won in millions):

(2024)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases / Issues		Sales / Settlements		Ending balance
Financial assets
Securities at FVTPL	~~W~~	667,444	~~W~~	20,814	~~W~~	—	~~W~~	261,942	~~W~~	(69,833)	~~W~~	880,367
Loans at FVTPL		3,703		—		—		—		(3,703)		—
Derivative assets for trading		588,726		163,041		—		10,872		(7,969)		754,670
Hedging derivative assets		9,099		(8,832)		—		—		—		267
Financial assets at FVOCI		10,086,177		—		784,085		2,000,962		(174,940)		12,696,284

Total	~~W~~	11,355,149	~~W~~	175,023	~~W~~	784,085	~~W~~	2,273,776	~~W~~	(256,445)	~~W~~	14,331,588

Financial liabilities
Derivative liabilities for trading	~~W~~	587,315	~~W~~	183,626	~~W~~	—	~~W~~	—	~~W~~	(9,979)	~~W~~	760,962
Hedging derivative liabilities		569,726		222,288		—		—		(386)		791,628

Total	~~W~~	1,157,041	~~W~~	405,914	~~W~~	—	~~W~~	—	~~W~~	(10,365)	~~W~~	1,552,590

(2023)

	Beginning balance		Profit (Loss)		Other comprehensive income (loss)		Purchases / Issues		Sales / Settlements		Transfers from Level 3 to Level 1		Ending balance
Financial assets
Securities at FVTPL	~~W~~	616,601	~~W~~	16,313	~~W~~	—	~~W~~	156,215	~~W~~	(121,685)	~~W~~	—	~~W~~	667,444
Loans at FVTPL		3,565		138		—		—		—		—		3,703
Derivative assets for trading		673,143		(84,988)		—		1,414		(843)		—		588,726
Hedging derivative assets		522		341		—		8,236		—		—		9,099
Financial assets at FVOCI		8,482,756		—		(230,250)		2,000,107		(26,002)		(140,434)		10,086,177

Total	~~W~~	9,776,587	~~W~~	(68,196)	~~W~~	(230,250)	~~W~~	2,165,972	~~W~~	(148,530)	~~W~~	(140,434)	~~W~~	11,355,149

Financial liabilities
Derivative liabilities for trading	~~W~~	673,143	~~W~~	(85,816)	~~W~~	—	~~W~~	—	~~W~~	(12)	~~W~~	—	~~W~~	587,315
Hedging derivative liabilities		628,623		(53,518)		—		(5,379)		—		—		569,726

Total	~~W~~	1,301,766	~~W~~	(139,334)	~~W~~	—	~~W~~	(5,379)	~~W~~	(12)	~~W~~	—	~~W~~	1,157,041

In relation to changes in Level 3 of the fair value hierarchy, total gains or losses recognized in profit or loss for the year and total gains or losses for financial instruments held at the end of the reporting period in the separate statement of comprehensive income for the years ended December 31, 2024 and 2023 are as follows (Korean won in millions):

	Net gain (loss) from financial investments
	2024		2023
Total gains (losses) on financial assets held at the end of year	~~W~~	175,024	~~W~~	(68,196)
Total gains (losses) on financial liabilities held at the end of year		405,914		(139,333)
Total gains (losses) included in profit or loss for the year		(230,890)		71,137

The sensitivity of fair value analysis for the Level 3 financial instruments

The Bank performed the sensitivity analysis for the Level 3 financial instruments for which fair value would be measured differently upon reasonably possible alternative assumptions. The Bank classified the effect from changes upon the alternative assumptions into favorable effect and unfavorable effect and presented the most favorable effect or the most unfavorable effect in the table hereunder. Shares are the financial instruments subject to sensitivity analysis, which are classified as Level 3 and of which changes in fair value are recognized as other comprehensive income. Meanwhile, equity instruments, which are recognized as cost among the financial instruments and are classified as Level 3 are excluded from the sensitivity analysis.

Sensitivity analysis details per market risk variable of each Level 3 financial instrument held and measured at fair value as of December 31, 2024 and 2023 are as follows (Korean won in millions):

(December 31, 2024)

Details(*1)	Profit or loss				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable

Financial assets:
Financial assets at FVOCI (*2,3)	~~W~~	—	~~W~~	—	~~W~~	80,231	~~W~~	(61,498)

(December 31, 2023)

Details(*1)	Profit or loss				Other comprehensive income (loss)
	Favorable		Unfavorable		Favorable		Unfavorable
Financial assets:
Loans at FVTPL (*2)	~~W~~	19	~~W~~	(19)	~~W~~	—	~~W~~	—
Financial assets at FVOCI (*2,3)		—		—		73,851		(55,275)

Total	~~W~~	19	~~W~~	(19)	~~W~~	73,851	~~W~~	(55,275)

(*1)

The above level 3 financial instruments exclude which are practically impossible to perform sensitivity analysis effected by input variables amounting to ~~W~~6,558,310 million and ~~W~~4,563,485 million as of December 31, 2024 and 2023, respectively.

(*2)	Changes in fair value are computed by increasing or decreasing the volatility of the underlying asset by 10%, which are unobservable inputs.
(*3)	Changes in fair value of shares are computed by increasing or decreasing growth rate by 0.5% and discount rate by 1%, which are unobservable inputs.

5-2. Classification by categories of financial instruments

The carrying amounts of each category of financial assets and financial liabilities as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

	Financial assets at fair value through profit or loss		Financial assets at amortized cost		Financial assets fair value through other comprehensive income		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	~~W~~	—	~~W~~	12,915,754	~~W~~	—	~~W~~	—	~~W~~	12,915,754
Financial assets at fair value through profit or loss		5,137,067		—		—		—		5,137,067
Hedging derivative assets		—		—		—		71,450		71,450
Loans at amortized cost		—		88,726,118		—		—		88,726,118
Financial investments		—		1,362,975		17,969,241		—		19,332,216
Other financial assets		—		1,590,204		—		—		1,590,204

Total	~~W~~	5,137,067	~~W~~	104,595,051	~~W~~	17,969,241	~~W~~	71,450	~~W~~	127,772,809

	Financial liabilities at fair value through profit or loss		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at fair value through profit or loss	~~W~~	3,013,553	~~W~~	—	~~W~~	—	~~W~~	3,013,553
Hedging derivative liabilities		—		—		2,377,955		2,377,955
Borrowings		—		6,853,985		—		6,853,985
Debentures		—		93,194,917		—		93,194,917
Other financial liabilities		—		2,676,478		—		2,676,478

Total	~~W~~	3,013,553	~~W~~	102,725,380	~~W~~	2,377,955	~~W~~	108,116,888

(December 31, 2023)

	Financial assets at fair value through profit or loss		Financial assets at amortized cost		Financial assets fair value through other comprehensive income		Hedging derivative assets		Total
Financial assets:
Cash and due from financial institutions	~~W~~	—	~~W~~	12,591,124	~~W~~	—	~~W~~	—	~~W~~	12,591,124
Financial assets at fair value through profit or loss		3,715,536		—		—		—		3,715,536
Hedging derivative assets		—		—		—		611,960		611,960
Loans at amortized cost		—		87,777,261		—		—		87,777,261
Financial investments		—		1,798,900		13,614,565		—		15,413,465
Other financial assets		—		1,852,213		—		—		1,852,213

Total	~~W~~	3,715,536	~~W~~	104,019,498	~~W~~	13,614,565	~~W~~	611,960	~~W~~	121,961,559

	Financial liabilities at fair value through profit or loss		Financial liabilities at amortized cost		Hedging derivative liabilities		Total
Financial liabilities:
Financial liabilities at fair value through profit or loss	~~W~~	2,122,804	~~W~~	—	~~W~~	—	~~W~~	2,122,804
Hedging derivative liabilities		—		—		1,514,208		1,514,208
Borrowings		—		5,532,198		—		5,532,198
Debentures		—		93,256,543		—		93,256,543
Other financial liabilities		—		2,891,502		—		2,891,502

Total	~~W~~	2,122,804	~~W~~	101,680,243	~~W~~	1,514,208	~~W~~	105,317,255

5-3. Offset of financial instruments

The Bank holds the financial instruments which grant it the rights to offset in case of default, insolvency, or bankruptcy of the counterparties though it does not meet the criteria for offsetting of K-IFRS No. 1032. Cash collaterals do not meet the offsetting criteria in K-IFRS No. 1032, but they can be set off with net amounts of financial instruments, receivable and payable spot exchange.

The effects of netting agreements as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the separate statement of financial position
							Financial instruments		Cash collateral		Net amount
Financial assets:
Derivatives	~~W~~	2,295,528	~~W~~	—	~~W~~	2,295,528	~~W~~	(185,989)	~~W~~	—	~~W~~	2,109,539
Financial investments		540,710		—		540,710		(521,767)		—		18,943

Total	~~W~~	2,836,238	~~W~~	—	~~W~~	2,836,238	~~W~~	(707,756)	~~W~~	—	~~W~~	2,128,482

Financial liabilities:
Derivatives	~~W~~	5,375,843	~~W~~	—	~~W~~	5,375,843	~~W~~	(185,989)	~~W~~	(790,077)	~~W~~	4,399,777
Securities sold under repurchase agreement		521,767		—		521,767		(521,767)		—		—

Total	~~W~~	5,897,610	~~W~~	—	~~W~~	5,897,610	~~W~~	(707,756)	~~W~~	(790,077)	~~W~~	4,399,777

(December 31, 2023)

	Gross amounts of recognized financial assets (liabilities)		Gross amounts of recognized financial liabilities (assets) to be setoff		Net amounts of financial assets (liabilities) presented in the separate statement of financial position		Amount that is not offset in the separate statement of financial position				Net amount
							Financial instruments		Cash collateral
Financial assets:
Derivatives	~~W~~	2,261,272	~~W~~	—	~~W~~	2,261,272	~~W~~	(1,108,583)	~~W~~	—	~~W~~	1,152,689
Financial investments		547,471		—		547,471		(471,791)		—		75,680

Total	~~W~~	2,808,743	~~W~~	—	~~W~~	2,808,743	~~W~~	(1,580,374)	~~W~~	—	~~W~~	1,228,369

Financial liabilities:
Derivatives	~~W~~	3,637,011	~~W~~	—	~~W~~	3,637,011	~~W~~	(1,108,583)	~~W~~	(654,640)	~~W~~	1,873,788
Securities sold under repurchase agreement		471,791		—		471,791		(471,791)		—		—

Total	~~W~~	4,108,802	~~W~~	—	~~W~~	4,108,802	~~W~~	(1,580,374)	~~W~~	(654,640)	~~W~~	1,873,788

5-4. Transfer of financial assets

The Bank continues to recognize the financial assets related to repurchase agreements on the separate statement of financial position since those transactions are not qualified for derecognition even though the Bank transfers the financial assets. Since financial assets sold under repurchase agreements is sold to be repurchased at fixed prices, the Bank retains substantially all the risks and rewards of ownership of the asset.

Details of carrying amounts of assets transferred and relevant liabilities as of December 31, 2024 and 2023, are as follows (Korean won in millions):

	Dec. 31, 2024				Dec. 31, 2023
	Carrying amount of transferred assets		Carrying amount of relevant liabilities		Carrying amount of transferred assets		Carrying amount of relevant liabilities
Securities sold under repurchase agreement	~~W~~	540,710	~~W~~	521,767	~~W~~	547,471	~~W~~	471,791

6.	OPERATING SEGMENT:

Though the Bank conducts business activities related to financial services, in accordance with relevant laws, such as The Export-Import Bank of Korea Act, it does not report separate segment information, as management considers the Bank to be operating under one core business.

7.	CASH AND DUE FROM FINANCIAL INSTITUTIONS:

(1)	Cash and cash equivalents as of December 31, 2024 and 2023, are as follows (Korean won in millions):

Detail	Dec. 31, 2024		Dec. 31, 2023
Due from financial institutions in local currency	~~W~~	1,720,557	~~W~~	3,031,852
Due from financial institutions in foreign currencies		11,195,198		9,559,272

Subtotal		12,915,755		12,591,124

Restricted due from financial institutions		(3,358,479)		(2,225,805)
Due from financial institutions with original maturities of more than three months at acquisition date		(1,700,000)		(2,100,000)

Subtotal		(5,058,479)		(4,325,805)

Total (*1)	~~W~~	7,857,274	~~W~~	8,265,319

(*1)	It is equal to the due from financial institutions as presented in the separate statements of cash flows.

(2)	Details of due from financial institutions as of December 31, 2024 and 2023, are as follows (Korean won in millions):

	Dec. 31, 2024			Dec. 31, 2023
Detail	Amount		Interest (%)	Amount		Interest (%)
Due from financial institutions in local currency:
Demand deposits	~~W~~	1,566	0.00~0.10	~~W~~	978	0.00~1.00
Time deposits		1,700,000	3.35~3.73		3,000,000	4.00~4.47
Others		5,900	1.65		6,000	1.65
Margin for derivatives		13,091	0.00		24,874	0.00

Subtotal		1,720,557			3,031,852

Due from financial institutions in foreign currencies:
Demand deposits		43,623	0.00		29,430	0.00
On demand		7,340,428	0.00~5.38		7,173,939	0.00~5.14
Offshore demand deposits		465,759	0.00~5.38		154,972	0.00~5.14
Others		2,565,498	5.33		1,270,138	5.33~5.38
Margin for derivatives		765,322	0.00		878,160	0.00
Margin for repurchase agreement		14,568	0.00		52,633	0.00

Subtotal		11,195,198			9,559,272

Total	~~W~~	12,915,755		~~W~~	12,591,124

(3)	Restricted due from financial institutions as of December 31, 2024 and 2023, are as follows (Korean won in millions):

Detail	Financial Institution	Dec. 31, 2024		Dec. 31, 2023		Reason for restriction
Others	DEUTSCHE BANK TRUST COMPANY AMERICAS and others	~~W~~	3,358,479	~~W~~	2,225,805	Credit Support Annex (CSA) for derivative transactions

8.	FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS:

Details of financial assets at fair value through profit or loss as of December 31, 2024 and 2023, are as follows (Korean won in millions):

	Dec. 31, 2024		Dec. 31, 2023
Securities at fair value through profit or loss
Debt securities in local currency
Paid-in capital	~~W~~	392,843	~~W~~	296,760
Beneficiary certificates		2,356,883		1,588,964

Subtotal		2,749,726		1,885,724

Debt securities in foreign currencies
Debentures		24,857		116,735
Paid-in capital		11,982		11,401
Beneficiary certificates		73,453		47,246

Subtotal		110,292		175,382

Equity securities in foreign currencies
Shares		58,205		—
Loans at fair value through profit or loss
Privately placed corporate bonds		—		3,703
Derivative assets for trading
Shares related		9,374		1,415
Interest rates related		1,033,970		814,175
Foreign currencies related		1,175,500		835,137

Subtotal		2,218,844		1,650,727

Total	~~W~~	5,137,067	~~W~~	3,715,536

9.	FINANCIAL INVESTMENTS:

Details of financial investments as of December 31, 2024 and 2023, are as follows (Korean won in millions):

	Dec. 31, 2024		Dec. 31, 2023
Financial assets at fair value through other comprehensive income
Debt securities in local currency
National and municipal bonds	~~W~~	715,502	~~W~~	530,264
Financial bonds		1,294,272		469,544

Subtotal		2,009,774		999,808

Equity securities in local currency
Shares (*1)		13,075,817		10,596,476
Paid-in capital		29,857		28,096

Subtotal		13,105,674		10,624,572

Debt securities in foreign currencies
Corporate bonds and etc. (*2)		2,853,792		1,990,185
Securities at amortized cost
Debt securities in local currency
National bond		29,992		168,710
Financial bonds		90,430		498,897

Subtotal		120,422		667,607

Debt securities in foreign currencies
Corporate bonds and etc. (*2)		1,242,554		1,131,293

Total	~~W~~	19,332,216	~~W~~	15,413,465

(*1)

The fair value option through other comprehensive income was exercised for certain equity securities due to strategic holding requirements. The cumulative gains and losses from disposals amounted to ~~W~~244,823 million and ~~W~~219,659 million for the years ended December 31, 2024 and 2023, respectively. No reclassifications affecting cumulative gains or losses occurred during the years ended December 31, 2024 and 2023.
(*2)	It includes debt securities, which are pledged as collateral amounting to ~~W~~782,836 million and ~~W~~719,666 million as of December 31, 2024 and 2023, respectively.

10.	LOANS AT AMORTIZED COST:

Loans as presented below exclude loan valuation adjustment related to fair value hedging amounting to ~~W~~(58) million and ~~W~~(2,719) million as of December 31, 2024 and 2023, respectively.

(1)	Details of loans as of December 31, 2024 and 2023, are as follows (Korean won in millions):

	Detail	Dec. 31, 2024		Dec. 31, 2023
Loans in local currency	Loans for export	~~W~~	16,816,859	~~W~~	18,040,407
	Loans for foreign investments		2,101,491		2,241,255
	Loans for import		7,470,711		6,720,707
	Troubled debt Restructuring		1,866,073		694,579
	Others		22,355		174,654

	Subtotal		28,277,489		27,871,602

Loans in foreign currencies	Loans for export		22,194,532		18,182,694
	Loans for foreign investments		30,123,583		29,365,332
	Loans for rediscounted trading notes		499,800		1,276,506
	Loans for import		4,995,337		4,456,500
	Overseas funding loans		1,041,416		797,836
	Loans for foreign economic cooperation		861,494		245,255
	Others		8,285		25,770

	Subtotal		59,724,447		54,349,893

Others	Domestic usance bills		162,044		154,619
	Foreign-currency bills bought		1,177,430		1,044,469
	Advance payments on acceptances and guarantees		18,784		45,687
	Call loans		2,286,900		5,270,315
	Interbank loans in foreign currencies		167,148		1,482,810
	Privately placement corporate bonds in local currency		31,200		93,600

	Subtotal		3,843,506		8,091,500

	Total		91,845,442		90,312,995
Net deferred origination fees and costs			(453,954)		(481,624)
Allowance for doubtful account			(2,665,312)		(2,051,391)

	Total	~~W~~	88,726,176	~~W~~	87,779,980

(2)	Loans classified by type of customers as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large enterprise	~~W~~	10,814,081	~~W~~	33,950,210	~~W~~	287,260	~~W~~	45,051,551	60.40
	Small and medium sized enterprise		7,465,206		6,679,690		286,385		14,431,281	19.35
	Public sector and others		3,930,636		10,337,358		833,229		15,101,223	20.25

	Subtotal		22,209,923		50,967,258		1,406,874		74,584,055	100.00

	Net deferred loan origination fees and costs		(7,216)		(438,242)		—		(445,458)
	Allowance for loan losses		(1,052,831)		(1,286,426)		(24,959)		(2,364,216)

	Subtotal		21,149,876		49,242,590		1,381,915		71,774,381

Financial institution	Bank		5,857,566		2,528,989		2,223,508		10,610,063	61.47
	Others		210,000		6,228,200		213,124		6,651,324	38.53

	Subtotal		6,067,566		8,757,189		2,436,632		17,261,387	100.00

	Net deferred loan origination fees and costs		(283)		(8,213)		—		(8,496)
	Allowance for loan losses		(707)		(300,244)		(145)		(301,096)

	Subtotal		6,066,576		8,448,732		2,436,487		16,951,795

	Total	~~W~~	27,216,452	~~W~~	57,691,322	~~W~~	3,818,402	~~W~~	88,726,176

(December 31, 2023)

	Detail	Loans in local currency		Loans in foreign currencies		Others		Total		Ratio (%)
Customer	Large enterprise	~~W~~	10,227,038	~~W~~	31,697,520	~~W~~	558,825	~~W~~	42,483,383	58.99
	Small and medium sized enterprise		8,005,879		6,044,689		163,434		14,214,002	19.74
	Public sector and others		4,223,731		10,301,931		797,407		15,323,069	21.27

	Subtotal		22,456,648		48,044,140		1,519,666		72,020,454	100.00

	Net deferred loan origination fees and costs		(6,494)		(466,478)		—		(472,972)
	Allowance for loan losses		(592,264)		(1,147,188)		(44,770)		(1,784,222)

	Subtotal		21,857,890		46,430,474		1,474,896		69,763,260

Financial institution	Bank		5,354,954		3,215,519		5,346,343		13,916,816	76.08
	Others		60,000		3,090,234		1,225,491		4,375,725	23.92

	Subtotal		5,414,954		6,305,753		6,571,834		18,292,541	100.00

	Net deferred loan origination fees and costs		(111)		(8,541)		—		(8,652)
	Allowance for loan losses		(536)		(266,450)		(183)		(267,169)

	Subtotal		5,414,307		6,030,762		6,571,651		18,016,720

	Total	~~W~~	27,272,197	~~W~~	52,461,236	~~W~~	8,046,547	~~W~~	87,779,980

(3)	Changes in allowance for doubtful account for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

(2024)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	325,201	~~W~~	1,272,952	~~W~~	453,238	~~W~~	2,051,391
- Transfer to 12 months expected credit losses		167,220		(167,200)		(20)		—
- Transfer to lifetime expected credit losses		(13,466)		14,279		(813)		—
- Transfer to credit-impaired financial assets		(657)		(335)		992		—
Written-off		—		—		(9,921)		(9,921)
Collection		—		—		9,245		9,245
Loan-for-equity swap		—		—		(118,292)		(118,292)
Unwinding effect		—		—		(1,031)		(1,031)
Foreign exchange translation		14,915		101,774		41,325		158,014
Additional provisions (reversal of provisions)		(59,944)		399,839		236,011		575,906

Ending balance	~~W~~	433,269	~~W~~	1,621,309	~~W~~	610,734	~~W~~	2,665,312

(2023)

	12 months expected credit losses		Lifetime expected credit losses		Credit- impaired financial assets		Total
Beginning balance	~~W~~	372,510	~~W~~	751,731	~~W~~	888,670	~~W~~	2,012,911
- Transfer to 12 months expected credit losses		7,129		(6,170)		(959)		—
- Transfer to lifetime expected credit losses		(3,727)		571,009		(567,282)		—
- Transfer to credit-impaired financial assets		4,506		(1,904)		(2,602)		—
Written-off		—		—		(3,797)		(3,797)
Collection		—		—		9,137		9,137
Loan-for-equity swap		—		—		(10,649)		(10,649)
Others		44,948		(26,025)		(17,508)		1,415
Unwinding effect		—		—		(2,220)		(2,220)
Foreign exchange translation		3,268		20,217		4,074		27,559
Additional provisions (reversal of provisions)		(103,433)		(35,906)		156,374		17,035

Ending balance	~~W~~	325,201	~~W~~	1,272,952	~~W~~	453,238	~~W~~	2,051,391

11.	INVESTMENTS IN SUBSIDIARIES AND ASSOCIATES:

(1)	Details of investments in subsidiaries and associates as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	~~W~~	193,206	~~W~~	138,312
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	97.52		97,411		90,076
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		94,776		57,755
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		262,662		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary	Singapore	Financial service	December	100.00		458,180		372,510
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		1,809		950
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	14.80		294,882		197,820
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	24.99		2,642		3,337
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		450,565		968,743
KB-Badgers Future Mobility ESG Fund I	Associate	Korea	Financial service	December	22.73		7,284		10,045
WWG Green New Deal PEF	Associate	Korea	Financial service	December	25.00		9,268		9,925
Corporate Structure Innovation PEF IV	Associate	Korea	Financial service	December	22.20		20,679		21,049
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Associate	Korea	Financial service	December	23.58		24,853		25,000
STIC K-Growth Private Equity Fund	Associate	Korea	Financial service	December	21.57		7,882		8,518
Wonik M&A 2024 Private Equity Fund	Associate	Korea	Financial service	December	25.00		8,588		8,950
Corporate Structure Innovation PEF V	Associate	Korea	Financial service	December	22.02		864		951

Total								~~W~~	2,081,780

(December 31, 2023)

Company	Detail	Location	Business	Year-end	Ownership (%)	Net asset (*1)		Carrying amount
KEXIM Bank UK Limited	Subsidiary	United Kingdom	Financial service	December	100.00	~~W~~	165,156	~~W~~	138,312
PT.KOEXIM Mandiri Finance	Subsidiary	Indonesia	Financial service	December	97.52		85,965		90,076
KEXIM Vietnam Leasing Co.	Subsidiary	Vietnam	Financial service	December	100.00		82,158		57,755
KEXIM Asia Limited	Subsidiary	Hong Kong	Financial service	December	100.00		219,460		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary	Singapore	Financial service	December	100.00		388,676		372,510
EXIM PLUS Co., Ltd.	Subsidiary	Korea	Service	December	100.00		1,549		950
Credit Guarantee and Investment Fund (*2)	Associate	Philippines	Financial service	December	14.80		248,575		197,820
KTB Newlake Global Healthcare PEF	Associate	Korea	Financial service	December	24.99		2,654		3,337
Korea Aerospace Industries. Ltd.	Associate	Korea	Manufacturing	December	26.41		427,990		968,743
KB-Badgers Future Mobility ESG Fund I	Associate	Korea	Financial service	December	22.73		3,393		4,265
WWG Green New Deal PEF	Associate	Korea	Financial service	December	25.00		3,014		3,475
Corporate Structure Innovation PEF IV	Associate	Korea	Financial service	December	22.20		422		544

Total								~~W~~	2,005,626

(*1)	In cases of associates, the amounts represent net asset after taking into account percentage of ownership.
(*2)

As of December 31, 2024 and 2023, the entity is classified into an associate because the Bank has significant influence in the way of representation on the board of directors or equivalent governing body of the investee.

(2)	Changes in investments in subsidiaries and associates for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

(2024)

Company	Detail	Beginning balance		Acquisitions		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	~~W~~	138,312	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	138,312
PT.KOEXIM Mandiri Finance	Subsidiary		90,076		—		—		—		90,076
KEXIM Vietnam Leasing Co.	Subsidiary		57,755		—		—		—		57,755
KEXIM Asia Limited	Subsidiary		167,839		—		—		—		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary		372,510		—		—		—		372,510
EXIM PLUS Co., Ltd.	Subsidiary		950		—		—		—		950
Credit Guarantee and Investment Fund	Associate		197,820		—		—		—		197,820
KTB Newlake Global Healthcare PEF	Associate		3,337		—		—		—		3,337
Korea Aerospace Industries. Ltd.	Associate		968,743		—		—		—		968,743
KB-Badgers Future Mobility ESG Fund I	Associate		4,265		5,780		—		—		10,045
WWG Green New Deal PEF	Associate		3,475		6,450		—		—		9,925
Corporate Structure Innovation PEF IV	Associate		544		20,505		—		—		21,049
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Associate		—		25,000		—		—		25,000
STIC K-Growth Private Equity Fund	Associate		—		8,518		—		—		8,518
Wonik M&A 2024 Private Equity Fund	Associate		—		8,950		—		—		8,950
Corporate Structure Innovation PEF V	Associate		—		951		—		—		951

Total		~~W~~	2,005,626	~~W~~	76,154	~~W~~	—	~~W~~	—	~~W~~	2,081,780

(2023)

Company	Detail	Beginning balance		Acquisitions		Disposals		Impairment loss		Ending balance
KEXIM Bank UK Limited	Subsidiary	~~W~~	138,312	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	138,312
PT.KOEXIM Mandiri Finance	Subsidiary		25,270		64,806		—		—		90,076
KEXIM Vietnam Leasing Co.	Subsidiary		57,755		—		—		—		57,755
KEXIM Asia Limited	Subsidiary		167,839		—		—		—		167,839
KEXIM Global(Singapore) Ltd.	Subsidiary		372,510		—		—		—		372,510
EXIM PLUS Co., Ltd.	Subsidiary		950		—		—		—		950
Credit Guarantee and Investment Fund	Associate		197,820		—		—		—		197,820
KTB Newlake Global Healthcare PEF	Associate		5,482		—		(2,145)		—		3,337
Korea Aerospace Industries. Ltd.	Associate		968,743		—		—		—		968,743
KB-Badgers Future Mobility ESG Fund I	Associate		1,188		3,077		—		—		4,265
WWG Green New Deal PEF	Associate		—		3,475		—		—		3,475
Corporate Structure Innovation PEF IV	Associate		—		544		—		—		544

Total		~~W~~	1,935,869	~~W~~	71,902	~~W~~	(2,145)	~~W~~	—	~~W~~	2,005,626

(3)	Summarized financial information of subsidiaries and associates as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

Company	Assets		Liabilities		Operating income (loss)		Profit (loss) for the year		Total comprehensive income (loss)

KEXIM Bank UK Limited	~~W~~	1,080,734	~~W~~	887,528	~~W~~	6,809	~~W~~	5,055	~~W~~	28,054
PT.KOEXIM Mandiri Finance		262,145		164,734		5,018		3,525		11,436
KEXIM Vietnam Leasing Co.		216,837		122,062		1,496		1,030		12,618
KEXIM Asia Limited		1,355,010		1,092,348		8,307		6,987		43,202
KEXIM Global(Singapore) Ltd.		886,621		428,442		17,124		14,284		69,502
EXIM PLUS Co., Ltd.		2,976		1,167		135		260		260
Credit Guarantee and Investment Fund		2,167,526		175,077		66,690		66,690		425,224
KTB Newlake Global Healthcare PEF		10,571		1		(48)		(48)		(48)
Korea Aerospace Industries. Ltd.		8,018,594		6,291,418		240,718		170,895		155,974
KB-Badgers Future Mobility ESG Fund I		32,051		—		(8,304)		(8,304)		(8,304)
WWG Green New Deal PEF		37,266		194		(783)		(783)		(783)
Corporate Structure Innovation PEF IV		94,166		1,017		(1,118)		(1,118)		(1,118)
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP		105,752		377		(625)		(625)		(625)
STIC K-Growth Private Equity Fund		37,894		1,354		(2,948)		(2,948)		(2,948)
Wonik M&A 2024 Private Equity Fund		34,821		467		(1,446)		(1,446)		(1,446)
Corporate Structure Innovation PEF V		4,318		396		(396)		(396)		(396)

(December 31, 2023)

Company	Assets		Liabilities		Operating income (loss)		Profit (loss) for the year		Total comprehensive income (loss)
KEXIM Bank UK Limited	~~W~~	860,604	~~W~~	695,448	~~W~~	5,335	~~W~~	3,657	~~W~~	21,823
PT.KOEXIM Mandiri Finance		213,998		128,033		755		6		(990)
KEXIM Vietnam Leasing Co.		207,723		125,565		3,599		2,977		4,297
KEXIM Asia Limited		997,964		778,504		5,266		4,295		15,108
KEXIM Global(Singapore) Ltd.		463,540		74,865		6,045		4,735		11,668
EXIM PLUS Co., Ltd.		2,615		1,066		97		197		197
Credit Guarantee and Investment Fund		1,788,935		109,533		58,633		57,428		124,163
KTB Newlake Global Healthcare PEF		10,619		1		2,649		2,649		2,649
Korea Aerospace Industries. Ltd.		7,148,026		5,527,642		247,510		221,844		191,536
KB-Badgers Future Mobility ESG Fund I		15,600		672		(2,219)		(2,219)		(2,219)
WWG Green New Deal PEF		12,309		254		(1,096)		(1,096)		(1,096)
Corporate Structure Innovation PEF IV		2,450		549		(549)		(549)		(549)

12.	PROPERTY, PLANT AND EQUIPMENT:

(1)	Details of property, plant and equipment as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

Detail	Acquisition cost		Accumulated depreciation		Government grants		Carrying amount

Lands	~~W~~	192,598	~~W~~	—	~~W~~	—	~~W~~	192,598
Buildings		107,000		(47,975)		(17)		59,008
Leasehold improvements		2,425		(1,281)		—		1,144
Vehicles		4,847		(4,119)		(66)		662
Furniture and fixture		84,502		(57,109)		—		27,393
Construction in progress		45,241		—		—		45,241

Total	~~W~~	436,613	~~W~~	(110,484)	~~W~~	(83)	~~W~~	326,046

(December 31, 2023)

Detail	Acquisition cost		Accumulated depreciation		Government grants		Carrying amount

Lands	~~W~~	191,259	~~W~~	—	~~W~~	—	~~W~~	191,259
Buildings		102,514		(45,972)		(17)		56,525
Leasehold improvements		1,670		(916)		—		754
Vehicles		4,763		(3,654)		(100)		1,009
Furniture and fixture		72,212		(48,904)		—		23,308
Construction in progress		19,880		—		—		19,880

Total	~~W~~	392,298	~~W~~	(99,446)	~~W~~	(117)	~~W~~	292,735

(2)	Changes in property, plant and equipment for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

(2024)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Others		Ending balance
Lands	~~W~~	191,259	~~W~~	1,339	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	192,598
Buildings		56,525		4,486		—		(2,003)		—		59,008
Leasehold improvements		754		755		—		(365)		—		1,144
Vehicles		1,009		150		—		(497)		—		662
Furniture and fixture		23,308		13,564		(1)		(9,478)		—		27,393
Construction in progress		19,880		25,361		—		—		—		45,241

Total	~~W~~	292,735	~~W~~	45,655	~~W~~	(1)	~~W~~	(12,343)	~~W~~	—	~~W~~	326,046

(2023)

Detail	Beginning balance		Acquisitions		Disposals		Depreciation		Others		Ending balance
Lands	~~W~~	190,807	~~W~~	452	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	191,259
Buildings		56,722		1,736		—		(1,933)		—		56,525
Leasehold improvements		1,085		2		—		(333)		—		754
Vehicles		1,128		565		—		(599)		(85)		1,009
Furniture and fixture		17,542		13,220		(3)		(7,451)		—		23,308
Construction in progress		5,719		14,161		—		—		—		19,880

Total	~~W~~	273,003	~~W~~	30,136	~~W~~	(3)	~~W~~	(10,316)	~~W~~	(85)	~~W~~	292,735

13.	INTANGIBLE ASSETS:

(1)	Details of intangible assets as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

Detail	Acquisition cost		Accumulated amortization		Accumulated impairment losses		Carrying amount

Computer software	~~W~~	48,665	~~W~~	(34,210)	~~W~~		~~W~~	14,455
System development fees		105,532		(65,281)		—		40,251
Memberships		4,014		—		(166)		3,848

Total	~~W~~	158,211	~~W~~	(99,491)	~~W~~	(166)	~~W~~	58,554

(December 31, 2023)

Detail	Acquisition cost		Accumulated amortization		Accumulated impairment losses		Carrying amount

Computer software	~~W~~	41,603	~~W~~	(30,481)	~~W~~	—	~~W~~	11,122
System development fees		90,108		(58,550)		—		31,558
Memberships		3,823		—		(166)		3,657

Total	~~W~~	135,534	~~W~~	(89,031)	~~W~~	(166)	~~W~~	46,337

(2)	Changes in intangible assets for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

(2024)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Ending balance
Computer software	~~W~~	11,122	~~W~~	7,062	~~W~~	—	~~W~~	(3,729)	~~W~~	14,455
System development fees		31,558		15,424		—		(6,731)		40,251
Memberships		3,657		309		(118)		—		3,848

Total	~~W~~	46,337	~~W~~	22,795	~~W~~	(118)	~~W~~	(10,460)	~~W~~	58,554

(2023)

Detail	Beginning balance		Acquisitions		Disposals		Amortization		Ending balance
Computer software	~~W~~	12,602	~~W~~	2,200	~~W~~	—	~~W~~	(3,680)	~~W~~	11,122
System development fees		26,539		11,695		—		(6,676)		31,558
Memberships		3,672		25		(40)		—		3,657

Total	~~W~~	42,813	~~W~~	13,920	~~W~~	(40)	~~W~~	(10,356)	~~W~~	46,337

14.	OTHER ASSETS:

(1)	Details of other assets as of December 31, 2024 and 2023, are as follows (Korean won in millions):

	Dec. 31, 2024		Dec. 31, 2023
Other financial assets:
Guarantee deposits	~~W~~	45,468	~~W~~	47,565
Accounts receivable		110,781		492,520
Accrued income		1,446,172		1,326,049
Receivable spot exchange		61		59
Allowance for doubtful account on other assets		(12,278)		(13,980)

Subtotal		1,590,204		1,852,213

Other assets:
Advance payments		258		1
Prepaid expenses		24,103		40,812
Current income tax asset		1,859		1,925
Sundry assets		28,647		29,916

Subtotal		54,867		72,654

Total	~~W~~	1,645,071	~~W~~	1,924,867

(2)	Changes in allowance for doubtful account on other assets for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Beginning balance	~~W~~	13,980	~~W~~	24,994
Written-off		(24)		—
Effects of foreign exchange rate changes		—		238
Reversal of provisions		(1,678)		(11,252)

Ending balance	~~W~~	12,278	~~W~~	13,980

15.	BORROWINGS:

(1)	Details of borrowings as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

Detail	Lender	Interest rate (%)	Amount
Securities sold under repurchase agreement:
Securities sold under repurchase agreement	ING BANK	4.79	~~W~~	521,767
Borrowings in foreign currencies:
Long-term borrowings from foreign financial institutions	MUFG BANK SEOUL BRANCH (JP) and others	EURIBOR 3M+0.25 ~ USD Term SOFR 3M+0.83		4,778,564
Commercial papers denominated in foreign currencies	JPMORGAN CHASE BANK, N.A.(US) and others	4.58 ~ 4.63		220,500
Offshore commercial papers denominated in foreign currencies	CITIGROUP GLOBAL MARKETS LIMITED(US) and others	3.02 ~ 5.43		1,126,010
Others (Foreign banks)	THE HONGKONG AND SHANGHAI BANKING CORPORATION and others	0.09 ~ 0.70		162,044
Others (CSA)	UBS and others	0.00 ~ 5.33		45,100

Subtotal				6,332,218

Total			~~W~~	6,853,985

(December 31, 2023)

Detail	Lender	Interest rate (%)	Amount
Securities sold under repurchase agreement:
Securities sold under repurchase agreement	ING BANK	5.61	~~W~~	471,791
Borrowings in foreign currencies:
Borrowings from Government	MINISTRY OF STRATEGY AND FINANCE	LIBOR 3M+0.7		193,410
Long-term borrowings from foreign financial institutions	MUFG BANK SEOUL BRANCH (JP) and others	JPY TONA ON+0.29 ~ USD Term SOFR 3M+0.83		2,968,052
Commercial papers denominated in foreign currencies	CITIBANK N.A., HONG KONG(US) and others	5.30 ~ 5.90		992,838
Offshore commercial papers denominated in foreign currencies	CITIGROUP GLOBAL Markets LIMITED(US) and others	3.61 ~ 5.93		619,737
Others (Foreign banks)	DBS BANK LTD. and others	0.06 ~ 0.80		154,619
Others (CSA)	UBS and others	5.31 ~ 5.33		131,751

Subtotal				5,060,407

Total			~~W~~	5,532,198

(2)	Details of the borrowings from other financial institutions as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

Type	Call money		Securities sold under repurchase agreement		Borrowings in foreign currencies		Total
Commercial banks	~~W~~	—	~~W~~	521,767	~~W~~	6,332,218	~~W~~	6,853,985

(December 31, 2023)

Type	Call money		Securities sold under repurchase agreement		Borrowings in foreign currencies		Total
Commercial banks	~~W~~	—	~~W~~	471,791	~~W~~	4,866,997	~~W~~	5,338,788

16.	DEBENTURES:

Details of debentures as of December 31, 2024 and 2023, are as follows (Korean won in millions):

	Dec. 31, 2024			Dec. 31, 2023
Detail	Interest rate (%)	Amount		Interest rate (%)	Amount
Local currency:
Floating rate	31-DayCD+0.11~ 31-DayCD+0.35	~~W~~	4,560,000	31-DayCD+0.04~ 31-DayCD+0.35	~~W~~	6,120,000
Fixed rate	1.11~ 7.80		24,860,000	1.11 ~ 7.80		23,480,000

Subtotal			29,420,000			29,600,000

Fair value hedging adjusting			(2,357,334)			(105,724)
Discount on debentures			(104,803)			(136,598)

Subtotal			26,957,863			29,357,678

Foreign currencies:
Floating rate	AUD BBSW 3M+0.8~ MXN TIIE 28D+0.2		5,654,576	MXN TIIE 28D+0.2 ~ USD Term SOFR 3M + 1.61		7,397,267
Fixed rate	0.00 ~ 11.90		60,751,479	0.00 ~ 12.26		58,659,207

Subtotal			66,406,055			66,056,474

Fair value hedging adjusting			43			(1,988,082)
Discount on debentures			(169,044)			(169,527)

Subtotal			66,237,054			63,898,865

Total		~~W~~	93,194,917		~~W~~	93,256,543

17.	PROVISIONS:

(1)	Details of provisions as of December 31, 2024 and 2023, are as follows (Korean won in millions):

	Dec. 31, 2024		Dec. 31, 2023
Provisions for acceptances and guarantees	~~W~~	1,009,329	~~W~~	914,742
Provisions for unused loan commitments		141,584		550,207
Provisions for others		25,027		25,027

Total	~~W~~	1,175,940	~~W~~	1,489,976

(2)	Changes in provisions for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

(2024)

	Acceptances and guarantees
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	57,076	~~W~~	717,864	~~W~~	139,802	~~W~~	914,742
- Transfer to 12 month expected credit losses		7,050		(7,050)		—		—
- Transfer to lifetime expected credit losses		—		—		—		—
- Transfer to credit-impaired financial assets		(681)		—		681		—
Foreign exchange translation		5,249		66,982		10,721		82,952
Additional provisions (reversal of provisions)		(2,899)		(40,393)		54,927		11,635

Ending balance	~~W~~	65,795	~~W~~	737,403	~~W~~	206,131	~~W~~	1,009,329

	Unused loan commitments
	12 month expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	90,094	~~W~~	446,576	~~W~~	13,537	~~W~~	550,207
- Transfer to 12 month expected credit losses		39,825		(39,825)		—		—
- Transfer to lifetime expected credit losses		(1)		5		(4)		—
- Transfer to credit-impaired financial assets		—		—		—		—
Foreign exchange translation		4,104		—		—		4,104
Reversal of provisions		(45,269)		(358,519)		(8,939)		(412,727)

Ending balance	~~W~~	88,753	~~W~~	48,237	~~W~~	4,594	~~W~~	141,584

(2023)

	Acceptances and guarantees
	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	73,774	~~W~~	513,109	~~W~~	10,195	~~W~~	597,078
- Transfer to 12 months expected credit losses		9,709		(90)		(9,619)		—
- Transfer to lifetime expected credit losses		—		—		—		—
- Transfer to credit-impaired financial assets		(1,287)		—		1,287		—
Foreign exchange translation		1,058		7,150		17		8,225
Additional provisions (reversal of provisions)		(26,178)		197,695		137,922		309,439

Ending balance	~~W~~	57,076	~~W~~	717,864	~~W~~	139,802	~~W~~	914,742

	Unused loan commitments
	12 months expected credit losses		Lifetime expected credit losses		Credit-impaired financial assets		Total
Beginning balance	~~W~~	56,929	~~W~~	410,079	~~W~~	175	~~W~~	467,183
- Transfer to 12 months expected credit losses		4		(4)		—		—
- Transfer to lifetime expected credit losses		(828)		828		—		—
- Transfer to credit-impaired financial assets		—		(18)		18		—
Foreign exchange translation		853		47		—		900
Additional provisions		33,136		35,644		13,344		82,124

Ending balance	~~W~~	90,094	~~W~~	446,576	~~W~~	13,537	~~W~~	550,207

18.	POST-EMPLOYMENT BENEFIT PLAN:

The Bank operates both defined benefit plan and defined contribution plan.

(1)	Defined benefit plan

The Bank operates defined benefit plans that have the following characteristics:

•	The entity has the obligation to pay the agreed benefits to all its current and past employees.

•

The entity is liable for actuarial risk (excess of actual payment against expected amount) and investment risk. If actuarial or investment experience are worse than expected, the entity’s obligation may be increased.

The present value of the defined benefit obligation recognized in the separate statements of financial position is calculated annually by independent actuaries in accordance with actuarial valuation method. The present value of the defined benefit obligation is calculated using the PUC (Projected Unit Credit) method. The data used in the PUC, such as discount rates, future salary increase rate, mortality rate, consumer price index and expected return on plan assets, is based on observable market data and historical data, which are annually updated.

Actuarial assumptions may differ from actual results due to change in the market, economic trend and mortality trend which may affect defined benefit obligation liabilities and future payments. Actuarial gains and losses arising from changes in actuarial assumptions are recognized in the period incurred through other comprehensive income or loss.

(2)	Details of defined benefit obligation as of December 31, 2024 and 2023, are as follows (Korean won in millions):

	Dec. 31, 2024		Dec. 31, 2023
Present value of defined benefit obligations	~~W~~	142,655	~~W~~	116,681
Fair value of plan assets		(170,216)		(145,112)

Net defined benefit assets	~~W~~	(27,561)	~~W~~	(28,431)

(3)	Changes in net defined benefit liabilities (assets) for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

(2024)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	~~W~~	116,681	~~W~~	(145,112)	~~W~~	(28,431)
Contributions from the employer		—		(24,600)		(24,600)
Current-service cost		10,061		—		10,061
Interest expense (income)		5,671		(7,141)		(1,470)
Actuarial gains and losses arising from changes in demographic assumptions		—		—		—
Actuarial gains and losses arising from changes in financial assumptions		11,034		1,250		12,284
Actuarial gains and losses arising from experience adjustments		5,120		—		5,120
Management fees on plan assets		—		180		180
Benefits paid		(5,912)		5,207		(705)

Ending balance	~~W~~	142,655	~~W~~	(170,216)	~~W~~	(27,561)

(2023)

	Present value of the defined benefit obligations		Plan assets		Net defined benefit liabilities (assets)
Beginning balance	~~W~~	99,458	~~W~~	(144,600)	~~W~~	(45,142)
Contributions from the employer		—		—		—
Current-service cost		8,788		—		8,788
Interest expense (income)		5,625		(8,354)		(2,729)
Actuarial gains and losses arising from changes in demographic assumptions		100		—		100
Actuarial gains and losses arising from changes in financial assumptions		10,558		291		10,849
Actuarial gains and losses arising from experience adjustments		(620)		—		(620)
Management fees on plan assets		—		203		203
Benefits paid		(7,228)		7,348		120

Ending balance	~~W~~	116,681	~~W~~	(145,112)	~~W~~	(28,431)

(4)	Details of plan assets as of December 31, 2024 and 2023, are as follows (Korean won in millions):

	Dec. 31, 2024		Dec. 31, 2023
Debt instruments	~~W~~	170,216	~~W~~	4,584
Others		—		140,528

Total	~~W~~	170,216	~~W~~	145,112

(5)	Actuarial assumptions used in retirement benefit obligations assessment as of December 31, 2024 and 2023 are as follows:

	Dec. 31, 2024	Dec. 31, 2023
Discount rate	4.62%	5.12%
Expected wage growth rate	5.14%	4.80%

(6)

Assuming that all the other assumptions remain unchanged, the effect of changes in the significant actuarial assumptions which were made within the reasonable limit on retirement benefit obligations as of December 31, 2024 and 2023 are as follows (Korean won in millions):

(December 31, 2024)

Detail	1%p Increase		1%p Decrease
Change of discount rate by 1%p	~~W~~	(12,838)	~~W~~	14,946
Change of future salary increase rate by 1%p		15,256		(13,307)

(December 31, 2023)

Detail	1%p Increase		1%p Decrease
Change of discount rate by 1%p	~~W~~	(10,335)	~~W~~	9,887
Change of future salary increase rate by 1%p		12,366		(12,135)

The above sensitivity analysis does not present any actual changes in the retirement benefit obligations as there is no change in actuarial assumptions which is independently made due to the correlation among the assumptions. In addition, the actuarial present value of promised retirement benefits in the sensitivity analysis is determined using the projected unit credit method, which is used in the calculation of the retirement benefit obligations in the separate financial statements.

(7)	Post-employment benefit costs incurred from the defined contribution plan as of December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Post-employment benefits	~~W~~	1,046	~~W~~	1,129

19.	OTHER LIABILITIES:

(1)	Details of other liabilities as of December 31, 2024 and 2023, are as follows (Korean won in millions):

	Dec. 31, 2024		Dec. 31, 2023
Other financial liabilities:
Financial guarantee contract liabilities	~~W~~	1,069,272	~~W~~	1,002,162
Foreign exchanges payable		94,411		133,410
Accounts payable		102,440		479,138
Accrued expenses		1,409,987		1,276,439
Guarantee deposit received		368		353

Subtotal		2,676,478		2,891,502

Other liabilities:
Allowance for deferred day 1 profit or loss in derivatives		5,260		8,988
Unearned income		295,896		194,050
Current tax payable		413,735		428,862
Sundry liabilities		7,371		4,515

Subtotal		722,262		636,415

Total	~~W~~	3,398,740	~~W~~	3,527,917

(2)	Changes in financial guarantee contract liabilities for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Beginning balance	~~W~~	1,002,162	~~W~~	1,161,253
Foreign exchange translation		102,093		32,529
Reversal of financial guarantee contract liabilities		(77,179)		(118,023)
Others(*1)		42,196		(73,597)

Ending balance	~~W~~	1,069,272	~~W~~	1,002,162

(*1)	Others are the effects of the change due to newly occurrence and the arrival of maturity of financial guarantee contracts evaluated by fair value the first time and the changes in discount rates.

20.	DERIVATIVES:

The Bank operates derivatives for trading and hedging instruments. Derivatives held for trading purpose are included in financial assets and liabilities at fair value through profit or loss.

(1)	Fair value hedge

Fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. When applying fair value hedge, the gain or loss on the hedged item attributable to the hedged risk shall adjust the carrying amount of the hedged item and be recognized in profit or loss.

The Bank shall discontinue prospectively the fair value hedge if the hedging instrument expires or is sold, terminated or exercised; the hedge no longer meets the criteria for hedge accounting; or the Bank revokes the designation. Any adjustment arising from the gain or loss on the hedged item attributable to the hedged risk to the carrying amount of a hedged financial instrument for which the effective interest method is used shall be amortized to profit or loss.

The Bank uses interest rate swaps for hedging changes of fair values in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes in fair values of hedged items arising from changes in foreign exchange rates.

(2)	Cash flow hedge

Cash flow hedge is a hedge of the exposure to variability in cash flows that is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable-rate debt) or a highly probable forecast transaction and could affect profit or loss. When applying cash flow hedge, the portion of the gain or loss on the hedging instrument that is determined to be an effective hedge shall be recognized in other comprehensive income and the ineffective portion of the gain or loss on the hedging instrument are recognized in profit or loss. If a hedge of a forecast transaction subsequently results in the recognition of a financial asset or a financial liability, the associated gains or losses that were recognized in other comprehensive income are reclassified from equity to profit or loss as a reclassification adjustment in the same period or periods during which the hedged forecast cash flows affect profit or loss.

The Bank shall discontinue prospectively the cash flow hedge if hedging instrument expires or is sold, terminated or exercised; the hedge no longer meets the criteria for hedge accounting; or the Bank revokes the designation. If the forecasted transaction is no longer expected to occur, any related cumulative gain or loss on the hedging instrument that has been recognized in other comprehensive income from the period when the hedge was effective are reclassified from equity to profit or loss as a reclassification adjustment.

The Bank uses interest rate swaps for hedging changes of cash flows in hedged items arising from changes in interest rates. The Bank also uses currency swaps for hedging changes in cash flows of hedged items arising from changes in foreign exchange rates.

(3)	Details of derivative assets and liabilities as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

			Derivative assets(*1)
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	84,563,319	~~W~~	2,577	~~W~~	—	~~W~~	1,033,970	~~W~~	1,036,547
Currency:
Currency forwards		6,779,397		—		—		296,732		296,732
Currency swaps		27,897,849		83,481		—		878,768		962,249

Subtotal		34,677,246		83,481		—		1,175,500		1,258,981

Share:
Share options		2,295,088		—		—		9,374		9,374

Total	~~W~~	121,535,653	~~W~~	86,058	~~W~~	—	~~W~~	2,218,844	~~W~~	2,304,902

(*1)	Credit risk adjustment amount related to derivatives is excluded.

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	84,563,319	~~W~~	1,044,231	~~W~~	—	~~W~~	1,824,342	~~W~~	2,868,573
Currency:
Currency forwards		6,779,397		—		—		193,003		193,003
Currency swaps		27,897,849		1,325,406		8,318		980,543		2,314,267

Subtotal		34,677,246		1,325,406		8,318		1,173,546		2,507,270

Share:
Share options		2,295,088		—		—		15,665		15,665

Total	~~W~~	121,535,653	~~W~~	2,369,637	~~W~~	8,318	~~W~~	3,013,553	~~W~~	5,391,508

(December 31, 2023)

			Derivative assets(*1)
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	73,694,116	~~W~~	10,002	~~W~~	—	~~W~~	814,175	~~W~~	824,177
Currency:
Currency forwards		16,836,450		—		—		159,979		159,979
Currency swaps		31,410,141		567,592		60,757		675,157		1,303,506

Subtotal		48,246,591		567,592		60,757		835,136		1,463,485

Share:
Share options		1,397		—		—		1,415		1,415

Total	~~W~~	121,942,104	~~W~~	577,594	~~W~~	60,757	~~W~~	1,650,726	~~W~~	2,289,077

(*1)	Credit risk adjustments related to derivatives are excluded.

			Derivative liabilities
Detail	Notional		Fair value hedge		Cash flow hedge		Trading		Total
Interest:
Interest rate swaps	~~W~~	73,694,116	~~W~~	899,097	~~W~~	-	~~W~~	1,325,699	~~W~~	2,224,796
Currency:
Currency forwards		16,836,450		—		—		248,563		248,563
Currency swaps		31,410,141		615,111		—		548,542		1,163,653

Subtotal		48,246,591		615,111		—		797,105		1,412,216

Share:
Share options		1,397		—		—		—		—

Total	~~W~~	121,942,104	~~W~~	1,514,208	~~W~~	—	~~W~~	2,122,804	~~W~~	3,637,012

(4)	Gains and losses from fair value hedging instruments and hedged items attributable to the hedged risk for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Fair value hedge – hedged items	~~W~~	266,212	~~W~~	(928,023)
Fair value hedge – hedging instruments		(1,531,050)		2,013,401

(5)	As a result of cash flow hedge, the Bank recognized ~~W~~(68,581) million and ~~W~~11,177 million as other comprehensive income (loss) (before tax effect) for the years ended December 31, 2024 and 2023, respectively. The Bank recognized ~~W~~(494) million as ineffectiveness in relation to cash flow hedge for the year ended December 31, 2024, and there is no ineffectiveness for the year ended December 31, 2023.

(6)	Hedge accounting

1)	Purpose and strategy of risk avoidance

The Bank transacts with derivative financial instruments to hedge its interest rate risk and currency risk arising from the assets and liabilities of the Bank. The Bank applies the fair value hedge accounting which uses interest rate swaps and currency swaps for the changes in the market interest rates and the exchange rate of debentures in foreign currencies and Korean won, and loans in foreign currencies. The Bank also applies cash flow hedge accounting for currency swaps to hedge currency risk of debentures in foreign currencies.

2)	Notional values and average hedge ratio for derivatives as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	~~W~~	13,739,074	~~W~~	12,308,751	~~W~~	7,939,172	~~W~~	5,713,543	~~W~~	3,228,338	~~W~~	12,658,392	~~W~~	55,587,270
Notional amount of hedging instruments		12,636,574		12,308,751		8,968,172		5,713,543		3,228,338		13,501,207		56,356,585
Average hedge ratio		91.98%		100.00%		112.96%		100.00%		100.00%		106.66%		101.38%
Cash flow hedges
Nominal amount of hedged items	~~W~~	685,260	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	685,260
Notional amount of hedging instruments		685,260		—		—		—		—		—		685,260
Average hedge ratio		100.00%		—		—		—		—		—		100.00%

(December 31, 2023)

	Within 1 year		1 to 2 years		2 to 3 years		3 to 4 years		4 to 5 years		Over 5 years		Total
Fair value hedges
Nominal amount of hedged items	~~W~~	14,231,762	~~W~~	12,018,460	~~W~~	10,357,727	~~W~~	4,427,957	~~W~~	5,205,413	~~W~~	11,997,397	~~W~~	58,238,716
Notional amount of hedging instruments		14,244,231		11,018,710		10,357,727		4,427,957		5,205,413		12,075,933		57,329,971
Average hedge ratio		100.09%		91.68%		100.00%		100.00%		100.00%		100.65%		98.44%
Cash flow hedges
Nominal amount of hedged items	~~W~~	113,211	~~W~~	653,137	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	766,348
Notional amount of hedging instruments		113,211		653,137		—		—		—		—		766,348
Average hedge ratio		100.00%		100.00%		—		—		—		—		100.00%

3)	Effect of hedge accounting on separate statement of financial position, separate statement of comprehensive income, separate statement of changes in equity

①

Effects of hedging instruments on separate statement of financial position, separate statement of comprehensive income, separate statement of changes in equity as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

			Separate statement of financial position (*1)
Detail	Notional amount		Carrying amount of assets		Carrying amount of liabilities		Changes of fair value in the year
Fair value hedges
Interest swap	~~W~~	43,210,206	~~W~~	2,577	~~W~~	1,044,231	~~W~~	(82,111)
Currency swap		13,146,379		83,481		1,325,406		(110,144)

Subtotal		56,356,585		86,058		2,369,637		(192,255)

Cash flow hedges		685,260		—		8,318		(69,074)

Total	~~W~~	57,041,845	~~W~~	86,058	~~W~~	2,377,955	~~W~~	(261,329)

(*1) Credit risk adjustment amount related to derivatives is excluded.

(December 31, 2023)

			Separate statement of financial position (*1)
Detail	Notional amount		Carrying amount of assets		Carrying amount of liabilities		Changes of fair value in the year
Fair value hedges
Interest swap	~~W~~	41,327,475	~~W~~	10,002	~~W~~	899,097	~~W~~	919,829
Currency swap		16,002,496		567,592		615,111		168,970

Subtotal		57,329,971		577,594		1,514,208		1,088,799

Cash flow hedges		766,348		60,757		—		11,177

Total	~~W~~	58,096,319	~~W~~	638,351	~~W~~	1,514,208	~~W~~	1,099,976

(*1) Credit risk adjustment amount related to derivatives is excluded.

②

Effects of fair value hedged items on separate statement of financial position, separate statement of comprehensive income, separate statement of changes in equity as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

	Separate statement of financial position				Accumulated adjustment of fair value hedging
Detail	Loan		Debenture		Asset		Liability		Changes of fair value in the year
Interest:
Debentures in local currency	~~W~~	—	~~W~~	—	~~W~~	—	~~W~~	(93,296)	~~W~~	(15,589)
Debentures in foreign currencies		—		41,748,294		—		(2,022,157)		357,867

Subtotal		—		41,748,294		—		(2,115,453)		342,278

Currency:
Discontinuation of risk hedging loans in foreign currencies		4,148		—		(1)		—		33
Debentures in foreign currencies		—		13,838,977		—		(240,374)		68,244
Discontinuation of risk hedging debentures in foreign currencies		—		21,322		—		(1,644)		98

Subtotal		4,148		13,860,299		(1)		(242,018)		68,375

Total	~~W~~	4,148	~~W~~	55,608,593	~~W~~	(1)	~~W~~	(2,357,471)	~~W~~	410,653

(December 31, 2023)

	Separate statement of financial position				Accumulated adjustment of fair value hedging
Detail	Loan		Debenture		Asset		Liability		Changes of fair value in the year
Interest:
Debentures in local currency	~~W~~	—	~~W~~	874,906	~~W~~	—	~~W~~	(105,724)	~~W~~	(64,906)
Debentures in foreign currencies		—		42,095,686		—		(1,787,353)		(723,648)

Subtotal		—		42,970,592		—		(1,893,077)		(788,554)

Currency:
Loans in foreign currencies		158,155		—		(2,629)		—		5,732
Discontinuation of risk hedging loans in foreign currencies		11,372		—		(34)		—		33
Debentures in foreign currencies		—		16,077,655		—		(199,166)		(179,132)
Discontinuation of risk hedging debentures in foreign currencies		—		19,105		—		(1,743)		97

Subtotal		169,527		16,096,760		(2,663)		(200,909)		(173,270)

Total	~~W~~	169,527	~~W~~	59,067,352	~~W~~	(2,663)	~~W~~	(2,093,986)	~~W~~	(961,824)

③

Effects of cash flow hedged items on separate statement of financial position, separate statement of comprehensive income, separate statement of changes in equity as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

Detail	Separate statement of financial position		Accumulated adjustment of cash flow hedging		Changes of fair value in the year
Currency:
Debentures in foreign currencies	~~W~~	685,260	~~W~~	(5,288)	~~W~~	68,737

(December 31, 2023)

Detail	Separate statement of financial position		Accumulated adjustment of cash flow hedging		Changes of fair value in the year
Currency:
Debentures in foreign currencies	~~W~~	766,348	~~W~~	47,451	~~W~~	(10,717)

4)	Gains (losses) on hedged items and hedging instruments attributable to the hedged ineffectiveness for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

(2024)

	Gains on hedged items		Losses on hedging instruments		Hedge ineffectiveness recognized in profit (loss)
Fair value hedges	~~W~~	410,522	~~W~~	(192,255)	~~W~~	218,267
Cash flow hedges		68,737		(69,074)		(494)

Total	~~W~~	479,259	~~W~~	(261,329)	~~W~~	217,773

(2023)

	Gains (Losses) on hedged items		Gains (Losses) on hedging instruments		Hedge ineffectiveness recognized in profit
Fair value hedges	~~W~~	(961,954)	~~W~~	1,088,799	~~W~~	126,845
Cash flow hedges		(10,717)		11,177		—

Total	~~W~~	(972,671)	~~W~~	1,099,976	~~W~~	126,845

21.	ISSUED CAPITAL:

As of December 31, 2024, the authorized capital and issued capital of the Bank are ~~W~~25,000,000 million and ~~W~~16,873,254 million, respectively. The Bank does not issue share certificates.

Changes in issued capital for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Beginning balance	~~W~~	14,773,254	~~W~~	12,773,254
Paid-in capital increase		2,100,000		2,000,000

Ending balance	~~W~~	16,873,254	~~W~~	14,773,254

22.	OTHER COMPONENTS OF EQUITY:

(1)	Details of other components of equity as of December 31, 2024 and December 31, 2023, are as follows (Korean won in millions):

	Dec. 31, 2024		Dec. 31, 2023
Gain on equity securities at fair value through other comprehensive income	~~W~~	1,422,091	~~W~~	770,956
Loss on debt securities at fair value through other comprehensive income		(193,223)		(165,682)
Gain (loss) on valuation of cash flow hedge		(5,288)		47,451
Remeasurement of net defined benefit liabilities		16,176		29,560

Total	~~W~~	1,239,756	~~W~~	682,285

(2)	Changes in other components of equity for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

(2024)

	Beginning balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on equity securities at fair value through other comprehensive income	~~W~~	770,956	~~W~~	846,729	~~W~~	(195,594)	~~W~~	1,422,091
Gain (loss) on debt securities at fair value through other comprehensive income		(165,682)		(35,814)		8,273		(193,223)
Gain (loss) on valuation of cash flow hedge		47,451		(68,581)		15,842		(5,288)
Remeasurement of net defined benefit liabilities		29,560		(17,404)		4,020		16,176

Total	~~W~~	682,285	~~W~~	724,930	~~W~~	(167,459)	~~W~~	1,239,756

(2023)

	Beginning balance		Increase (decrease)		Tax effect		Ending balance
Gain (loss) on equity securities at fair value through other comprehensive income	~~W~~	882,404	~~W~~	(146,524)	~~W~~	35,076	~~W~~	770,956
Gain (loss) on debt securities at fair value through other comprehensive income		(213,907)		63,073		(14,848)		(165,682)
Gain (loss) on valuation of cash flow hedge		38,805		11,177		(2,531)		47,451
Remeasurement of net defined benefit liabilities		37,454		(10,329)		2,435		29,560

Total	~~W~~	744,756	~~W~~	(82,603)	~~W~~	20,132	~~W~~	682,285

23.	RETAINED EARNINGS:

(1)	Details of retained earnings as of December 31, 2024 and 2023, are as follows (Korean won in millions):

	Dec. 31, 2024		Dec. 31, 2023
Legal reserve(*1)	~~W~~	611,957	~~W~~	539,682
Voluntary reserve(*2)		1,762,427		1,100,658
Regulatory reserve for loan losses		11,365		275,620
Unappropriated retained earnings		979,598		722,752

Total	~~W~~	3,365,347	~~W~~	2,638,712

(*1)	Pursuant to the EXIM Bank Act, the Bank appropriates 10% of separate profit for the year for each accounting period as legal reserve, until the accumulated reserve equals to its paid-in capital.
(*2)	The Bank appropriates the remaining balance of profit for the year, after the appropriation of regulatory reserve for loan losses and declaration of dividends, to voluntary reserve.

(2)	Changes in retained earnings for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Beginning balance	~~W~~	2,638,712	~~W~~	2,051,379
Profit for the year		979,598		722,752
Dividends		(252,963)		(135,419)

Ending balance	~~W~~	3,365,347	~~W~~	2,638,712

(3)	Details of dividends for the years ended December 31, 2024 and 2023 are as follows (Korean won in millions):

	2024		2023
The Government	~~W~~	173,879	~~W~~	93,083
Bank of Korea		23,117		12,375
Korea Development Bank		55,967		29,961

Total	~~W~~	252,963	~~W~~	135,419

(4)	Statements of appropriations of retained earnings for the years ended December 31, 2024 and 2023 are as follows (Korean won in millions):

	2024 (Expected date of appropriation: April 1, 2025)		2023 (Date of appropriation: March 25, 2024)
I. Retained earnings before appropriations:	~~W~~	979,598	~~W~~	722,752
1. Unappropriated retained earnings carried over from prior years		—		—
2. Profit for the year		979,598		722,752
II. Other reserve transferred		—		264,255
III. Appropriations:		979,598		987,007
1. Legal reserve		97,960		72,275
2. Dividend		370,288		252,963
3. Other reserve		508,988		661,769
4. Regulatory reserve for loan losses		2,362		—
IV. Unappropriated retained earnings at the end of the year		—		—

(5)	Regulatory reserve for loan losses

Regulatory reserve for loan losses is calculated and disclosed according to Article 29 (1) and (2), Regulation on Supervision of Banking Business. In accordance with Regulation on Supervision of Banking Business, etc., if the estimated allowance for credit loss determined by K-IFRS for the accounting purpose is lower than that for the regulatory purpose required by Regulation on Supervision of Banking Business, the Bank should reserve such difference as the regulatory reserve for loan losses. Due to the fact that regulatory reserve for loan losses is a voluntary reserve, the amounts that exceed the existing regulatory reserve for loan losses over the compulsory regulatory reserve for loan losses at the year-end date are reversed in profit. In case of accumulated deficit, the Bank should recommence setting aside regulatory reserve for loan losses at the time when accumulated deficit is reduced to zero.

1)	Regulatory reserve for loan losses

Details of regulatory reserve for loan losses as of December 31, 2024 and 2023, are as follows (Korean won in millions):

	Dec. 31, 2024		Dec. 31, 2023
Regulatory reserve for loan losses	~~W~~	11,365	~~W~~	275,620
Provision for (Reversal of) regulatory reserve for loan losses		2,362		(264,255)

Expected regulatory reserve for loan losses	~~W~~	13,727	~~W~~	11,365

2)	Provision for (Reversal of) regulatory reserve for loan losses and profit for the year after adjusting regulatory reserve for loan losses

Details of provision for (reversal of) regulatory reserve for loan losses and profit for the year after adjusting the reserve for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Profit for the year	~~W~~	979,598	~~W~~	722,752
Provision for (Reversal of) regulatory reserve for loan losses		2,362		(264,255)

Profit after adjusting the regulatory reserve for loan losses (*1)	~~W~~	977,236	~~W~~	987,007

(*1)

Adjusted profit considering regulatory reserve for loan losses as above is not a figure based on K-IFRS and is calculated by assuming that the provision in regulatory reserve for loan losses before income tax is reflected in profit for the year.

24.	NET INTEREST INCOME:

Net interest income is the amount after deduction of interest expenses from interest income, and the details are as follows:

(1)	Details of interest income for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Interest of due from financial institutions:
Due from financial institutions in local currency	~~W~~	85,421	~~W~~	74,776
Due from financial institutions in foreign currencies		491,004		381,513

Subtotal		576,425		456,289

Interest of financial assets at fair value through profit or loss:
Interest of securities at fair value through profit or loss		333		1,520
Interest of financial investments:
Interest of securities at fair value through other comprehensive income		151,533		78,068
Interest of securities at amortized cost		28,116		45,570

Subtotal		179,649		123,638

Interest of loans:
Interest of loans in local currency		1,208,277		1,202,939
Interest of loans in foreign currencies		3,847,012		3,818,865
Interest of bills bought		59,406		54,917
Interest of Purchases and Discount		353		1,669
Interest of call loans		154,922		157,386
Interest of interbank loans		35,793		39,268

Subtotal		5,305,763		5,275,044

Other interest income		51		—

Total	~~W~~	6,062,221	~~W~~	5,856,491

(2)	Details of interest expenses for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Interest of borrowings:
Interest of borrowings in foreign currencies	~~W~~	316,388	~~W~~	312,981
Interest of securities sold under repurchase agreements		5,971		17,906

Subtotal		322,359		330,887

Interest of call-money		155		225
Interest of debentures:
Interest of debentures in local currency		1,118,706		1,009,991
Interest of debentures in foreign currencies		3,857,328		3,632,008

Subtotal		4,976,034		4,641,999

Other interest expense		—		(1,835)

Total		~~W~~5,298,548		~~W~~4,971,276

25.	NET COMMISSION INCOME:

Net commission income is the amount after deduction of commission expenses from commission income, and the details are as follows:

(1)	Details of commission income for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Commission income in local currency:
Commission income on management of EDCF (*1)	~~W~~	22,929	~~W~~	22,057
Commission income on management of IKCF (*2)		2,626		2,182
Sundry commissions received from local currency revenue		2,300		815

Subtotal		27,855		25,054

Commission income in foreign currencies:
Commission income on letters of credit		1,915		2,452
Commission income on loan commitments		80,976		57,540
Management fees		—		23
Arrangement fees		2,167		6,438
Advisory fees		221		483
Cancellation fees		—		96
Advance redemption fees		8,229		19,676
Sundry commission income on foreign exchange		250		119
Brokerage fee for foreign currencies exchange funds		95		68
Sundry commissions received from foreign currencies revenue		81		25,412

Subtotal		93,934		112,307

Others:
Other commission income		26,272		13,561
Guarantee fees in foreign currencies:
Guarantee fees in foreign currencies		187,918		189,333
Premium for guarantee		130,131		124,489

Subtotal		318,049		313,822

Total	~~W~~	466,110	~~W~~	464,744

(*1)	Economic Development Cooperation Fund
(*2)	Inter Korean Cooperation Fund

(2)	Details of commission expenses for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Commission expenses in local currency:
Commission expenses on domestic transactions	~~W~~	600	~~W~~	958
Commission expenses in foreign currencies:
Commission expenses on borrowings in foreign currencies		12,665		3,795
Sundry commission expenses on foreign exchange		8,426		15,270

Subtotal		21,091		19,065

Others:
Other commission expenses		11,259		10,166

Total	~~W~~	32,950	~~W~~	30,189

26.	DIVIDEND INCOME:

Details of dividend income for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Financial assets at fair value through profit or loss	~~W~~	—	~~W~~	60
Financial assets at fair value through other comprehensive income		75,691		61,910
Investments in associates (*1)		12,935		7,177

Total	~~W~~	88,626	~~W~~	69,147

(*1)	Classified as gain on investments in associates.

27.	GAIN (LOSS) ON FINANCIAL ASSETS AT FAIR VALUE THROUGH PROFIT OR LOSS:

Details of gain (loss) on financial assets at fair value through profit or loss for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Securities at fair value through profit or loss:
Gain on valuation	~~W~~	33,124	~~W~~	35,945
Loss on valuation		(18,954)		(19,413)
Gain on disposal		55,298		70,623
Loss on disposal		(14,356)		(7,953)
Others		24,490		29,284

Subtotal		79,602		108,486

Loans at fair value through profit or loss:
Gain on valuation		—		138
Gain on disposal		147		—

Subtotal		147		138

Trading derivatives:
Gain on valuation		1,374,715		618,916
Loss on valuation		(1,731,683)		(563,390)
Gain on transaction		1,570,556		1,646,358
Loss on transaction		(1,216,083)		(1,600,700)

Subtotal		(2,495)		101,184

Total	~~W~~	77,254	~~W~~	209,808

28.	GAIN (LOSS) ON HEDGING DERIVATIVES:

Details of gain (loss) on hedging derivatives for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Gain on hedging instruments	~~W~~	1,588,884	~~W~~	2,856,110
Loss on hedging instruments		(3,120,428)		(842,709)

Total	~~W~~	(1,531,544)	~~W~~	2,013,401

29.	GAIN (LOSS) ON FINANCIAL INVESTMENTS:

Details of gain (loss) on financial investments for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Financial assets at fair value through other comprehensive income:
Gain on disposal	~~W~~	81	~~W~~	1,258
Loss on disposal		(885)		(532)

Total	~~W~~	(804)	~~W~~	726

30.	OTHER OPERATING INCOME (EXPENSES):

Details of other operating income (expenses) for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Other operating income:
Gain on sale of loans	~~W~~	10	~~W~~	—
Gain on redemption of loans		13,324		—
Gain on fair value hedged items		844,847		282,391
Others		16,706		14,513

Subtotal		874,887		296,904

Other operating expenses:
Loss on fair value hedged items		(578,635)		(1,210,415)
Contribution to miscellaneous funds		(3,612)		(4,876)
Transfer of other provisions		—		(6)
Others		(5,454)		(12,821)

Subtotal		(587,701)		(1,228,118)

Total	~~W~~	287,186	~~W~~	(931,214)

31.	ADDITIONAL (REVERSAL OF) IMPAIRMENT LOSS ON CREDIT:

Details of additional (reversal of) impairment loss on credit for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Loans at amortized cost	~~W~~	575,906	~~W~~	17,035
Other financial assets		(1,678)		(11,252)
Guarantees		11,635		309,438
Unused loan commitments		(412,727)		82,123
Financial guarantee contract		(77,179)		(118,023)
Financial assets at fair value through other comprehensive income		382		(311)
Securities at amortized cost		(179)		60

Total	~~W~~	96,160	~~W~~	279,070

32.	GENERAL AND ADMINISTRATIVE EXPENSES:

Details of general and administrative expenses for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	Detail	2024		2023
General and administrative	Short-term salaries	~~W~~	130,125	~~W~~	123,858
Other expenses in financing department	Office expenses		96,415		88,928

	Subtotal		226,540		212,786

Office expenses of EDCF (*1)			2,323		2,419
General and administrative - Others	Post-employment benefit (defined contributions)		1,046		1,129
	Post-employment benefit (defined benefits)		8,771		6,262
	Depreciation of property, plant and equipment		12,343		10,316
	Amortization of intangible assets		10,460		10,356
	Taxes and duties		39,545		26,089
	Donations and contributions		1,525		2,000

	Subtotal		73,690		56,152

	Total	~~W~~	302,553	~~W~~	271,357

(*1)	Economic Development Cooperation Fund

33.	NON-OPERATING INCOME (EXPENSES):

Details of non-operating income (expenses) for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	Detail	2024		2023
Gain on investments in Subsidiaries and associates	Dividend income	~~W~~	12,935	~~W~~	7,177
Other incomes	Gain on disposal of property, plant and equipment		23		44
	Rent income		506		531
	Damages paid for breach of contracts		2		—
	Interest on other loans		164		221
	Revenue on research project		5,346		10,379
	Other miscellaneous income		2,665		1,578

	Subtotal		8,706		12,753

Other expenses	Loss on disposal of property, plant and equipment		(1)		(1)
	Loss on disposal of intangible assets		(3)		(4)
	Expenses for donation		(14,164)		(9,455)
	Court cost		(207)		(243)
	Expenses on research project		(4,899)		(9,970)
	Other miscellaneous expenses		(450)		(62)

	Subtotal		(19,724)		(19,735)

	Total	~~W~~	(11,018)	~~W~~	(6,982)

34.	INCOME TAX EXPENSE:

(1)	Details of income tax expenses for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Current income tax payable	~~W~~	554,254	~~W~~	374,282
Adjustment recognized in the period for current tax of prior years		(2,604)		7,432
Changes in deferred income taxes due to temporary differences		(28,582)		(127,266)
Changes in deferred income taxes directly reflected in equity		(167,459)		84,144

Income tax expense	~~W~~	355,609	~~W~~	338,592

(2)	Changes in temporary differences and deferred income tax assets (liabilities) for the years ended December 31, 2024 and 2023 are as follows (Korean won in millions):

(2024)

	Temporary differences				Deferred tax assets (liabilities)
Detail	Beginning balance		Increase (decrease)	Ending balance
Depreciation	~~W~~	178	56	234		54
Fair value hedging loss		(2,091,087)	(266,147)	(2,357,234)		(544,521)
Financial guarantee contract liability		838,420	29,132	867,552		200,405
Loans		(5,323)	692	(4,631)		(1,070)
Allowance for loan losses		1,008,419	538,222	1,546,641		357,274
Unused commitment provisions		550,207	(408,623)	141,584		32,706
Net deferred loan origination fees and costs		481,624	(27,670)	453,954		104,863
Long-term income in advance		(1,206)	432	(774)		(179)
Provisions for acceptances and guarantees		914,744	94,585	1,009,329		233,155
Loan-for-equity swap		260,229	100,160	360,389		83,250
Losses on valuation of derivatives		108,858	(1,154,170)	(1,045,312)		(241,467)
Gains on valuation of derivatives		1,333,611	1,734,086	3,067,697		708,638
Derivatives’ credit risk provision		26,390	(11,783)	14,607		3,374
Defined benefit liability		(13,847)	30,857	17,010		3,929
Accrued interest receivables and payables related to swap transaction		(211,030)	198,706	(12,324)		(2,847)
Tangible assets		(176,100)	(107)	(176,207)		(40,704)
Others		1,837,541	(31,216)	1,806,325		417,261

Subtotal	~~W~~	4,861,628	827,212	5,688,840		1,314,121

Deferred income tax liabilities directly adjusted in equity						(295,830)

Total					~~W~~	1,018,291

(2023)

	Temporary differences				Deferred tax assets (liabilities)
Detail	Beginning balance		Increase (decrease)	Ending balance
Depreciation	~~W~~	144	34	178		41
Fair value hedging income (loss)		(3,188,331)	1,097,244	(2,091,087)		(483,041)
Financial guarantee contract liability		970,255	(131,835)	838,420		193,675
Loans		(5,672)	349	(5,323)		(1,230)
Allowance for loan losses		749,617	258,802	1,008,419		232,945
Unused commitment provisions		467,183	83,024	550,207		127,098
Net deferred loan origination fees and costs		403,461	78,163	481,624		111,255
Long-term income in advance		(1,715)	509	(1,206)		(279)
Provisions for acceptances and guarantees		597,078	317,666	914,744		211,306
Loan-for-equity swap		1,396,195	(1,135,966)	260,229		60,113
Losses on valuation of derivatives		(792,034)	900,892	108,858		25,146
Gains on valuation of derivatives		2,741,608	(1,407,997)	1,333,611		308,064
Derivatives’ credit risk provision		—	26,390	26,390		6,096
Defined benefit liability		(6,969)	(6,878)	(13,847)		(3,199)
Accrued interest receivables and payables related to swap transaction		(305,055)	94,025	(211,030)		(48,748)
Tangible assets		(176,005)	(95)	(176,100)		(40,679)
Others		1,837,069	472	1,837,541		424,472

Subtotal	~~W~~	4,686,829	174,799	4,861,628		1,123,035

Deferred income tax liabilities directly adjusted in equity						(135,931)

Total					~~W~~	987,104

(3)	Details of the reconciliation between profit before income tax expense and income tax expense for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Profit before income tax expense	~~W~~	1,335,207	~~W~~	1,061,344
Income tax calculated at statutory tax rate (9.9% up to ~~W~~200 million, 20.9% over ~~W~~200 million to ~~W~~20 billion and 23.1% over ~~W~~20 billion to ~~W~~300 billion, and 26.4% over ~~W~~300 billion)		342,133		269,834
Adjustments:
Effect on non-taxable income		(80,899)		(19,880)
Effect on non-deductible expense		66,645		73,076
Effect on tax deduction		—		(9,601)
Others		30,334		17,733

Subtotal		16,080		61,328

Adjustment recognized in the period for current tax of prior years		(2,604)		7,430

Income tax expense	~~W~~	355,609	~~W~~	338,592

Effective tax rate from operations		26.63%		31.90%

(4)	Details of deferred tax relating to items that are recognized directly in equity as of December 31, 2024 and 2023 are as follows (Korean won in millions):

Detail	Dec. 31, 2024		Dec. 31, 2023
Loss on valuation of financial investments	~~W~~	(295,597)	~~W~~	(115,835)
Gain (loss) on valuation of cash flow hedge		1,588		(14,254)
Remeasurement of net defined benefit liability		(4,859)		(8,879)

Total	~~W~~	(298,868)	~~W~~	(138,968)

(5)	Unrecognized deferred tax assets and liabilities

The Bank does not recognize deferred tax liabilities for taxable temporary difference of ~~W~~53,036 million related to investments in associates and subsidiaries as of December 31, 2024 because the Bank is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

The Bank also does not recognize deferred tax assets for deductible temporary differences of ~~W~~4,469 million related to impairment loss of financial investments as of December 31, 2024 because the realizable period has already passed.

(6)	Global Minimum Tax

In accordance with Global Minimum Tax legislation under the International Tax Adjustment Act, which applies starting in 2024, the Group is liable to pay additional taxes for the difference between the effective tax rate per jurisdiction and the 15% minimum tax rate. However, most jurisdictions either pass the transitional exemption regulations or have effective tax rates above 15%, so significant additional taxes are not expected. Therefore, the Group has not recognized any current tax expense related to the Global Minimum Tax. Additionally, the Group has applied the exception to the recognition and disclosure of deferred tax assets and liabilities related to the Global Minimum Tax, and thus has not recognized and disclosed information on deferred tax assets and liabilities related to the Global Minimum Tax.

35.	SEPARATE STATEMENTS OF CASH FLOWS:

(1)	Details of significant non-cash flow transactions for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

	2024		2023
Written-off	~~W~~	9,921	~~W~~	3,797
Gain on valuation of financial assets at fair value through other comprehensive income		598,430		276,705
Loan-for-equity swap of loans		118,292		10,649
Remeasurement of net defined benefit obligation		(17,404)		(10,329)
Investment in kind		2,000,000		2,000,000

(2)	Changes in liabilities arising from financing activities for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

(2024)

Detail	Borrowings		Debentures		Total
Beginning balance	~~W~~	5,532,198	~~W~~	93,256,543	~~W~~	98,788,741
Change in cash flows		654,029		(7,004,773)		(6,350,744)
Amortization of discount		—		409,587		409,587
Foreign exchange transaction		667,758		6,797,144		7,464,902
Change in fair value hedged items		—		(263,584)		(263,584)

Ending balance	~~W~~	6,853,985	~~W~~	93,194,917	~~W~~	100,048,902

(2023)

Detail	Borrowings		Debentures		Total
Beginning balance	~~W~~	10,112,740	~~W~~	87,791,623	~~W~~	97,904,363
Change in cash flows		(4,870,550)		2,107,605		(2,762,945)
Amortization of discount		—		413,826		413,826
Foreign exchange transaction		290,008		2,009,734		2,299,742
Change in fair value hedged items		—		933,755		933,755

Ending balance	~~W~~	5,532,198	~~W~~	93,256,543	~~W~~	98,788,741

36.	CONTINGENT LIABILITIES AND COMMITMENTS:

(1)	Details of contingent liabilities and commitments as of December 31, 2024 and 2023, are as follows (Korean won in millions):

	Detail	Dec. 31, 2024		Dec. 31, 2023
Guarantees	Confirmed	~~W~~	49,007,121	~~W~~	43,061,482
	Unconfirmed		14,582,684		11,517,928

	Subtotal		63,589,805		54,579,410

Loan commitments	Local currency, foreign currencies, offshore loan commitments		38,427,669		41,917,506
	Others		968,575		2,900,321

	Subtotal		39,396,244		44,817,827

	Total	~~W~~	102,986,049	~~W~~	99,397,237

(2)	Details of guarantees that have been provided for others as of December 31, 2024 and 2023, are as follows (Korean won in millions):

	Detail	Dec. 31, 2024		Dec. 31, 2023
Confirmed guarantees	Local currency:
	Performance of contracts	~~W~~	29,648	~~W~~	45,714
	Repayment of advances		34,289		44,115
	Others		5,556		24,311

	Subtotal		69,493		114,140

	Foreign currencies:
	Performance of contracts		8,198,183		8,219,273
	Repayment of advances		21,428,505		19,186,524
	Acceptances of import letter of credit		10,469		64,670
	Foreign liabilities		15,334,784		11,595,947
	Others		3,965,687		3,880,928

	Subtotal		48,937,628		42,947,342

Unconfirmed guarantees	Foreign liabilities		3,302,853		1,688,469
	Repayment of advances		11,228,674		9,772,701
	Issuance of import letter of credit		51,122		56,722
	Others		35		36

	Subtotal		14,582,684		11,517,928

	Total	~~W~~	63,589,805	~~W~~	54,579,410

(3)	Details of guarantees classified by country as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	~~W~~	34,444,129	70.28	~~W~~	11,781,636	80.79	~~W~~	46,225,765	72.69
	China		33,923	0.07		—	—		33,923	0.05
	Saudi Arabia		874,774	1.78		—	—		874,774	1.38
	India		745,905	1.52		—	—		745,905	1.17
	Indonesia		1,470,512	3.00		76,273	0.52		1,546,785	2.43
	Vietnam		1,364,403	2.78		205,372	1.41		1,569,775	2.47
	Australia		142,497	0.29		—	—		142,497	0.22
	Qatar		156,290	0.32		—	—		156,290	0.25
	Singapore		66,150	0.13		—	—		66,150	0.10
	Oman		354,328	0.72		23,871	0.16		378,199	0.59
	Uzbekistan		193,623	0.40		—	—		193,623	0.30
	Others		2,482,009	5.07		124,533	0.86		2,606,542	4.11

	Subtotal		42,328,543	86.36		12,211,685	83.74		54,540,228	85.76

Europe	United Kingdom		303,385	0.62		—	—		303,385	0.48
	Belgium		12,690	0.03		7,753	0.05		20,443	0.03
	France		448,761	0.92		—	—		448,761	0.71
	Netherlands		205,800	0.42		—	—		205,800	0.32
	Others		3,780,979	7.72		2,190,302	15.02		5,971,281	9.40

	Subtotal		4,751,615	9.71		2,198,055	15.07		6,949,670	10.94

America	United States		44,615	0.09		19,110	0.13		63,725	0.10
	Mexico		315,918	0.64		—	—		315,918	0.50
	Others		866,357	1.77		145,211	1.00		1,011,568	1.59

	Subtotal		1,226,890	2.50		164,321	1.13		1,391,211	2.19

Africa	Mozambique		580,821	1.19		—	—		580,821	0.91
	Others		119,252	0.24		8,623	0.06		127,875	0.20

	Subtotal		700,073	1.43		8,623	0.06		708,696	1.11

	Total	~~W~~	49,007,121	100.00	~~W~~	14,582,684	100.00	~~W~~	63,589,805	100.00

(December 31, 2023)

		Confirmed guarantees			Unconfirmed guarantees			Total
Detail		Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Asia	Korea	~~W~~	32,149,504	74.67	~~W~~	10,165,628	88.25	~~W~~	42,315,132	77.53
	China		46,809	0.11		—	—		46,809	0.09
	Saudi Arabia		957,326	2.22		—	—		957,326	1.75
	India		359,894	0.84		—	—		359,894	0.66
	Indonesia		1,280,567	2.97		291,415	2.53		1,571,982	2.88
	Vietnam		1,249,081	2.90		240,363	2.09		1,489,444	2.73
	Australia		158,823	0.37		—	—		158,823	0.29
	Qatar		172,174	0.40		—	—		172,174	0.32
	Singapore		58,023	0.13		—	—		58,023	0.11
	Oman		363,441	0.84		1,032	0.01		364,473	0.67
	Uzbekistan		228,409	0.53		—	—		228,409	0.42
	Others		2,273,845	5.28		121,953	1.06		2,395,798	4.39

	Subtotal		39,297,896	91.26		10,820,391	93.94		50,118,287	91.84

Europe	United Kingdom		400,400	0.93		—	—		400,400	0.73
	France		228,903	0.53		—	—		228,903	0.42
	Netherlands		180,516	0.42		—	—		180,516	0.33
	Others		1,344,118	3.12		571,946	4.97		1,916,064	3.51

	Subtotal		2,153,937	5.00		571,946	4.97		2,725,883	4.99

America	United States		48,232	0.11		16,762	0.15		64,994	0.12
	Mexico		10,315	0.02		—	—		10,315	0.02
	Others		787,707	1.84		108,829	0.94		896,536	1.64

	Subtotal		846,254	1.97		125,591	1.09		971,845	1.78

Africa	Madagascar		95,317	0.22		—	—		95,317	0.17
	Others		668,078	1.55		—	—		668,078	1.22

	Subtotal		763,395	1.77		—	—		763,395	1.39

	Total	~~W~~	43,061,482	100.00	~~W~~	11,517,928	100.00	~~W~~	54,579,410	100.00

(4)	Details of guarantees classified by industry as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	~~W~~	30,745,306	62.74	~~W~~	11,609,150	79.61	~~W~~	42,354,456	66.61
Transportation		2,520,523	5.14		512,477	3.51		3,033,000	4.77
Financial institution		3,030,797	6.18		1,843,195	12.64		4,873,992	7.66
Wholesale and retail		1,715,742	3.50		1,431	0.01		1,717,173	2.70
Real estate business		61,557	0.13		—	—		61,557	0.10
Construction		3,638,050	7.42		82,967	0.57		3,721,017	5.85
Public sector and others		7,295,146	14.89		533,464	3.66		7,828,610	12.31

Total	~~W~~	49,007,121	100.00	~~W~~	14,582,684	100.00	~~W~~	63,589,805	100.00

(December 31, 2023)

	Confirmed guarantees			Unconfirmed guarantees			Total
Detail	Amount		Ratio (%)	Amount		Ratio (%)	Amount		Ratio (%)
Manufacturing	~~W~~	27,349,344	63.51	~~W~~	10,232,081	88.84	~~W~~	37,581,425	68.85
Transportation		2,217,735	5.15		586,553	5.09		2,804,288	5.14
Financial institution		878,641	2.04		3,683	0.03		882,324	1.62
Wholesale and retail		1,753,614	4.07		26,265	0.23		1,779,879	3.26
Real estate business		54,275	0.13		4,641	0.04		58,916	0.11
Construction		4,598,227	10.68		81,846	0.71		4,680,073	8.57
Public sector and others		6,209,646	14.42		582,859	5.06		6,792,505	12.45

Total	~~W~~	43,061,482	100.00	~~W~~	11,517,928	100.00	~~W~~	54,579,410	100.00

(5)	Global Medium-Term Note Program and CP programs

The Bank has been establishing the following programs regarding the issue of foreign currencies bonds and CPs:

1)

Established on August 1, 1991, initially, and annually renewed, U.S. Shelf Registration to issue foreign bonds under the Securities and Exchange Commission rule of the United States of America with an issuance limit of USD 70 billion.

2)	Established on May 14, 1997, and May 16, 1997, initially, and annually renewed, Euro and US CP programs to issue CPs with issuance limits of USD 10 billion and USD 2 billion, respectively.

3)	Established on November 6, 1997, initially, and annually renewed, Global Medium-Term Note Program to issue mid-to-long-term foreign currencies bonds with an issuance limit of USD 35 billion.

4)	Established in 1995, initially, and renewed every two years, Yen Shelf Registration to issue Samurai bond with an issuance limit of JPY 500 billion.

5)	Established on May 31, 2010, Australian Domestic Debt Issuance Program to issue Kangaroo bond with limit of AUD 6 billion.

6)	Established on January 17, 2011, initially, and renewed every two years, Uridashi Shelf Registration to issue Uridashi bond with an issuance limit of JPY 500 billion.

(6)	Litigations

As of December 31, 2024, 4 lawsuits (aggregated claim amount: ~~W~~4,304 million) were filed as a plaintiff and 2 pending litigations as a defendant were filed (aggregated claim amount: ~~W~~24,586 million). The Bank’s management expects that there is no significant impact on the separate financial statements due to these lawsuits but it is possible to make additional loss to the Bank due to the results of future litigation.

(7)	Written-off loans

The Bank manages written-off loans that have claims on debtors due to the statute of limitations, uncollected after write-off, etc. The written-off loans as of December 31, 2024 and 2023, are ~~W~~1,637,615 million and ~~W~~1,739,567 million, respectively. The contractual uncollected amount of financial assets, which were written off during the 2024, but are still subject to collection, is ~~W~~9,921 million.

37.	TRANSACTIONS AND BALANCES WITH RELATED PARTIES:

Related parties consist of entities related to the Bank, postemployment benefits, a key management personnel and a close member of that person’s family, an entity controlled or jointly controlled and an entity influenced significantly.

(1)	Details of related parties as of December 31, 2024, are as follows:

Detail	Relationship	Ownership- percentage (%)
Parent:
Korean government	Parent	76.38
Subsidiaries and Associates:
KEXIM Bank UK Limited	Subsidiary	100.00
PT.KOEXIM Mandiri Finance	Subsidiary	97.52
KEXIM Vietnam Leasing Co.	Subsidiary	100.00
KEXIM Asia Limited	Subsidiary	100.00
KEXIM Global(Singapore) Ltd.	Subsidiary	100.00
EXIM PLUS Co., Ltd.	Subsidiary	100.00
Credit Guarantee and Investment Fund	Associate	14.80
KTB Newlake Global Healthcare PEF	Associate	24.99
Korea Aerospace Industries. Ltd.	Associate	26.41
KB-Badgers Future Mobility ESG Fund I	Associate	22.73
WWG Green New Deal Fund	Associate	25.00
Corporate Structure Innovation PEF IV	Associate	22.20
HANGUK INVESTMENT SEMAINBEROBOTIKSEUSAMO INVESTMENT LIMITED PARTNERSHIP	Associate	23.58
STIC K-Growth Private Equity Fund	Associate	21.57
Wonik M&A 2024 Private Equity Fund	Associate	25.00
Corporate Structure Innovation PEF V	Associate	22.02

(2)	Significant balances of receivables, payables and guarantees between the Bank and related parties

1)	Receivables and payables between the Bank and related parties as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	334,101	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		158,989		321		—
KEXIM Vietnam Leasing Co.		81,935		161		—
KEXIM Asia Limited		210,096		133		—
KEXIM Global(Singapore) Ltd.		257,690		—		—

Subtotal		1,042,811		615		—

Associates:
Korea Aerospace Industries. Ltd.		—		1,380		286

Total	~~W~~	1,042,811	~~W~~	1,995	~~W~~	286

(December 31, 2023)

Detail	Receivables		Allowance / Provisions		Payables
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	269,384	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		121,958		212		—
KEXIM Vietnam Leasing Co.		105,733		157		—
KEXIM Asia Limited		240,647		127		—
KEXIM Global(Singapore) Ltd.		65,163		—		—

Subtotal		802,885		496		—

Associates:
Korea Aerospace Industries. Ltd.		—		1,431		—

Total	~~W~~	802,885	~~W~~	1,927	~~W~~	—

2)	Guarantees provided to the related parties as of December 31, 2024 and 2023, are as follows (Korean won in millions):

(December 31, 2024)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loan commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	—	~~W~~	—	~~W~~	511,085	~~W~~	—
PT.KOEXIM Mandiri Finance		—		—		61,740		—
KEXIM Vietnam Leasing Co.		—		—		205,635		—
KEXIM Asia Limited		—		—		307,759		—
KEXIM Global(Singapore) Ltd.		—		—		483,579		—

Subtotal		—		—		1,569,798		—

Associates:
Korea Aerospace Industries. Ltd.		1,319,561		—		—		—

Total	~~W~~	1,319,561	~~W~~	—	~~W~~	1,569,798	~~W~~	—

(December 31, 2023)

Detail	Confirmed guarantees		Unconfirmed guarantees		Loan commitments		Other commitments
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	—	~~W~~	—	~~W~~	411,623	~~W~~	—
PT.KOEXIM Mandiri Finance		—		—		7,736		—
KEXIM Vietnam Leasing Co.		—		—		148,042		—
KEXIM Asia Limited		—		—		219,611		—
KEXIM Global(Singapore) Ltd.		—		—		335,789		—

Subtotal		—		—		1,122,801		—

Associates:
Korea Aerospace Industries. Ltd.		1,375,403		—		—		—

Total	~~W~~	1,375,403	~~W~~	—	~~W~~	1,122,801	~~W~~	—

(3)	Profit and loss transactions between the Bank and related parties

Profit and loss transactions between the Bank and related parties for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

(2024)

Detail	Revenue		Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	23,561	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		8,522		108		—
KEXIM Vietnam Leasing Co.		4,974		—		—
KEXIM Asia Limited		14,500		1		—
EXIM PLUS Co., Ltd.		—		—		7,173
KEXIM Global(Singapore) Ltd.		3,844		—		—

Subtotal		55,401		109		7,173

Associates:
Korea Aerospace Industries. Ltd.		4,067		—		—

Subtotal		4,067		—		—

Total	~~W~~	59,468	~~W~~	109	~~W~~	7,173

(2023)

Detail	Revenue		Bad debt expenses		Expenses
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	16,369	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		5,768		(63)		—
KEXIM Vietnam Leasing Co.		6,378		(12)		—
KEXIM Asia Limited		10,810		39		—
EXIM PLUS Co., Ltd.		—		—		6,818
KEXIM Global(Singapore) Ltd.		792		—		—

Subtotal		40,117		(36)		6,818

Associates:
Hanwha Ocean Co., Ltd. (formerly, Daewoo Shipbuilding & Marine Engineering Co., Ltd.) (*1)		53,642		(6,545)		44
Korea Aerospace Industries. Ltd.		4,663		(36)		—

Subtotal		58,305		(6,581)		44

Total	~~W~~	98,422	~~W~~	(6,617)	~~W~~	6,862

(*1)	Profit and loss transactions before being excluded from the related parties for the year ended December 31, 2023.

(4)	Loans transactions between the Bank and related parties

Loan transactions between the Bank and related parties for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

(2024)

Detail	Financing transaction				Investing transaction
	Loan		Collection		Increase	Decrease
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	1,990,818	~~W~~	1,972,275	—	—
PT.KOEXIM Mandiri Finance		563,560		546,566	—	—
KEXIM Vietnam Leasing Co.		330,409		365,532	—	—
KEXIM Asia Limited		900,247		965,272	—	—
KEXIM Global(Singapore) Ltd.		454,873		278,077	—	—

Total	~~W~~	4,239,907	~~W~~	4,127,722	—	—

(2023)

Detail	Financing transaction				Investing transaction
	Loan		Collection		Increase		Decrease
Subsidiaries:
KEXIM Bank UK Limited	~~W~~	785,350	~~W~~	778,143	~~W~~	—	~~W~~	—
PT.KOEXIM Mandiri Finance		242,707		265,698		64,805		—
KEXIM Vietnam Leasing Co.		401,130		432,696		—		—
KEXIM Asia Limited		154,673		132,489		—		—
KEXIM Global(Singapore) Ltd.		69,387		4,534		—		—
Associates:
Hanwha Ocean Co., Ltd. (formerly, Daewoo Shipbuilding & Marine Engineering Co., Ltd.) (*1)		460,000		461,467		—		—

Total	~~W~~	2,113,247	~~W~~	2,075,027	~~W~~	64,805	~~W~~	—

(*1)	Profit and loss transactions before being excluded from the related parties for the year ended December 31, 2023.

(5)	Details of compensation for key executives for the years ended December 31, 2024 and 2023, are as follows (Korean won in millions):

Detail	2024		2023
Short-term employee benefits	~~W~~	3,415	~~W~~	3,321
Post-employment benefits		259		241

Total	~~W~~	3,674	~~W~~	3,562

38.	APPROVAL OF SEPARATE FINANCIAL STATEMENTS:

The separate financial statements of the Bank were approved by board of directors on March 19, 2025 and were finally approved by the Operations Committee on March 21, 2025.

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 52 million people. The country’s largest city and capital, Seoul, has a population of about 9 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party, or the UNDP. The Uri Party merged into the UNDP on August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term in February 2008. In April 2018, the Korean prosecutor’s office indicted former President Lee on 16 counts of corruption, including bribery, abuse of power, embezzlement and other irregularities. In October 2018, a Seoul district court sentenced him to 15 years of prison term, which decision he subsequently appealed. In October 2020, the Supreme Court ruled against such appeal and sentenced him to 17 years of prison term. Subsequently, he was released from prison pursuant to a special presidential pardon in December 2022.

In December 2012, the country elected Park Geun-hye as President. She commenced her term in February 2013. In March 2017, the Constitutional Court unanimously upheld a parliamentary vote to impeach President Park, triggering her immediate dismissal, for a number of constitutional and criminal violations, including violation of the Constitution and abuse of power by allowing her confidant to exert influence on state affairs and allowing senior presidential aides to aid in her extortion from companies. After a series of trials, former President Park was sentenced to a combined 22 years of prison term and a fine of ~~W~~21.5 billion. In light of her deteriorating health, however, former President Park was granted a special pardon by President Moon, her successor, and was released from prison in December 2021.

A special election to elect a successor to former President Park was held in May 2017 and the country elected Moon Jae-in as President. His term, which commenced on May 10, 2017, ended on May 9, 2022.

In March 2022, the country elected Yoon Suk-yeol as President. His term commenced on May 10, 2022. On December 3, 2024, President Yoon declared martial law, citing an urgent need to protect the country. The National Assembly swiftly voted to rescind the declaration of martial law, which led to President Yoon’s revocation of the decree hours later. On December 14, 2024, the National Assembly voted in favor of President Yoon’s impeachment, for his purported acts of insurrection, among others, which resulted in an immediate suspension of his presidential powers, with the prime minister simultaneously taking over the role of acting President. On April 4, 2025, the Constitutional Court unanimously upheld the National Assembly’s vote to impeach President Yoon, triggering his immediate dismissal.

A special election to elect a successor to former President Yoon was held in June 2025 and the country elected Lee Jae-myung as President for a five-year term. His term commenced on June 4, 2025.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State Council, which consists of the President, the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Public Official Election Act provide for the direct election of about 84% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than five seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises six provinces (Gyeonggi, Chungbuk, Chungnam, Jeonnam, Gyeongbuk and Gyeongnam), three special autonomous provinces (Jeju, Gangwon and Jeonbuk), one special city (Seoul), six metropolitan cities (Busan, Daegu, Incheon, Gwangju, Daejeon and Ulsan) and one special autonomous city (Sejong). From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Parties

The 22nd legislative general election was held on April 10, 2024 and the term of the National Assembly members elected in the 22nd legislative general election commenced on May 30, 2024. Currently, there are three major political parties: The Democratic Party of Korea, or the DPK, the People Power Party, or the PPP, and the Rebuilding Korea Party, or the RKP.

As of March 31, 2025, the parties control the following number of seats in the National Assembly:

	DPK	PPP	RKP	Others	Total
Number of seats	170	108	12	10	300

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War began with the invasion of the Republic by communist forces from the north in 1950, which was repelled by the Republic and the United Nations forces led by the United States. Following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel in 1953.

North Korea maintains a military force estimated at more than a million regular troops, mostly concentrated near the northern side of the demilitarized zone, and approximately 7.6 million reserves. The Republic’s military forces, composed of approximately 500,000 regular troops and 3.1 million reserves, maintain a state of military preparedness along the southern side of the demilitarized zone. In addition, the United States has maintained its military presence in the Republic since the signing of the armistice and currently has approximately 28,500 troops stationed in the Republic. The Republic and the United States share a joint command structure over their military forces in Korea. In October 2014, the United States and the Republic agreed to implement a conditions-based approach to the dissolution of their joint command structure at an appropriate future date, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula. Over the years, the Republic and the United States have entered into a series of Special Measures Agreements, or SMAs, which cover the Republic’s contribution to the cost of maintaining the U.S. military presence in the Republic. In March 2021, the Republic and the United States reached an agreement to enter into a new six-year SMA, under which the Republic would increase its share of the cost of the American military presence in the Republic, which became effective in September 2021 upon ratification by the National Assembly.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In particular, since the death of Kim Jong-il in December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Kim Jong-il’s third son, Kim Jong-un, has assumed power as his father’s designated successor.

In addition, there have been heightened security concerns in recent years stemming from North Korea’s nuclear weapons, ballistic missile and satellite programs as well as its hostile military and other actions against Korea. Some of the significant incidents in recent years include the following:

•

From time to time, North Korea has conducted ballistic missile tests. In February 2016, North Korea launched a long-range rocket in violation of its agreement with the United States as well as United Nations sanctions barring it from conducting launches that use ballistic missile technology. Despite international condemnation, North Korea released a statement that it intends to continue its rocket launch program and it conducted a series of ballistic missile tests in 2016 and 2017. In response, the United Nations Security Council issued unanimous statements condemning North Korea and agreeing to continue to closely monitor the situation and to take further significant measures, and in December 2017, unanimously passed a resolution extending existing sanctions that were imposed on North Korea.

Despite such actions, North Korea increased the frequency of its military actions since the beginning of 2022, firing numerous ballistic missiles, including intercontinental ballistic missiles, and in November 2023, successfully launched its first spy satellite.

•

North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty in January 2003 and conducted three rounds of nuclear tests between October 2006 and February 2013. In January 2016, North Korea conducted a fourth nuclear test, claiming that the test involved its first hydrogen bomb. In September 2016, North Korea conducted a fifth nuclear test, claiming to have successfully detonated a nuclear warhead that could be mounted on ballistic missiles. In September 2017, North Korea announced that it successfully conducted its sixth nuclear test by detonating a hydrogen bomb designed to be mounted on an intercontinental ballistic missile, which resulted in increased tensions in the region and elicited strong objections worldwide. In response to such tests (as well as North Korea’s long-range ballistic missile program), the United Nations Security Council unanimously passed several rounds of resolutions condemning North Korea’s actions and significantly expanding the scope of the sanctions applicable to North Korea, while the United States and the European Union also imposed additional sanctions on North Korea.

•

In August 2015, two Korean soldiers were injured in a landmine explosion near the Korean demilitarized zone. Claiming the landmines were set by North Koreans, the Korean army re-initiated its propaganda program toward North Korea utilizing loudspeakers near the demilitarized zone. In retaliation, the North Korean army fired artillery rounds on the loudspeakers, resulting in the highest level of military readiness for both Koreas.

•

In March 2010, a Korean naval vessel was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking, while North Korea denied responsibility. Moreover, in November 2010, North Korea fired more than one hundred artillery shells that hit Korea’s Yeonpyeong Island near the Northern Limit Line, which acts as the de facto maritime boundary between Korea and North Korea on the west coast of the Korean peninsula, causing casualties and significant property damage. The Government condemned North Korea for the attack and vowed stern retaliation should there be further provocation.

North Korea’s economy also faces severe challenges, which may further aggravate social and political pressures within North Korea. Although bilateral summit meetings were held between Korea and North Korea in April, May and September 2018 and between the United States and North Korea in June 2018, February 2019 and June 2019, there can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy and us. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea or between the United States and North Korea break down or further military hostilities occur, could have a material adverse effect on the Republic’s economy and us. Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	United Nations;

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or the ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the International Bank for Reconstruction and Development;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Health Organization, or the WHO;

•	the World Trade Organization, or the WTO;

•	the International Atomic Energy Agency, or the IAEA;

•	the Inter-American Development Bank, or the IDB;

•	the Organization for Economic Cooperation and Development, or the OECD; and

•	the Asian Infrastructure Investment Bank.

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2020		2021		2022		2023		2024

	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		0.9%		7.9%		4.6%		3.7%		6.2	%(7)
GDP Growth (at chained 2020 year prices)		(0.7)%		4.6%		2.7%		1.6%		2.0	%(7)
Inflation(1)		0.5%		2.5%		5.1%		3.6%		2.3	%(7)
Unemployment(2)		4.0%		3.7%		2.9%		2.7%		2.8	%(7)
Trade Surplus (Deficit)(3)		$44.9		$29.3		$(47.8)		$(10.4)		$51.6	(7)
Foreign Currency Reserves		$443.1		$463.1		$423.2		$420.1		$415.6
External Liabilities(4)		$550.6		$630.7		$673.3		$672.5		$670.0	(7)
Fiscal Balance	~~W~~	(71.2)	~~W~~	(30.5)	~~W~~	(64.6)	~~W~~	(36.8)	~~W~~	(43.5	)(7)
Direct Internal Debt of the Government(5) (as % of GDP(6))		39.3%		43.1%		46.2%		48.1%		49.2%
Direct External Debt of the Government(5) (as % of GDP(6))		0.5%		0.5%		0.5%		0.5%		0.5%

(1)	Measured by the year-on-year change in the consumer price index with base year 2020, as announced by The Bank of Korea.
(2)	Average for year.
(3)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods includes insurance and freight cost.
(4)	Calculated under the criteria based on the sixth edition of the Balance of Payment Manual published by the International Monetary Fund in December 2010.
(5)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(6)	At chained 2020 year prices.
(7)	Preliminary.

Source: The Bank of Korea

Worldwide Economic and Financial Difficulties

In recent years, the global financial markets have experienced significant volatility as a result of, among other things:

•	the occurrence of severe health epidemics, including the COVID-19 pandemic;

•

hostilities, political or social tensions involving Russia (including the Russia-Ukraine war and ensuing actions that the United States and other countries have taken or may take in the future, such as the imposition of sanctions against Russia) and the resulting adverse effects on the global supply of oil and other natural resources and the global financial markets;

•	rising inflationary pressures leading to increases in the costs of goods and services and a decrease in purchasing power;

•	interest rate fluctuations as well as perceived or actual changes in policy rates, or other monetary and fiscal policies set forth, by the U.S. Federal Reserve and other central banks;

•

disruptions in the global supply chain for raw materials, natural resources, consumer goods, rare earth minerals, component parts and other supplies, including as a result of health epidemics, government policies and labor shortages;

•	increased uncertainties in the global financial markets and industry, including difficulties faced by several banks in the United States and Europe;

•

a deterioration in economic and trade relations between the United States and its trading partners, including as a result of the imposition of significant tariffs by the United States on its trading partners;

•	financial and social difficulties affecting many governments worldwide, in particular in Latin America and Europe;

•

escalations in trade protectionism globally and geopolitical tensions in East Asia and the Middle East (including those resulting from the escalating hostilities in the Middle East following the Israel-Hamas war as well as in light of the ongoing Iran-Israel conflict);

•	the slowdown of economic growth in China and other major emerging market economies;

•	political and social instability in various countries in the Middle East, including Iran, Iraq, Syria and Yemen; and

•	fluctuations in oil and commodity prices.

There has been significant volatility in global financial markets resulting from, among others, the COVID-19 pandemic, the Russia-Ukraine war and ensuing sanctions against Russia, the escalating hostilities in the Middle East following the Israel-Hamas war as well as in light of the ongoing Iran-Israel conflict, difficulties faced by several banks in the United States and Europe and significant fluctuations in policy interest rates globally, which has also led to significant volatility in the Korea Composite Stock Price Index in recent years. See “—The Financial System—Securities Markets”. Declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital. Moreover, the value of the Won relative to major foreign currencies in general and the U.S. dollar in particular has depreciated significantly in recent years. A depreciation of the Won generally increases the cost of imported goods and services and the required amount of the Won revenue for Korean companies to service foreign currency-denominated debt.

In light of the high level of interdependence of the global economy, any of the foregoing developments could have a material adverse effect on the Korean economy and financial markets. In addition, in the event of difficult conditions in the global credit markets or a deterioration of the global economy in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

In addition to the global developments, domestic developments that could lead to or contribute to a material adverse effect on the Korean economy include, among other things, the following:

•	a slowdown in consumer spending and depressed consumer sentiment due to the outbreak of infectious diseases, such as the COVID-19 pandemic;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers, which may occur due to, among others, higher levels of market interest rates;

•

steadily rising household debt consisting of housing loans and merchandise credit, which increased to approximately Won 1,927.3 trillion as of December 31, 2024 from Won 843.2 trillion as of December 31, 2010, primarily due to increases in mortgage loans and purchases with credit cards;

•	deterioration in economic or diplomatic relations between Korea and other countries resulting from territorial or trade disputes or disagreements in foreign policy;

•

a substantial increase in the Government’s expenditures for pension and social welfare programs, due in part to an aging population (defined as the population of people aged 65 years or older) that accounted for approximately 19.2% of the Republic’s total population as of December 31, 2024, an increase from 7.2% as of December 31, 2000, and is expected to surpass 22.5% in 2027;

•	decreases in the market prices of Korean real estate; and

•	the occurrence of severe health epidemics that affect the livestock industry.

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods. In March 2014, the Republic published a revised GDP calculation method by implementing the System of National Accounts 2008 and updating the reference year from 2005 to 2010 to align Korean national accounts statistics with the recommendations of the new international standards for compiling national economic accounts and to maintain comparability with other nations’ accounts. The main components of these revisions include, among other things, (i) recognizing expenditures for research and development and creative activity for the products of entertainment, literary and artistic originals as fixed investment, (ii) incorporating a wide array of new and revised source data such as the economic census, the population and housing census and 2010 benchmark input-output tables, which provide thorough and detailed information on the structure of the Korean economy, (iii) developing supply-use tables, which provide a statistical tool for ensuring consistency among the production, expenditure and income approaches to measuring GDP and (iv) recording merchandise trade transactions based on ownership changes rather than movements of goods across the national border. The Republic updated the reference year from 2010 to 2015 in July 2019, and from 2015 to 2020 in June 2024, to better align Korean national accounts statistics with the recommendations of the previously implemented System of National Accounts 2008, to accurately reflect recent economic structural changes, and to maintain comparability with other countries’ accounts.

The following table sets out the composition of the Republic’s GDP at current market and chained 2020 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2020	2021	2022	2023	2024(1)	As % of GDP 2024(1)

	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	984,088.0	1,046,772.2	1,139,397.2	1,203,106.7	1,239,725.4	48.5
Government	349,586.2	378,268.2	409,866.5	428,148.6	447,056.5	17.5
Gross Capital Formation	648,928.8	721,964.5	774,411.5	768,159.8	766,388.6	30.0
Exports of Goods and Services	712,542.3	874,074.3	1,052,553.6	995,305.3	1,134,176.9	44.4
Less Imports of Goods and Services	(636,678.7)	(799,166.2)	(1,052,447.3)	(986,033.0)	(1,030,011.0)	(40.3)
Statistical Discrepancy	0.0	0.0	0.0	0.0	(479.1)	(0.0)
Expenditures on Gross Domestic Product	2,058,466.5	2,221,912.9	2,323,781.5	2,408,687.4	2,556,857.4	100.0
Net Factor Income from the Rest of the World	16,943.8	23,413.6	28,055.4	34,674.5	36,904.7	1.4
Gross National Income(2)	2,075,410.3	2,245,326.5	2,351,837.0	2,443,361.9	2,593,762.0	101.4
Gross Domestic Product at Chained 2020 Year Prices:
Private	984,088.0	1,020,878.4	1,063,928.5	1,085,426.6	1,097,036.0	47.9
Government	349,586.2	369,293.7	384,235.8	391,677.5	400,082.5	17.5
Gross Capital Formation	648,928.8	675,845.0	676,282.5	677,134.3	661,465.3	28.9
Exports of Goods and Services	712,542.3	789,432.2	820,347.6	848,332.6	906,303.1	39.5
Less Imports of Goods and Services	(636,678.7)	(701,537.0)	(730,672.0)	(752,696.6)	(771,407.8)	(33.7)
Statistical Discrepancy	0.0	(489.4)	(842.9)	(221.4)	220.2	0.0
Expenditures on Gross Domestic Product(3)	2,058,466.5	2,153,422.9	2,212,158.9	2,247,177.7	2,292,202.4	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	16,943.8	22,553.7	25,584.2	31,083.4	32,301.5	1.4
Trading Gains and Losses from Changes in the Terms of Trade	0.0	(21,620.0)	(94,623.4)	(91,660.0)	(51,879.6)	(2.3)
Gross National Income(4)	2,075,410.3	2,154,356.5	2,143,107.5	2,186,579.3	2,272,601.1	99.1
Percentage Increase (Decrease) of GDP over Previous Year:
At Current Prices	0.9	7.9	4.6	3.7	6.2
At Chained 2020 Year Prices	(0.7)	4.6	2.7	1.6	2.0

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national income.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add up to the total Gross National Income.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2020	2021	2022	2023	2024(1)	As % of GDP 2024(1)

	(billions of Won)
Industrial Sectors:	719,110.4	773,620.4	789,147.0	818,260.2	904,125.1	35.4
Agriculture, Forestry and Fishing	32,481.6	36,998.4	33,656.4	34,871.5	37,285.4	1.5
Manufacturing, Mining and Quarrying	530,768.1	585,053.1	617,557.4	615,334.3	682,814.6	26.7
Mining and Quarrying	1,737.2	1,843.5	1,807.8	2,199.5	2,231.0	0.1
Manufacturing	529,030.9	583,209.6	615,749.6	613,134.8	680,583.6	26.6
Electricity, Gas and Water Supply	45,605.3	37,579.5	16,493.8	43,159.0	61,455.6	2.4
Construction	110,255.4	113,989.4	121,439.4	124,895.4	122,569.5	4.8
Services:	1,171,665.8	1,264,275.9	1,349,454.4	1,418,346.5	1,470,206.0	57.5
Wholesale and Retail Trade, Accommodation and Food Services	214,871.3	227,253.6	248,366.2	257,714.3	264,793.9	10.4
Transportation and Storage	66,603.8	82,702.3	95,655.6	99,398.5	103,383.0	4.0
Finance and Insurance	110,016.4	124,021.2	136,404.4	138,480.1	139,729.3	5.5
Real Estate	161,030.1	162,658.9	158,314.6	161,757.8	168,109.5	6.6
Information and Communication	89,215.3	102,319.0	103,549.3	109,212.6	114,001.9	4.5
Business Activities	156,652.6	166,098.7	177,636.8	195,980.4	200,094.9	7.8
Public Administration, Defense and Social Security	129,850.9	138,688.7	149,078.6	155,941.9	164,768.8	6.4
Education	90,436.1	96,862.5	101,581.8	105,710.7	109,857.9	4.3
Human Health and Social Work	106,034.6	114,340.0	123,519.0	129,825.3	137,316.8	5.4
Cultural and Other Services	46,954.8	49,330.9	55,348.1	64,324.9	68,150.0	2.7
Taxes Less Subsidies on Products	167,690.3	184,016.7	185,180.2	172,080.7	182,526.4	7.1
Gross Domestic Product at Current Market Prices	2,058,466.5	2,221,912.9	2,323,781.5	2,408,687.4	2,556,857.4	100.0
Net Factor Income from the Rest of the World	16,943.8	23,413.6	28,055.4	34,674.5	36,904.7	1.4
Gross National Income at Current Market Price	2,075,410.3	2,245,326.5	2,351,837.0	2,443,361.9	2,593,762.0	101.4

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2020	2021	2022	2023	2024(1)
GDP per capita (thousands of Won)	39,711	42,919	44,971	46,578	49,407
GDP per capita (U.S. dollar)	33,652	37,503	34,809	35,681	36,223
Average Exchange Rate (in Won per U.S. dollar)	1,180.1	1,144.4	1,292.0	1,305.4	1,364.0

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2020	2021	2022	2023	2024(1)
GNI per capita (thousands of Won)	40,038	43,372	45,514	47,249	50,120
GNI per capita (U.S. dollar)	33,929	37,898	35,228	36,195	36,745
Average Exchange Rate (in Won per U.S. dollar)	1,180.1	1,144.4	1,292.0	1,305.4	1,364.0

(1)	Preliminary.

Source: The Bank of Korea

The following table sets out the Republic’s GDP by economic sector:

Gross Domestic Product by Economic Sector

(at chained 2020 year prices)

	2020	2021	2022	2023	2024(1)	As % of GDP 2024(1)

	(billions of Won)
Industrial Sectors:	719,110.4	754,589.3	771,177.9	777,094.3	799,717.0	34.9
Agriculture, Forestry and Fishing	32,481.6	33,598.5	33,866.3	33,239.9	33,452.8	1.5
Manufacturing, Mining and Quarrying	530,768.1	565,269.6	579,036.4	587,525.2	612,533.6	26.7
Mining and Quarrying	1,737.2	1,974.8	1,785.3	1,748.2	1,620.8	0.1
Manufacturing	529,030.9	563,294.8	577,227.8	585,750.1	610,925.5	26.7
Electricity, Gas and Water Supply	45,605.3	46,403.2	48,020.4	46,767.1	48,309.2	2.1
Construction	110,255.4	109,318.0	110,254.8	109,562.1	105,421.4	4.6
Services:	1,171,665.8	1,222,603.2	1,269,070.6	1,303,096.2	1,324,200.8	57.8
Wholesale and Retail Trade, Accommodation and Food Services	214,871.3	219,693.4	231,974.4	225,315.5	222,021.2	9.7
Transportation and Storage	66,603.8	73,634.5	82,748.1	96,656.7	105,152.6	4.6
Finance and Insurance	110,016.4	117,411.7	120,645.5	121,470.6	125,704.2	5.5
Real Estate	161,030.1	163,741.0	160,447.8	161,591.7	164,810.0	7.2
Information and Communication	89,215.3	97,513.5	99,786.9	104,404.3	104,960.0	4.6
Business Activities	156,652.6	159,603.6	163,453.3	170,792.4	169,644.0	7.4
Public Administration, Defense and Social Security	129,850.9	134,868.3	139,003.2	141,575.3	144,757.3	6.3
Education	90,436.1	95,484.0	98,708.1	99,980.4	101,155.4	4.4
Human Health and Social Work	106,034.6	112,370.6	119,255.3	122,755.8	127,459.8	5.6
Cultural and Other Services	46,954.8	48,282.6	52,244.1	56,689.6	57,543.0	2.5
Taxes Less Subsidies on Products	167,690.3	176,230.4	172,134.2	165,969.0	168,062.9	7.3
Gross Domestic Product(2)	2,058,466.5	2,153,422.9	2,212,158.9	2,247,177.7	2,292,202.4	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add up to the total GDP.

Source: The Bank of Korea

GDP in 2020 contracted by 0.7% at chained 2020 year prices, primarily due to a 4.6% decrease in private consumption expenditures and a 1.7% decrease in exports of goods and services, which were offset in significant part by a 3.3% decrease in imports of goods and services, a 5.2% increase in general government consumption expenditures and a 2.8% increase in gross domestic fixed capital formation, each compared with 2019. The contraction of the Republic’s GDP in 2020 was primarily due to the COVID-19 pandemic.

GDP growth in 2021 was 4.6% at chained 2020 year prices, as exports of goods and services increased by 10.8%, aggregate private and general government consumption expenditures increased by 4.2% and gross domestic fixed capital formation increased by 4.3%, which more than offset an increase in imports of goods and services by 10.2%, each compared with 2020.

GDP growth in 2022 was 2.7% at chained 2020 year prices, as aggregate private and general government consumption expenditures increased by 4.2% and exports of goods and services increased by 3.9%, which more than offset an increase in imports of goods and services by 4.2% and a decrease in gross fixed capital formation by 0.2%, each compared with 2021.

GDP growth in 2023 was 1.6% at chained 2020 year prices, as exports of goods and services increased by 3.4% and aggregate private and general government consumption expenditures increased by 2.0%, which was offset in significant part by a 3.0% increase in imports of goods and services, each compared with 2022.

Based on preliminary data, GDP growth in 2024 was 2.0% at chained 2020 year prices, as exports of goods and services increased by 6.8% and aggregate private and general government consumption expenditures increased by 1.4%, which was offset in part by a 2.5% increase in imports of goods and services and a 0.8% decrease in gross domestic fixed capital formation, each compared with 2023.

Based on preliminary data, GDP in the first quarter of 2025 contracted by 0.1% at chained 2020 year prices, primarily due to a 4.1% decrease in gross domestic fixed capital formation and a 1.2% increase in imports of goods and services, the effects of which were offset in part by a 0.9% increase in aggregate private and general government consumption expenditures and a 0.6% increase in exports of goods and services, each compared with the corresponding period of 2024.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2020 = 100)

	Index Weight(1)	2020	2021	2022	2023	2024(2)
Industries	10,000.0	100.0	108.2	108.8	108.8	113.2
Mining and Manufacturing	9,555.0	100.0	108.2	108.8	108.8	113.2
Mining	23.0	100.0	94.2	95.8	113.9	95.5
Manufacturing	9,532.0	100.0	108.2	108.8	108.8	113.2
Food Products	485.9	100.0	111.7	114.0	109.3	125.3
Beverage Products	102.0	100.0	93.0	91.4	77.7	75.3
Tobacco Products	44.7	100.0	88.4	93.2	100.9	114.2
Textiles	110.6	100.0	104.3	100.4	82.1	81.3
Wearing Apparel, Clothing Accessories and Fur Articles	83.2	100.0	137.3	117.6	114.0	73.6
Tanning and Dressing of Leather, Luggage and Footwear	17.6	100.0	92.0	78.7	49.4	36.0
Wood and Products of Wood and Cork (Except Furniture)	31.0	100.0	80.4	89.5	94.5	77.9
Pulp, Paper and Paper Products	133.8	100.0	97.5	95.1	93.7	102.3
Printing and Reproduction of Recorded Media	43.9	100.0	109.4	129.3	118.0	110.7
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	354.5	100.0	98.4	101.9	104.3	108.8
Chemicals and Chemical Products	756.8	100.0	105.9	93.6	91.0	96.3
Pharmaceuticals, Medicinal Chemicals and Botanical Products	288.9	100.0	96.2	111.7	141.2	157.3
Rubber and Plastic Products	414.8	100.0	104.5	110.9	112.8	120.3
Non-metallic Minerals	213.6	100.0	107.6	96.4	84.9	95.3
Basic Metals	600.2	100.0	101.0	95.5	97.5	97.2
Fabricated Metal Products	495.9	100.0	83.7	82.7	93.4	112.7
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	2,402.9	300.0	342.5	316.7	329.7	335.2
Medical, Precision and Optical Instruments, Watches and Clocks	389.1	300.0	297.5	365.1	364.4	388.9
Electrical Equipment	478.2	100.0	113.4	138.3	120.8	94.4
Other Machinery and Equipment	776.7	100.0	116.6	113.4	108.6	100.3
Motor Vehicles, Trailers and Semitrailers	1,014.2	100.0	109.6	121.0	137.1	135.5
Other Transport Equipment	144.1	100.0	93.3	108.0	103.4	110.8
Furniture	43.1	100.0	72.9	64.1	52.4	50.7
Other Products	106.3	200.0	232.8	340.2	243.9	278.1
Electricity, Gas	445.0	100.0	104.9	107.5	103.5	105.1
Total Index	10,000.0	100.0	108.2	108.8	108.8	113.2

(1)

Index weights were established on the basis of an industrial census in 2020 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.

(2)	Preliminary.

Source: The Bank of Korea; Korea National Statistical Office

Industrial production decreased by 0.3% in 2020, primarily due to decreased domestic consumption and exports resulting from the COVID-19 pandemic. Industrial production recovered and increased by 8.2% in 2021, primarily due to increased exports and domestic consumption. Industrial production increased by 0.6% in 2022, primarily due to increased exports and domestic consumption. Industrial production remained stable in 2023. Based on preliminary data, industrial production increased by 4.0% in 2024, primarily due to increased exports.

Manufacturing

The manufacturing sector decreased production by 0.4% in 2020, primarily due to decreased demand for automobiles. The manufacturing sector increased production by 8.2% in 2021, primarily due to increased demand for consumer electronics products, electronic components (including semiconductors) and machinery. The manufacturing sector increased production by 0.6% in 2022, primarily due to increased demand for electrical equipment and automobiles. Production levels for the manufacturing sector remained stable in 2023. Based on preliminary data, the manufacturing sector increased production by 4.0% in 2024, primarily due to increased demand for electronic components (including semiconductors) and pharmaceuticals.

Automobiles. In 2020, automobile production decreased by 11.2% and export sales volume recorded a decrease of 21.4%, compared with 2019, primarily due to a general decline in global demand for automobiles caused by the COVID-19 pandemic, which outpaced a 4.7% increase in domestic sales volume from 2019 to 2020, primarily due to increased domestic demand for automobiles. In 2021, automobile production decreased by 1.3% and domestic sales volume recorded a decrease of 8.5%, compared with 2020, primarily due to the global shortage of semiconductors amid the COVID-19 pandemic, but export sales volume recorded an increase of 8.6% compared with 2020, primarily due to an increase in the market share of domestic automobile manufacturers in the global automotive market. In 2022, automobile production increased by 8.5% and export sales volume recorded an increase of 12.7%, compared with 2021, primarily due to an increase in demand for Korean automobiles in the global automotive market as well as the gradual easing of the global shortage of automotive semiconductors in the second half of 2022, but domestic sales volume recorded a decrease of 3.2% compared with 2021, primarily due to the global shortage of automotive semiconductors during the first half of 2022. In 2023, automobile production increased by 13.0%, export sales volume recorded an increase of 20.3% and domestic sales volume recorded an increase of 3.3%, compared with 2022, primarily due to the continued easing of the global shortage of automotive semiconductors and increased global and domestic demand for environmentally-friendly automobiles. Based on preliminary data, in 2024, automobile production decreased by 2.7% and domestic sales volume recorded a decrease of 6.5%, compared with 2023, primarily due to a decrease in demand for automobiles following a deterioration in domestic economic conditions, but export sales volume recorded an increase of 0.6% compared with 2023, primarily due to an increase in demand for environmentally-friendly automobiles in the global automotive market.

Electronics. In 2020, electronics production amounted to ~~W~~329,872 billion, an increase of 2.2% from the previous year, and exports of electronics amounted to US$183.5 billion, an increase of 3.7% from the previous year, primarily due to an increase in demand for semiconductors, computers and other electronic apparatuses. In 2020, export sales of semiconductor memory chips constituted approximately 19.5% of the Republic’s total exports. In 2021, electronics production amounted to ~~W~~370,907 billion, an increase of 12.4% from the previous year, and exports amounted to US$227.6 billion, an increase of 24.0% from the previous year, primarily due to an increase in demand for semiconductors, display panels, mobile devices, solid state drives and secondary cell batteries. In 2021, export sales of semiconductor memory chips constituted approximately 20.0% of the Republic’s total exports. In 2022, electronics production amounted to ~~W~~378,091 billion, an increase of 1.9% from the previous year, and exports amounted to US$233.2 billion, an increase of 2.5% from the previous year, primarily due to an increase in demand for semiconductors, display panels and secondary cell batteries. In 2022, export sales of semiconductor memory chips constituted approximately 19.1% of the Republic’s total exports. Based on preliminary data, in 2023, electronics production amounted to ~~W~~327,651 billion, a decrease of 13.3% from the previous year, and exports amounted to US$186.8 billion, a decrease of 19.9% from the previous year, primarily due to a decrease in demand for semiconductors, computers and other electronic apparatuses. In 2023, export sales of semiconductor memory chips constituted approximately 15.8% of the Republic’s total exports. Based on preliminary data, in 2024, electronics production amounted to ~~W~~373,322 billion, an increase of 13.9% from the previous year, and exports amounted to US$235.1 billion, an increase of 25.9% from the previous year, primarily due to an increase in demand for semiconductors, computers and other electronic apparatuses. In 2024, export sales of semiconductor memory chips constituted approximately 20.8% of the Republic’s total exports.

Iron and Steel. In 2020, crude steel production totaled 67.1 million tons, a decrease of 6.0% from 2019, primarily due to adverse conditions in the construction and shipbuilding industries in light of the COVID-19 pandemic, and export sales volume of iron and steel products decreased by 5.0%, primarily due to a decrease in global demand for crude steel products resulting from the COVID-19 pandemic. In 2021, crude steel production totaled 70.4 million tons, an increase of 4.9% from 2020, primarily due to an increase in domestic demand for crude steel products following a gradual economic recovery from the COVID-19 pandemic, but export sales volume of iron and steel products decreased by 6.1%, primarily due to an increase in the price of steel products coupled with a decrease in global demand for crude steel products resulting from the COVID-19 pandemic. In 2022, crude steel production totaled 65.8 million tons, a decrease of 6.5% from 2021, primarily due to disruptions in supply chain resulting from the Russia-Ukraine war and the temporary closure of steel production plants in Korea due to a typhoon during the course of 2022, and export sales volume of iron and steel products decreased by 5.3%, primarily due to a decrease in global demand for crude steel products resulting from the lingering effects of the COVID-19 pandemic and a general slowdown of the global economy. In 2023, crude steel production totaled 66.7 million tons, an increase of 1.3% from 2022, primarily due to the re-opening of steel production plants in Korea following the recovery from the damage caused by a typhoon during 2022, and export sales volume of iron and steel products increased by 6.5%, primarily due to an increase in demand for crude steel products from North America and Japan. Based on preliminary data, in 2024, crude steel production totaled 63.5 million tons, a decrease of 4.8% from 2023, primarily due to a decrease in domestic demand for crude steel products resulting from adverse conditions in the construction and shipbuilding industries, although export sales volume of iron and steel products increased by 3.7%, primarily due to an increase in demand for crude steel products from export destinations in Europe, Mexico and India.

Shipbuilding. In 2020, the Republic’s shipbuilding orders amounted to approximately 8 million compensated gross tons, a decrease of 20.0% compared to 2019, primarily due to the adverse conditions in the domestic and global shipbuilding industry resulting from the COVID-19 pandemic. In 2021, the Republic’s shipbuilding orders amounted to approximately 17 million compensated gross tons, an increase of 112.5% compared to 2020, primarily due to increased demand for container carriers and LNG carriers. In 2022, the Republic’s shipbuilding orders amounted to approximately 16 million compensated gross tons, a decrease of 5.9% compared to 2021, primarily due to a decrease in demand for oil tankers and container carriers. In 2023, the Republic’s shipbuilding orders amounted to approximately 10 million compensated gross tons, a decrease of 37.5% compared to 2022, primarily due to decreased demand for container carriers and LNG carriers. Based on preliminary data, in 2024, the Republic’s shipbuilding orders amounted to approximately 11 million compensated gross tons, an increase of 9.1% compared to 2023, primarily due to an increase in demand for LNG carriers, oil tankers and container carriers.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness as a result of the continued opening of the domestic agricultural market.

In 2020, rice production decreased 5.4% from 2019 to 3.5 million tons. In 2021, rice production increased 11.4% from 2020 to 3.9 million tons. In 2022, rice production decreased 2.6% from 2021 to 3.8 million tons. In 2023, rice production decreased 2.6% from 2022 to 3.7 million tons. In 2024, rice production decreased 2.7% from 2023 to 3.6 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2020, the agriculture, forestry and fisheries industry decreased by 6.7% compared to 2019, primarily due to a decrease in farming and livestock production. In 2021, the agriculture, forestry and fisheries industry increased by 3.4% compared to 2020, primarily due to an increase in farming and fisheries production. In 2022, the agriculture, forestry and fisheries industry increased by 0.8% compared to 2021, primarily due to an increase in livestock production. Based on preliminary data, in 2023, the agriculture, forestry and fisheries industry decreased by 2.6% compared to 2022, primarily due to a decrease in farming and livestock production. Based on preliminary data, in 2024, the agriculture, forestry and fisheries industry increased by 0.8% compared to 2023, primarily due an increase in farming and livestock production.

Construction

In 2020, the construction industry decreased by 0.4% compared to 2019, primarily due to a decrease in the construction of residential buildings. In 2021, the construction industry decreased by 0.9% compared to 2020, primarily due to a decrease in the construction of residential buildings. In 2022, the construction industry increased by 0.9% compared to 2021, primarily due to an increase in the construction of commercial buildings. Based on preliminary data, in 2023, the construction industry increased by 3.1% compared to 2022, primarily due to an increase in the construction of commercial buildings. Based on preliminary data, in 2024, the construction industry decreased by 2.8% compared to 2023, primarily due to a decrease in the construction of residential buildings.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Primary Energy Supply	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents(1), except ratios)
2020	285.6	271.3	95.0
2021	300.6	285.0	94.8
2022	304.0	287.0	94.4
2023(2)	297.6	279.4	93.9
2024(2)	303.5	284.1	93.6

(1)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(2)	Preliminary.

Source: Korea Energy Economics Institute; Korea National Statistical Office

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy supplied in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Primary Energy Supply by Source

	Coal		Gas		Oil		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
	(millions of tons of oil equivalents(2), except percentages)
2020	75,983	26.6	53,956	18.9	107,971	37.8	34,119	11.9	13,524	4.7	285,553	100.0
2021	76,968	25.6	59,628	19.8	115,205	38.3	33,657	11.2	15,092	5.0	300,550	100.0
2022	75,869	25.0	59,203	19.5	114,676	37.7	37,500	12.3	16,732	5.5	303,980	100.0
2023(3)	73,700	24.8	56,648	19.0	111,036	37.3	38,445	12.9	17,769	6.0	297,598	100.0
2024(3)	69,682	23.0	60,900	20.1	113,888	37.5	40,205	13.2	18,859	6.2	303,534	100.0

(1)	Includes hydro-electric power, biofuels and waste-based energy, geothermal and solar power and heat.
(2)	Conversion to tons of oil equivalents was calculated based on energy conversion factors under the Energy Act Enforcement Decree as amended in July 2017.
(3)	Preliminary.

Source: Korea Energy Economics Institute; The Bank of Korea

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. As of December 31, 2024, the Republic had 26 nuclear plants with a total estimated nuclear power installed generating capacity of 26,050 megawatts and four nuclear plants under construction.

In February 2025, the Government announced the Eleventh Basic Plan of Long-Term Electricity Supply and Demand for the period from 2024 to 2038, which focuses on, among other things, (i) promoting the use of scientific methods to estimate and calculate future electricity demand, (ii) pursuit of energy mix that prioritizes supply stability, efficiency and carbon neutrality, (iii) expansion of carbon-free energy sources instead of converting aging coal-fired generation plants into LNG power plants, (iv) expansion of power grid systems that take into account the construction of new facilities for renewable energy, and (v) effective utilization of the energy market to enhance supply stability and energy distribution. Furthermore, the Eleventh Basic Plan includes the following implementation measures: (i) continued utilization of nuclear power as a carbon-free energy source, (ii) systematic expansion of renewable energy sources while attaining greenhouse gas reduction goals, (iii) expansion of clean hydrogen- and ammonia-based power generation, and (iv) incorporation of district energy systems into the national electricity supply and demand management framework.

Services Sector

In 2020, the service industry decreased by 0.7% compared to 2019 as the arts, sports and recreation related services sector decreased by 31.9%, the accommodation and food service activities sector decreased by 17.9% and the transportation and storage sector decreased by 12.4%, each compared with 2019. In 2021, the service industry increased by 8.8% compared to 2020 as the arts, sports and recreation related services sector increased by 18.8%, the information and communications sector increased by 14.6% and the transportation and storage sector increased by 11.9%, each compared with 2020. In 2022, the service industry increased by 11.6% compared to 2021 as the arts, sports and recreation related services sector increased by 48.5%, the transportation and storage sector increased by 30.5% and the accommodation and food services sector increased by 25.6%, each compared with 2021. In 2023, the service industry increased by 4.8% compared to 2022 as the arts, sports and recreation related services sector increased by 9.8%, the membership organizations, repair and other personal services sector increased by 8.9% and the financial and insurance activities sector increased by 8.1%, each compared with 2022. Based on preliminary data, in 2024, the service industry increased by 3.2% compared to 2023 as the transportation and storage sector increased by 7.6%, the information and communications sector increased by 6.5% and the arts, sports and recreation related services sector increased by 3.7%, each compared with 2023.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase (Decrease) Over Previous Year	Consumer Price Index(1)	Increase (Decrease) Over Previous Year	Wage Index(1)(2)		Increase (Decrease) Over Previous Year		Unemployment Rate(1)(3)
	(2020=100)	(%)	(2020=100)	(%)	(2015=100)		(%)		(%)
2020	100.0	(0.5)	100.0	0.5	115.5		(0.6)		4.0
2021	106.4	6.4	102.5	2.5	123.5		6.9		3.7
2022	115.3	8.4	107.7	5.1	130.7		5.8		2.9
2023	117.1	1.6	111.6	3.6	134.9		3.2		2.7
2024	119.1	1.7	114.2	2.3	N/A	(4)	N/A	(4)	2.8

(1)	Average for the year.
(2)	Nominal wage index of average earnings in the manufacturing industry.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office

In 2020, the inflation rate increased to 0.5%, primarily due to increases in agricultural and livestock product prices. In 2021, the inflation rate increased to 2.5%, primarily due to increases in agricultural and livestock product prices and oil prices. In 2022, the inflation rate increased to 5.1%, primarily due to increases in agricultural and livestock product prices and oil prices. In 2023, the inflation rate decreased to 3.6%, primarily due to a slower rate of increase in the prices of agricultural and livestock products and oil. Based on preliminary data, in 2024, the inflation rate decreased to 2.3% despite increases in agricultural and livestock product prices, primarily due to a slower rate of increase in the prices of personal services, electricity, gas, water and processed goods and, to a lesser extent, a decrease in oil prices. Based on preliminary data, the inflation rate was 2.1% in the first quarter of 2025.

In 2020, the unemployment rate increased to 4.0%, primarily due to the COVID-19 pandemic. In 2021, the unemployment rate decreased to 3.7%, reflecting a gradual recovery of the Korean economy from the COVID-19 pandemic. In 2022, the unemployment rate decreased to 2.9%, reflecting a gradual recovery of the Korean economy from the COVID-19 pandemic. In 2023, the unemployment rate decreased to 2.7%, primarily due to an increase in the number of workers employed in the service industry. Based on preliminary data, in 2024, the unemployment rate increased to 2.8%, primarily due to a decrease in the number of workers employed in the manufacturing and construction sectors. Based on preliminary data, the unemployment rate was 3.4% in the first quarter of 2025.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 62% and 65% over the past decade. Literacy among workers under 50 is almost universal. As of

December 31, 2024, the economically active population of the Republic was 29.4 million and the number of employees was 28.6 million.

The following table shows selected employment information by industry and by gender:

	2020	2021	2022	2023	2024
	(all figures in percentages, except as indicated)
Labor force (in thousands of persons)	26,904	27,273	28,089	28,416	28,576
Employment by Industry:
Agriculture, Forestry and Fishing	5.4	5.3	5.4	5.3	5.2
Mining and Manufacturing	16.3	16.1	16.1	15.7	15.6
S.O.C & Services	78.3	78.6	78.5	79.0	79.2
Electricity, Transport, Communication and Finance	11.8	12.3	12.4	12.5	12.9
Business, Private & Public Service and Other Services	38.0	38.6	39.0	39.4	39.6
Construction	7.5	7.7	7.6	7.4	7.2
Wholesale & Retail Trade, Hotels and Restaurants	21.0	20.0	19.6	19.6	19.4

Total Employed	100.0	100.0	100.0	100.0	100.0

Employment by Gender:
Male	57.2	57.0	56.7	56.1	55.7
Female	42.8	43.0	43.3	43.9	44.3

Total Employed	100.0	100.0	100.0	100.0	100.0

Source: The Bank of Korea

Pursuant to certain amendments to the Labor Standards Act that became effective on July 1, 2018, the maximum working hours of employees have been reduced from 68 hours per week to 52 hours per week, and the number of special industries that are exempt from restrictions on maximum working hours will be significantly reduced. This new maximum working hours restriction under the amended Labor Standards Act is in effect for workplaces with 300 or more workers from July 1, 2018, and has been extended to workplaces with 50 or more but fewer than 300 workers from January 1, 2020, and has been further extended to workplaces with five or more but fewer than 50 workers from July 1, 2021.

Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occurs from time to time in the Republic. Some of the significant incidents in recent years include the following:

•	In October, November and December 2020, unionized workers at GM Korea went on partial strikes during wage and collective agreement negotiations.

•	In November and December 2020, unionized workers at Kia went on partial strikes demanding higher wages, performance-based incentives and other benefits.

•

In November and December 2021, unionized workers at Hankook Tire & Technology, one of Korea’s largest tire makers, went on a full strike demanding higher wages and performance-based incentive payments.

•

In 2021, unionized workers at CJ Logistics, one of Korea’s largest freight transportation companies, went on a series of partial strikes and demonstrations, demanding higher wages commensurate with increases in parcel delivery fees.

•

In June and November 2022, unionized truck drivers across various industries went on nationwide strikes demanding that a minimum pay system based on freight rates be made permanent and expanded in scope.

•	In 2022, subcontracted workers of Daewoo Shipping and Marine Engineering went on a full strike demanding higher wages.

•	In September 2023, the National Railroad Workers’ Union went on strike demanding improved pay and working conditions and an expansion of the KTX bullet train services.

•	In November 2023, unionized Seoul subway workers went on strike in protest of the city-run Seoul Metro’s bid to downsize its workforce.

•

In early 2024, thousands of doctors went on strike to protest the Government’s plans to increase the number of medical school admissions, and to demand higher pay and reductions in their workload, among others.

•	In December 2024, the National Railroad Workers’ Union and Seoul Subway Workers’ Union went on strike demanding increased pay and improved working conditions.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party, or the UPP, in December 2011. In October 2012, the UPP split and seven UPP members of the National Assembly and their supporters formed a new party, the Progressive Justice Party, which changed its name to the Justice Party in July 2013. In December 2014, the Constitutional Court ordered the dissolution of the UPP and the removal of the party’s five lawmakers from the National Assembly for violating the Republic’s Constitution after certain of its members were convicted of trying to instigate an armed rebellion and supporting North Korea. In the legislative general election held on April 13, 2016, the Justice Party won six seats in the National Assembly, and the members-elect began their four-year terms on May 30, 2016. As of December 31, 2024, the Justice Party did not hold any seat in the National Assembly.

Population and Birthrate

Both the population and birthrate in the Republic have been declining for most of the recent past. The population has decreased by 1.2% from 2020 to 2024, and the birthrate has decreased by 10.7% over the same period.

The following table shows the population and birthrate of the Republic:

	2020	2021	2022	2023	2024
Population (in thousands of persons)	51,829	51,639	51,439	51,325	51,217
Birthrate (percentage)(1)	0.84	0.81	0.78	0.72	0.75	(2)

(1)	Represents the average number of children a woman gives birth to over her lifetime.
(2)	Preliminary.

Source: Ministry of the Interior and Safety; Korea National Statistical Office

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act, or the FSCMA, under which various industry-based capital markets regulatory systems were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements.

Prior to the effective date of the FSCMA, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Trading Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the FSCMA attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the FSCMA categorizes capital markets-related businesses into six different functions as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, the Financial Investment Businesses).

Accordingly, all financial businesses relating to financial investment products are classified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the FSCMA, derivative businesses conducted by securities companies and future companies are subject to the same regulations, at least in principle.

The banking business and the insurance business are not subject to the FSCMA and will continue to be regulated under separate laws; provided, however, that they are subject to the FSCMA if their activities involve any Financial Investment Businesses requiring a license based on the FSCMA.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2024, there were seven nationwide banks, five regional banks, three internet-only banks and 33 foreign banks with branches operating in the Republic.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include (i) The Korea Development Bank, (ii) The Export-Import Bank of Korea, (iii) Industrial Bank of Korea, (iv) SuHyup Bank and (v) NongHyup Bank. The Government has made capital contributions to three of these specialized banks as follows:

•

The Korea Development Bank: the Government owns directly all of its paid-in capital and has made capital contributions since its establishment in 1954. Recent examples include the Government’s contributions to its capital of ~~W~~2,103 billion in 2020, ~~W~~1,121 billion in 2021, ~~W~~1,265 billion in 2022, ~~W~~775 billion in 2023 and ~~W~~2,185 billion in 2024. Taking into account these capital contributions, its total paid-in capital was ~~W~~26,317 billion as of December 31, 2024.

•

The Export-Import Bank of Korea: the Government owns, directly and indirectly, all of its paid-in capital and has made capital contributions since its establishment in 1976. Recent examples include the Government’s contributions to its capital of ~~W~~578 billion in 2020, ~~W~~299 billion in 2021, ~~W~~25 billion in 2022, ~~W~~2,000 billion in 2023 and ~~W~~2,100 billion in 2024. Taking into account these capital contributions, its total paid-in capital was ~~W~~16,873 billion as of December 31, 2024.

•

Industrial Bank of Korea: the Government directly owned 59.5% of its total shares (including common and preferred shares) as of December 31, 2024. The Government had owned all of the issued share capital of Industrial Bank of Korea until 1994, but the Government’s minimum share ownership requirement was repealed in 1997, and the Government has since periodically adjusted its ownership percentage in Industrial Bank of Korea through transactions involving the purchase and sale of its common shares. In 2020, Industrial Bank of Korea issued an aggregate of 161,507,381 new common shares to the Government for a total of ~~W~~1,266 billion in cash. In November 2020, Industrial Bank of Korea acquired from the Government and cancelled an aggregate of 44,847,038 perpetual preferred shares that it had previously issued to the Government. In May 2021, Industrial Bank of Korea issued and sold 5,636,227 new ordinary shares to the Government for an aggregate consideration of ~~W~~49 billion in cash. Taking into account such transactions, its total paid-in capital was ~~W~~4,211 billion as of December 31, 2024.

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing assets that more closely followed international standards.

The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks as of the dates indicated.

	Total Loans	Non-Performing Assets(1)	Percentage of Total

	(trillions of won)		(percentage)
December 31, 2020	2,171.7	13.9	0.6
December 31, 2021	2,371.9	11.8	0.5
December 31, 2022	2,532.4	10.1	0.4
December 31, 2023	2,629.0	12.5	0.5
December 31, 2024(2)	2,799.1	14.8	0.5

(1)	Assets classified as substandard or below.
(2)	Preliminary.

Source: Financial Supervisory Service

In 2020, these banks posted an aggregate net profit of ~~W~~12.1 trillion, compared to an aggregate net profit of ~~W~~13.9 trillion in 2019, primarily due to increased loan loss provisions. In 2021, these banks posted an aggregate net profit of ~~W~~16.9 trillion, compared to an aggregate net profit of ~~W~~12.1 trillion in 2020, primarily due to the significant amount of gains recognized by The Korea Development Bank in connection with the exercise of its right to convert its convertible bonds issued by HMM Company Limited into common shares, which took place in June 2021, and to a lesser extent, increased net interest income and decreased loan loss provisions. In 2022, these banks posted an aggregate net profit of ~~W~~18.5 trillion, compared to an aggregate net profit of ~~W~~16.9 trillion in 2021, primarily due to increased net interest income reflecting the rise in interest rates during 2022. In 2023, these banks posted an aggregate net profit of ~~W~~21.2 trillion, compared to an aggregate net profit of ~~W~~18.5 trillion in 2022, primarily due to an increase in net interest income, which was offset in part by an increase in loan loss provisions. Based on preliminary data, in 2024, these banks posted an aggregate net profit of ~~W~~22.4 trillion, compared to an aggregate net profit of ~~W~~21.2 trillion in 2023, primarily due to a decrease in loan loss provisions, which was offset in part by an increase in non-operating expenses.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

As of December 31, 2024, 79 mutual savings banks, 22 life insurance institutions, which include joint venture life insurance institutions and wholly-owned subsidiaries of foreign life insurance companies, and eight credit card companies operated in the Republic.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short-term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Trading Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three major markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 30, 2020	2,873.5
January 29, 2021	2,976.2
February 26, 2021	3,013.0
March 31, 2021	3,061.4
April 30, 2021	3,147.9
May 31, 2021	3,203.9
June 30, 2021	3,296.7
July 30, 2021	3,202.3
August 31, 2021	3,199.3
September 30, 2021	3,068.8
October 29, 2021	2,970.7
November 30, 2021	2,839.0
December 30, 2021	2,977.7
January 28, 2022	2,663.3
February 28, 2022	2,699.2
March 31, 2022	2,757.7
April 29, 2022	2,695.1
May 31, 2022	2,685.9
June 30, 2022	2,332.6
July 29, 2022	2,451.5
August 31, 2022	2,472.1
September 30, 2022	2,155.5
October 31, 2022	2,293.6
November 30, 2022	2,472.5
December 29, 2022	2,236.4
January 31, 2023	2,425.1
February 28, 2023	2,412.9
March 31, 2023	2,476.9
April 28, 2023	2,501.5
May 31, 2023	2,577.1
June 30, 2023	2,564.3
July 31, 2023	2,632.6
August 31, 2023	2,556.3
September 27, 2023	2,465.1
October 31, 2023	2,278.0
November 30, 2023	2,535.3
December 28, 2023	2,655.3
January 31, 2024	2,497.1
February 29, 2024	2,642.4
March 29, 2024	2,746.6
April 30, 2024	2,692.1
May 31, 2024	2,636.5
June 28, 2024	2,797.8
July 31, 2024	2,770.7
August 30, 2024	2,674.3
September 30, 2024	2,593.3
October 31, 2024	2,556.2
November 29, 2024	2,455.9
December 30, 2024	2,399.5
January 31, 2025	2,517.4
February 28, 2025	2,532.8
March 31, 2025	2,481.1
April 30, 2025	2,556.6
May 30, 2025	2,697.7

Over the years, liquidity and credit concerns and volatility in the global financial markets have led to fluctuations in the stock prices of Korean companies. In recent years, there was significant volatility in the stock prices of Korean companies due to deteriorating market conditions domestically and abroad. The index was 3,079.6 on June 26, 2025.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Supervisory Service. The Financial Supervisory Service acts as the executive body of the Financial Services Commission. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Economy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to ~~W~~50 million per person regardless of the amount deposited, although such limit is expected to be increased to ~~W~~100 million per person through an amendment to the Depositor Protection Act of Korea and the Presidential Decree thereof, which is expected to become effective by September 2025.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of insured financial institutions to which the insurance scheme would apply and gradually increased the insurance premium rates applicable to insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate”, the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

The Bank of Korea lowered its policy rate to 1.5% from 1.75% on July 18, 2019 and to 1.25% from 1.5% on October 16, 2019 to address the sluggishness of the global and domestic economy. On March 16, 2020, The Bank of Korea further lowered its policy rate to 0.75% from 1.25%, which was further lowered to 0.5% on May 28, 2020, in response to deteriorating economic conditions resulting from the COVID-19 pandemic. However, as the economy began to show signs of recovery from the COVID-19 pandemic starting from the second half of 2021,

The Bank of Korea raised its policy rate from 0.50% to 0.75% on August 26, 2021, 1.00% on November 25, 2021 and 1.25% on January 14, 2022. Subsequently, in response to rising levels of household debt and inflationary pressures, The Bank of Korea continued to raise its policy rate, to 1.50% on April 14, 2022, 1.75% on May 26, 2022, 2.25% on July 13, 2022, 2.50% on August 25, 2022, 3.00% on October 12, 2022, 3.25% on November 24, 2022 and 3.50% on January 13, 2023. More recently, however, The Bank of Korea began to lower its policy rate, to 3.25% on October 11, 2024, 3.00% on November 28, 2024, 2.75% on February 25, 2025 and 2.50% on May 29, 2025 in response to weak economic conditions in the Republic.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2020	2021	2022	2023	2024

	(billions of Won)
Money Supply (M1)(1)	1,197,828.9	1,372,336.6	1,236,983.3	1,246,196.4	1,297,881.8
Quasi-money(2)	2,002,006.8	2,241,351.0	2,521,252.2	2,658,356.2	2,862,473.9
Money Supply (M2)(3)	3,199,835.7	3,613,687.6	3,758,235.5	3,904,552.6	4,160,355.7
Percentage Increase Over Previous Year	9.8%	12.9%	4.0%	3.9%	6.6%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.
(2)

Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.

(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Economy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Economy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1993, 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Economy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions”. The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Service introduced the Standards for Risk Management of Foreign Exchange Derivatives Transactions to the Enforcement Rules for Supervision of Banking Business to prevent over-hedging of foreign exchange risk by corporate investors. According to the standards as amended in October 2023, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a currency forward, currency option, foreign exchange swap or currency swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a currency forward, currency option, foreign exchange swap or currency swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 31, 2020	1,088.0
January 29, 2021	1,114.6
February 26, 2021	1,108.4
March 31, 2021	1,133.5
April 30, 2021	1,119.4
May 31, 2021	1,116.0
June 30, 2021	1,130.0
July 30, 2021	1,147.4
August 31, 2021	1,164.4
September 30, 2021	1,184.9
October 29, 2021	1,171.7
November 30, 2021	1,193.4
December 31, 2021	1,185.5
January 28, 2022	1,202.4
February 28, 2022	1,202.7
March 31, 2022	1,210.8
April 29, 2022	1,269.4
May 31, 2022	1,245.8
June 30, 2022	1,299.4
July 29, 2022	1,304.0
August 31, 2022	1,347.5
September 30, 2022	1,434.8
October 31, 2022	1,419.3
November 30, 2022	1,331.5
December 30, 2022	1,267.3
January 31, 2023	1,228.7
February 28, 2023	1,317.4
March 31, 2023	1,303.8
April 28, 2023	1,339.9
May 31, 2023	1,322.2
June 30, 2023	1,312.8
July 31, 2023	1,280.0
August 31, 2023	1,321.4
September 27, 2023	1,344.8
October 31, 2023	1,352.8
November 30, 2023	1,289.0
December 29, 2023	1,289.4
January 31, 2024	1,330.6
February 29, 2024	1,334.0
March 29, 2024	1,346.8
April 30, 2024	1,378.7
May 31, 2024	1,376.5
June 28, 2024	1,389.2
July 31, 2024	1,384.6
August 30, 2024	1,335.3
September 30, 2024	1,319.6
October 31, 2024	1,383.3
November 29, 2024	1,394.7
December 31, 2024	1,470.0
January 31, 2025	1,433.3
February 28, 2025	1,439.6
March 31, 2025	1,466.5
April 30, 2025	1,438.5
May 30, 2025	1,381.4

During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The exchange rate between the Won and the U.S. Dollar has fluctuated since then. In recent years, the value of the Won relative to the U.S. dollar depreciated significantly, due primarily to the COVID-19 pandemic, the Russia-Ukraine war and ensuing sanctions against Russia, the escalating hostilities in the Middle East following the Israel-Hamas war as well as in light of the ongoing Iran-Israel conflict and, more recently, the political situation in Korea following the declaration of martial law by former President Yoon in December 2024 that led to his impeachment and subsequent removal in April 2025 and the election of Mr. Lee Jae-myung as President in June 2025, among others. The market average exchange rate was Won 1,360.9 to US$1.00 on June 26, 2025.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2020	2021	2022	2023	2024(4)

	(millions of dollars)
Current Account	75,902.2	85,228.2	25,828.6	32,821.7	99,042.9
Goods	80,604.8	75,730.9	15,620.0	37,657.7	100,126.9
Exports(2)	517,909.3	649,475.2	694,324.1	643,577.2	696,196.1
Imports(2)	437,304.5	573,744.3	678,704.1	605,919.5	596,069.2
Services	(14,670.1)	(5,286.7)	(7,253.1)	(26,824.1)	(23,701.6)
Income	13,486.9	19,444.9	20,347.1	26,249.3	26,619.3
Current Transfers	(3,519.4)	(4,660.9)	(2,885.4)	(4,261.2)	(4,001.7)
Capital and Financial Account	80,996.4	78,335.3	27,063.2	32,129.1	95,512.1
Capital Account	(386.3)	(155.3)	0.7	47.1	303.3
Financial Account(3)	81,382.7	78,490.6	27,062.5	32,082.0	95,208.8
Net Errors and Omissions	5,866.8	(6,582.3)	1,233.2	(786.8)	(4,137.4)

(1)

Figures are prepared based on the sixth edition of the Balance of Payment Manual published by International Monetary Fund in December 2010 and implemented by the Government in December 2013. In December 2018, The Bank of Korea revised the Republic’s balance of payments information to capture new economic activities and reflect the changes in raw data.

(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.
Source:	The Bank of Korea

The current account surplus in 2023 increased to US$32.8 billion in 2023 from the current account surplus of US$25.8 billion in 2022, primarily due to an increase in surplus from the goods account, as well as an increase in surplus from the income account, the effects of which were offset in part by an increase in deficit from the services account. Based on preliminary data, the current account surplus in 2024 increased to US$99.0 billion in 2024 from the current account surplus of US$32.8 billion in 2023, primarily due to an increase in surplus from the goods account and a decrease in deficit from the services account. Based on preliminary data, the Republic’s current account surplus in the first quarter of 2025 increased to US$19.3 billion from the current account surplus of US$16.5 billion in the corresponding period of 2024, primarily due to an increase in surplus from the income account, which was offset in small part by a decrease in surplus from the goods account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations that provide a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2020	2021	2022	2023	2024(2)

	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	14.5	18.1	22.3	23.5	26.7
Merger & Acquisition	6.2	11.4	8.1	9.2	7.9

Total	20.7	29.5	30.4	32.7	34.6

Actual Investment	11.5	17.9	18.2	19.5	14.8

(1)	Includes building new factories and operational facilities.
(2)	Preliminary.

Source: Ministry of Trade, Industry and Energy

In 2023, the contracted and reported amount of foreign direct investment in the Republic increased to US$32.7 billion from US$30.4 billion in 2022, primarily due to an increase in foreign investment in the services sector to US$17.8 billion in 2023 from US$16.6 billion in 2022.

Based on preliminary data, in 2024, the contracted and reported amount of foreign direct investment in the Republic increased to US$34.6 billion from US$32.7 billion in 2023, primarily due to an increase in foreign investment in the manufacturing sector to US$14.5 billion in 2024 from US$11.9 billion in 2023.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2020	2021	2022	2023	2024

	(billions of dollars)
North America
U.S.A.	5.3	5.3	8.7	6.1	5.2
Others	3.5	1.6	5.8	6.5	5.5

	8.8	6.9	14.5	12.6	10.7
Asia
Japan	0.8	1.2	1.5	1.3	6.1
Hong Kong	1.1	0.6	0.4	1.2	1.0
Singapore	2.3	4.2	3.2	2.7	2.4
China	2.0	1.9	1.5	1.6	5.8
Others	0.4	1.2	0.5	1.8	1.0

	6.6	9.1	7.1	8.6	16.3
European Union
Ireland	0.0	1.8	0.1	0.0	0.0
Netherlands	0.6	1.0	4.9	1.1	0.9
Germany	0.5	2.8	0.5	0.2	0.3
France	0.2	0.2	0.2	1.2	0.9
Others	2.7	6.2	1.8	3.7	3.0

	4.0	12.0	7.5	6.2	5.1
Other regions and countries	1.3	1.5	1.3	5.3	2.5

Total	20.7	29.5	30.4	32.7	34.6

Source: Ministry of Trade, Industry and Energy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(1)	As % of GDP(2)	Balance of Trade	Exports as % of Imports

	(billions of dollars, except percentages)
2020	512.5	29.4%	467.6	26.8%	44.9	109.6
2021	644.4	33.2%	615.1	31.7%	29.3	104.8
2022	683.6	38.0%	731.4	40.7%	(47.8)	93.5
2023	632.2	34.3%	642.6	34.8%	(10.4)	98.4
2024(3)	683.7	36.5%	632.1	33.7%	51.6	108.2

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods includes insurance and freight cost.

(2)	At current market prices.
(3)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy. See “—The Economy—Worldwide Economic and Financial Difficulties”.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2020	As % of 2020 Total	2021	As % of 2021 Total	2022	As % of 2022 Total	2023	As % of 2023 Total	2024(2)	As % of 2024 Total(2)

	(billions of dollars, except percentages)
Foods & Consumer Goods	8.6	1.7	9.8	1.5	10.4	1.5	10.7	1.7	11.6	1.7
Raw Materials and Fuels	32.1	6.3	51.4	8.0	75.1	11.0	62.6	9.9	60.9	8.9
Petroleum & Derivatives	24.7	4.8	38.8	6.0	63.3	9.3	52.4	8.3	50.7	7.4
Others	7.4	1.4	12.6	2.0	11.8	1.7	10.2	1.6	10.2	1.5
Light Industrial Products	32.4	6.3	35.3	5.5	35.2	5.1	33.4	5.3	34.2	5.0
Heavy & Chemical Industrial Products	439.3	85.7	547.9	85.0	563.0	82.4	525.5	83.1	577.0	84.4
Electronic & Electronic Products	178.5	34.8	221.8	34.4	224.2	32.8	181.1	28.6	231.0	33.8
Chemicals & Chemical Products	66.6	13.0	91.9	14.3	98.0	14.3	86.6	13.7	83.6	12.2
Metal Goods	39.6	7.7	52.6	8.2	55.3	8.1	49.8	7.9	48.2	7.0
Machinery & Precision Equipment	63.4	12.4	70.9	11.0	70.9	10.4	72.6	11.5	72.5	10.6
Transport Equipment	77.6	15.1	94.2	14.6	98.4	14.4	118.2	18.7	120.6	17.6
Passenger Cars	35.6	6.9	44.3	6.9	51.7	7.6	68.3	10.8	68.3	10.0
Ships & Boats	19.2	3.7	22.4	3.5	17.6	2.6	20.8	3.3	24.5	3.6
Others	22.8	4.4	27.5	4.3	29.2	4.3	29.1	4.6	27.8	4.1
Others	13.6	2.7	16.6	2.6	16.1	2.4	17.2	2.7	21.2	3.1

Total	512.5	100.0	644.4	100.0	683.6	100.0	632.2	100.0	683.7	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

Imports by Major Commodity Groups (C.I.F.)(1)

	2020	As % of 2020 Total	2021	As % of 2021 Total	2022	As % of 2022 Total	2023	As % of 2023 Total	2024(2)	As % of 2024 Total(2)

	(billions of dollars, except percentages)
Industrial Materials and Fuels	206.3	44.1	302.6	49.2	393.8	53.8	328.4	51.1	308.3	48.8
Crude Petroleum	44.5	9.5	67.0	10.9	106.0	14.5	86.2	13.4	85.4	13.5
Mineral	21.4	4.6	33.3	5.4	31.3	4.3	27.1	4.2	25.9	4.1
Chemicals	46.4	9.9	60.4	9.8	70.2	9.6	64.8	10.1	55.5	8.8
Iron & Steel Products	15.2	3.3	22.2	3.6	22.7	3.1	21.3	3.3	20.5	3.2
Non-ferrous Metal	11.7	2.5	18.4	3.0	19.5	2.7	15.9	2.5	15.9	2.5
Others	67.1	14.3	101.3	16.5	144.1	19.7	113.1	17.6	105.1	16.6
Capital Goods	177.1	37.9	212.8	34.6	228.9	31.3	211.5	32.9	222.3	35.2
Machinery & Precision Equipment	57.9	12.4	70.0	11.4	68.6	9.4	66.1	10.3	67.8	10.7
Electric & Electronic Machines	105.1	22.5	127.6	20.7	144.8	19.8	129.3	20.1	135.7	21.5
Transport Equipment	11.9	2.5	13.0	2.1	13.2	1.8	13.7	2.1	16.3	2.6
Others	2.3	0.5	2.2	0.4	2.3	0.3	2.4	0.4	2.5	0.4
Consumer Goods	84.2	18.0	99.6	16.2	108.7	14.9	102.7	16.0	101.4	16.0
Cereals	7.1	1.5	8.9	1.4	11.3	1.5	9.8	1.5	8.7	1.4
Goods for Direct Consumption	22.3	4.8	25.7	4.2	29.0	4.0	27.5	4.3	27.7	4.4
Durable Consumer Goods	34.9	7.5	42.2	6.9	42.8	5.9	40.7	6.3	40.4	6.4
Nondurable Consumer Goods	20.0	4.3	22.8	3.7	25.6	3.5	24.7	3.8	24.6	3.9

Total	467.6	100.0	615.1	100.0	731.4	100.0	642.6	100.0	632.1	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service

In 2020, the Republic recorded a trade surplus of US$44.9 billion. Exports decreased by 5.5% to US$512.5 billion in 2020 from US$542.2 billion in 2019, primarily due to a slowdown of the global economy resulting from the COVID-19 pandemic. Imports decreased by 7.1% to US$467.6 billion in 2020 from US$503.3 billion in 2019, primarily due to a decrease in oil prices, which also led to decreased unit prices of other major raw materials, as well as decreased domestic consumption, which were mainly attributed to the COVID-19 pandemic.

In 2021, the Republic recorded a trade surplus of US$29.3 billion. Exports increased by 25.7% to US$644.4 billion in 2021 from US$512.5 billion in 2020, primarily due to a recovery of the global economy from the COVID-19 pandemic. Imports increased by 31.5% to US$615.1 billion in 2021 from US$467.6 billion in 2020, primarily due to an increase in domestic consumption as well as an increase in oil prices, which also led to increased unit prices of other major raw materials.

In 2022, the Republic recorded a trade deficit of US$47.8 billion. Exports increased by 6.1% to US$683.6 billion in 2022 from US$644.4 billion in 2021, primarily due to an improvement in the domestic economic conditions of the Republic’s major trading partners. Imports increased by 18.9% to US$731.4 billion in 2022 from US$615.1 billion in 2021, primarily due to an increase in energy and commodity prices, which also led to increased unit prices of other major raw materials.

In 2023, the Republic recorded a trade deficit of US$10.4 billion. Exports decreased by 7.5% to US$632.2 billion in 2023 from US$683.6 billion in 2022, primarily due to a deterioration in the domestic economic conditions of the Republic’s major trading partners and a downturn in the semiconductor industry. Imports decreased by 12.1% to US$642.6 billion in 2023 from US$731.4 billion in 2022, primarily due to a decrease in energy and commodity prices, which also led to decreased unit prices of other major raw materials.

Based on preliminary data, in 2024, the Republic recorded a trade surplus of US$51.6 billion. Exports increased by 8.1% to US$683.7 billion in 2024 from US$632.2 billion in 2023, primarily due to a substantial growth in demand for semiconductor products globally and a general improvement in the domestic economic conditions of the Republic’s major trading partners. Imports decreased by 1.6% to US$632.1 billion in 2024 from US$642.6 billion in 2023, primarily due to a decrease in oil prices, which also led to decreased unit prices of other major raw materials.

Based on preliminary data, the Republic recorded a trade surplus of US$7.3 billion in the first quarter of 2025. Exports decreased by 2.1% to US$159.8 billion in the first quarter of 2025 from US$163.3 billion in the corresponding period of 2024, primarily due to a deterioration in the domestic economic conditions of the Republic’s major trading partners. Imports decreased by 1.4% to US$152.6 billion in the first quarter of 2025 from US$154.8 billion in the corresponding period of 2024, primarily due to a decrease in energy and commodity prices, which also led to decreased unit prices of other major raw materials.

The following table sets forth the Republic’s exports trading partners:

Exports

	2020	As % of 2020 Total	2021	As % of 2021 Total	2022	As % of 2022 Total	2023	As % of 2023 Total	2024(1)	As % of 2024 Total(1)

	(millions of dollars, except percentages)
China	132,565.4	25.9	162,913.0	25.3	155,789.4	22.8	124,817.7	19.7	133,036.3	19.5
United States	74,115.8	14.5	95,902.0	14.9	109,765.7	16.1	115,696.3	18.3	127,786.5	18.7
Japan	25,097.7	4.9	30,061.8	4.7	30,606.3	4.5	29,000.6	4.6	29,606.7	4.3
Hong Kong	30,653.8	6.0	37,467.1	5.8	27,651.2	4.0	25,193.6	4.0	35,022.8	5.1
Singapore	9,828.4	1.9	14,148.5	2.2	20,205.4	3.0	18,752.0	3.0	18,216.1	2.7
Vietnam	48,510.6	9.5	56,728.5	8.8	60,963.7	8.9	53,479.5	8.5	58,321.3	8.5
Taiwan	16,465.4	3.2	24,285.3	3.8	26,198.2	3.8	20,178.8	3.2	33,960.9	5.0
India	11,937.3	2.3	15,603.3	2.4	18,870.1	2.8	17,949.6	2.8	18,695.7	2.7
Indonesia	6,312.9	1.2	8,550.3	1.3	10,215.9	1.5	9,140.2	1.4	7,944.0	1.2
Mexico	8,241.0	1.6	11,290.2	1.8	12,654.2	1.9	12,222.0	1.9	13,607.2	2.0
Australia	6,188.5	1.2	9,750.5	1.5	18,753.0	2.7	17,791.4	2.8	15,593.1	2.3
Germany	9,576.1	1.9	11,109.9	1.7	10,067.7	1.5	10,317.1	1.6	9,037.9	1.3
Others(2)	133,005.1	26.0	166,590.0	25.9	181,844.0	26.6	177,687.0	28.1	182,863.1	26.7

Total	512,498.0	100.0	644,400.4	100.0	683,584.8	100.0	632,225.8	100.0	683,691.6	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service

The following table sets forth the Republic’s imports trading partners:

Imports

	2020	As % of 2020 Total	2021	As % of 2021 Total	2022	As % of 2022 Total	2023	As % of 2023 Total	2024(1)	As % of 2024 Total(1)

	(millions of dollars, except percentages)
China	108,884.6	23.3	138,628.1	22.5	154,576.3	21.1	142,857.3	22.2	139,867.8	22.1
Japan	46,023.0	9.8	54,642.2	8.9	54,711.8	7.5	47,656.5	7.4	47,898.7	7.6
United States	57,492.2	12.3	73,213.4	11.9	81,784.7	11.2	71,272.0	11.1	72,121.4	11.4
Saudi Arabia	15,979.6	3.4	24,271.3	3.9	41,640.3	5.7	32,762.5	5.1	31,502.2	5.0
Qatar	7,562.1	1.6	11,611.1	1.9	16,567.2	2.3	14,998.9	2.3	14,211.0	2.2
Australia	18,707.1	4.0	32,918.0	5.4	44,929.4	6.1	32,823.0	5.1	29,956.3	4.7
Germany	20,680.9	4.4	21,996.3	3.6	23,614.9	3.2	23,611.2	3.7	22,301.0	3.5
Kuwait	5,827.9	1.2	8,253.9	1.3	12,401.9	1.7	9,659.0	1.5	8,786.8	1.4
Taiwan	17,837.0	3.8	23,485.8	3.8	28,274.6	3.9	24,370.6	3.8	30,222.5	4.8
United Arab Emirates	5,692.7	1.2	7,318.7	1.2	15,492.8	2.1	16,422.8	2.6	17,988.2	2.8
Indonesia	7,594.7	1.6	10,725.1	1.7	15,734.9	2.2	12,145.9	1.9	12,569.0	2.0
Malaysia	8,892.6	1.9	10,456.2	1.7	15,249.1	2.1	15,237.1	2.4	13,982.0	2.2
Others(2)	146,458.4	31.3	197,573.3	32.1	226,391.8	31.0	198,755.3	30.9	190,693.1	30.2

Total	467,632.8	100.0	615,093.4	100.0	731,369.7	100.0	642,572.1	100.0	632,100.0	100.0

(1)	Preliminary.
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service

In recent years, the value of the Won relative to the U.S. dollar has depreciated significantly, in particular due to the impact of the COVID-19 pandemic, the Russia-Ukraine war and ensuing sanctions against Russia and the escalating hostilities in the Middle East following the Israel-Hamas war as well as in light of the ongoing Iran-Israel conflict and, more recently, the political situation in Korea following the declaration of martial law by former President Yoon in December 2024 that led to his impeachment and subsequent removal in April 2025 and the election of Mr. Lee Jae-myung as President in June 2025, among others. See “—The Economy—Worldwide Economic and Financial Difficulties”. An appreciation of the Won against the U.S. dollar increases the Won value of the Republic’s export sales and diminishes the price-competitiveness of export goods in foreign markets in U.S. dollar terms. However, it also decreases the cost of imported raw materials in Won terms and the cost in Won of servicing the Republic’s U.S. dollar-denominated debt. In general, when the Won appreciates, export dependent sectors of the Korean economy, including automobiles, electronics and shipbuilding, suffer from the resulting pressure on the price-competitiveness of export goods, which may lead to reduced profit margins and loss in market share, more than offsetting a decrease in the cost of imported raw materials. If the export dependent sectors of the Korean economy suffer reduced profit margins or a net loss, it could result in a material adverse effect on the Korean economy.

Since the Government announced its plans to pursue free trade agreements, or FTAs, in 2003, the Republic has entered into FTAs with key trading partners. The Republic has had bilateral FTAs in effect with Chile since 2004, Singapore since 2006, India since 2010, Peru since 2011, the United States since 2012, Turkey since 2013, Australia since 2014, Canada, China, New Zealand and Vietnam since 2015, Colombia since July 2016, the United Kingdom since January 2021, Israel and Cambodia since December 2022, Indonesia since January 2023 and the Philippines since 2024. The Republic is currently in negotiations with a number of other key trading partners. In addition, the Republic has had regional FTAs in effect with the European Free Trade Association since 2006, the Association of Southeast Asian Nations since 2009, the European Union since 2011, with each of Panama, Costa Rica, Guatemala, Honduras, El Salvador and Nicaragua since 2021 and with the Regional

Comprehensive Economic Partnership since 2022, and is currently negotiating additional regional FTAs. The Republic and Turkey have completed revisions to their bilateral FTA, which became effective in August 2018. The Republic and the United States have also completed revisions to their bilateral FTA, which became effective in January 2019.

Non-Commodities Trade Balance

The Republic had non-commodities trade deficits of US$4.7 billion in 2020, non-commodities trade surpluses of US$9.5 billion in 2021 and US$10.2 billion in 2022, and non-commodities trade deficits of US$4.8 billion in 2023. Based on preliminary data, the Republic had non-commodities trade deficits of US$1.1 billion in 2024.

Foreign Currency Reserves

The foreign currency reserves are external assets that are readily available to and controlled by monetary authorities for meeting balance of payments financing needs and for other related purposes. The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2020	2021	2022	2023	2024

	(millions of dollars)
Gold	$4,794.8	$4,794.8	$4,794.8	$4,794.8	$4,794.8
Foreign Exchange(1)	430,117.2	438,319.2	399,043.1	395,643.3	391,889.9

Total Gold and Foreign Exchange	434,912.0	443,114.0	403,837.9	400,438.1	396,684.7

Reserve Position at IMF	4,815.3	4,634.9	4,489.5	4,627.8	4,204.9
Special Drawing Rights	3,370.8	15,369.5	14,836.3	15,082.1	14,714.1

Total Official Reserves	$443,098.1	$463,118.4	$423,163.7	$420,147.9	$415,603.8

(1)	More than 95% of the Republic’s foreign currency reserves are comprised of convertible foreign currencies.

Source: The Bank of Korea; International Monetary Fund

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The Government’s foreign currency reserves increased to US$443.1 billion as of December 31, 2020 and US$463.1 billion as of December 31, 2021, primarily due to continued trade surpluses and capital inflows. The Government’s foreign currency reserves decreased to US$423.2 billion as of December 31, 2022, US$420.1 billion as of December 31, 2023 and US$415.6 billion as of December 31, 2024, however, primarily in relation to the depreciation of the Won against the U.S. dollar. The amount of the Government’s foreign currency reserve was US$404.6 billion as of May 30, 2025.

Government Finance

The Ministry of Economy and Finance prepares the Government budget and administers the Government’s finances.

Under the National Finance Act, the Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Economy and Finance and approved by the President of the Republic, to the National Assembly not later than 120 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

2023 budgeted revenues increased by 13.7% to ~~W~~588.6 trillion from ~~W~~517.7 trillion in 2022, led by an increase in budgeted tax revenues (including taxes on income, profits and capital gains). 2023 budgeted expenditures and net lending increased by 5.2% to ~~W~~601.6 trillion from ~~W~~571.8 trillion in 2022, led by increases in budgeted expenditures on revitalization of the economy. The 2023 budget anticipated a ~~W~~13.1 trillion budget deficit.

2024 budgeted revenues decreased by 2.6% to ~~W~~573.3 trillion from ~~W~~588.6 trillion in 2023, led by a decrease in budgeted tax revenues (including taxes on income, profits and capital gains). 2024 budgeted expenditures and net lending increased by 2.7% to ~~W~~617.7 trillion from ~~W~~601.6 trillion in 2023, led by increases in budgeted expenditures on revitalization of the economy. The 2024 budget anticipated a ~~W~~44.4 trillion budget deficit.

2025 budgeted revenues increased by 6.3% to ~~W~~609.4 trillion from ~~W~~573.3 trillion in 2024, led by increases in budgeted tax revenues (including taxes on income, profits and capital gains). 2025 budgeted expenditures and net lending increased by 2.2% to ~~W~~631.1 trillion from ~~W~~617.7 trillion in 2024, led by increases in budgeted expenditures on revitalization of the economy. The 2025 budget anticipated a ~~W~~21.7 trillion budget deficit.

Beginning in March 2020, the National Assembly approved a series of supplementary budgets as part of the Government’s efforts to mitigate adverse effects on the Korean economy resulting from the COVID-19 pandemic. See “—The Economy—Worldwide Economic and Financial Difficulties”. These supplementary budgets, which amounted to ~~W~~66.8 trillion in 2020, ~~W~~49.8 trillion in 2021 and ~~W~~78.9 trillion in 2022, were some of the largest of their kind drawn up in response to an outbreak of an infectious disease in Korea. The supplementary budgets were funded through the issuance of treasury bonds by the Government, The Bank of Korea’s unappropriated surplus and other surplus funds available to the Government, among others.

Any significant increase in additional spending measures may lead to a budget deficit for 2025, which could result in a deterioration in the Government’s fiscal position and an increase in borrowings.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	Actual					Budget
	2020	2021	2022	2023	2024(1)	2023	2024	2025(1)

	(billions of Won)
Total Revenues	446,628	537,619	588,332	543,586	560,088	588,577	573,261	609,351
Current Revenues	443,694	534,999	585,325	539,887	556,112	584,672	569,507	601,063
Total Tax Revenues	360,129	422,182	479,384	432,989	429,335	486,573	459,643	478,925
Taxes on income, profits and capital gains	148,622	184,509	232,319	196,253	179,929	236,860	203,425	215,074
Social security contributions	74,583	78,104	83,444	88,918	92,802	86,116	92,329	96,496
Tax on property	22,735	31,392	27,696	25,311	24,243	27,815	24,149	22,473
Taxes on goods and services	91,047	99,840	105,828	97,008	105,610	107,760	110,503	115,619
Taxes on international trade and transaction	7,059	8,227	10,324	7,288	6,972	10,724	8,907	8,409
Other tax	16,084	20,110	19,773	18,211	19,778	17,299	20,330	20,855
Non-Tax Revenues	83,565	112,818	105,941	106,898	126,787	98,099	109,864	122,138
Operating surpluses of departmental enterprise sales and property income	33,571	56,664	47,459	42,537	56,969	36,492	41,432	51,959
Administration fees & charges and non-industrial sales	9,929	10,865	11,434	12,428	12,787	12,470	13,357	13,913
Fines and forfeits	23,583	26,993	28,276	29,752	32,997	27,816	30,829	31,107
Contributions to government employee pension fund	13,876	14,918	16,348	18,149	19,988	18,480	20,322	21,196
Current revenue of non-financial public enterprises	2,606	3,378	2,425	4,032	4,046	2,842	3,925	3,964
Capital Revenues	2,934	2,620	3,007	3,700	3,966	3,905	3,754	8,288
Total Expenditures and Net Lending	517,781	568,113	652,902	580,354	603,609	601,629	617,664	631,091
Total Expenditures	489,966	538,034	622,997	559,707	580,113	584,587	593,643	615,040
Current Expenditures	455,098	502,191	585,593	523,270	542,859	545,493	553,669	576,081
Expenditure on goods and service	79,460	88,144	89,759	90,389	93,217	94,966	98,053	97,971
Interest payment	14,452	15,431	18,481	22,362	26,310	21,726	24,968	27,530
Subsidies and other current transfers	357,295	395,826	473,661	405,733	417,643	424,353	425,078	445,013
Current expenditure of non-financial public enterprises	3,891	2,790	3,692	4,785	5,688	4,449	5,570	5,567
Capital Expenditures	34,868	35,842	37,404	36,437	37,254	39,094	39,974	38,959
Net Lending	27,815	30,079	29,905	20,647	23,496	17,042	24,021	16,051

(1)	Preliminary.

Source: Ministry of Economy and Finance; The Bank of Korea; Korea National Statistical Office

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2020, the Republic recorded total revenues of ~~W~~446.6 trillion and total expenditures and net lending of ~~W~~517.8 trillion. The Republic had a fiscal deficit of ~~W~~71.2 trillion in 2020.

For 2021, the Republic recorded total revenues of ~~W~~537.6 trillion and total expenditures and net lending of ~~W~~568.1 trillion. The Republic had a fiscal deficit of ~~W~~30.5 trillion in 2021.

For 2022, the Republic recorded total revenues of ~~W~~588.3 trillion and total expenditures and net lending of ~~W~~652.9 trillion. The Republic had a fiscal deficit of ~~W~~64.6 trillion in 2022.

For 2023, the Republic recorded total revenues of ~~W~~543.6 trillion and total expenditures and net lending of ~~W~~580.4 trillion in 2023. The Republic had a fiscal deficit of ~~W~~36.8 trillion in 2023.

Based on preliminary data, the Republic recorded total revenues of ~~W~~560.1 trillion and total expenditures and net lending of ~~W~~603.6 trillion in 2024. The Republic had a fiscal deficit of ~~W~~43.5 trillion in 2024.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2023 amounted to approximately ~~W~~1,102.1 trillion, an increase of 5.6% over the previous year.

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2024 amounted to approximately ~~W~~1,150.9 trillion, an increase of 4.4% over the previous year.

The Ministry of Economy and Finance administers the national debt of the Republic.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. dollars, the estimated outstanding direct external debt of the Government as of December 31, 2024:

Direct External Debt of the Government

	Amount in Original Currency	Equivalent Amount in U.S. Dollars(1)

	(millions)
US$	US$ 6,525.0	US$	6,525.0
Euro (EUR)	EUR 1,400.0		1,455.9

Total		US$	7,980.9

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2024.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2020	808,941.0
2021	927,865.2
2022	1,021,574.4
2023	1,080,844.4
2024	1,128,191.5

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2020	2021	2022	2023	2024

	(billions of Won)
Domestic	12,490.0	10,930.0	10,620.0	10,460.0	10,960.0
External(1)	—	—	—	—	—

Total	12,490.0	10,930.0	10,620.0	10,460.0	10,960.0

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Liabilities

The following tables set out certain information regarding the Republic’s external liabilities calculated under the criteria based on the sixth edition of the Balance of Payment Manual published by the International Monetary Fund in December 2010 and implemented by the Government in December 2013. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external liabilities.

	December 31,
	2020	2021	2022	2023	2024(1)

	(billions of dollars)
Long-term Liabilities	390.6	465.6	499.3	531.9	523.2
General Government	119.4	144.4	153.2	170.8	160.6
Monetary Authorities	15.0	35.9	25.0	22.5	23.4
Banks	112.2	128.1	146.8	147.6	137.0
Other Sectors	144.0	157.2	174.2	190.9	202.1
Short-term Liabilities	160.1	165.1	174.0	140.7	146.9
General Government	2.1	1.6	3.9	1.6	2.5
Monetary Authorities	10.8	9.7	4.7	3.9	3.3
Banks	122.0	124.3	129.7	101.9	107.3
Other Sectors	25.2	29.6	35.6	33.3	33.8

Total External Liabilities	550.6	630.7	673.3	672.5	670.0

(1)	Preliminary.

Commitments to Assume Treasury Obligations

The Government may, if deemed necessary for recovery from disasters and calamities, make commitments to assume treasury obligations to the extent resolved by the National Assembly each fiscal year. In such cases, such commitments shall be executed in accordance with the procedures for spending reserve funds within general accounts.

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2024
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2014-001	June 10, 2014	June 10, 2044	4.125	USD	1,000,000,000		1,000,000,000
2017-001	January 19, 2017	January 19, 2027	2.750	USD	1,000,000,000		1,000,000,000
2018-001	September 20, 2018	September 20, 2028	3.500	USD	500,000,000		500,000,000
2018-002	September 20, 2018	September 20, 2048	3.875	USD	500,000,000		500,000,000
2019-001	June 19, 2019	June 19, 2029	2.500	USD	1,000,000,000		1,000,000,000
2020-001	September 16, 2020	September 16, 2030	1.000	USD	625,000,000		625,000,000
2020-002	September 16, 2020	September 16, 2025	0.000	EUR	700,000,000		700,000,000
2021-001	October 15, 2021	October 15, 2026	0.000	EUR	700,000,000		700,000,000
2021-002	October 15, 2021	October 15, 2031	1.750	USD	500,000,000		500,000,000
2024-001	July 3, 2024	July 3, 2029	4.500	USD	1,000,000,000		1,000,000,000

Total External Bonds in Original Currencies						USD	6,525,000,000
						EUR	1,400,000,000

Total External Bonds in Equivalent Amount of Won(1)						~~W~~	11,731,930,000,000

(1)

U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ~~W~~1,470.0, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR 1.00 to ~~W~~1,528.7, the market average exchange rate in effect on December 31, 2024, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

None.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2024
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	0.750-5.750	2006-2024	2025-2074	1,047,874.2
Interest-Bearing Treasury Bond for National Housing I	1.000-1.750	2015-2024	2020-2029	79,100.9
Interest-Bearing Treasury Bond for National Housing II	0.0	2009-2017	2019-2029	1.9
Interest-Bearing Treasury Bond for National Housing III	—	—	—	0
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	0	1967-1985	—	9.4

Total Bonds				1,126,986.5

2. Borrowings
Borrowings from The Bank of Korea	—	—	—	0
Borrowings from the Sports Promotion Fund	2.875-3.665	2023-2024	2025-2029	960.0
Borrowings from The Korea Foundation Fund	—	—	—	0
Borrowings from the Labor Welfare Promotion Fund	2.920-2.935	2024	2025	50.0
Borrowings from Korea Technology Finance Corporation	2.870-3.100	2024	2026	195.0
Borrowings from the Credit Guarantee Fund for Agriculture, Forestry and Fisheries Suppliers	—	—	—	0
Borrowings from the Government Employees’ Pension Fund	—	—	—	0
Borrowings from the Film Industry Development Fund	—	—	—	0
Borrowings from the Korea Credit Guarantee Fund	—	—	—	0
Borrowings from the Housing Finance Credit Guarantee Fund	—	—	—	0
Borrowings from the Korea Infrastructure Credit Guarantee Fund	—	—	—	0

Total Borrowings				1,205.0

Total Internal Funded Debt				1,128,191.5

(1)	Interest Rates and Years of Original Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2024
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	—	—	—	0
Korea Student Aid Foundation	1.230-5.480	2011-2024	2025-2044	10,350.0
Supply Chain Resilience Fund	2.820-2.960	2024	2026-2027	400.0
Key Industry Stabilization Fund	1.450-2.190	2020-2021	2025	210.0

Total Internal Guaranteed Debt				10,960.0

E. Others

Commitments to Assume Treasury Obligations

The Government may, if deemed necessary for recovery from disasters and calamities, make commitments to assume treasury obligations to the extent resolved by the National Assembly each fiscal year. In such cases, such commitments shall be executed in accordance with the procedures for spending reserve funds within general accounts.

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities;

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean laws concerning prescriptive periods for filing claims, as generally interpreted, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and three years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities, without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations; and

•

rank without any preference among themselves and equally with all of our other unsecured and unsubordinated obligations. It is understood that this provision shall not be construed so as to require us to make payments under the debt securities ratably with payments being made under our any other debt securities.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our Long-Term External Indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities. “Long-Term External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic and which has a final maturity of one year or more from its date of issuance.

We may, however, create or permit a security interest:

•	in favor of the Government or The Bank of Korea or any other agency or instrumentality of or controlled by the Government;

•

arising from, or any deposit or other arrangement made or entered into in connection with, the sale, assignment or other disposition or the discounting of any of our notes or receivables, or any other transaction in the ordinary course of our business; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity.

Events of Default

Each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.

Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount, except in any such case where such External Indebtedness or guarantee is being contested in good faith by appropriate proceedings.

4.	Moratorium/Default:

•	we declare a general moratorium on the payment of our External Indebtedness, including obligations under guarantees;

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated;

•	we are wound up or dissolved; or

•	we cease to conduct the banking business.

6.	Failure of Support: the Republic fails to provide financial support for us as required under Article 37 of the KEXIM Act as of the date of the debt securities of such series.

7.	Control of Assets: the Republic ceases to control us (directly or indirectly).

8.	IMF Membership/World Bank Membership: the Republic ceases to be a member in good standing of the IMF or the International Bank for Reconstruction and Development (World Bank).

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities); provided that if any such additional debt securities are not fungible with the outstanding series of debt securities for U.S. federal income tax purposes, they will be issued under a separate CUSIP or other identifying number. We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•

the terms of the debt securities purchasable upon exercise of the warrants, as described above under “Description of the Securities—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our board of directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel has informed us that there is doubt regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws. The enforcement of U.S.-court judgments against us may be affected or limited by the general principle of good morals and other social order and the general principle of good faith and fairness provided in the Civil Code of Korea. The courts of Korea will recognize as a valid judgment and enforce any judgment obtained in a U.S. court without re-examination of the merits; provided, that (a) such judgment was finally and conclusively given by a court having valid jurisdiction in accordance with the international jurisdiction principles under Korean law and applicable treaties, (b) we were duly served with service of process (otherwise than by publication or similar means) in sufficient time to enable us to prepare our defense in conformity with applicable laws or responded to the action without being served with process, (c) in light of the substance of such judgment and the procedures of litigation, recognition of such judgment is not contrary to the public policy of Korea, and (d) judgments of the courts of Korea are accorded reciprocal treatment in the jurisdiction of the court which had issued such judgment or the requirements for the recognition of a foreign judgment in the jurisdiction of the court which had issued such judgment are neither manifestly inequitable nor substantially different in material respects from the requirements for recognition of a foreign judgment in Korea.

We have appointed the Chief Representative of our New York Representative Office, Ms. Jin Yi, and a Senior Representative of our New York Representative Office, Mr. Seyoung Kim, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Representative Office is located at 460 Park Avenue, 8th Floor, New York, NY 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Economy and Finance of Korea must receive a report with respect to the issuance by us of debt securities having a maturity of more than one year (if the issue amount is more than US$50 million or the equivalent thereof) in accordance with the Foreign Exchange Transactions Act of Korea and the Enforcement Decree and regulations promulgated thereunder. After issuance of debt securities outside the Republic, we are required to notify the Minister of Economy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax considerations applies to you so long as you are not:

•	a resident of Korea;

•	a company having its head office, principal place of business or place of effective management in Korea, or a Korean company; or

•	engaging in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under the Special Tax Treatment Control Law, or the STTCL, when we make payments of interest to you on the debt securities, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein; provided that the debt securities are deemed to be foreign currency denominated bonds issued outside of Korea for the purpose of the STTCL.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of a debt security, provided that the disposition does not involve a transfer of the debt security to a Korean resident (or the Korean permanent establishment of a non-resident). In addition, the STTCL exempts you from Korean taxation on any capital gains that you earn from the transfer of the debt securities outside of Korea; provided that the offering of the debt securities such as foreign currency-denominated bonds is deemed to be an overseas issuance for the purpose of the STTCL. If you sell or otherwise dispose of debt securities to a Korean resident and such disposition or sale is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates at the lower of 22% (including local income surtax) of net gain (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) or 11% (including local income surtax) of gross sale proceeds with respect to transactions, unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of a debt security, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “Tax Treaties” below.

With respect to computing the above-mentioned 22% withholding taxes (including local income surtax) on net gain, please note that there is no provision under relevant Korean law for offsetting gains and losses or otherwise aggregating transactions for the purpose of computing the net gain attributable to sales of the debt securities. The purchaser of the debt securities or, in the case of the sale of the debt securities through a securities company in Korea, the securities company through which such sale is effected, is required under Korean law to withhold the applicable amount of Korean tax and make payment thereof to the relevant Korean tax authority. Unless you, as the seller, can either claim the benefit of an exemption or a reduced rate of tax under an applicable tax treaty or produce satisfactory evidence of your acquisition cost and certain direct transaction costs in relation to the debt securities being sold, the purchaser or the securities company, as applicable, must withhold an amount equal to 11% of the gross sale proceeds. Any withheld tax must be paid no later than the tenth day of the month following the month in which the payment for the purchase of the relevant debt securities occurred. Failure to timely transmit the withheld tax to the Korean tax authorities technically subjects the purchaser or the securities company to penalties under Korean tax laws.

Inheritance Tax and Gift Tax

If you die while domiciled in Korea, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities, wherever located, that you own at the time of death. Furthermore, regardless of where you are domiciled when you die, Korean inheritance tax will be imposed upon the transfer by succession of any of the debt securities you own that are located in Korea at the time of death. Similarly, if you give the debt securities as a gift to any other person, the donee will be subject to Korean gift tax, based on where the donee or you are domiciled or where the debt securities are located at the time that you make the gift. The amount, if any, of the applicable inheritance or gift tax imposed in specific cases depends on the value of the debt securities (or other property) and the identities of the parties involved.

Under Korean inheritance and gift tax laws, debt securities issued by Korean companies are deemed to be located in Korea irrespective of where they are physically located or by whom they are owned.

Stamp Duty

You will not be subject to any Korean stamp duty, registration duty or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Based on an administrative interpretation issued in April 2019, we believe any payments of interest on and principal amount of the debt securities (or the issued price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency and issued by us are not subject to withholding tax, provided that the debt securities are deemed to be foreign currency denominated bonds issued outside of Korea for the purpose of the STTCL. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hong Kong, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 16.5%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under the heading “Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company through which the transfer of the debt securities is effected, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at normal rates.

In addition, subject to certain exceptions, in order to receive the benefit of a tax exemption available under any applicable tax treaty, you may also be required to submit to the payer of such Korean source income an application for tax exemption under a tax treaty, together with documents evidencing that you are a beneficial owner of such Korean source income, or the Beneficial Owner Evidencing Documents, which include, in principle, a certificate as to your country of tax residence. In the event (a) a party claiming the benefits of a tax treaty is a non-Korean corporation (excluding the instance where the payment is received by an overseas investment vehicle as described below) and (b) the total amount of tax applicable for the tax exemption under the tax treaty is ~~W~~1 billion or more (including the instance where the total amount of tax previously exempted by the tax treaty is ~~W~~1 billion or more for the past one year from the last day of the month in which the payment of such Korean source income is made), then such corporation will be required to submit (a) the names and addresses of the members of the board of directors, (b) the personal details of shareholders and the status of their current equity holdings (provided that, if there are more than 100 shareholders, the non-resident holder may instead provide a statement showing the total number of shareholders and the aggregate investment amount from each country) and (c) financial statements (including all accompanying schedules), tax returns or the audit reports submitted to the country of its tax residence for the immediately preceding three years (or, if the entity has been in existence for less than three years, for the period from its incorporation to the day before the date of application) to the payer of such Korean source income, in addition to the certificate of tax residency, as part of the Beneficial Owner Evidencing Documents. Subject to certain exceptions, Korean tax laws also require an overseas investment vehicle, or an OIV, (which is defined as an organization established in a foreign jurisdiction that manages funds collected through investment solicitation by way of acquiring, disposing or otherwise investing in proprietary targets and then distributes the outcome of such management to investors) to obtain the application for tax exemption from the beneficial owners together with the Beneficial Owner Evidencing Documents of the beneficial owner and submit a report of OIV to the payer, together with a detailed statement on the beneficial owner of the income and the obtained application for exemption and the Beneficial Owner Evidencing Documents from the beneficial owner. The payer of such Korean source income, in turn, will be required to submit such exemption application to the relevant district tax office in Korea by the ninth day of the month following the date of the first payment of such income. Even if the beneficial owner was unable to receive the benefit of a tax exemption due to his or her failure to timely submit such application, the beneficial owner may still receive the tax treaty benefits by claiming a tax refund with evidentiary documents to the relevant tax office within five years from the eleventh day of the month following the month during which the payment of such income occurred. Furthermore, the Corporation Income Tax Law, or the CITL, and Individual Income Tax Law, or the IITL, require the beneficial owner to submit an application for entitlement to a preferential tax rate together with evidence of tax residence (including a certificate of tax residence of the beneficial owner issued by a competent authority of the country of tax residence of the beneficial owner) to a withholding obligor paying Korean source income in order to benefit from the available reduced tax rate pursuant to the relevant tax treaty. Subject to certain exceptions, the CITL and IITL also require an OIV to obtain the application for entitlement to a preferential tax rate together with evidence of tax residence (including a certificate of tax residence of the beneficial owner issued by a competent authority of the country of tax residence of the beneficial owner) from the beneficial owners and submit a report of OIV to the withholding obligor, together with a detailed statement on the beneficial owner of the income.

Due to recent amendment to the Korean tax laws, OIVs may be regarded as beneficial owners of Korean sourced income in certain situations. Pursuant to such amendment, OIVs may be treated as beneficial owners of Korean sourced income if one of the following conditions are met: (i) the OIV is subject to taxation in the jurisdiction in which it has been established and is eligible for non-taxation, tax exemption or reduced tax rates under the relevant tax treaty on its Korean sourced income; (ii) the OIV is treated as the beneficial owner to its

Korean sourced income under the relevant tax treaty and is eligible for non-taxation, tax exemption or reduced tax rates under the relevant tax treaty on its Korean sourced income; or (iii) the OIV is unable to confirm its list of beneficial owners investing in the OIV (if only a portion of the beneficial owners are confirmed, applies with respect to the remaining unconfirmed list of beneficial owners). OIVs that are not regarded as foreign “corporations” for purposes of the Korean tax law may be recognized as beneficial owners if one of the above conditions (ii) or (iii) are met. Further, OIVs that meet condition (iii) would be subject to the default statutory withholding tax rate under the Korean tax laws and the treaty withholding rates under relevant tax treaties would not apply even though the OIVs are deemed to be beneficial owners to Korean source income.

At present, Korea has not entered into any tax treaties regarding inheritance or gift tax.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. You will be a U.S. holder if you are the beneficial owner of a debt security and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•

a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes or as a part of a “synthetic security” or other integrated financial transaction;

•	an entity taxed as a partnership or a partner therein;

•	a tax exempt organization;

•	U.S. expatriates;

•	nonresident alien individuals present in the United States for more than 182 days in a taxable year; or

•	a United States person whose functional currency for tax purposes is not the U.S. dollar.

This summary is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. This discussion does not address U.S. state, local and non-U.S. tax consequences, the Medicare tax on certain investment income, special timing rules prescribed under section 451(b) of the Code or any alternative minimum tax.

This summary deals only with debt securities that are properly treated as indebtedness for U.S. federal income tax purposes. This summary does not discuss tax considerations relevant to the ownership and disposal of bearer securities. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest and Additional Amounts

Payments or accruals of “qualified stated interest” (as defined below) on a debt security, and additional amounts, if any (i.e., without reduction for Korean withholding taxes, determined utilizing the appropriate Korean withholding tax rate applicable to you), but excluding any pre-issuance accrued interest, will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual method holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual method holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the U.S. Internal Revenue Service, or the IRS. If you are an accrual method holder, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to pre-issuance accrued interest will generally not be includable in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date the U.S. Holder acquired the debt security and the first interest payment date. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Subject to generally applicable limitations and conditions, Korean interest withholding tax paid at the appropriate rate applicable to the U.S. holder may be eligible for credit against such U.S. holder’s U.S. federal income tax liability. These generally applicable limitations and conditions include requirements adopted by the IRS in regulations promulgated in December 2021, and any Korean tax will need to satisfy these requirements in order to be eligible to be a creditable tax for a U.S. holder. In the case of a U.S. holder that consistently elects to apply a modified version of these rules under temporary guidance and complies with specific requirements set forth in such guidance, the Korean tax on interest will be treated as meeting the requirements and therefore as a creditable tax. In the case of all other U.S. holders, the application of these requirements to the Korean tax on interest is uncertain and we have not determined whether these requirements have been met. If the Korean interest tax is not a creditable tax or you do not elect to claim a foreign tax credit for any foreign income taxes, you may be able to deduct the Korean tax in computing your taxable income for U.S. federal income tax purposes. Interest and additional amounts will constitute income from sources without the United States and, if you elect to claim foreign tax credits, generally will constitute “passive category income” for foreign tax credit purposes.

The availability and calculation of foreign tax credits and deductions for foreign taxes depend on a U.S. holder’s particular circumstances and involve the application of complex rules to those circumstances. The temporary guidance discussed above also indicates that the Treasury and the IRS are considering proposing amendments to the December 2021 regulations and that the temporary guidance can be relied upon until additional guidance is issued that withdraws or modifies the temporary guidance. You should consult your tax advisers regarding the application of these rules to your particular situations.

Purchase, Sale and Retirement of Debt Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you use the cash method of tax accounting, or if you are an accrual method holder that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. federal income tax purposes generally will be the U.S. dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount of the foreign currency that you received on the debt security at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available for accrual method holders in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual U.S. holders. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. However, any such foreign currency gain or loss (including any foreign currency gain or loss with respect to the receipt of accrued but unpaid interest) will be realized only to the extent of total gain or loss realized on the sale or retirement. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Under the foreign tax credit requirements adopted by the IRS in regulations promulgated in December 2021, a U.S. holder generally will not be entitled to credit any Korean tax imposed on the sale or other disposition of the debt securities against such U.S. holder’s U.S. federal income tax liability, except in the case of a U.S. holder that consistently elects to apply a modified version of the U.S. foreign tax credit rules that is permitted under temporary guidance and complies with the specific requirements set forth in such guidance. Additionally, capital gain or loss recognized by a U.S. holder on the sale or other disposition of the debt securities generally will be U.S. source gain or loss for U.S. foreign tax credit purposes. Consequently, even if the Korean tax qualifies as a creditable tax, a U.S. holder may not be able to credit the tax against its U.S. federal income tax liability unless such credit can be applied (subject to generally applicable conditions and limitations) against tax due on other income treated as derived from foreign sources. If the Korean tax is not a creditable tax, the tax would reduce the amount realized on the sale or other disposition of the debt securities even if the U.S. holder has elected to claim a foreign tax credit for other taxes in the same year. The temporary guidance discussed above also indicates that the U.S. Department of the Treasury and the IRS are considering proposing amendments to the December 2021 regulations and that the temporary guidance can be relied upon until additional guidance is issued that withdraws or modifies the temporary guidance. U.S. holders should consult their own tax advisors regarding the application of the foreign tax credit rules to a sale or other disposition of the debt securities and any Korean tax imposed on such sale or disposition.

Original Issue Discount

If we issue debt securities at a discount from their “stated redemption price at maturity”, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the “stated redemption price at maturity” of the debt securities multiplied by the number of whole years to their maturity (the “de minimis threshold”), the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their “stated redemption price at maturity” will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by us, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain U.S. Treasury regulations, or the OID regulations. You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you may have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that Original Issue Discount Debt Security for all days during the taxable year that you own the Original Issue Discount Debt Security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the Original Issue Discount Debt Security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)

multiplying the “adjusted issue price” (as defined below) of the Original Issue Discount Debt Security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (as defined below) of the Original Issue Discount Debt Security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the Original Issue Discount Debt Security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the Original Issue Discount Debt Security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the Original Issue Discount Debt Security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the Original Issue Discount Debt Security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of an Original Issue Discount Debt Security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the Original Issue Discount Debt Security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis in respect of all other premium or market discount debt securities that you hold.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating that foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under the caption “Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the Original Issue Discount Debt Security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain of the debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Debt securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase debt securities with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

If a debt security provides for a scheduled accrual period that is longer than one year (for example, as a result of a long initial period on a debt security with interest that is generally paid on an annual basis), then stated interest on the debt security will not qualify as “qualified stated interest” under the OID Regulations. As a result, the debt security would be an Original Issue Discount Debt Security. In that event, among other things, if you are a cash-method U.S. holder you will be required to accrue stated interest on the debt security under the rules for original issue discount described above, and regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue original issue discount that would otherwise fall under the de minimis threshold.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the short-term debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the short-term debt security during the period you held the short-term debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the short-term debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the short-term debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the short-term debt security at the time of acquisition (i.e., all amounts payable on the short-term debt security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year).

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Guarantees

A description of the tax consequences of an investment in guarantees will be provided in the applicable prospectus supplement.

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Information Reporting and Backup Withholding

Information returns are required to be filed with the IRS in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number to the withholding agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person. The amount of any backup withholding from a payment to a United States or non-United States person will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Information with Respect to Foreign Financial Assets

Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the debt securities) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders who fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. You should consult your tax advisors regarding the possible application of these rules to your investment in the debt securities, including the application of the rules to your particular circumstances.

Reportable Transactions

A U.S. taxpayer that participates in a “reportable transaction” will be required to disclose its participation to the IRS. Under the relevant rules, if the debt securities are denominated in a foreign currency, a U.S. holder may be required to treat a foreign currency exchange loss from the debt securities as a reportable transaction if this loss exceeds the relevant threshold in the regulations ($50,000 in a single taxable year, if the U.S. holder is an individual or trust, or higher amounts for other non-individual U.S. holders), and to disclose its investment by filing IRS Form 8886 with the IRS. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. You are urged to consult your tax advisors regarding the application of these rules.

Foreign Account Tax Compliance Act

We or a non-U.S. financial institution through which payments are made may be required pursuant to the Foreign Account Tax Compliance Act, or FATCA, to collect and provide to the IRS or another tax authority substantial information regarding investors in debt securities. As such, holders may be required to provide information and tax documentation regarding their tax identities as well as that of their direct and indirect owners. Moreover, we, any paying agents, and other financial institutions through which payments are made, may be required to withhold U.S. tax at a 30% rate on “foreign passthru payments” (a term not yet defined) paid to an investor who does not provide information sufficient for the institution to determine whether the investor is a United States person or should otherwise be treated as holding a “United States account” of the institution, or to an investor that is, or holds the debt securities directly or indirectly through, a non-U.S. financial institution that is not in compliance with FATCA. Under a grandfathering rule, this withholding tax will not apply unless the debt securities are issued or materially modified after the date that is six months after the date on which final U.S. Treasury Regulations defining the term “foreign passthru payment” are filed with the U.S. Federal Register.

By purchasing the debt securities, U.S. holders agree to provide an IRS form W-9, and whatever other information may be necessary for us to comply with these reporting obligations. If an amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the debt securities as a result of an investor’s failure to comply with these rules, neither we nor any paying agent nor any other person would be required to pay additional amounts with respect to any debt securities as a result of the deduction or withholding of such tax. You should consult your tax advisors on how FATCA may apply to payments you receive under the debt securities.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities or warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities or warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for, us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Ms. Jin Yi, Chief Representative of our New York Representative Office, and Mr. Seyoung Kim, Senior Representative of our New York Representative Office. The address of our New York Representative Office is 460 Park Avenue, 8th Floor, New York, NY 10022. The authorized representative of the Republic in the United States is Mr. Munkyu Park, Financial Attaché, Korean Consulate General in New York, located at 460 Park Avenue, 9th Floor, New York, NY 10022.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chairman and President, in his official capacity, has supplied the information set forth under “The Export-Import Bank of Korea” (except for the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Economy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Export-Import Bank of Korea—Business—Government Support and Supervision” and “The Republic of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

The separate financial statements of The Export-Import Bank of Korea as of and for the years ended December 31, 2024 and 2023 have been included in this prospectus in reliance upon the report of KPMG Samjong Accounting Corp., independent auditor, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	declines in consumer confidence and a slowdown in consumer spending including as a result of higher levels of market interest rates;

•

political uncertainty or increasing strife among or within political parties in Korea following the declaration of martial law by former President Yoon in December 2024 that led to his impeachment and subsequent removal in April 2025 and the election of Mr. Lee Jae-myung as President in June 2025;

•	the occurrence of severe health epidemics in Korea or other parts of the world, including the COVID-19 pandemic, swine or avian flu, Ebola or Middle East respiratory syndrome;

•

hostilities, political or social tensions involving Russia (including the Russia-Ukraine war and the ensuing actions that the United States and other countries have taken or may take in the future, such as the imposition of sanctions against Russia) and the resulting adverse effects on the global supply of oil and other natural resources and the global financial markets;

•

adverse conditions or developments in the economies of countries and regions that are important export markets for Korea, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere, including as a result of the deterioration of economic and trade relations among such countries or impositions of significant tariffs by any such country and increased uncertainties in the global financial markets and industry;

•	disruptions in the global supply chain for raw materials, natural resources, consumer goods, rare earth minerals, component parts and other supplies, including semiconductors;

•	interest rate fluctuations as well as perceived or actual changes in policy rates, or other monetary and fiscal policies set forth, by the U.S. Federal Reserve, Korea and other central banks;

•	rising inflationary pressures leading to increases in the costs of goods and services and a decrease in purchasing power;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar or the Euro exchange rates or revaluation of the Chinese Yuan), interest rates, inflation rates or stock markets;

•	difficulties in the financial sectors and increased sovereign default risks in select countries and the resulting adverse effects on the global financial markets;

•

a substantial decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs, which, together, would lead to an increased Government budget deficit as well as an increase in the Government’s debt;

•	a continuing rise in the level of household debt and increasing delinquencies and credit defaults by retail and small- and medium-sized enterprise borrowers in Korea;

•	substantial changes in the market prices of Korean real estate;

•	investigations of large Korean business groups and their senior management for possible misconduct;

•	the economic impact of any pending or future free trade agreements or of any changes to existing free trade agreements;

•

the imposition of significant tariffs on the Republic’s exports by any of the Republic’s major export markets, such as the imposition of a 25% tariff on the Republic’s exports to the United States announced in April 2025, which has since been paused for a period of 90 days;

•	shortages of imported raw materials, natural resources, rare earth minerals or component parts due to disruptions to the global supply chain;

•	social and labor unrest;

•	financial problems or lack of progress in the restructuring of Korean business groups, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities or corporate governance issues at certain Korean companies;

•	increases in social expenditures to support an aging population in Korea or decreases in economic productivity due to the declining population size in Korea;

•	a continued decrease in the population and birthrates in Korea;

•	geopolitical uncertainty and risk of further attacks by terrorist groups around the world;

•

a deterioration in economic or diplomatic relations between Korea and its trading partners or allies, including deterioration resulting from territorial or trade disputes or disagreements in foreign policy;

•	natural or man-made disasters that have a significant adverse economic or other impact on Korea or its major trading partners;

•

hostilities or political or social tensions involving countries in the Middle East (including those resulting from the hostilities in the Middle East following the Israel-Hamas war as well as in light of the ongoing Iran-Israel conflict) and Northern Africa and any material disruption in the supply of oil or sudden changes in the price of oil; and

•	an increase in the level of tensions or an outbreak of hostilities between North Korea and Korea or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov. Our Internet address is http://www.koreaexim.go.kr/he/index.

HEAD OFFICE OF THE BANK

38 Eunhaeng-ro

Yeongdeungpo-gu

Seoul 07242

Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Yulchon LLC Parnas Tower, 38F Teheran-ro, Gangnam-gu Seoul 06164 Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 Korea

LEGAL ADVISORS TO THE UNDERWRITERS

as to U.S. law

Linklaters LLP

22nd Floor, Center One Building

26, Eulji-ro 5gil, Jung-gu

Seoul 04539

Korea

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

152 Tehran-ro, Gangnam-gu

Seoul 06236

Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542

LONDON LISTING AGENT

Cleary Gottlieb Steen & Hamilton LLP

2 London Wall Place

London EC2Y 5AU

England

LUXEMBOURG LISTING AGENT

Arendt & Medernach SA

41A, Avenue John F. Kennedy

L-2082 Luxembourg

Grand Duchy of Luxembourg